                                                 File Pursuant To Rule 424(b)(5)
                                                      Registration No. 333-80109

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 20, 1999        KEYCORP LOGO

                                 $1,000,000,000

                       KEYCORP STUDENT LOAN TRUST 1999-B

                       KEY BANK USA, NATIONAL ASSOCIATION
                           Seller and Master Servicer

                        FLOATING RATE ASSET-BACKED NOTES
                    FLOATING RATE ASSET-BACKED CERTIFICATES
                            ------------------------

SECURITIES OFFERED

     - classes of notes and certificates listed in the table below.

ASSETS

     - student loans

     - certain student loans guaranteed by federal or private guarantors

CREDIT ENHANCEMENT

     - class A notes

          - subordination of class M notes and certificates

          - reserve account

     - class M notes

          - subordination of certificates

          - reserve account

     - certificates

          - reserve account

You should carefully consider the risk factors beginning on page S-10 of this prospectus supplement and page 6 of the prospectus.

The securities are obligations only of the trust and are payable solely from the student loans and other assets of the trust. The initial principal balance of the student loans will be less than the initial principal balance of the securities. The securities are not guaranteed by any person. The securities are not bank deposits.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                                ORIGINAL                                                                               PROCEEDS
                               PRINCIPAL           INTEREST RATE         FINAL MATURITY   PRICE TO    UNDERWRITING      TO THE
                                 AMOUNT             (PER ANNUM)               DATE        PUBLIC(1)     DISCOUNT      SELLER(1)
                             --------------   ------------------------   --------------   ---------   ------------   ------------
Class A-1 Notes............  $  280,000,000   three month LIBOR plus       August 2007       100%         0.185%           99.815%
                                              0.28% per annum(2)
Class A-2 Notes............  $  625,000,000   three month LIBOR plus       August 2027       100%         0.350%           99.650%
                                              0.43% per annum(2)
Class M Notes..............  $   30,000,000   three month LIBOR plus       August 2029          (3)            (3)               (3)
                                              0.70% per annum(2)
Certificates...............  $   65,000,000   three month LIBOR plus     November 2036          (3)            (3)               (3)
                                              0.90% per annum(2)
Total......................  $1,000,000,000                                                                          $997,294,500(4)

---------------

(1) Plus accrued interest, if any, from September 30, 1999.

(2) Subject to an interest rate cap.

(3) Credit Suisse First Boston initially proposes to offer the Class M Notes and Certificates in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

(4) Includes expected proceeds from the sale of the Class M Notes and Certificates but before deducting expenses estimated to be $1,209,000.

Delivery of the securities will be made on or about September 30, 1999, against payment in immediately available funds.

CREDIT SUISSE FIRST BOSTON  MCDONALD INVESTMENTS
                                                       A KEYCORP COMPANY

                 Prospectus Supplement dated September 30, 1999

              YOU SHOULD RELY ON INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

              We provide information to you about the securities in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities and (2) this prospectus supplement, which describes the specific terms of your securities.

              UNTIL DECEMBER 29, 1999 ALL DEALERS THAT EFFECT TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS REQUIREMENT IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

              We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

                                TABLE OF CONTENTS

             PROSPECTUS SUPPLEMENT                                               PROSPECTUS

Summary of Terms...............................S-3           RISK FACTORS.........................................6
Risk Factors..................................S-10           INCORPORATION OF CERTAIN
Formation of the Trust........................S-20               DOCUMENTS BY REFERENCE .........................13
Use of Proceeds...............................S-22           FORMATION OF THE TRUSTS.............................13
The Master Servicer and the Sub-Servicers.....S-23           USE OF PROCEEDS.....................................15
The Financed Student Loan Pool................S-25           THE SELLER, THE ADMINISTRATOR, THE MASTER
Description of the Securities.................S-66                SERVICER AND THE SUB-SERVICERS.................15
Description of the Transfer and Servicing                    THE STUDENT LOAN POOLS..............................18
         Agreements...........................S-76           THE STUDENT LOAN FINANCING BUSINESS.................19
Income Tax Consequences......................S-100           WEIGHTED AVERAGE LIVES OF THE SECURITIES............47
ERISA Considerations.........................S-100           POOL FACTORS AND TRADING INFORMATION................50
Underwriting.................................S-102           DESCRIPTION OF THE NOTES............................50
Experts  ....................................S-104           DESCRIPTION OF THE CERTIFICATES.....................59
Legal Matters................................S-104           CERTAIN INFORMATION REGARDING THE SECURITIES........60
Index of Principal Terms.....................S-105           DESCRIPTION OF THE TRANSFER AND SERVICING
Appendix I Report of Independent Auditors......A-1                AGREEMENTS.....................................68
                                                             CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS..........87
                                                             INCOME TAX CONSEQUENCES.............................94
                                                             FEDERAL TAX CONSEQUENCES FOR TRUSTS
                                                                 FOR WHICH A PARTNERSHIP ELECTION
                                                                 IS MADE.........................................95
                                                             FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH
                                                                  ALL CERTIFICATES ARE RETAINED BY THE
                                                                  SELLER........................................105
                                                             PENNSYLVANIA STATE TAX CONSEQUENCES................105
                                                             ERISA CONSIDERATIONS...............................106
                                                             PLAN OF DISTRIBUTION...............................109
                                                             LEGAL MATTERS......................................110
                                                             INDEX OF PRINCIPAL TERMS...........................111

                                      S-1

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                           [INTENTIONALLY LEFT BLANK]

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                                SUMMARY OF TERMS

         This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, we recommend that you carefully read this entire prospectus supplement and the accompanying prospectus.

PRINCIPAL PARTIES

     THE TRUST
     -   KeyCorp Student Loan Trust 1999-B

     THE SELLER, MASTER SERVICER  AND ADMINISTRATOR
     -   Key Bank USA, National Association

     THE SUB-SERVICERS
     -   Pennsylvania Higher Education Assistance Agency
     -   Great Lakes Educational Loan Services, Inc.

     THE ELIGIBLE LENDER TRUSTEE
     -   Bank One, National Association

     THE INDENTURE TRUSTEE
     -   Bankers Trust Company

     THE GUARANTORS
     -   American Student Assistance
     -   California Student Aid Commission
     -   Educational Credit Management Corporation
     -   HEMAR Insurance Corporation of America
     -   Nebraska Student Loan Program
     -   New York State Higher Education Services
     -   Pennsylvania Higher Education Assistance Agency
     -   The Education Resources Institute, Inc.
     -   United Student Aid Funds, Inc.


DATES

     DISTRIBUTION DATES

         The 25th day of each February, May, August, and November or if the 25th is not a business day, the next business day. The first distribution date is February 25th, 2000.

         CUTOFF DATE
         -   September 1, 1999 for the initial pool 1 student loans
         -   September 27, 1999 for initial pool 2 student loans

         SUBSEQUENT CUTOFF DATE
         - The date specified in the related subsequent transfer agreement for subsequent pool 1 student loans, subsequent pool 2 student loans and certain other student loans

         STATISTICAL CUTOFF DATE
         - September 1, 1999 for the initial pool 1 student loans and initial pool 2 student loans
         - August 1, 1999 for the subsequent pool 1 student loans and subsequent pool 2 student loans

         CLOSING DATE
         On or about September 30, 1999.

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                                      S-3

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DESCRIPTION OF THE SECURITIES

     OFFERED SECURITIES
     -   Three classes of notes and one class of certificates
     - Original principal amounts and interest rates are on the cover page of this prospectus supplement
     - Securities issued in book-entry form through the Depository Trust Company, Cedelbank and the Euroclear System
     -   Minimum denominations of $1,000

     LIBOR INDEXED SECURITIES
     - The class A-1 notes, the class A-2 notes, the class M notes and the certificates.

     TREASURY BILL INDEXED SECURITIES
     -   None.

     INTEREST PAYMENTS
     - Each interest rate is subject to a maximum rate described in this prospectus supplement under the caption "Description of the Securities" herein.
     - Key Bank USA, National Association, will provide an interest rate cap for the benefit of the class A-1 notes, class A-2 notes, class M notes and certificates. The interest rate cap will eliminate the effect of the maximum rate on the interest rate of your securities. Your right to receive payments under the interest rate cap is not rated by any rating agency.
     -   Interest calculations
         -   actual/360 for the LIBOR indexed securities
         - actual/365 or 366 as applicable for the Treasury-Bill indexed securities
         - Interest not paid on a distribution date due to the effect of the maximum rate and not paid because of a default by the cap provider may be paid on future distribution dates as described in this prospectus supplement under the caption "Description of the Securities" herein.

PRINCIPAL PAYMENTS

Principal payments on the securities will be made on each distribution date in an amount described in this prospectus supplement under the caption "Description of the Securities" herein.

CREDIT ENHANCEMENT
     -   class A notes
         -   subordination of class M notes and certificates
         -   reserve account
     -   class M notes
         -   subordination of certificates
         -   reserve account
     -   certificates
         -   reserve account

PRIORITY OF PAYMENTS

On each distribution date, the indenture trustee will make the following distributions and deposits to the extent of available funds in the order indicated:

1.  to the master servicer certain fees;

2.  to the administrator, certain fees;

3. to the holders of the class A-1 and class A-2 notes, interest on a pro rata basis, subject to the maximum rate;

4. to the holders of the class M notes, interest, subject to the maximum rate;

5.  to the holders of the certificates, interest, subject to the maximum rate;

6. to the reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to a specified amount;

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                                      S-4

7.  to the holders of the notes, principal as follows:

    (a) first to the class A-1 notes until paid in full; and then (b) to the class A-2 notes until paid in full;

8. following the date on which the class A-2 notes have been paid in full, to the holders of the class M notes, principal until paid in full;

9. following the date on which the notes have been paid in full, to the holders of the certificates, principal;

10. to the holders of the class A-1 and class A-2 notes, interest due in excess of the maximum rate, if any, on a pro rata basis, to the extent not paid by the cap provider;

11. to the holders of the class M notes, interest due in excess of the maximum rate, if any, to the extent not paid by the cap provider;

12. to the holders of the certificates, interest due in excess of the maximum rate, if any, to the extent not paid by the cap provider;

13. to the cap provider, an amount sufficient to reimburse the cap provider for previous payments under the interest rate cap; and

14. to the seller, any remaining amounts.

If the interest rate on any class of securities for any interest period is capped at the maximum rate, the cap provider will be obligated to pay until the termination of the cap agreement the difference between interest that would have been due without giving effect to the maximum rate and interest due at the maximum rate.

FINAL MATURITY DATES

The unpaid principal amount of each class of securities will be payable in full on the applicable final maturity date listed on the cover page of this prospectus supplement.

AUCTION SALE

Any student loans remaining in the trust as of the end of the collection period immediately preceding the November 2009 distribution date will be offered for sale. The proceeds of any sale will be used to redeem your securities. The auction price must at least equal the unpaid principal amount of the securities, plus accrued and unpaid interest.

OPTIONAL PURCHASE

The seller may repurchase all remaining student loans when the principal balance of the pool of student loans is equal to 5% or less of the initial principal balance of the pool of the aggregate of the initial financed student loans and subsequent pool student loans.

TRUST PROPERTY

THE INITIAL STUDENT LOANS

The initial student loans consist of certain graduate and undergraduate student loans. The initial student loans consist of two separate pools--initial pool 1 and initial pool 2. Although all of the initial student loans will be sold to the trust on the closing date, each pool will have a different cutoff date.

Initial Pool 1

The initial pool 1 student loans have the characteristics set forth below as of September 1, 1999. Unless otherwise specified, percentages are of initial pool 1 principal balance (including certain interest accrued to be capitalized).

Aggregate Characteristics

     -   Aggregate principal
         amount:.........................$452,594,254.69
     -   Weighted average annual
         percentage rate:...........................7.67%

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                                      S-5

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     -   Weighted average original
         term:...............................212.12 mths
     -   Weighted average remaining
         term: ..............................184.20 mths

Guarantees

     -   Percent reinsured by the
         Department of Education..................43.10%
     -   Percent not reinsured by the
         Department of Education..................56.90%
     -   Percent guaranteed by federal
         guarantors...............................43.10%
         -   Percent guaranteed by the
             Pennsylvania Higher Education
             Assistance Agency....................19.38%
         -   Percent guaranteed by American
             Student Assistance...................13.38%
         -   Percent guaranteed by Nebraska
             Student Loan Program.................10.26%
          -  Percent guaranteed by Educational
             Credit Management Corporation.........0.04%
          -  Percent guaranteed by California
             Student Aid Commission................0.02%
          -  Percent guaranteed by New York
             State Higher Education Services
             Corporation...........................0.01%
          -  Percent guaranteed by United
             Student Aid Funds, Inc................0.02%
          -  Percent guaranteed by private
             guarantors...........................22.20%
          -  Percent guaranteed by The
             Educational Resources
             Institute, Inc.......................17.33%
          -  Percent guaranteed by HEMAR
             Insurance Corporation.................4.87%
          -  Percent not guaranteed by any party
             or reinsured by Department of
             Education............................34.70%

Initial Pool 2

The initial pool 2 student loans have the characteristics set forth below as of September 1, 1999. Unless otherwise specified, percentages are of initial pool 2 balance (including certain interest accrued to be capitalized).

Aggregate Characteristics

     -    Aggregate principal
          amount:....................$290,200,021.71
     -    Weighted average annual
          percentage rate: .....................7.49%
     -    Weighted average original term: ....218.46 mths
     -    Weighted average remaining
          term: ..............................189.28 mths

Guarantees

     -   Percent reinsured by the
         Department of Education...............66.22%
     -   Percent not reinsured by the
         Department of Education...............33.78%

     -   Percent guaranteed by federal
         guarantors............................66.22%
         -  Percent guaranteed by the
            Pennsylvania Higher Education
            Assistance Agency..................24.04%
         -  Percent guaranteed by American
            Student Assistance.................13.80%
         -  Percent guaranteed by Nebraska
            Student Loan Program...............28.15%
         -  Percent guaranteed by Educational
            Credit Management Corporation.......0.15%
         -  Percent guaranteed by California
            Student Aid Commission..............0.04%
         -  Percent guaranteed by New York
            State Higher Education Services
            Corporation.........................0.01%
         -  Percent guaranteed by United
            Student Aid Funds, Inc..............0.03%

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                                      S-6

--------------------------------------------------------------------------------

     -  Percent guaranteed by private
        guarantors.............................22.76%
          -  Percent guaranteed by The
             Educational Resources
             Institute, Inc....................18.40%
          -  Percent guaranteed by HEMAR
              Insurance Corporation.............4.36%

     -   Percent not guaranteed by any party
         or reinsured by Department of
         Education.............................11.02%

SUBSEQUENT POOL STUDENT LOANS

The subsequent pool student loans consist of certain graduate and undergraduate student loans to be purchased by the trust by no later than December 24, 1999 from funds on deposit in the pre-funding account. The subsequent pool student loans consist of two separate pools--subsequent pool 1 and subsequent pool 2. Each of the subsequent pools may be purchased by the trust on different dates and may have different cutoff dates.

Subsequent Pool 1

The subsequent pool 1 student loans have the characteristics set forth below as of August 1, 1999. Unless otherwise specified, percentages are of subsequent pool 1 balance (including certain interest accrued to be capitalized).

Aggregate Characteristics

     -    Aggregate principal
          amount:.........................$121,603,388.55
     -    Weighted average annual
          percentage rate: ..........................6.96%
     -    Weighted average original
          term:....................................184.31 mths
     -    Weighted average remaining
          term: ...................................169.30 mths

     -    Percent reinsured by the
          Department of Education...................59.49%
     -    Percent not reinsured by the
          Department of Education...................40.51%

Guarantees

     -   Percent guaranteed by federal
         guarantors.................................59.49%
         -   Percent guaranteed by American
             Student Assistance.....................31.01%

         -   Percent guaranteed by California
             Student Aid Commission.................25.15%
         -   Percent guaranteed by New York
             State Higher Education Services
             Corporation.............................0.71%
         -   Percent guaranteed by United
             Student Aid Funds, Inc..................2.61%

     -   Percent guaranteed by private
         guarantors.................................40.51%
         -    Percent guaranteed by The
              Educational Resources
              Institute, Inc.......................40.51%

     -   Percent not guaranteed by any
         party or reinsured by Department
         of Education.................................0%

Subsequent Pool 2

The subsequent pool 2 student loans have the characteristics set forth below as of August 1, 1999. Unless otherwise specified, percentages are of subsequent pool 2 balance (including certain interest accrued to be capitalized).

Aggregate Characteristics

     -   Aggregate principal
         amount:.........................$53,599,136.40
     -   Weighted average annual
         percentage rate: .........................7.59%
     -   Weighted average original
         term:...................................199.33 mths
     -   Weighted average remaining
         term: ..................................178.91 mths

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                                      S-7

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Guarantees

     -   Percent reinsured by the
         Department of Education..................54.34%
     -   Percent not reinsured by the
         Department of Education..................45.66%

     -   Percent guaranteed by federal
         guarantors...............................54.34%
         -    Percent guaranteed by the
              Pennsylvania Higher Education
              Assistance Agency...................26.38%
         -    Percent guaranteed by American
              Student Assistance..................27.96%

     -   Percent guaranteed by private
         guarantors...............................41.51%
         -    Percent guaranteed by The
              Educational Resources
              Institute, Inc......................41.51%

     -   Percent not guaranteed by any party
         or reinsured by Department of
         Education.................................4.15%

PRE-FUNDING ACCOUNT

There will be a pre-funding account of approximately $235,202,525. The trust expects to use those amounts (1) on or prior to December 24, 1999, to purchase subsequent pool 1 student loans and subsequent pool 2 student loans, and (2) on or prior to October 31, 2001, to purchase consolidation loans and serial loans, to pay capitalized interest on the pool of student loans and to pay advances for certain fees related to the student loans.

THE RESERVE ACCOUNT

There will be a reserve account to cover servicing fees, administration fees, interest on the notes and, except as described under "Description of the Transfer and Servicing Agreements -Credit Enhancement" herein, interest on the class M notes and the certificates. The reserve account will also be used to make principal payments on the securities in the same order of priority as described above under "Priority of Payments", generally to the extent realized losses on the financed student loans during any collection period exceed excess interest available to be distributed as principal on the securities. Amounts on deposit in the reserve account also will be available, if necessary, to pay principal on each class of securities on its respective final maturity date.
Initially, the amount in the reserve account will be approximately $17,500,000. On each distribution date, any available funds remaining after making all prior required distributions will be deposited into the reserve account up to the specified reserve account balance.

TAX STATUS

Thompson Hine & Flory LLP, as federal tax counsel to the trust, is of the opinion that (1) the trust will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes and (2) the notes will be characterized as debt for federal income tax purposes. Each noteholder, by accepting a note, will agree to treat the notes as indebtedness.
Kirkpatrick & Lockhart LLP, as Pennsylvania tax counsel to the trust, is of the opinion that the same characterizations of the notes and the trust would apply for Pennsylvania state income tax purposes as for federal income tax purposes.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations" herein the notes are eligible for purchase by employee benefit plans.

The certificates may not be acquired by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Internal Revenue Code of 1986, as amended or by any other entity that is deemed to hold assets of such plan or arrangement.

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                                      S-8

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RATINGS

At least two nationally recognized rating agencies (each a "Rating Agency" and together, the "Rating Agencies") must each rate the class A notes in the highest investment rating category, must rate the class M notes in one of the three highest investment rating categories and must rate the certificates in one of the four highest investment rating categories.

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                                      S-9

                                  RISK FACTORS

         We recommend that you consider the following risk factors together with all the information contained in this prospectus supplement (this "Prospectus Supplement") and the related prospectus (the "Prospectus") in deciding whether to purchase any of the securities.

YOU MAY HAVE DIFFICULTY
  SELLING YOUR SECURITIES           The securities will not be listed on any
                                    securities exchange. As a result, if you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities.
                                    The underwriters will do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.
                                    There have been times in the past where
                                    there have been very few buyers of asset backed securities, and there may be such times in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

IF THE TRUST ASSETS ARE
  INSUFFICIENT TO MAKE
  PAYMENTS ON THE SECURITIES,
  YOU MAY INCUR A LOSS              The trust is not permitted to have any
                                    significant assets or sources of funds other than the student loans, the guarantee agreements, the reserve account, the escrow account, the pre-funding account and to a limited extent the interest rate cap. The notes and the certificates will not be insured or guaranteed by any entity.
                                    Consequently, you must rely for repayment upon payments only from the trust's assets.
                                    If the reserve account and the pre-funding account are exhausted, the trust will depend solely on payments with respect to the student loans to make payments on the securities and you could suffer a loss. You will have no claim to any amounts properly distributed to Key Bank USA, National
                                    Association, in its capacities as seller, administrator, cap provider or master servicer, or to any of the sub-servicers, from time to time.

THE TRUST'S PURCHASE OF
  STUDENT LOANS AT A
  PREMIUM MAY RESULT
  IN LOSSES                         The original principal amount of the
                                    securities will be equal to approximately
                                    99.18% of the sum of the outstanding
                                    principal balance of the initial student loans as of the cutoff date and the amount deposited in the pre-funding account, the reserve account and the collection account on the closing date. The above percentage without giving effect to amounts initially on deposit in the reserve account is approximately 100.93%. In addition, each subsequent pool 1 student loan and subsequent pool 2 student loan will be purchased by the trust for an amount equal to 100% of the principal balance thereof. In addition, 100% of the initial student loans and 100% of the subsequent pool student loans have repayment terms that require borrowers to make only interest payments for the first two years after entry into repayment. There can be no assurance that the aggregate principal amount of the securities at all times will be equal to or less than the sum of the principal amount of the pool of student loans and the amounts on deposit in the reserve account. If the student loans were liquidated at a time when the outstanding principal amount of the securities exceeded the sum of the principal amount of the student loans, the amount on deposit in the pre-funding account and the amounts on deposit in the reserve account, you may suffer a loss.

THE CERTIFICATES WILL
  ABSORB CASH SHORTFALLS AND
  LOSSES BEFORE THE NOTES           The rights of the holders of certificates to
                                    receive payments of interest are
                                    subordinated to the rights of the holders of notes to receive payments of interest. The holders of certificates will not receive any payments of principal until the notes are paid in full. Consequently, amounts available to cover cash shortfalls will be applied to the payment of interest on the notes before payment of interest on the certificates. In addition, following the occurrence of certain events of default under the indenture and the acceleration of the notes, all amounts due on the notes will be payable before any amounts are payable on the certificates. Additionally, if the outstanding principal balance of the notes is in excess of a specified amount, described under "Description of the Transfer and Servicing Agreements - Credit
                                    Enhancement" herein, principal will be
                                    payable to
                                    the holders of the class of notes then
                                    entitled to receive principal in the amount of such excess to the extent of funds available before any amounts are payable to the holders of the certificates. If amounts otherwise allocable to the certificates are used to fund payments of interest or principal on the notes, distributions on the certificates may be delayed or reduced.

THE CLASS M NOTES WILL
  ABSORB CASH SHORTFALLS AND
  LOSSES BEFORE THE CLASS A NOTES   The rights of the holders of class M notes
                                    to receive payments of interest are
                                    subordinated to the rights of the holders of class A notes to receive payments of interest. The holders of class M notes will not receive any payments of principal until the class A notes are paid in full.
                                    Consequently, amounts available to cover cash shortfalls will be applied to the payment of interest on the class A notes before payment of interest on the class M notes. Additionally, if the outstanding principal balance of the class A notes is in excess of a specified amount, described under "Description of the Transfer and Servicing Agreements - Credit Enhancement" herein, principal will be payable to the holders of the class A notes in the amount of such excess to the extent of funds available before any amounts are payable to the holders of the class M notes. So long as the class A notes are outstanding, there cannot be an event of default under the indenture for the failure to pay interest or principal on the class M notes. If amounts otherwise allocable to the class M notes are used to fund payments of interest or principal on the class A notes, distributions on the class M notes may be delayed or reduced.

THE HOLDERS OF CLASS A NOTES
HAVE CERTAIN CONTROLLING RIGHTS     Until the class A notes are no longer
                                    outstanding, the class A noteholders will control substantially all of the rights of the class M noteholders and the certificateholders. Without the consent of the class M noteholders or the certificateholders, a majority of the class
                                    A noteholders may, among other things, (1) declare or waive certain defaults by or cause the removal of the administrator and/or the master servicer, (2) consent to the entering into of certain supplemental indentures, and (3) upon the occurrence and continuation of an event of default under the indenture, instruct the indenture trustee to declare the principal of the notes to be immediately due and payable or to subsequently rescind such acceleration, instruct the indenture trustee concerning any related proceedings or remedies, and waive certain non-payment defaults under the indenture. After the class A notes are paid in full, the class M noteholders will then possess these controlling rights.

THE CHARACTERISTICS OF THE
  STUDENT LOANS MAY CHANGE          Certain characteristics of the student loans
                                    will vary from the characteristics of the initial student loans and the subsequent pool student loans due to the trust's purchase of consolidation loans and serial loans. The distribution by weighted average interest rates may vary as a result of variations in the effective rates of interest applicable to the student loans after each transfer of additional student loans to the trust and the remaining term of the deferral and forbearance periods.

                                    The seller currently makes available and may in the future make available certain incentive programs to borrowers. The effect of these incentive programs may be to reduce the yield on the initial pool of student loans.

YOUR YIELD TO MATURITY MAY BE
  REDUCED BY PREPAYMENTS,
  DELINQUENCIES AND
  DEFAULTS The pre-tax return on your investment is uncertain and will depend on a number of factors including the following:

                                    - THE RATE OF RETURN OF PRINCIPAL IS
                                    UNCERTAIN. The amount of distributions of principal on the securities and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the student loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments, defaults or consolidations of the student loans. In addition, as a result of certain triggers required by the Rating Agencies relating to losses on unguaranteed and privately guaranteed student loans, you may receive accelerated payments of principal. You will bear any reinvestment risk resulting from these accelerated payments of principal.

                                    - YOU MAY RECEIVE A LARGE PRINCIPAL
                                    PREPAYMENT ON FEBRUARY 25, 2000. The trust will allocate an identified portion of the student loans to two separate subsequent pools to be purchased by the trust from funds on deposit in a related subaccount of the pre-funding account. If the amount in the applicable subaccounts of the pre-funding account is not substantially used to purchase subsequent pool 1 student loans and subsequent pool 2 student loans by December 24, 1999 you may receive a principal prepayment. If the amount remaining in these subaccounts on such date is $10,000,000 or less, the indenture trustee will distribute such amount on the Class A-1 Notes; otherwise the indenture trustee will distribute the amount on each class of securities, pro rata, based on the initial principal balance of each class of securities.

                                    - YOU MAY RECEIVE A PREPAYMENT OF PRINCIPAL
                                    AT END OF FUNDING PERIOD. If the amount in the applicable subaccount of the pre-funding account is not fully used to purchase student loans that are consolidation loans or serial loans that are eligible to be purchased by the trust by the end of the funding period, you may receive a principal prepayment. Any such amount will be distributed on the next distribution date.

                                    - YOU MAY NOT BE ABLE TO REINVEST
                                    DISTRIBUTIONS IN COMPARABLE INVESTMENTS.
                                    Asset backed securities, like the securities offered hereby, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the student loans and produce less returns of principal when market interest rates are above the interest rates on the student loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

                                    - AN EARLY TERMINATION WILL SHORTEN THE LIFE
                                    OF YOUR INVESTMENT WHICH MAY REDUCE YOUR
                                    YIELD TO MATURITY. Your investment in the securities may end before you desire if (1) the indenture trustee successfully conducts an auction sale or (2) the seller exercises its option to purchase all of the assets of the trust. Because your securities will no longer be outstanding, you will not receive the additional interest payments that you would have received had the securities remained outstanding. In addition, you may not be able to reinvest the principal you receive at a rate comparable to that on your securities.

YOU MAY NOT RECEIVE CURRENT
  PAYMENTS AT THE APPLICABLE
  INTEREST RATE                     You may not be paid interest at the related
                                    note rate or certificate rate because
                                    payments of interest are subject to the
                                    maximum rate. The maximum rate may be
                                    triggered as a result of:

                                    - Due to market forces, the applicable index used to calculate interest on the securities (plus the applicable margin) becoming greater than the indices used to calculate interest on the student loans.

                                    - The principal balance of the student loans will initially be less than the aggregate principal amount of the securities. Consequently, the aggregate principal balances of the student loans on which interest will be collected will be less than the principal amount of the securities.

                                    - The maximum rate will be reduced as a
                                    result of the trust's obligation to pay
                                    certain amounts to the Department of
                                    Education or to repay certain amounts to borrowers.

                                    Although the cap provider is obligated to pay the difference between the applicable note rate or certificate rate, as applicable, and the maximum rate, the obligations of the cap provider under the interest rate cap are dependent on the cap provider's ability to make the necessary payments and are not rated by any rating agency. If your interest rate is subject to the maximum rate and the cap provider defaults or the cap agreement is terminated, you may receive interest not previously paid because of the application of the maximum rate on subsequent distribution dates on a subordinated basis. We cannot assure you that there will be sufficient funds available for that purpose. If the note rate or certificate rate is limited by the maximum rate, the market value and liquidity of your securities may decline. In addition, there can be no assurance the cap agreement will not terminate in accordance with its terms before the outstanding principal balance of your class of notes or certificates is reduced to zero.

RELIANCE ON SUB-SERVICERS
  FOR SERVICING STUDENT
  LOANS Although the master servicer is obligated to cause the student loans to be serviced in accordance with the terms of the transaction agreements, the timing of payments will be directly affected by the ability of the sub-servicers to adequately service the student loans. In addition, you will be relying on each of the sub-servicers' compliance with applicable, federal and private program regulations to ensure that the guarantors are obligated to maintain guaranteed payments and that any reinsurance by the Department of Education is maintained. If a sub-servicer defaults on its obligations and is terminated, you will be relying on the ability of the master servicer to find an alternative sub-servicer to service the student loans and you may suffer a delay in the timing of payments until any transfer of servicing is completed or effective.

NO PERFORMANCE HISTORY ON
  UNGUARANTEED STUDENT LOANS        The seller has only been originating
                                    unguaranteed student loans for a limited time and an immaterial number of these loans have entered repayment status. As a result, the seller does not have any meaningful prepayment, loss or delinquency data on the unguaranteed student loans. You will bear the risk that the level of losses and delinquencies on the unguaranteed student loans will exceed the level of credit enhancement and that prepayments on the unguaranteed student loans are faster or slower than you anticipated.

RISK OF DEFAULT OF UNGUARANTEED
  STUDENT LOANS                     Approximately 25.45% of the initial student
                                    loans and approximately 4.15% of the
                                    subsequent pool 2 student loans are not
                                    guaranteed or insured by any federal or
                                    private guarantor, or by any other party or governmental agency. In addition, these student loans are generally dischargeable by a borrower in bankruptcy unless it is determined that such student loan has been made under any program funded in whole or in part by a governmental unit or non-profit institution. You will bear any risk of loss resulting from the default by any borrower of a unguaranteed student loan to the extent the amount of the default is not covered by the limited credit enhancement of the financing structure.


RISK OF DEFAULT BY PRIVATE
  GUARANTORS                        Currently, except for The Educational
                                    Resources Institute, Inc., none of the
                                    private guarantors has an investment grade credit rating by any national statistical rating organization. If a private guarantor defaults on its guarantee obligations, you will rely solely on payments from the related borrower for payments on the related private guaranteed loan. In these circumstances, you will bear the risk of loss resulting from the failure of any borrower of a private guaranteed student loan to the extent this loss is not covered by the limited credit enhancement of the financing structure. In addition, these student loans are generally dischargeable by a borrower in bankruptcy unless it is determined that such student loan has been made under any program funded in whole or in part by a governmental unit or non-profit institution.

MASTER PROMISSORY NOTE              For periods of enrollment beginning on or
                                    after July 1, 1999, a master promissory note may evidence any student loan made to a borrower under the Federal Family Education
                                    Loan program. Under the master promissory note, each borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student.
                                    Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.

                                    Pursuant to the Higher Education Act of
                                    1965, as amended, each student loan made under a master promissory note may be sold independently of any other student loan note under the same master promissory note and each such student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in such student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under the Federal Family Education Loan program was evidenced by a separate note. Delivery of the original note was required to effect a transfer or assignment.

                                    Although none of the initial student loans or subsequent pool student loans have been originated under a master promissory note, it is possible that serial loans or consolidation loans purchased during the funding period may be originated under a master promissory note. If through negligence or otherwise the master servicer (or a sub-servicer on its behalf) were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee's lien, that third party may also claim an interest in the such student loan. Such third party's interest may be prior to or on a parity with the interest of the indenture trustee.

COMPUTER PROBLEMS IN THE
  YEAR 2000 MAY RESULT IN
  LOSSES Many computers and computer chips were not programmed to recognize more than two digits in a year of a date. As a result, in the year 2000, those computers will not know whether the '00 refers to the year 1900 or the year 2000. To the extent that the systems of the master servicer, any sub-servicer, the administrator, any of the guarantors, the eligible lender trustee or the indenture trustee have such problems in the year 2000 and later, the amount and timing of distributions to noteholders and certificateholders could be adversely affected.

                                    The Department of Education has undertaken a year 2000 compliance project to address year 2000 issues. Information regarding the Department of Education's year 2000 efforts can be obtained at the Department of Education's site on the World Wide Web at http://www.ed.gov. Officials at the Department of Education have indicated that compliance for the Department of Education's mission critical systems relating to the Federal Family Education Loan Program student loans was completed on March 8, 1999. Any failure by the Department of Education to resolve any year 2000 issues or any adverse effect on the Department of Education caused by a party on which the Department of Education relies as a result of year 2000 issues may have a material adverse effect on the Federal Family Education Loan Program, the federal guarantors and you.

WITHDRAWAL OR DOWNGRADING
  OF INITIAL RATINGS WILL ADVERSELY
  AFFECT THE PRICES FOR THE
  SECURITIES                        A security rating is not a recommendation to
                                    buy, sell or hold securities. Similar
                                    ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the securities after the securities are issued if that rating agency believes that circumstances have changed.
                                    Any subsequent withdrawal or downgrading of a rating will likely reduce the price that a subsequent purchaser will be willing to pay for the applicable securities. The ratings do not address the likelihood of the ultimate payment to you of any interest in excess of the maximum rate, including amounts required to be paid by the cap provider.



THE SECURITIES ARE NOT
  SUITABLE INVESTMENTS
  FOR ALL INVESTORS                 The securities are not a suitable investment
                                    if you require a regular or predictable
                                    schedule of payments or payment on any
                                    specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                             FORMATION OF THE TRUST

THE TRUST

         KeyCorp Student Loan Trust 1999-B (the "Trust") is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, dated as of September 1, 1999, as amended and restated by the Amended and Restated Trust Agreement dated as of September 1, 1999 (as further amended and supplemented from time to time, the "Trust Agreement") between Key Bank USA, National Association (the "Seller") and Bank One, National Association, as trustee (the "Eligible Lender Trustee") for the transactions described in this Prospectus Supplement. A Certificate of Trust forming the Trust was filed with the Delaware Secretary of State on September 28, 1999. The assets of the Trust will include certain graduate and undergraduate student loans (collectively "Student Loans"). Such Student Loans will be acquired by the trust from the Seller on September 30, 1999 (the "Closing Date") and from time to time thereafter (collectively, the "Financed Student Loans"). The Financed Student Loans will consist of (i) Financed Student Loans that are reinsured by the United States Department of Education (the "Department") (collectively, "Financed Federal Loans"), (ii) Financed Student Loans that are not reinsured by the Department or any other government agency but are guaranteed by a private guarantor (collectively, "Guaranteed Private Loans"), and (iii) certain Financed Student Loans that are not guaranteed by any party nor reinsured by the Department (collectively "Non-Guaranteed Private Loans," and together with the Guaranteed Private Loans, the "Financed Private Loans").

         The Trust will not engage in any activity other than

         - acquiring, holding and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom

         -  issuing the Certificates and the Notes

         -  making payments thereon and

         - engaging in other activities that are related to the activities listed above.

         The Trust will be initially capitalized with equity of approximately $65,000,000 excluding amounts deposited in the Reserve Account in the name of the Indenture Trustee by the Seller on the Closing Date, the initial principal balance of the Floating Rate Asset Backed Certificates (the "Certificates"). Certificates with an original principal balance of at least $650,000 will be sold to the Seller and the remaining Certificates will be sold to Credit Suisse First Boston Corporation who initially proposes to offer such Certificates from time to time at varying prices to be determined at the time of sale and expects to sell some or all of such Certificates to the Seller or an affiliate of the Seller. The equity of the Trust, together with the proceeds from the sale of the Notes, will be used by the Eligible Lender Trustee to purchase on behalf of the Trust the Initial Pool 1 Student Loans and Initial Pool 2 Student Loans (collectively, the "Initial Financed Student Loans") from the Seller pursuant to the Sale and Servicing Agreement dated as of September 1, 1999 among the Trust, the Seller, the Administrator, the Master Servicer, and the Eligible Lender Trustee (the "Sale and Servicing Agreement") and to fund the deposit of approximately $235,202,525 (the "Pre-Funded Amount") into an account to be maintained by the Indenture Trustee (the "Pre-Funding Account"). The Seller will use a portion of the net proceeds it receives from the sale of the Initial Financed

Student Loans to make a deposit of approximately $17,500,000 on the Closing Date into the Reserve Account (the "Reserve Account Initial Deposit").

         Upon the consummation of such transactions, the property of the Trust will consist of

         (a) a pool of Financed Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust,

         (b) all funds collected in respect thereof on or after the applicable Cutoff Date,

         (c) all Guarantee Agreements and other relevant rights under certain collateral agreements with respect to the Guaranteed Private Loans, to the extent guaranteed or insured by third parties, and assigned to the Trust by the Seller (the "Assigned Rights"), and

         (d) all moneys and investments on deposit in an account in the name of the Indenture Trustee (the "Collection Account") which on the Closing Date will be approximately $12,803,199 the Pre-Funding Account, an account in the name of the Indenture Trustee (the "Escrow Account") and the Reserve Account.

         In addition, on the Closing Date a portion of the net proceeds from the sale of the Initial Financed Student Loans will be paid to Key Bank USA, National Association (the "Cap Provider") in consideration for the Cap Provider to enter into the interest rate cap agreement with the Trust (the "Cap Agreement") for the benefit of the holders of the Notes and Certificates.

         To facilitate servicing and to minimize administrative burden and expense, the Master Servicer will be appointed by the Eligible Lender Trustee as the custodian, and the Master Servicer will then appoint the Sub-Servicers as the custodians on its behalf, of the promissory notes representing the Financed Student Loans that each services on behalf of the Master Servicer.

         "Initial Pool 1 Student Loans" means the Student Loans identified as such in the Sale and Servicing Agreement and transferred by the Seller as of the Closing Date and having an aggregate principal balance of approximately $452,594,255 as of the Statistical Cutoff Date.

         "Initial Pool 2 Student Loans" means the Student Loans identified as such in the Sale and Servicing Agreement and transferred by the Seller as of the Closing Date and having an aggregate principal balance of approximately $290,200,022 as of the Statistical Cutoff Date.

         "Statistical Cutoff Date" means September 1, 1999 with respect to the Initial Financed Student Loans and August 1, 1999 with respect to the Subsequent Pool Student Loans.

ELIGIBLE LENDER TRUSTEE

         Bank One, National Association is the Eligible Lender Trustee for the Trust under the Trust Agreement pursuant to which the Eligible Lender Trustee acts as holder of legal title to the Financed Student Loans on behalf of the Trust. Bank One, National Association, principal offices are located at 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60607 and its New York offices are located at First Chicago Trust Company of New York, 14 Wall Street, New York, New York 10005.

         The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Sale and Servicing Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a guarantee agreement or comparable arrangement with each of the Guarantors with respect to the Financed Student Loans that are guaranteed or insured (each a "Guarantee Agreement" and collectively, the "Guarantee Agreements"). The Eligible Lender Trustee qualifies as an eligible lender and owner of all Student Loans that are reinsured by the Department (the "Federal Loans") and all student loans that are not reinsured by the Department, whether or not guaranteed by a private guarantor (the "Private Loans") for all purposes under the Higher Education Act of 1965 (the "Higher Education Act") and the Guarantee Agreements. Failure of the Financed Federal Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments (as defined in the Prospectus) from any of California Student Aid Commission ("CSAC"), New York State Higher Education Services Corporation ("HESC") United Student Aid Funds, Inc. ("USAF") Pennsylvania Higher Education Assistance Agency ("PHEAA"), American Student Assistance ("ASA"), Nebraska Student Loan Program ("NSLP") or Educational Credit Management Corporation ("ECMC") (collectively, the "Federal Guarantors") and any Federal Assistance (as defined in the Prospectus) with respect to such Financed Federal Loans. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans" herein.

         The Eligible Lender Trustee's liability in connection with the issuance and sale of the Floating Rate Class A-1 Asset Backed Notes (the "Class A-1 Notes"), Floating Rate Class A-2 Asset Backed Notes (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Class A Notes") and the Floating Rate Class M Asset Backed Notes (the "Class M Notes" and together with the Class A Notes, the "Notes") and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. See "Description of the Securities" and "Description of the Transfer and Servicing Agreements" herein. The Seller plans to maintain normal commercial banking relations with the Eligible Lender Trustee.


                                 USE OF PROCEEDS

         After making the deposit of the Pre-Funded Amount to the Pre-Funding Account, the balance of the net proceeds from the sale of the Certificates and the Notes, less the fee paid to the Cap Provider, will be paid by the Trust to the Seller in consideration for the purchase by the Trust of the Initial Financed Student Loans on the Closing Date. The Seller will use such proceeds paid to it (x) to make the Reserve Account Initial Deposit and (y) to make an initial deposit into the Collection Account (the "Closing Date Deposit").

                    THE MASTER SERVICER AND THE SUB-SERVICERS

KEY BANK USA, NATIONAL ASSOCIATION

         Key Bank USA, National Association ("KBUSA"), in its capacity as Master Servicer under the Sale and Servicing Agreement (the "Master Servicer"), will be responsible for master servicing the Financed Student Loans. The Master Servicer will arrange for and oversee the performance by PHEAA and Great Lakes (collectively the "Sub-Servicers" and each a "Sub-Servicer") of their respective servicing obligations with respect to the Financed Student Loans. The Master Servicer will be entitled to receive the Master Servicing Fee, but will in turn be solely responsible for all compensation due to the Sub-Servicers for the performance of their respective obligations pursuant to the related Sub-Servicing Agreements.

PHEAA

         PHEAA is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to an act of the Pennsylvania Legislature. Under its enabling legislation, PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth of Pennsylvania for the purpose of purchasing, making, or guaranteeing loans. Its enabling legislation also authorizes PHEAA to undertake the origination and servicing of loans made by PHEAA and others. PHEAA's headquarters are located in Harrisburg, Pennsylvania with regional offices located throughout Pennsylvania and additional offices located in California, Delaware and West Virginia. As of June 30, 1999 it had approximately 2300 employees.

         PHEAA has been guaranteeing student loans since 1964 and has guaranteed a total of approximately $20.4 billion principal amount of Stafford Loans (as defined in the Prospectus) and approximately $2.1 billion principal amount of Parent Loans for Undergraduate Students ("PLUS Loans") and SLS Loans (as defined in the Prospectus) under the Higher Education Act. In addition to guaranteeing loans under the Higher Education Act, PHEAA also operates certain guarantee programs for which it receives no federal reinsurance. PHEAA has outstanding guarantee obligations of such loans in the amount of approximately $34.7 million as of June 30, 1999.

         Pursuant to a Sub-Servicing Agreement with the Master Servicer, PHEAA has agreed to service, and perform all other related tasks with respect to, certain of the Financed Student Loans. PHEAA is required to perform all services and duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

         The above information relating to PHEAA has been obtained from PHEAA and neither KBUSA nor the Underwriters have conducted any independent verification of such information. PHEAA has agreed that it will provide a copy of its most recent audited financial statements to holders of Notes and Certificates (collectively, "Securityholders") upon receipt of a written request directed to Mr. Tim Guenther, Chief Financial Officer, Financial Management, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.

GREAT LAKES

         As of June 30, 1999, Great Lakes Educational Loan Services, Inc. ("Great Lakes") and its affiliates serviced 865,000 student and parental accounts with an outstanding balance of $6.6 billion for 1,200 lenders nationwide.

         Pursuant to a Sub-Servicing Agreement with the Master Servicer, Great Lakes has agreed to service, and perform all other related tasks with respect to, certain of the Financed Student Loans. Great Lakes is required to perform all services and duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

         The above information relating to Great Lakes has been obtained from Great Lakes and neither KBUSA nor the Underwriters have conducted any independent verification of such information. Great Lakes has agreed that it will provide a copy of its most recent audited financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Vice President and Chief Financial Officer.

SERVICES AND FEES OF MASTER SERVICER AND THE SUB-SERVICERS

         Pursuant to the Sale and Servicing Agreement KBUSA will act as Master Servicer and will enter into one or more sub-servicing agreements (each a "Sub-Servicing Agreement") with each of PHEAA and Great Lakes with respect to, all the Financed Student Loans acquired by the Eligible Lender Trustee on behalf of the Trust. In accordance with the Sub-Servicing Agreements, each Sub-Servicer will service and perform all related tasks with respect to the Financed Student Loans on behalf of the Master Servicer and the Trust. The Trust will be an intended third-party beneficiary of each Sub-Servicing Agreement. With respect to the Financed Student Loans it is servicing for the Master Servicer and the Trust, each Sub-Servicer is required to perform the services and duties customary to the servicing of Student Loans it is required to service with reasonable care and to do so in the same manner as such Sub-Servicer has serviced Student Loans on behalf of the Seller or the Master Servicer, as applicable, and otherwise in compliance with all applicable standards and procedures. In addition, each Sub-Servicer is required to maintain its eligibility as a third-party servicer, to the extent applicable, under the Higher Education Act. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" herein.

         In consideration for performing its obligations under the Sale and Servicing Agreement, the Master Servicer will receive a monthly fee payable by the Trust on or about the twenty-fifth day of each month (the "Monthly Servicing Payment Date") equal to 0.50% on an annualized basis (the "Master Servicing Fee Percentage") of the principal balance of the Financed Student Loans as of the last day of the preceding calendar month together with late fees, administrative fees and similar charges. In consideration for the Master Servicing Fee, the Master Servicer will be solely responsible for the fees due to the Sub-Servicers pursuant to the terms of the related Sub-Servicing Agreements except under certain limited circumstances following an auction sale as described under "Description of Transfer and Servicing Agreements--Termination" herein. See "Description of Transfer and Servicing Agreements--Master Servicing Compensation" herein.

                         THE FINANCED STUDENT LOAN POOL

GENERAL

         The pool of Financed Student Loans will include the Initial Financed Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust as of the applicable Cutoff Date and any Additional Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust from the Seller as of the applicable Subsequent Cutoff Dates.

         The Initial Financed Student Loans will consist of the Initial Pool 1 Student Loans and the Initial Pool 2 Student Loans. Although the Student Loans in each Initial Pool have the same Statistical Cutoff Date, they have different Cutoff Dates. The "Cutoff Date" for the Initial Pool 1 Student Loans is September 1, 1999 and for the Initial Pool 2 Student Loans is September 27, 1999. Consequently, the Trust will be entitled to collections on and proceeds of the Initial Pool 1 Student Loans on and after September 1, 1999 and for the Initial Pool 2 Student Loans on and after September 27, 1999.

         On or prior to December 24, 1999 the Trust is required to purchase the Subsequent Pool 1 Student Loans and the Subsequent Pool 2 Student Loans from funds on deposit in a subaccount of the Pre-Funding Account. The "Subsequent Pool 1 Student Loans" are Student Loans currently owned by the Seller and identified herein as Subsequent Pool 1 Student Loans having as of the Statistical Cutoff Date, the characteristics described below under "--Subsequent Pool Student Loans". The "Subsequent Pool 2 Student Loans" are the Student Loans currently owned by the Seller and identified herein as Subsequent Pool 2 Student Loans having as of the Statistical Cutoff Date, the characteristics described below under "--Subsequent Pool Student Loans". The Subsequent Pool 1 Student Loans and Subsequent Pool 2 Student Loans are collectively referred to herein as the "Subsequent Pool Student Loans".

         In addition to the Subsequent Pool Student Loans the Trust may acquire with certain funds on deposit in the Pre-Funding Account certain other Student Loans that are either Serial Loans or Consolidation Loans (collectively, the "Other Subsequent Student Loans"). Other Subsequent Student Loans may be acquired by the Trust any time prior to the end of the Funding Period. The term "Additional Student Loans" refers collectively to the Subsequent Pool Student Loans, Other Subsequent Student Loans and Fee Advances (as defined in the Prospectus).

         The Financed Student Loans will be selected from the Seller's portfolio of Student Loans by several criteria, including, as of the Statistical Cutoff Date or the applicable Subsequent Cutoff Date, as the case may be, the following:

          1.   Each Financed Student Loan

               (a) was originated in the United States or its territories or possessions under and in accordance with the Programs (as defined in the Prospectus) (including, in the case of borrowers of Financed Federal Loans, a financial need analysis and, in the case of borrowers of Financed Private Loans, a creditworthiness evaluation) to a borrower who (or with respect to PLUS Loans to a parent of a student who), with respect to the Initial Financed Student Loans and Subsequent Pool Student Loans, (i) with respect to undergraduate loans, has graduated or otherwise left an undergraduate institution or is expected to graduate or otherwise leave an undergraduate institution by August 31, 1999, and (ii) with respect to graduate loans, has graduated or otherwise left graduate school or is expected to graduate or otherwise leave graduate school by August 31, 1999,

               (b) contains terms in accordance with those required by the Programs, the applicable Guarantee Agreements and other applicable requirements, and

               (c) with respect to the Initial Financed Student Loans and Subsequent Pool Student Loans, is not more than 180 days past due as of the Cutoff Date or, with respect to the Other Subsequent Student Loans not more than 90 days past due as of the applicable Subsequent Cutoff Date, as the case may be.

          2. As of the Statistical Cutoff Date, no Initial Financed Student Loan and no Subsequent Pool Student Loan had a borrower who was noted in the related records of the Master Servicer or a Sub-Servicer as being currently involved in a bankruptcy proceeding or deceased since the date the Trust was created. Any Subsequent Pool Student Loan in respect of which a claim is made on a Guarantor following the Statistical Cutoff Date and prior to the date such Student Loan is to be transferred to the Trust will not be eligible for transfer to the Trust.

          3. No Initial Financed Student Loan as of the Statistical Cutoff Date consists of, and no Subsequent Pool Student Loan as of the date of its transfer to the Trust will consist of, a Student Loan that was subject to the Seller's prior obligation to sell such loan to a third party.

          4. No selection procedures believed by the Seller to be adverse to the Securityholders were used or will be used in selecting the Financed Student Loans.

          5. The Financed Student Loans do not and will not include any non-prime or sub-prime Student Loans. Non-prime or sub-prime Student Loans are Student Loans originated to individuals who have previously defaulted on their Student Loans.

          6. As of the Statistical Cutoff Date, none of the Initial Financed Student Loans and none of the Subsequent Pool Student Loans are non-performing Student Loans. Non-performing Student Loans are Student Loans which are in default and the Seller expects to write-off as a loss.

         Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, a late fee will be assessed where applicable and the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods (as defined in the Prospectus) or Forbearance Periods (as defined in the Prospectus), the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of and any accrued but unpaid interest on such Financed Student Loan.

         The Additional Student Loans to be conveyed to the Eligible Lender Trustee on behalf of the Trust during the Funding Period are required to consist of Subsequent Pool Student Loans, Other Subsequent Student Loans or Fee Advances (as defined in the Prospectus), in each case originated by the Seller in accordance with the Programs and other applicable requirements. The Subsequent Pool Student Loans are identified in this Prospectus Supplement. The Other Subsequent Student Loans and Fee Advances must be made to a borrower who has, immediately prior to the date of any such conveyance, outstanding Student Loans that are part of the pool of Financed Student Loans. Each such Additional Student Loan is otherwise required to comply with the criteria set forth above. See "Description of the Transfer and Servicing Agreements--Additional Fundings" herein.

         Except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Additional Student Loans. Therefore, following the transfer of the Subsequent Pool Student Loans and other Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans, the distribution by weighted average interest rate and the distribution by principal amount described in the following tables, may vary significantly from those of the Initial Financed Student Loans and Subsequent Pool Student Loans as of the Statistical Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the Statistical Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the remaining term to maturity of the Initial Financed Student Loans and Subsequent Pool Student Loans as of the Statistical Cutoff Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of Deferral Periods and Forbearance Periods with respect thereto.

THE INITIAL FINANCED STUDENT LOANS

         Set forth below in the following tables is a description of certain additional characteristics of the Initial Pool 1 Student Loans, Initial Pool 2 Student Loans and collectively the Initial Financed Student Loans as of the Statistical Cutoff Date. Unless otherwise specified, percentages are of the initial pool principal balances (including certain interest accrued to be capitalized).

      COMPOSITION OF INITIAL POOLS AS OF THE STATISTICAL CUTOFF DATE

KEYCORP STUDENT LOAN TRUST                               INITIAL POOL 1     INITIAL POOL 2               TOTAL
--------------------------                               --------------     ---------------         ---------------
Aggregate Outstanding Balance(1)                         $      1,254.69    $290,200,021.71         $742,794,276.40

Number of Borrowers                                               29,180             13,927                  43,107

Average Outstanding Balance Per Borrower                 $     15,510.43    $     20,837.22         $     17,231.41

Number of Loans                                                   55,212             29,249                  84,461

Average Outstanding Balance Per Loan                     $      8,197.39    $      9,921.71         $      8,794.52

Weighted Average Remaining Term to Maturity(2)                184.20 mo.         189.28 mo.              186.18 mo.

Weighted Average Annual Borrower Interest Rate(3)                   7.67%              7.49%                   7.60%

(1) Includes in each case net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $31,887,040.83 with respect to the Initial Pool 1 Student Loans and $18,240,254.50, with respect to the Initial Pool 2 Student Loans, in each case as of the Statistical Cutoff Date.

(2) Determined from the Statistical Cutoff Date, to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any Deferral Periods or Forbearance Periods that may be granted in the future. See "The Student Loan Financing Business" in the Prospectus.

(3) Determined using the borrower interest rates exclusive of Special Allowance Payments applicable to the Initial Pool 1 Student Loans and the Initial Pool 2 Student Loans as of the Statistical Cutoff Date. However, because all the Initial Pool 1 Student Loans and the Initial Pool 2 Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing rate will remain applicable to the Initial Pool 1 Student Loans and the Initial Pool 2 Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business" in the Prospectus. The weighted average spread, with respect to the Initial Pool 1 Student Loans, including Special Allowance Payments, to the 91-day Treasury Bill Rate or 52-week Treasury Bill Rate, as applicable, was 2.90% as of the Statistical Cutoff Date and would have been 3.14% if all of the Student Loans were in repayment as of the Statistical Cutoff Date. The weighted average spread, with respect to the Initial Pool 2 Student Loans, including Special Allowance Payments, to the 91-day Treasury Bill Rate or 52-week Treasury Bill Rate, as applicable, was 2.84% as of the Statistical Cutoff Date and would have been 3.05% if all of the Student Loans were in repayment as of the Statistical Cutoff Date.

  DISTRIBUTION OF INITIAL POOLS BY LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE


                                                 INITIAL POOL 1                                    INITIAL POOL 2
                                 ----------------------------------------------    ---------------------------------------------
                                                  AGGREGATE                                         AGGREGATE
                                                 OUTSTANDING        PERCENT OF                     OUTSTANDING        PERCENT OF
                                  NUMBER OF       PRINCIPAL        INITIAL POOL    NUMBER OF        PRINCIPAL        INITIAL POOL
LOAN TYPE                           LOANS         BALANCE(1)        1 BALANCE        LOANS          BALANCE (2)       2 BALANCE
--------------------------------  ---------       -------------    ------------    ---------   -------------------    ----------
Stafford Subsidized Loans             9,917       $77,209,890.79       17.06%        10,220        $76,092,760.31         26.22%
Stafford Unsubsidized Loans           9,229        94,122,552.20       20.80          8,444         86,834,212.00         29.92
Federal Consolidation Loans             894        23,824,811.29        5.26          1,135         29,458,665.47         10.15
SLS Loans                                 1             8,081.69        0.00              2             32,060.60          0.01
ADEAL Loans                           3,704        36,656,753.76        8.10          2,081         21,348,437.95          7.36
Bar Examination Loans                   626         4,074,981.54        0.90            472          2,987,015.08          1.03
Business Loans                           96           721,678.01        0.16             75            662,750.19          0.23
Private Consolidation Loans             249         7,470,576.21        1.65            284          9,176,956.32          3.16
Dental Loans                            174         2,771,258.76        0.61             92          1,501,792.54          0.52
Graduate Loans                          692         6,385,212.48        1.41            397          3,484,072.55          1.20
Law Loans                             6,515        61,174,223.41       13.52          4,178         38,683,827.95         13.33
Medical Loans                         1,480        20,736,774.25        4.58            760         10,752,337.52          3.71
Residency Loans                       2,026        16,596,416.36        3.67          1,109          9,185,133.23          3.17
Key Alternative Loans                19,609       100,841,043.94       22.28              0

         Total                       55,212      $452,594,254.69      100.00%        29,249       $290,200,021.71        100.00%


                                                        TOTAL
                                  -------------------------------------------------
                                                    AGGREGATE
                                                   OUTSTANDING         PERCENT OF
                                  NUMBER OF         PRINCIPAL        INITIAL POOL
LOAN TYPE                          LOANS            BALANCE            BALANCE
--------------------------------  -----------    ----------------     ------------
Stafford Subsidized Loans            20,137       $153,302,651.10         20.64%
Stafford Unsubsidized Loans          17,673        180,956,764.20         24.36
Federal Consolidation Loans           2,029         53,283,476.76          7.17
SLS Loans                                 3             40,142.29          0.01
ADEAL Loans                           5,785         58,005,191.71          7.81
Bar Examination Loans                 1,098          7,061,996.62          0.95
Business Loans                          171          1,384,428.20          0.19
Private Consolidation Loans             533         16,647,532.53          2.24
Dental Loans                            266          4,273,051.30          0.58
Graduate Loans                        1,089          9,869,285.03          1.33
Law Loans                            10,693         99,858,051.36         13.44
Medical Loans                         2,240         31,489,111.77          4.24
Residency Loans                       3,135         25,781,549.59          3.47
Key Alternative Loans                19,609        100,841,043.94         13.58

         Total                       84,461       $742,794,276.40        100.00%



(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $31,887,040.83 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $18,240,254.50 as of the Statistical Cutoff Date.

        DISTRIBUTION OF INITIAL POOLS BY BORROWER INTEREST RATE AS OF THE
                            STATISTICAL CUTOFF DATE

                                        INITIAL POOL 1                                       INITIAL POOL 2
                        ------------------------------------------------   ---------------------------------------------------
                                         AGGREGATE                                            AGGREGATE
                                        OUTSTANDING         PERCENT OF                       OUTSTANDING          PERCENT OF
                        NUMBER OF        PRINCIPAL        INITIAL POOL 1    NUMBER OF         PRINCIPAL         INITIAL POOL 2
INTEREST RATE             LOANS          BALANCE(2)          BALANCE          LOANS           BALANCE (3)          BALANCE
-----------------       ---------      -----------------  --------------   ----------      ----------------     --------------
Less than 7.50%(1)         18,959      $178,626,520.96          39.47%        13,692         $128,863,643.37          44.41%
7.50% to 7.99%              8,974        89,551,775.95          19.79         10,184           96,040,436.57          33.09
8.00% to 8.49%             27,278       184,372,255.51          40.74          5,368           64,992,055.21          22.40
8.50% to 8.99%                  0                 0.00           0.00              0                    0.00           0.00
9.00% and above                 1            43,702.27           0.01              5              303,886.56           0.10

Total                      55,212      $452,594,254.69         100.00%        29,249         $290,200,021.71         100.00%

                                               TOTAL
                           ----------------------------------------------------
                                              AGGREGATE
                                             OUTSTANDING         PERCENT OF
                           NUMBER OF          PRINCIPAL         INITIAL POOL
INTEREST RATE                LOANS             BALANCE            BALANCE
-----------------          ---------       -------------      ---------------
Less than 7.50%(1)          32,651        $307,490,164.33           41.40%
7.50% to 7.99%              19,158         185,592,212.52           24.99
8.00% to 8.49%              32,646         249,364,310.72           33.57
8.50% to 8.99%                   0                   0.00            0.00
9.00% and above                  6             347,588.83            0.05

Total                       84,461        $742,794,276.40          100.00%



(1) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Statistical Cutoff Date. However, because all the Initial Financed Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ 31,887,040.83 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $ 18,240,254.50 as of the Statistical Cutoff Date.

    DISTRIBUTION OF INITIAL POOLS BY OUTSTANDING PRINCIPAL BALANCE AS OF THE
                            STATISTICAL CUTOFF DATE

                                         INITIAL POOL 1                                   INITIAL POOL 2
                           --------------------------------------------    ----------------------------------------------
                                           AGGREGATE        PERCENT OF                                         PERCENT OF
                                          OUTSTANDING         INITIAL                                            INITIAL
OUTSTANDING PRINCIPAL      NUMBER OF       PRINCIPAL          POOL 1      NUMBER OF    AGGREGATE OUTSTANDING     POOL 2
BALANCE                    LOANS(1)        BALANCE(2)         BALANCE       LOANS      PRINCIPAL BALANCE (3)     BALANCE
----------------------    ------------    ----------        ----------   -----------  -----------------------   ----------
Less than $1,000.00         1,287           $540,950.74         0.12%         572              $387,867.40          0.13%
$1,000 to $1,999.99         2,949          4,414,573.37         0.98        1,111             1,567,207.58          0.54
$2,000 to $2,999.99         3,922          9,784,906.20         2.16        1,054             2,627,792.19          0.91
$3,000 to $3,999.99         3,870         13,512,449.00         2.99        1,077             3,733,292.88          1.29
$4,000 to $4,999.99         3,824         17,129,863.54         3.78        1,181             5,264,869.90          1.81
$5,000 to $5,999.99         4,448         24,450,085.29         5.40        1,349             7,406,321.96          2.55
$6,000 to $6,999.99         3,210         20,722,668.12         4.58        1,320             8,541,152.39          2.94
$7,000 to $7,999.99         3,236         24,442,246.63         5.40        1,735            13,098,573.37          4.51
$8,000 to $8,999.99        12,310        104,422,469.53        23.07        7,381            62,663,646.54         21.59
$9,000 to $9,999.99         2,774         26,067,680.10         5.76        2,238            21,114,206.16          7.28
$10,000 to $10,999.99       2,016         21,202,173.13         4.68        1,654            17,349,879.37          5.98
$11,000 to $11,999.99       3,322         37,952,276.21         8.39        2,219            25,411,813.71          8.76
$12,000 to $12,999.99       3,016         37,106,712.91         8.20        2,170            26,773,796.67          9.23
$13,000 to $13,999.99         719          9,667,922.32         2.14          674             9,055,826.30          3.12
$14,000 to $14,999.99         479          6,958,538.82         1.54          382             5,512,782.88          1.90
$15,000 to $15,999.99         333          5,154,722.75         1.14          223             3,453,081.46          1.19
$16,000 to $16,999.99         296          4,877,411.06         1.08          237             3,906,956.30          1.35
$17,000 to $17,999.99         336          5,863,647.03         1.30          238             4,157,279.48          1.43
$18,000 to $18,999.99         383          7,086,182.81         1.57          247             4,568,278.74          1.57
$19,000 to $19,999.99         280          5,465,110.72         1.21          226             4,409,849.46          1.52
$20,000 to $20,999.99         241          4,945,833.80         1.09          170             3,483,839.53          1.20
$21,000 to $21,999.99         203          4,356,345.42         0.96          153             3,279,694.23          1.13
$22,000 to $22,999.99         198          4,456,344.51         0.98          151             3,402,544.17          1.17
$23,000 to $23,999.99         114          2,676,863.11         0.59          102             2,400,638.22          0.83
$24,000 to $24,999.99         151          3,694,203.43         0.82          132             3,231,989.96          1.11
$25,000 to $25,999.99         137          3,496,420.70         0.77          122             3,110,271.60          1.07
$26,000 to $26,999.99         112          2,968,749.78         0.66          105             2,786,610.37          0.96
$27,000 to $27,999.99         111          3,050,060.42         0.67           98             2,692,973.38          0.93
$28,000 to $28,999.99          65          1,854,504.04         0.41           86             2,452,313.56          0.85
$29,000 to $29,999.99          76          2,244,294.05         0.50           84             2,482,770.81          0.86
$30,000 and above             794         32,028,045.15         7.08          758            29,871,901.14         10.29
     Total                 55,212       $452,594,254.69       100.00%      29,249          $290,200,021.71        100.00%

                                                    TOTAL
                              -------------------------------------------------

                                                                    PERCENT OF
OUTSTANDING PRINCIPAL         NUMBER OF    AGGREGATE OUTSTANDING   INITIAL POOL
BALANCE                         LOANS        PRINCIPAL BALANCE        BALANCE
----------------------        ---------    ---------------------   ------------
Less than $1,000.00            1,859              $928,818.14           0.13%
$1,000 to $1,999.99            4,060             5,981,780.95           0.81
$2,000 to $2,999.99            4,976            12,412,698.39           1.67
$3,000 to $3,999.99            4,947            17,245,741.88           2.32
$4,000 to $4,999.99            5,005            22,394,733.44           3.01
$5,000 to $5,999.99            5,797            31,856,407.25           4.29
$6,000 to $6,999.99            4,530            29,263,820.51           3.94
$7,000 to $7,999.99            4,971            37,540,820.00           5.05
$8,000 to $8,999.99           19,691           167,086,116.07          22.49
$9,000 to $9,999.99            5,012            47,181,886.26           6.35
$10,000 to $10,999.99          3,670            38,552,052.50           5.19
$11,000 to $11,999.99          5,541            63,364,089.92           8.53
$12,000 to $12,999.99          5,186            63,880,509.58           8.60
$13,000 to $13,999.99          1,393            18,723,748.62           2.52
$14,000 to $14,999.99            861            12,471,321.70           1.68
$15,000 to $15,999.99            556             8,607,804.21           1.16
$16,000 to $16,999.99            533             8,784,367.36           1.18
$17,000 to $17,999.99            574            10,020,926.51           1.35
$18,000 to $18,999.99            630            11,654,461.55           1.57
$19,000 to $19,999.99            506             9,874,960.18           1.33
$20,000 to $20,999.99            411             8,429,673.33           1.13
$21,000 to $21,999.99            356             7,636,039.65           1.03
$22,000 to $22,999.99            349             7,858,888.68           1.06
$23,000 to $23,999.99            216             5,077,501.33           0.68
$24,000 to $24,999.99            283             6,926,193.39           0.93
$25,000 to $25,999.99            259             6,606,692.30           0.89
$26,000 to $26,999.99            217             5,755,360.15           0.77
$27,000 to $27,999.99            209             5,743,033.80           0.77
$28,000 to $28,999.99            151             4,306,817.60           0.58
$29,000 to $29,999.99            160             4,727,064.86           0.64
$30,000 and above              1,552            61,899,946.29           8.33
     Total                    84,461          $742,794,276.40         100.00%




(1) Borrowers generally have more than one outstanding loan. The average aggregate outstanding principal balance of loans per borrower is $17,231.41, with respect to the Initial Financed Student Loans, as of the Statistical Cutoff Date. Some borrowers have both loans which are Initial Financed Student Loans. If both pools were combined, the number of borrowers would be 34,958 and the average outstanding principal balance per borrower would be $21,248.19.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $31,887,040.83 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $18,240,254.50 as of the Statistical Cutoff Date.

 DISTRIBUTION OF INITIAL POOLS BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE
                             STATISTICAL CUTOFF DATE

                                         INITIAL POOL 1                                   INITIAL POOL 2
                           --------------------------------------------    ----------------------------------------------
                                           AGGREGATE        PERCENT OF                                         PERCENT OF
                                          OUTSTANDING         INITIAL                                            INITIAL
MONTHS TO                  NUMBER OF       PRINCIPAL          POOL 1      NUMBER OF    AGGREGATE OUTSTANDING     POOL 2
SCHEDULED MATURITY         LOANS(1)        BALANCE(2)         BALANCE       LOANS      PRINCIPAL BALANCE (3)     BALANCE
----------------------    ------------    ----------        ----------   -----------  -----------------------   ----------

24 and below(1)                450          $69,383.65           0.02%          62               $79,352.97          0.03%
25 to 48                        91          191,779.60           0.04          143               275,994.71          0.10
49 to 60                        59          192,075.91           0.04           83               320,783.25          0.11
61 to 72                        72          181,628.96           0.04           86               341,128.67          0.12
73 to 84                        91          264,074.18           0.06          164               672,014.51          0.23
85 to 96                       803        2,986,515.51           0.66          653             3,523,637.21          1.21
97 to 108                    2,833       11,879,765.23           2.62        1,744            12,879,405.85          4.44
109 to 120                   8,740       48,482,374.57          10.71        3,659            31,622,127.40         10.90
121 to 180                  24,737      198,715,219.66          43.91       12,646           116,774,566.62         40.24
181 to 240                   3,038       28,030,323.93           6.19        1,250            14,668,334.57          5.05
241 and above               14,298      161,601,113.49          35.71        8,759           109,042,675.95         37.58

     Total                  55,212     $452,594,254.69         100.00%      29,249          $290,200,021.71        100.00%


                                              TOTAL
                        --------------------------------------------------

                                                              PERCENT OF
MONTHS TO               NUMBER OF    AGGREGATE OUTSTANDING   INITIAL POOL
SCHEDULED MATURITY        LOANS        PRINCIPAL BALANCE        BALANCE
---------------------- ------------  ----------------------  --------------

24 and below(1)              512            $148,736.62           0.02%
25 to 48                     234             467,774.31           0.06
49 to 60                     142             512,859.16           0.07
61 to 72                     158             522,757.63           0.07
73 to 84                     255             936,088.69           0.13
85 to 96                   1,456           6,510,152.72           0.88
97 to 108                  4,577          24,759,171.08           3.33
109 to 120                12,399          80,104,501.97          10.78
121 to 180                37,383         315,489,786.28          42.47
181 to 240                 4,288          42,698,658.50           5.75
241 and above             23,057         270,643,789.44          36.44

     Total                84,461        $742,794,276.40         100.00%



(1) Determined from the Statistical Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $31,887,040.83 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $18,240,254.50 as of the Statistical Cutoff Date.

       DISTRIBUTION OF INITIAL POOLS BY BORROWER PAYMENT STATUS AS OF THE
                            STATISTICAL CUTOFF DATE

                                                INITIAL POOL 1                                     INITIAL POOL 2
                               -------------------------------------------------  ------------------------------------------------
                                                AGGREGATE          PERCENT OF                       AGGREGATE          PERCENT OF
                               NUMBER OF       OUTSTANDING       INITIAL POOL 1   NUMBER OF        OUTSTANDING        INITIAL POOL
PAYMENT STATUS                   LOANS     PRINCIPAL BALANCE (2)     BALANCE        LOANS     PRINCIPAL BALANCE (3)    2 BALANCE
--------------                 ----------  ---------------------  -------------  ----------   ---------------------   ------------
In School(1)                      1,646        $13,081,789.15            2.89%         244           $2,315,382.65         0.80%
Grace                            31,428        268,513,599.03           59.33       15,850          148,967,651.10         51.33
Deferral                          3,925         40,585,865.73            8.97        4,206           40,644,889.38         14.01
Forbearance                       2,479         21,297,887.62            4.71        2,114           21,998,990.15          7.58
Repayment
    First year in repayment      11,891         89,220,257.20           19.71        3,749           53,548,554.11         18.45
    Second year in repayment      2,976         15,024,417.81            3.32        2,430           18,352,885.66          6.32
    More than two years             867          4,870,438.15            1.08          656            4,371,668.66          1.51
      in repayment

         Total                   55,212       $452,594,254.69          100.00%      29,249         $290,200,021.71        100.00%

                                                    TOTAL
                                   ----------------------------------------------
                                                   AGGREGATE
                                   NUMBER         OUTSTANDING        PERCENT OF
PAYMENT STATUS                     OF LOANS    PRINCIPAL BALANCE    POOL BALANCE
--------------                     --------    -------------------  -------------
In School(1)                         1,890        $15,397,171.80        2.07%
Grace                               47,278        417,481,250.13       56.20
Deferral                             8,131         81,230,755.11       10.94
Forbearance                          4,593         43,296,877.77        5.83
Repayment
    First year in repayment         15,640        142,768,811.31       19.22
    Second year in repayment         5,406         33,377,303.47        4.49
    More than two years              1,523          9,242,106.81        1.24
      in repayment

         Total                      84,461       $742,794,276.40      100.00%

(1) Refers to the status of the borrower of each Initial Financed Student Loan to be added, as of the Statistical Cutoff Date: such borrower may still be attending an undergraduate institution or a graduate school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $31,887,040.83 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $18,240,254.50 as of the Statistical Cutoff Date.

       INITIAL POOLS SCHEDULED WEIGHTED AVERAGE MONTHS REMAINING IN STATUS
                  BY CURRENT BORROWER PAYMENT STATUS AS OF THE
                           STATISTICAL CUTOFF DATE(1)

                                     INITIAL POOL 1                                         INITIAL POOL 2
--------------    ------------------------------------------------------  -------------------------------------------- ---------
PAYMENT STATUS    IN-SCHOOL    GRACE     DEFERRAL  FORBEARANCE REPAYMENT  IN-SCHOOL    GRACE     DEFERRAL  FORBEARANCE REPAYMENT
--------------    ---------    -----     --------  ----------- ---------  ---------    -----     --------  ----------- ---------
In-School           11.43       8.59                            161.40      0.52       8.92                            163.38
Grace                           5.87                            170.86                 5.96                            169.62
Deferral                                  12.36                 223.61                            9.54                 177.26
Forbearance                                           4.87      168.07                                       5.18      173.56
Repayment                                                       186.09                                                 220.92

     Total          11.43       6.00      12.36       4.87      178.86      0.52       6.01       9.54       5.18      184.42



                                        TOTAL
--------------    ------------------------------------------------------
PAYMENT STATUS    IN-SCHOOL    GRACE     DEFERRAL  FORBEARANCE REPAYMENT
--------------    ---------    -----     --------  ----------- ---------
In-School          9.79       8.64                               161.70
Grace                         5.90                               170.41
Deferral                                10.95                    200.42
Forbearance                                         5.03         170.86
Repayment                                                        200.42

     Total         9.79       6.00      10.95       5.03         181.03


(1) Determined without giving effect to any Deferral Periods or Forbearance Periods that may be granted in the future.

    INITIAL POOLS GEOGRAPHIC DISTRIBUTION OF STATES REPRESENTING MORE THAN 4%
       OF THE AGGREGATE POOL BALANCE AS OF THE STATISTICAL CUTOFF DATE(1)


                                 INITIAL POOL 1                                               INITIAL POOL 2
                     ----------------------------------------                     ------------------------------------------
                                   AGGREGATE      PERCENT OF                                    AGGREGATE      PERCENT OF
                                  OUTSTANDING       INITIAL                                    OUTSTANDING       INITIAL
                     NUMBER        PRINCIPAL        POOL 1                        NUMBER        PRINCIPAL        POOL 1
                    OF LOANS       BALANCE (2)      BALANCE                      OF LOANS       BALANCE (2)      BALANCE
                    --------      ------------    ----------                     --------      ------------    ----------
New York               11,015    $86,454,550.69       19.10%   New York            4,048   $43,709,905.38        15.06%
California              6,672     58,063,165.74       12.83    California          4,320    42,818,007.55        14.75
Ohio                    3,715     25,230,144.97        5.57    Massachusetts       1,597    16,207,162.16         5.58
Florida                 2,528     22,744,360.95        5.03    Florida             1,310    14,594,176.05         5.03
Massachusetts           2,623     22,274,823.22        4.92    New Jersey          1,362    13,866,073.27         4.78
New Jersey              2,181     20,743,268.61        4.58    Pennsylvania        1,397    13,726,894.97         4.73
Pennsylvania            2,446     20,162,945.16        4.45    Illinois            1,334    13,622,391.76         4.69
Illinois                1,923     18,810,878.48        4.16    Ohio                1,299    11,799,215.73         4.07
All Other States (4)   22,109    178,110,116.87       39.35    All Other          12,582   119,856,194.84        41.30
                                                               States(4)

     Total             55,212   $452,594,254.69      100.00%   Total              29,249  $290,200,021.71       100.00%



                                    TOTAL
                   ------------------------------------------
                                      AGGREGATE      PERCENT OF
                                      OUTSTANDING     INITIAL
                      NUMBER           PRINCIPAL      POOL 1
                     OF LOANS          BALANCE (2)    BALANCE
                   ------------    ----------      -----------
  New York             15,063        $130,164,456.07    17.52%
  California           10,992         100,881,173.29    13.58
  Massachusetts         4,220          38,481,985.38     5.18
  Florida               3,838          37,338,537.00     5.03
  Ohio                  5,014          37,029,360.70     4.99
  New Jersey            3,543          34,609,341.88     4.66
  Pennsylvania          3,843          33,889,840.13     4.56
  Illinois              3,257          32,433,270.24     4.37
  All Other States(4)  34,691         297,966,311.71    40.11


  Total                84,461        $742,794,276.40   100.00%




(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans shown on the Master Servicer's or a Sub-Servicer's records as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon of $31,887,040.83 as of the Statistical Cut-Off Date to be capitalized upon commencement of repayment.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon of $18,240,254.50 as of the Statistical Cut-Off Date to be capitalized upon commencement of repayment.

(4) Includes all other states, none of which exceeds 4% of the Initial Pool Balance.

   DISTRIBUTION OF INITIAL POOLS BY LOAN REPAYMENT TERM AS OF THE STATISTICAL
                                  CUTOFF DATE

                                            INITIAL POOL 1                                      INITIAL POOL 2
                              ------------------------------------------------  ---------------------------------------------
                                             AGGREGATE                                          AGGREGATE
                                            OUTSTANDING        PERCENT OF                      OUTSTANDING         PERCENT OF
LOAN                         NUMBER          PRINCIPAL       INITIAL POOL 1      NUMBER         PRINCIPAL        INITIAL POOL 2
REPAYMENT TERMS             OF LOANS        BALANCE(1)           BALANCE        OF LOANS        BALANCE(2)          BALANCE
                            --------        ----------           -------        --------        ----------          -------
Level Payment                   39,274      $285,691,614.32          63.12%        19,487     $182,631,532.76        62.93%
Income Sensitive                     0                 0.00              0             36          292,025.86         0.10
Interest Only(3)                     0                 0.00              0              0                0.00         0.00
Graduated Payment(4)             1,024        18,951,389.78           4.19          1,208       21,529,757.99         7.42
Other (5)                       14,914       147,951,250.59          32.69          8,518       85,746,705.10        29.55

     Total                      55,212      $452,594,254.69         100.00%        29,249     $290,200,021.71       100.00%

                                                   TOTAL
                              -----------------------------------------------
                                               AGGREGATE
                                               OUTSTANDING       PERCENT OF
LOAN                           NUMBER           PRINCIPAL       INITIAL POOL
REPAYMENT TERMS               OF LOANS          BALANCE            BALANCE
                              --------          -------            -------
Level Payment                   58,761       $468,323,147.08         63.05%
Income Sensitive                    36            292,025.86          0.04
Interest Only(3)                     0                  0.00          0.00
Graduated Payment(4)             2,232         40,481,147.77          5.45
Other (5)                       23,432        233,697,955.69         31.46

     Total                      84,461       $742,794,276.40        100.00%




(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $31,887,040.83 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $18,240,254.50 as of the Statistical Cutoff Date.

(3) Student Loans with interest only repayment terms require borrowers to make payments of interest only for the first two years after entering repayment and thereafter to make level payments (made up of both principal and interest) which will amortize the then outstanding principal balance of the loan over the then remaining term.

(4) Student Loans with graduated repayment terms require borrowers to make payments of interest only for the first two years after entering repayment which increase over the next three years to a level payment amount which will amortize the then outstanding principal balance of the loan over the then remaining term.

(5) Loan not yet in repayment status, but to enter repayment status upon receipt of a repayment schedule.

                                                        INITIAL POOL 1                                 INITIAL POOL 2
                                        ---------------------------------------------   -------------------------------------------
                                                         AGGREGATE        PERCENT OF                     AGGREGATE       PERCENT OF
                                                        OUTSTANDING         INITIAL                     OUTSTANDING        INITIAL
                                        NUMBER OF        PRINCIPAL          POOL 1      NUMBER OF        PRINCIPAL         POOL 2
DATE OF DISBURSEMENT(1)                   LOANS         BALANCE(2)          BALANCE       LOANS         BALANCE(3)         BALANCE
-----------------------                   -----         ----------          -------       -----         ----------         -------
Pre October 1, 1993                            73          $520,035.61         0.11%          673       $4,545,969.43        1.57%
October 1, 1993 to September 30, 1998      50,648       401,436,545.19        88.70        25,721      236,864,437.02       81.62
October 1, 1998 to Present                  4,491        50,637,673.89        11.19         2,855       48,789,615.26       16.81

Total                                      55,212      $452,594,254.69       100.00%       29,249     $290,200,021.71      100.00%

                                                               TOTAL
                                            --------------------------------------------
                                                           AGGREGATE        PERCENT OF
                                                          OUTSTANDING        INITIAL
                                            NUMBER OF      PRINCIPAL           POOL
DATE OF DISBURSEMENT(1)                       LOANS         BALANCE          BALANCE
-----------------------                       -----         -------          -------
Pre October 1, 1993                             746        $5,066,005.04        0.68%
October 1, 1993 to September 30, 1998        76,369       638,300,982.21       85.93
October 1, 1998 to Present                    7,346        99,427,289.15       13.39

Total                                        84,461      $742,794,276.40      100.00%




(1) Federal Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 100% of the Guarantee Payments. Federal Loans disbursed on or after October 1, 1993 (but before October 1, 1998) are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to a maximum of 98% of the Guarantor Payments. Federal Loans first disbursed on or after October 1, 1998 are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 95% of the Guarantee Payments. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs" and "--Insurance of Student Loans; Guarantors of Student Loans" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $31,887,040.83 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $18,240,254.50 as of the Statistical Cutoff Date.

                        DISTRIBUTION OF INITIAL POOLS BY
         NUMBER OF DAYS OF DELINQUENCY AS OF THE STATISTICAL CUTOFF DATE

                                        INITIAL POOL 1                                        INITIAL POOL 2
                      -------------------------------------------------     -------------------------------------------------
                                        AGGREGATE           PERCENT OF                        AGGREGATE           PERCENT OF
                      NUMBER OF        OUTSTANDING        INITIAL POOL 1    NUMBER OF        OUTSTANDING        INITIAL POOL 2
DAYS DELINQUENT         LOANS     PRINCIPAL BALANCE(1)       BALANCE          LOANS     PRINCIPAL BALANCE(2)       BALANCE
---------------         -----     --------------------       -------          -----     --------------------       -------
      Current           54,605        $446,938,695.70         98.75%          28,466      $283,031,802.42           97.53%
       31-60               453           4,250,800.53          0.94              616         5,450,074.53            1.88
       61-90               123           1,077,968.25          0.24              167         1,718,144.76            0.59
    91 or more              31             326,790.21          0.07                0                 0.00            0.00
     Total              55,212        $452,594,254.69        100.00%          29,249      $290,200,021.71          100.00%

                                              TOTAL
                        -------------------------------------------------
                                          AGGREGATE           PERCENT OF
                        NUMBER OF        OUTSTANDING         INITIAL POOL
DAYS DELINQUENT           LOANS       PRINCIPAL BALANCE        BALANCE
---------------           -----       -----------------        -------
      Current              83,071       $729,970,498.12         98.27%
       31-60                1,069          9,700,875.06          1.31
       61-90                  290          2,796,113.01          0.38
    91 or more                 31            326,790.21          0.04
     Total                 84,461       $742,794,276.40        100.00%



(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $31,887,040.83 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $18,240,254.50 as of the Statistical Cutoff Date.

SUBSEQUENT POOL STUDENT LOANS

         Set forth below in the following tables is a description of certain additional characteristics of the Subsequent Pool Student Loans as of the Statistical Cutoff Date. Unless otherwise specified, percentages are of the subsequent pool principal balances (including certain interest accrued to be capitalized). Regularly scheduled payments and prepayments of such Subsequent Pool Student Loans (which are prepayable at any time) between the Statistical Cutoff Date and the date as of which such Student Loans are transferred to the Eligible Lender Trustee on behalf of the Trust will affect the balances and percentages set forth herein. Moreover, such Subsequent Pool Student Loans may become delinquent (or more delinquent) between the Statistical Cutoff Date and the date of transfer to the Trust. While the statistical distribution of the final characteristics of the Subsequent Pool Student Loans when transferred to the Trust will vary somewhat from the statistical information presented below, the Seller does not believe that the characteristics of such Subsequent Pool Student Loans will vary materially.

                 COMPOSITION AS OF THE STATISTICAL CUTOFF DATE

KEYCORP STUDENT LOAN TRUST                                     SUBSEQUENT POOL 1             SUBSEQUENT POOL 2
--------------------------                                     -----------------             -----------------

Aggregate Outstanding Balance(1)                                  $121,603,388.55                $53,599,136.40
Number of Borrowers

                                                                            6,481                         3,589

Average Outstanding Balance Per Borrower                              $ 18,763.06                   $ 14,934.28

Number of Loans                                                             9,101                         6,074

Average Outstanding Balance Per Loan                                  $ 13,361.54                    $ 8,824.36

Weighted Average Remaining Term to Maturity(2)                             169.30 mo.                    178.91 mo.

Weighted Average Annual Borrower Interest Rate(3)                            6.96%                         7.59%


(1) Includes in each case net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $2,504,709.33 with respect to the Subsequent Pool 1 Student Loans and $3,415,701.51, with respect to the Subsequent Pool 2 Student Loans, in each case as of the Statistical Cutoff Date.

(2) Determined from the Statistical Cutoff Date to the stated maturity date of the applicable Subsequent Pool 1 Student Loans or Subsequent Pool 2 Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any Deferral Periods or Forbearance Periods that may be granted in the future. See "The Student Loan Financing Business" in the Prospectus.

(3) Determined using the borrower interest rates exclusive of Special Allowance Payments applicable to the Subsequent Pool 1 Student Loans and the Subsequent Pool 2 Student Loans as of the Statistical Cutoff Date. However, because all the Subsequent Pool 1 Student Loans and the Subsequent Pool 2 Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing rate will remain applicable to the Subsequent Pool 1 Student Loans and the Subsequent Pool 2 Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business" in the Prospectus. The weighted average spread, with respect to the Subsequent Pool 1 Student Loans, including Special Allowance Payments, to the 91-day Treasury Bill Rate or 52-week Treasury Bill Rate, as applicable, was 2.29% as of the Statistical Cutoff Date and would have been 2.60% if all of the Student Loans were in repayment as of the Statistical Cutoff Date. The weighted average spread, with respect to the Subsequent Pool 2 Student Loans, including Special Allowance Payments, to the 91-day Treasury Bill Rate or 52-week Treasury Bill Rate, as applicable, was 2.87% as of the Statistical Cutoff Date and would have been 3.14% if all of the Student Loans were in repayment as of the Statistical Cutoff Date.

DISTRIBUTION OF SUBSEQUENT POOLS BY LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

                                 SUBSEQUENT POOL 1                                            SUBSEQUENT POOL 2
                   -------------------------------------------------       ------------------------------------------------------
                                    AGGREGATE            PERCENT OF                         AGGREGATE                PERCENT OF
                                    OUTSTANDING          SUBSEQUENT                         OUTSTANDING              SUBSEQUENT
                   NUMBER OF        PRINCIPAL              POOL 1          NUMBER OF        PRINCIPAL                  POOL 2
LOAN TYPE            LOANS          BALANCE (1)           BALANCE            LOANS          BALANCE (2)               BALANCE
---------          ---------        -----------          -----------       ---------        -----------              ------------
Stafford Loans       4,305          $72,343,930.10          59.49%            3,316          $29,125,172.71            54.34%

Private Loans        4,796           49,259,458.45          40.51             2,758          $24,473,963.69
                                                                                                                       45.66

     Total           9,101         $121,603,388.55         100.00%            6,074          $53,599,136.40           100.00%


(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $2,504,709.33 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,415,701.51 as of the Statistical Cutoff Date.

                  DISTRIBUTION OF SUBSEQUENT POOLS BY BORROWER
                INTEREST RATE AS OF THE STATISTICAL CUTOFF DATE


                                 SUBSEQUENT POOL 1                                            SUBSEQUENT POOL 2
                   -------------------------------------------------       ------------------------------------------------------
                                    AGGREGATE            PERCENT OF                         AGGREGATE                PERCENT OF
                                    OUTSTANDING          SUBSEQUENT                         OUTSTANDING              SUBSEQUENT
INTEREST           NUMBER OF        PRINCIPAL              POOL 1          NUMBER OF        PRINCIPAL                  POOL 2
  RATE               LOANS          BALANCE (2)           BALANCE            LOANS          BALANCE (3)               BALANCE
--------           ---------        -----------          -----------       ---------        -----------              ------------
7.000% and less(1)   4,092          $69,004,051.26          56.75%            1,153         $11,582,428.31             21.61%

7.001% to 7.500%       216            3,155,805.49           2.60             1,341          10,857,114.45             20.26

7.501% to 8.000%     4,577           47,366,914.41          38.95             1,334          10,648,492.94             19.87

8.001% to 8.500%       216            2,076,617.39           1.71             2,246          20,511,100.70             38.27


     Total           9,101         $121,603,388.55         100.00%            6,074         $53,599,136.40            100.00%


(1) Determined using the interest rates applicable to the Subsequent Pool 1 Student Loans and the Subsequent Pool 2 Student Loans as of the Statistical Cutoff Date. However, because all the Subsequent Pool 1 Student Loans and the Subsequent Pool 2 Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing information will remain applicable to the Subsequent Pool 1 Student Loans or the Subsequent Pool 2 Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $2,504,709.33 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,415,701.51 as of the Statistical Cutoff Date.


                 DISTRIBUTION OF SUBSEQUENT POOLS BY OUTSTANDING
              PRINCIPAL BALANCE AS OF THE STATISTICAL CUTOFF DATE

                                 SUBSEQUENT POOL 1                                            SUBSEQUENT POOL 2
                   -------------------------------------------------       ------------------------------------------------------
                                       AGGREGATE         PERCENT OF                         AGGREGATE                PERCENT OF
OUTSTANDING                            OUTSTANDING       SUBSEQUENT                         OUTSTANDING              SUBSEQUENT
PRINICPAL              NUMBER OF       PRINCIPAL           POOL 1          NUMBER OF        PRINCIPAL                  POOL 2
BALANCE                  LOANS(1)      BALANCE (2)        BALANCE            LOANS          BALANCE (3)               BALANCE
---------          --------------      ------------      -----------       ---------        --------------           ------------
Less than $1,000.00         14      $     11,180.87          0.01%             79           $    48,626.07             0.09%
$1,000 to $1,999.99         74           109,410.12          0.09             180               272,075.75             0.51
$2,000 to $2,999.99        174           422,103.54          0.35             253               627,606.50             1.17
$3,000 to $3,999.99        225           773,443.73          0.64             301             1,054,705.59             1.97
$4,000 to $4,999.99        260         1,139,086.53          0.94             329             1,461,663.98             2.73
$5,000 to $5,999.99        414         2,220,397.47          1.83             435             2,390,438.90             4.46
$6,000 to $6,999.99        344         2,208,112.62          1.82             278             1,809,211.06             3.38
$7,000 to $7,999.99        309         2,316,367.31          1.90             313             2,364,642.67             4.41
$8,000 to $8,999.99      1,143         9,549,832.06          7.85           1,622            13,774,395.74            25.70
$9,000 to $9,999.99        302         2,864,812.67          2.36             233             2,198,023.38             4.10
$10,000 to $10,999.99      455         4,774,354.01          3.93             380             3,983,670.17             7.43
$11,000 to $11,999.99      244         2,804,761.00          2.31             940            10,610,253.16            19.80
$12,000 to $12,999.99      276         3,452,327.67          2.84              96             1,198,838.34             2.24
$13,000 to $13,999.99      248         3,354,350.31          2.76              91             1,232,168.14             2.30
$14,000 to $14,999.99      199         2,886,041.96          2.37              61               888,854.62             1.66
$15,000 to $15,999.99      286         4,468,529.01          3.67              54               836,637.33             1.56
$16,000 to $16,999.99      219         3,598,812.28          2.96              62             1,023,001.70             1.91
$17,000 to $17,999.99      146         2,557,385.71          2.10              85             1,471,844.86             2.75
$18,000 to $18,999.99    3,215        59,466,825.19         48.90              51               945,917.38             1.76
$19,000 or more            554        12,625,254.49         10.38             231             5,406,561.06            10.09


     Total               9,101      $121,603,388.55        100.00%          6,074           $53,599,136.40           100.00%


(1) Borrowers generally have more than one outstanding loan. The average aggregate outstanding principal balance of loans per borrower is $18,763.06, with respect to the Subsequent Pool 1 Student Loans, and $14,934.28, with respect to the Subsequent Pool 2 Student Loans, in each case as of the Statistical Cutoff Date. Some borrowers have both loans which are Subsequent Pool 1 Student Loans and loans which are Subsequent Pool 2 Student Loans. If both pools were combined, the number of borrowers would be 8,651 and the average outstanding principal balance per borrower would be $20,252.29.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $2,504,709.33 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,415,701.51 as of the Statistical Cutoff Date.

               DISTRIBUTION OF SUBSEQUENT POOLS BY REMAINING TERM
            TO SCHEDULED MATURITY AS OF THE STATISTICAL CUTOFF DATE


                                 SUBSEQUENT POOL 1                                            SUBSEQUENT POOL 2
                   -------------------------------------------------       ------------------------------------------------------
                                    AGGREGATE            PERCENT OF                         AGGREGATE                PERCENT OF
MONTHS TO                           OUTSTANDING          SUBSEQUENT                         OUTSTANDING              SUBSEQUENT
SCHEDULED          NUMBER OF        PRINCIPAL              POOL 1          NUMBER OF        PRINCIPAL                  POOL 2
MATURITY             LOANS          BALANCE (2)           BALANCE            LOANS          BALANCE (3)               BALANCE
---------          ---------        -----------          -----------       ---------        -----------              ------------
12 and below(1)                                             0.00%               3         $      989.64                 0.00%
13 to 24                7           $      6,422.58         0.01                8              6,369.03                 0.01
25 to 36               26                 27,249.51         0.02                9             12,308.43                 0.02
37 to 48               45                 80,842.70         0.07                7             12,441.43                 0.02
49 to 60               59                162,920.89         0.13               12             22,360.41                 0.04
61 to 72               58                148,840.57         0.12                9             18,656.42                 0.03
73 to 84               67                217,150.94         0.18               13             35,465.46                 0.07
85 to 96               91                329,219.94         0.27                9             26,781.23                 0.05
97 to 108              63                240,476.86         0.20               33            117,588.91                 0.22
109 to 120          2,050             33,036,220.40        27.17              818          6,724,163.27                12.55
121 to 180          2,517             40,315,703.89        33.15            2,484         22,489,135.86                41.96
181 to 240            341              1,968,728.51         1.62              370          3,349,159.53                 6.25
241 and above       3,777             45,069,611.76        37.06            2,299         20,783,716.78                38.78

     Total          9,101           $121,603,388.55       100.00%           6,074        $53,599,136.40               100.00%

(1) Determined from the Statistical Cutoff Date to the stated maturity date of the applicable Subsequent Pool 1 Student Loan or Subsequent Pool 2 Student Loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $2,504,709.33 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,415,701.51 as of the Statistical Cutoff Date.

                  DISTRIBUTION OF SUBSEQUENT POOLS BY BORROWER
                PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

                                 SUBSEQUENT POOL 1                                            SUBSEQUENT POOL 2
                   -------------------------------------------------       ------------------------------------------------------
                                    AGGREGATE            PERCENT OF                         AGGREGATE                PERCENT OF
                                    OUTSTANDING          SUBSEQUENT                         OUTSTANDING              SUBSEQUENT
   PAYMENT         NUMBER OF        PRINCIPAL              POOL 1          NUMBER OF        PRINCIPAL                  POOL 2
   STATUS            LOANS          BALANCE (2)           BALANCE            LOANS          BALANCE (3)               BALANCE
--------------     ---------        --------------       -----------       ---------        -------------           ------------
In School(1)            0                    0.00           0.00%              260         $ 2,367,705.75               4.42%
Grace               8,635         $115,982,082.43          95.38             4,377          39,450,324.00              73.60

Deferral               34              397,455.27           0.33                               811,467.81               1.51
                                                                                96

Forbearance            66              883,129.28           0.73                             2,532,262.36               4.72
                                                                               265

Repayment

First year
 in repayment         366            4,340,721.57           3.57             1,040           8,311,540.13              15.51

Second year
 in repayment           0                    0.00           0.00                36             125,836.35               0.23

     Total          9,101         $121,603,388.55         100.00%            6,074         $53,599,136.40             100.00%


(1) Refers to the status of the borrower of each Subsequent Pool 1 Student Loan or Subsequent Pool 2 Student Loan to be added, in each case, as of the Statistical Cutoff Date: such borrower may still be attending an undergraduate institution or a graduate school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "The Student Loan Financing Business" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $2,504,709.33 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,415,701.51 as of the Statistical Cutoff Date.

      SUBSEQUENT POOL SCHEDULED WEIGHTED AVERAGE MONTHS REMAINING IN STATUS
                  BY CURRENT BORROWER PAYMENT STATUS AS OF THE
                           STATISTICAL CUTOFF DATE(1)


                                   SUBSEQUENT POOL 1                                          SUBSEQUENT POOL 2
               ----------------------------------------------------------   -------------------------------------------------------
PAYMENT
STATUS          IN-SCHOOL    GRACE    DEFERRAL   FORBEARANCE   REPAYMENT    IN-SCHOOL   GRACE   DEFERRAL   FORBEARANCE   REPAYMENT
-------        -----------  -------  ---------   -----------   ----------   ---------  ------   --------   -----------   ----------

In-School                                                                     1.01      8.12                              198.90
Grace                        5.30                                166.48                 5.52                              181.73
Deferral                               7.71                      113.30                          16.48                    118.39
Forbearance                                        7.56          115.63                                        4.20       147.53
Repayment                                                        116.55                                                   144.14
     Total                   5.30      7.71        7.56          164.16       1.01      5.67     16.48         4.20       174.00


(1) Determined without giving effect to any Deferral Periods or Forbearance Periods that may be granted in the future.

         SUBSEQUENT POOL GEOGRAPHIC DISTRIBUTION OF STATES REPRESENTING
                   MORE THAN 4% OF THE AGGREGATE POOL BALANCE
                      AS OF THE STATISTICAL CUTOFF DATE(1)

                                 SUBSEQUENT POOL 1                                                  SUBSEQUENT POOL 2
                   ----------------------------------------------                 -------------------------------------------------
                                   AGGREGATE         PERCENT OF                                   AGGREGATE           PERCENT OF
                                   OUTSTANDING        INITIAL                                     OUTSTANDING         SUBSEQUENT
                     NUMBER OF     PRINCIPAL            POOL                       NUMBER OF      PRINCIPAL              POOL
                       LOANS       BALANCE (2)        BALANCE                        LOANS        BALANCE (3)         BALANCE
                   -----------     ------------    --------------                 ------------    ------------        -------------
New York              1,933      $ 29,248,278.03      24.05%      New York           1,350       $ 12,931,225.12         24.13%
California            1,036        13,923,024.63      11.45       California           662          5,939,609.34         11.08
Massachusetts           517         6,755,174.88       5.56       Massachusetts        352          3,318,731.43          6.10
Pennsylvania            511         6,238,172.92       5.13       New Jersey           322          3,074,606.53          5.74
Illinois                452         6,078.785.29       5.00       Florida              245          2,387,982.09          4.46
New Jersey              413         5,858,487.81       4.82
Virginia                467         5,758,747.15       4.74

All Other States(4)   3,772        47,742,717.84      39.26       All other          3,143         25,946,981.89         48.41
                                                                   States(4)

     Total            9,101      $121,603,388.55     100.00                          6,074        $53,599,136.40        100.00%


(1) Based on the permanent billing addresses of the borrowers of the Subsequent Pool 1 Student Loans and the Subsequent Pool 2 Student Loans shown on the Master Servicer's or a Sub-Servicer's records as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon of $2,504,709.33 as of the Statistical Cut-Off Date to be capitalized upon commencement of repayment.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon of $3,415,701.51 as of the Statistical Cut-Off Date to be capitalized upon commencement of repayment.

(4) Includes all other states, none of which exceeds 4% of the Initial Pool Balance.

                              SUBSEQUENT POOLS DISTRIBUTION BY LOAN REPAYMENT TERM AS OF THE STATISTICAL CUTOFF DATE

                                   SUBSEQUENT POOL 1                                         SUBSEQUENT POOL 2
                      -------------------------------------------------------   ----------------------------------------------------
                                                                                                AGGREGATE
LOAN REPAYMENT         NUMBER    AGGREGATE OUTSTANDING  PERCENT OF SUBSEQUENT     NUMBER       OUTSTANDING     PERCENT OF SUBSEQUENT
TERMS                 OF LOANS   PRINCIPAL BALANCE(1)     POOL 1 BALANCE        OF LOANS  PRINCIPAL BALANCE(2)     POOL 2 BALANCE
-----                 --------   --------------------     --------------        --------  --------------------     --------------

Level Payment
Interest Only(3)
Graduated Payment(4)
Other(5)               9,101        $121,603,388.55            100.00%             6,074      $53,599,136.40         100.00%

          Total        9,101        $121,603,388.55            100.00%             6,074      $53,599,136.40         100.00%

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $2,504,709.33 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,415,701.51 as of the Statistical Cutoff Date.

(3) Student Loans with interest only repayment terms require borrowers to make payments of interest only for the first two years after entering repayment and thereafter to make level payments (made up of both principal and interest) which will amortize the then outstanding principal balance of the loan over the then remaining term.

(4) Student Loans with graduated repayment terms require borrowers to make payments of interest only for the first two years after entering repayment which increase over the next three years to a level payment amount which will amortize the then outstanding principal balance of the loan over the then remaining term.

(5) Loan not yet in repayment status, but to enter repayment status upon receipt of a repayment schedule, or information is not available.

 SUBSEQUENT POOLS DISTRIBUTION OF FINANCED FEDERAL LOANS BY DATE OF DISBURSEMENT
                        AS OF THE STATISTICAL CUTOFF DATE


                                                                   SUBSEQUENT POOL 1
                                                                        AGGREGATE             PERCENT OF
                                                                       OUTSTANDING        SUBSEQUENT POOL 1
DATE OF DISBURSEMENT(1)                       NUMBER OF LOANS     PRINCIPAL BALANCE(2)         BALANCE            NUMBER OF LOANS
-------------------------------------         ---------------     -------------------     ----------------        ----------------
Pre October 1, 1993                                      390         $  5,086,072.66              4.18%                     0

October 1, 1993 to September 30, 1998                  7,274           99,987,634.53             82.22                   5825
October 1, 1998 to Present                             1,437           16,529,681.36             13.60                    249

     Total                                             9,101         $121,603,388.55            100.00%                 6,074


                                                  SUBSEQUENT POOL 2
                                                      AGGREGATE             PERCENT OF
                                                     OUTSTANDING         SUBSEQUENT POOL 2
DATE OF DISBURSEMENT(1)                          PRINCIPAL BALANCE(3)         BALANCE
-------------------------------------            --------------------    ------------------
Pre October 1, 1993                                          $0.00               0.00%

October 1, 1993 to September 30, 1998                51,896,460.23              96.82
October 1, 1998 to Present                            1,702,676.17               3.18

     Total                                          $53,599,136.40             100.00%





(1) Federal Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 100% of the Guarantee Payments. Federal Loans disbursed on or after October 1, 1993 (but before October 1, 1998) are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to a maximum of 98% of the Guarantor Payments. Federal Loans first disbursed on or after October 1, 1998 are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 95% of the Guarantee Payments. See "The Student Loan Financing Business-Description of Federal Loans Under the Programs" and "--Insurance of Student Loans; Guarantors of Student Loans" in the Prospectus.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $2,504,709.33 as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,415,701.51 as of the Statistical Cutoff Date.

                DISTRIBUTION OF SUBSEQUENT POOL STUDENT LOANS BY
         NUMBER OF DAYS OF DELINQUENCY AS OF THE STATISTICAL CUTOFF DATE

                                    SUBSEQUENT POOL 1                                             SUBSEQUENT POOL 2
                  ---------------------------------------------------------   ------------------------------------------------------
                   NUMBER   AGGREGATE OUTSTANDING     PERCENT OF SUBSEQUENT    NUMBER   AGGREGATE OUTSTANDING  PERCENT OF SUBSEQUENT
DAYS DELINQUENT   OF LOANS   PRINCIPAL BALANCE(1)         POOL 1 BALANCE      OF LOANS   PRINCIPAL BALANCE(2)     POOL 2 BALANCE
---------------   --------   --------------------         --------------      --------   --------------------     --------------
     0-30          9,101      $121,603,388.55              100.00%              6,074       $53,599,136.40          100%
    31-60            -              -                         -                   -              -                     -
    61-90            -              -                         -                   -              -                     -
   91-120            -              -                         -                   -              -                     -
  121-150            -              -                         -                   -              -                     -
  151-180            -              -                         -                   -              -                     -

     Total         9,101      $121,603,388.55              100.00%              6,074       $53,599,136.40          100%

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $2,504,709.33 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $3,415,701.51 as of the Statistical Cutoff Date.

MATURITY AND PREPAYMENT ASSUMPTIONS

         The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates will be affected by prepayments of the Financed Student Loans that may occur as described below. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time, including by means of Federal Consolidation Loans (as defined in the Prospectus), Federal Direct Consolidation Loans (as defined in the Prospectus) or Private Consolidation Loans (as defined in the Prospectus) or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans.

         To the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans with respect to such Financed Student Loans from the Seller after the end of the Funding Period or from another lender at any time, Noteholders (as defined in the Prospectus ) (and after the Notes have been paid in full, Certificateholders (as defined in the Prospectus )) will collectively receive as a prepayment of principal the aggregate principal amount of such Financed Student Loans. If the Seller makes any such Consolidation Loan during the Funding Period (in which event the Seller will then sell that Consolidation Loan to the Eligible Lender Trustee, to the extent that funds are available in the Escrow Account and during the Funding Period, the Pre-Funding Account, for the purchase thereof), the aggregate outstanding principal balance of Financed Student Loans (after giving effect to the addition of such Consolidation Loans) will be at least equal to and in most cases greater than such balance prior to such prepayment, although the portion of the loan guaranteed will be 98% with respect to any Federal Consolidation Loan disbursed on or after October 1, 1993 even if the Underlying Federal Loans (as defined in the Prospectus) were 100% guaranteed. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs--Federal Consolidation Loans" in the Prospectus. There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans with respect to such Financed Student Loans after the end of the Funding Period or by another lender at any time.

         In addition, the Seller is obligated to repurchase any Financed Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of any of its representations and warranties, and the Master Servicer is obligated to purchase any Financed Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of certain covenants with respect to such Financed Student Loan, in each case where such breach materially adversely affects the interests of the Certificateholders or the Noteholders in that Financed Student Loan and is not cured within the applicable cure period (it being understood that with respect to any Financed Student Loan that has the benefit of a Guarantee Agreement, any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants" in the Prospectus. See also "Description of the Transfer and Servicing Agreements--Additional Fundings" herein and in the Prospectus regarding the prepayment of principal to Noteholders and Certificateholders if as of December 24, 1999 (the "Special Determination Date") the Subsequent Pool Pre-Funded Amount has not been reduced to zero and the prepayment of principal to Noteholders as a result of excess funds remaining on deposit in the Pre-Funding Account at the end of the Funding Period. See also, "--Termination" herein and in the Prospectus regarding the Seller's option to purchase the Financed Student Loans when the aggregate Pool Balance is less than or equal to 5% of the Adjusted Initial Pool Balance and the auction of the Financed Student Loans to occur on or after the November 2009 Distribution Date. Any reinvestment risk from such accelerated payment of principal will be borne by the holders of Notes and Certificates receiving such prepayment.

         On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods (as defined in the Prospectus, each a "Grace Period"), Deferral Periods and, under certain circumstances, Forbearance Periods or as a result of the conveyance of Serial Loans to the Eligible Lender Trustee on behalf of the Trust prior to the end of the Funding Period or of refinancings through Consolidation Loans to the extent such Consolidation Loans are sold to the Eligible Lender Trustee on behalf of the Trust as described above. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Financed Student Loans they are replacing may lengthen the remaining term of the Financed Student Loans and the average life of the Notes and the Certificates. The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates may also be affected by the rate of defaults resulting in losses on defaulted Student Loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto. In addition, the maturity of many of the Financed Student Loans will extend well beyond the Final Maturity Dates of the Notes and the Certificates.

         The rate of prepayment on the Financed Student Loans cannot be predicted. You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans. Reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time you receive payments from the Trust than the interest rates and the spreads that would otherwise have been had prepayments not been made or had prepayments been made at a different time.

         The "Adjusted Initial Pool Balance" will equal approximately $742,794,276 plus the aggregate increase in the Pool Balance during the Funding Period (by the Special Determination Date) occurring as a result of the purchase of Subsequent Pool Student Loans.

INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

         Each Financed Federal Loan will be required to be guaranteed by one of the Federal Guarantors and reinsured by the Department under the Higher Education Act and must be eligible for Special Allowance Payments (as defined in the Prospectus) and, with respect to each Financed Federal Loan that is a Stafford Loan (excluding any Unsubsidized Stafford Loan (as defined in the Prospectus, each an Unsubsidized Stafford Loan ) or Consolidation Loan where none of the Underlying Federal Loans were Unsubsidized Stafford Loans, must be eligible for Interest Subsidy Payments (as defined in the Prospectus) paid by the Department. As of the Statistical Cutoff Date, approximately 52.13% (by aggregate principal balance) of the Initial Financed Student Loans, approximately 59.49% of the Subsequent Pool 1 Student Loans and approximately 54.34% of the Subsequent Pool 2 Student Loans will be Financed Federal Loans. As of the Statistical Cutoff Date, approximately 22.42% (by aggregate principal balance) of the Initial Financed Student Loans, approximately 40.51% of the Subsequent Pool 1 Student Loans and approximately 41.51% of the Subsequent Pool 2 Student Loans will be Guaranteed Private Loans that are required to be guaranteed or insured as to principal and interest by The Educational Resources Institute, Inc. ("TERI") or HEMAR Insurance Corporation of America ("HICA" and together with TERI, the "Private Guarantors"). As of the Statistical Cutoff Date, approximately 25.45% (by aggregate principal balance) of the Initial Financed Student Loans are, approximately 0% of the Subsequent Pool 1 Student Loans and approximately 4.15% of the Subsequent Pool 2 Student Loans will be Non-Guaranteed Private Loans.

         The following tables provide information with respect to the portion of the Financed Student Loans guaranteed by each Guarantor:

          DISTRIBUTION BY GUARANTORS AS OF THE STATISTICAL CUTOFF DATE

                                        INITIAL POOL                                           SUBSEQUENT POOL
                       ------------------------------------------------------   --------------------------------------------------
                                             AGGREGATE                                                AGGREGATE        PERCENT OF
                         NUMBER             OUTSTANDING        PERCENT OF                          OUTSTANDING        SUBSEQUENT
                          OF                 PRINCIPAL        INITIAL POOL       NUMBER OF           PRINCIPAL           POOL
                         LOANS              BALANCE(1)         BALANCE(3)         LOANS              BALANCE(2)        BALANCE(3)
                       ---------        -----------------     ------------      ----------       ---------------    --------------
ASA                      9,653           $100,603,751.23         13.54%           3,916          $52,697,688.51        30.08%
CSAC                        43                211,822.13          0.03            1,789           30,587,778.23        17.46
ECMC                        78                592,710.61          0.08
HICA                     3,159             34,672,489.04          4.67
PHEAA                   15,507            157,473,147.50         21.20            1,648           14,137,974.21         8.07
NSLP                    14,439            128,107,096.51         17.25
TERI                    12,959            131,845,801.01         17.75            7,237           71,510,585.39        40.82
USAF                        26                181,545.29          0.02              218            3,179,875.61         1.81
HESC                         6                 48,229.58          0.01               50              865,786.25         0.49
USAF-ME                      1                  4,871.45          0.00
Unguaranteed            28,590            189,052,812.05         25.45              317            2,222,836.75         1.27

  Total(3)              84,461           $742,794,276.40        100.00%          15,175          175,202,524.95       100.00%


                                                           TOTAL
                       ---------------  --------------------------------------------------
                                                           AGGREGATE
                         NUMBER                            OUTSTANDING      PERCENT OF
                          OF             NUMBER OF         PRINCIPAL          TOTAL POOL
                         LOANS           LOANS             BALANCE       BALANCE(3)
                       ---------       -----------     ------------------- --------------
ASA                      9,653            13,569         $153,301,439.74       16.70%
CSAC                        43             1,832           30,799,600.36        3.36
ECMC                        78                78              592,710.61        0.06
HICA                     3,159             3,159           34,672,489.04        3.78
PHEAA                   15,507            17,155          171,611,121.71       18.69
NSLP                    14,439            14,439          128,107,096.51       13.96
TERI                    12,959            20,196          203,356,386.40       22.15
USAF                        26               244            3,361,420.90        0.37
HESC                         6                56              914,015.83        0.10
USAF-ME                      1                 1                4,871.45        0.00
Unguaranteed            28,590            28,907          191,275,648.80       20.84

  Total(3)              84,461            99,636         $917,996,801.35      100.00%



(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $50,127,295.33 as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $5,920,410.84 as of the Statistical Cutoff Date.

(3) May not equal 100% due to the Non-Guaranteed Private Loans in the pool of Financed Student Loans.

         Federal Reinsurance. Under the Higher Education Act, each Federal Guarantor is reimbursed by the Department pursuant to certain agreements between the Department and such Federal Guarantor up to 100% for amounts paid under its Guarantee Agreement. The amount of such reimbursement is subject to reduction. See "The Student Loan Financing Business--Insurance of Student Loans; Guarantors of Student Loans" in the Prospectus for a description of the federal reinsurance program and factors affecting the Federal Guarantors.

         Guarantors for the Financed Federal Loans. The Higher Education Act requires every state to designate a guarantee agency, either by establishing its own or by designating another guarantee agency. A Guarantor who has been designated by a particular state is obligated to guarantee loans for students who reside or attend school in such state and must agree to provide loans to any such students who are otherwise unable to obtain a loan from any other lender. Guarantee agencies may guarantee a loan made to any eligible borrower and are not limited to guaranteeing loans for students attending institutions in their particular state or region or for their residents attending schools in another state or region.

         The Eligible Lender Trustee has entered into a Guarantee Agreement with each of PHEAA, ASA, CSAC, HESC, USAF, NSLP and ECMC by which each such Federal Guarantor has agreed to serve as Guarantor for certain Financed Federal Loans. PHEAA is the designated Student Loan guarantor for Pennsylvania, West Virginia and Delaware, and has an established operating center in Harrisburg, Pennsylvania. For more information concerning PHEAA, see "The Master Servicer and the Sub-Servicers--PHEAA" herein. ASA is the designated Student Loan guarantor for Massachusetts and the District of Columbia and has an established operating center in Boston, Massachusetts. CSAC is the designated Student Loan guarantor for California, Arizona and Washington and has established an operating center in Rancho Cordova, California. HESC is the designated guarantor for New York, and has established an operating center in Albany, New York. USAF is the designated Student Loan guarantor for Indiana, Kansas, Alaska, Nevada, Wyoming, Maryland, Hawaii and Mississippi and has established an operating center in Fishers, Indiana. NSLP is the designated Student Loan guarantor for Nebraska and has established an operating center in Lincoln, Nebraska. ECMC is the designated Student Loan guarantor for Virginia and has established operating centers in St. Paul, Minnesota and Richmond, Virginia. As of the Statistical Cutoff Date, approximately 21.20%, 13.54%, 0.03%, 0.01%, 0.03%, 17.25% and 0.08%
of the aggregate outstanding principal balance of the Initial Financed Student Loans which are Financed Federal Loans, approximately 0%, 31.01%, 25.15%, 0.71%, 2.61%, 0%, and 0% of the Subsequent Pool 1 Student Loans and approximately 26.38%, 27.96%, 0%, 0%, 0%, 0% and 0% of the Subsequent Pool 2 Student Loans which are Financed Federal Loans were guaranteed by PHEAA, ASA, CSAC, HESC, USAF, NSLP and ECMC, respectively.

         Pursuant to its respective Guarantee Agreement, each Federal Guarantor guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for each Financed Federal Loan guaranteed by it as to which any one of the following events has occurred:

         (a) failure by the borrower thereof to make monthly principal or interest payments on such Financed Federal Loan when due, provided such failure continues for a period of 180 days (or 270 days with respect to Financed Federal Loans for which the first date of delinquency occurs on or after October 7, 1998) (except that such guarantee against such failures will be 98% of principal and accrued interest for loans first disbursed on or after October 1, 1993);

         (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Bankruptcy Code (as defined in the Prospectus);

         (c) the closure of, or false certification of borrower eligibility by, the school;

         (d)      the death of the borrower thereof;

         (e) the total and permanent disability of the borrower thereof to work and earn money or attend school, as certified by a qualified physician; or

         (f) the failure of the borrower's school to pay a refund owed to the borrower, to the extent of the amount of the refund that is allocable to the loan.

         When these conditions are satisfied, the Higher Education Act requires the Guarantor generally to pay the claim within 90 days of its submission by the lender. The obligations of each Federal Guarantor pursuant to their respective Guarantee Agreements are obligations solely of each such Federal Guarantor respectively, and are not supported by the full faith and credit of any state government.

         Each of the Federal Guarantors' guarantee obligations with respect to any Financed Federal Loan are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions include, but are not limited to, the following:

         - the origination and servicing of such Financed Federal Loan being performed in accordance with the Programs, the Higher Education Act and other applicable requirements,

         - the timely payment to the applicable Federal Guarantor, as the case may be, of the guarantee fee payable with respect to such Financed Federal Loan,

         - the timely submission to the applicable Federal Guarantor, as the case may be, of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Federal Loan, and

         - the transfer and endorsement of the promissory note evidencing such Financed Federal Loan to the applicable Federal Guarantor, upon and in connection with making a claim to receive Guarantee Payments thereon.

         Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the applicable Federal Guarantor to honor its respective Guarantee Agreement with respect to such Financed Federal Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Sale and Servicing Agreement, such failure to comply would constitute a breach of the Master Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Seller or the Master Servicer, as the case may be, to repurchase or purchase such Financed Federal Loan or to reimburse the Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "-- Master Servicer Covenants" herein.

         Set forth below is certain current and historical information with respect to PHEAA, ASA and NSLP as of the Statistical Cutoff Date. No such information is provided with respect to CSAC, HESC, USAF and ECMC because the aggregate principal amount of Financed Student Loans guaranteed by each of CSAC, HESC, USAF and ECMC respectively is less than 5% of the sum of the Initial Financed Student Loans and the Subsequent Pool Student Loans.

         Guaranty Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including loans under the Parent Loans for Undergraduate Students program but excluding Federal Consolidation Loans) that have first become guaranteed by PHEAA, ASA and
NSLP) and by all federal guarantors in each of the last five federal fiscal years:*

                     STAFFORD, SLS AND PLUS LOANS GUARANTEED
                              (DOLLARS IN MILLIONS)

FEDERAL FISCAL YEAR               PHEAA              ASA                NSLP
-------------------              ---------         ---------         ---------
1994                             $   1,747         $   1,100         $     378
1995                                 1,808               906               351
1996                                 1,794               716               316
1997                                 1,869               682               397
1998                                 1,784               667               629


      FEDERAL FISCAL YEAR      ALL GUARANTORS
      -------------------      --------------
1994                               $23,053
1995                                20,951
1996                                19,728
1997                                21,409
1998                                22,300

* The information set forth in the table above for all guarantors has been obtained from the Department of Education's Federal Student Loan Programs Data Books and the Department of Education's Quarterly Volume Updates (each, a "DOE Data Book"). Information for each Federal Guarantor was provided by such Federal Guarantor.

         Reserve Ratio. Each Federal Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (a) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (b) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Federal Guarantor minus (x) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such Federal Guarantor to other guarantors, plus (y) the original principal amount of loan guarantees transferred to such Federal Guarantor from other guarantors. ECMC has advised the Seller that ECMC's Agreements with the Department require that on an annual basis, ECMC calculate the amount of reserve funds and the amount of its expenses during the fiscal year in accordance with directions of the Secretary. Unless the Secretary directs otherwise, if the amount of ECMC's reserve funds exceeds 60 percent of the expenses, ECMC shall return the excess reserves to the Secretary at the time of submitting the annual report. The following tables set forth for PHEAA, ASA and NSLP, their respective cumulative cash reserves and corresponding reserve ratios and the national average reserve ratio for all federal guarantors for the last five federal fiscal years:*

                             PHEAA                              ASA                           NSLP
                -------------------------------     -------------------------  -------------------------------
FEDERAL           CUMULATIVE         RESERVE          CUMULATIVE       RESERVE      CUMULATIVE          RESERVE      NATIONAL
FISCAL YEAR     CASH RESERVES         RATIO          CASH RESERVES      RATIO       CASH RESERVES        RATIO       AVERAGE
-----------     -------------         -----          -------------      -----       -------------        -----       -------
                                                (DOLLARS IN MILLIONS)
1994             $   133.63           1.3            $    38.16           0.7       $    16.44            1.3          1.4
1995                 166.31           1.5                 43.06           0.8            18.53            1.3          1.6
1996                 214.74           1.6                 51.08           0.9            21.17            1.3          1.6
1997                 189.35           1.4                 39.29           0.7            24.07            1.2          1.5
1998                 190.65           1.3                 39.02           0.6            30.99            1.3          **

* The information set forth in the tables above with respect to each Federal Guarantor has been obtained from such Federal Guarantor, respectively, and the information with respect to the national average has been obtained from the DOE Data Books.

**       Not Available.

         Recovery Rates. A Federal Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by the Federal Guarantor by the aggregate amount of default claims paid by the Federal Guarantor during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for PHEAA, ASA and NSLP for the last five federal fiscal years:*

                                   RECOVERY RATE
                         -----------------------------------------
FEDERAL FISCAL YEAR        PHEAA             ASA           NSLP
--------------------     ------------------------------------------
1994                       52.9             43.3           19.8
1995                       53.3             43.4           21.3
1996                       55.0             41.3           26.6
1997                       54.8             42.7           31.5
1998                       59.2             49.0           38.4

* The information set forth in the tables above with respect to each Federal Guarantor was provided by such Federal Guarantor.

         Loan Loss Reserve. In the event that a Federal Guarantor receives less than full reimbursement of its guarantee obligations from the Department (see "--Federal Reinsurance" above), such Federal Guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed. Because federal guarantors are no longer reinsured by the Department at 100% (98% for loans disbursed between October 1, 1993 and September 30, 1998 and 95% for loans disbursed on and after October 1, 1998), many federal guarantors have begun to maintain reserves for the 2% to 5% "risk-sharing" associated with these guarantees. In general, the Federal Guarantors use historical default and recovery rates to attempt to predict the reserves that should be maintained for this purpose. As of June 30, 1999, PHEAA has not specifically provided for this risk. PHEAA does have deferred guaranty fees of $32.5 million and cash reserves of $163.2 million to cover this risk. As of June 30, 1999 ASA has a loan loss reserve in the amount of $7.9 million and as of June 30, 1999, NSLP maintains a reserve of $3.96 million.

         Claims Rate. For the past five federal fiscal years, none of PHEAA's, ASA's, NSLP's, CSAC's, HESC's, USAF's or ECMC's claims rate has exceeded 5.0%, and as a result, all claims of PHEAA, ASA, NSLP, CSAC, HESC, USAF and ECMC have been reimbursed by the Department at the maximum reinsurance rate permitted by the Higher Education Act. See "--Federal Reinsurance" above. The most recent national default rate reported by the Department of Education was 9.6% for the federal fiscal year 1996. As recently as federal fiscal year 1990 this national default rate was over 22%. This trend, coupled with the claims and recovery information listed in this section, shows improvement in the repayment of Student Loans by borrowers. While, the Seller is not currently aware of any circumstances which would cause the reimbursement levels for these Federal Guarantors to be less than the maximum levels permitted, nevertheless, there can be no assurance that any Federal Guarantor will continue to receive such maximum reimbursement for such claims. The following table sets forth the claims rates of PHEAA, ASA and NSLP for each of the last five federal fiscal years:*

                                   CLAIMS RATE

                        -----------------------
FEDERAL FISCAL YEAR     PHEAA      ASA     NSLP
-------------------     -----      ---     ----
1994                     2.2       3.5     3.0
1995                     2.0       3.5     4.1
1996                     1.6       3.1     3.1
1997                     1.9       3.5     3.2
1998                     2.0       2.8     3.2

* The information set forth in the tables above with respect to each Federal Guarantor was provided by such Federal Guarantor.

         Guarantors for the Guaranteed Private Loans. The Eligible Lender Trustee will enter into a Guarantee Agreement with TERI and the Seller will assign to the Eligible Lender Trustee, on behalf of the Trust, its rights under surety bonds issued by HICA applicable to the Financed Student Loans insured by HICA. As a result TERI and HICA, respectively, will agree to guarantee or insure a portion of the Guaranteed Private Loans.

         Pursuant to its respective Guarantee Agreement, each of TERI and HICA guarantees or insures payment of 100% of the principal (including any interest or fees capitalized from time to time) and accrued interest for each Guaranteed Private Loan guaranteed or insured by it as to which any one of the following events has occurred:

         (a) failure by the borrower thereof to make monthly principal or interest payments on such Guaranteed Private Loan when due, provided such failure continues for a period of 120 days (150 days for HICA);

         (b) with respect to HICA, any filing by or against the borrower thereof of a petition, and with respect to TERI, the discharge of the related student loan debt of a borrower as part of any proceedings, in bankruptcy pursuant to any chapter of the Bankruptcy Code, (with respect to the Guaranteed Private Loans insured by HICA, subject to the restrictions contained in the HICA Surety Bonds);

         (c)      the death of the borrower thereof; or

         (d) the total and permanent disability of the borrower thereof to be employed on a full-time basis, as certified by two qualified physicians, (with respect to the Guaranteed Private Loans insured by HICA, subject to the restrictions contained in the HICA Surety Bonds).

         TERI's and HICA's guarantee/insurance obligation with respect to any Guaranteed Private Loan is conditioned upon the satisfaction of all the conditions set forth in its respective Guarantee Agreement. These conditions include, but are not limited to, the following:

          - the origination and servicing of such Guaranteed Private Loan being performed in accordance with the Programs and other applicable requirements,

          - the timely payment to TERI or HICA, as the case may be, of all guarantee fees or premiums payable wit h respect to such Guaranteed Private Loan,

          - the timely submission to TERI or HICA, as the case may be, of all required pre-claim delinquency status notifications and of the claim with respect to such Guaranteed Private Loan, and

          - the transfer and endorsement of the promissory note evidencing such Guaranteed Private Loan to TERI or HICA, as the case may be, upon and in connection with making a claim to receive Guarantee Payments thereon.

         Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of TERI or HICA, as the case may be, to honor its Guarantee Agreement with respect to such Guaranteed Private Loan. In addition, in the event that any Guaranteed Private Loan is determined to be unenforceable because the terms of such Guaranteed Private Loan or the forms of the application or promissory note related thereto violate any provisions of applicable state law, TERI's guarantee obligation is reduced to 50% and HICA's insurance obligation is reduced to 0% of principal (including capitalized interest and fees) and accrued interest with respect to such Guaranteed Private Loan. Under the Sale and Servicing Agreement, such failure to comply or such unenforceability would constitute a breach of the Master Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Seller to repurchase such Guaranteed Private Loan or of the Master Servicer to purchase such Guaranteed Private Loan. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Master Servicer Covenants" herein.

         TERI and HICA, as Guarantors of Private Loans, are not entitled to any federal reinsurance or assistance from the Department or any other governmental entity. Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee/insurance commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of TERI or HICA over the term of the Guaranteed Private Loan.

         Certain organizational and summary financial information with respect to each of TERI and HICA in its capacity as a Guarantor is set forth below. The information set forth below relating to TERI and HICA is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller, the Master Servicer, any of the Underwriters, or any of their respective affiliates:

TERI

         TERI was incorporated in 1985 to guarantee Student Loans and is not an insurance company. TERI is a Massachusetts non-profit corporation headquartered in Boston, Massachusetts and employs approximately 175 people, as of June 30, 1999.

         Guaranty Volume. The following table sets forth the non-federally reinsured education loans that have first become guaranteed by TERI in each of the five calendar years and the six-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller, the Master Servicer, any of the Underwriters or any of their respective affiliates:


CALENDAR YEAR                                 PRIVATE LOANS GUARANTEED BY YEAR
-------------------------------------------------------------------------------
                        (DOLLARS IN MILLIONS) (UNAUDITED)

1994                                                  $    292.2
1995                                                       303.4
1996                                                       339.7
1997                                                       332.6
1998                                                       380.4
1999*                                                      181.9

---------
* For the six-month period ending June 30, 1999.

         Proprietary School Loans. Default rates for Student Loans made to students attending proprietary or vocational schools are significantly higher than those made to students attending other 2-year and 4-year institutions. Except for a few selected, accredited proprietary schools which grant degrees, TERI does not guarantee student loans made to students attending proprietary or vocational schools.

         Reserve Ratio. Unlike the Federal Guarantors, TERI computes its reserve ratio by dividing the "Total Amounts Available To Meet Guarantee Commitments" by the "total loans outstanding." TERI defines "Total Amounts Available to Meet Guarantee Commitments" as the sum of the amounts set forth below under the caption "Amounts Available To Meet Guarantee Commitments" (which amounts include for this purpose the segregated reserves described below under the caption "Segregated Reserves for Private Loans Under the Programs Guaranteed by TERI"). TERI defines "total loans outstanding" as the total outstanding principal amount of all loans it has agreed to guarantee as of December 31 of each year. Consequently, the reserve ratio information provided above for the Federal Guarantors is not comparable to that provided for TERI below. The following table sets forth TERI's reserve ratio as of December 31 for the five calendar years and the six-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller, the Master Servicer, any of the Underwriters, or any of their respective affiliates:


                 AMOUNTS AVAILABLE TO MEET GUARANTEE
CALENDAR YEAR                COMMITMENTS                 RESERVES RATIO
-------------    -----------------------------------     --------------
                  (DOLLARS IN THOUSANDS) (UNAUDITED)
1994                      $     73,624                       5.9%
1995                            83,937                       5.9%
1996                            96,362                       5.6%
1997                           102,201                       5.4%
1998                           104,170                       5.0%
1999*                          103,945                       4.7%

----------------
*  For the six-month period ending June 30, 1999.

         Amounts Available To Meet Guarantee Commitments. As part of guarantee agreements with lending institutions, with certain such agreements being revised in 1997, TERI has agreed to hold as security for its guarantees a percentage of the amount of unpaid principal on outstanding loans which ranges from 0.0% to 4.5% in total TERI funds available as security for the performance of TERI obligations. At June 30, 1999, December 31, 1998, and December 31, 1997 the balance of loans outstanding guaranteed directly by TERI amounted to approximately $2.2 billion, $2.1 billion and $1.9 billion, respectively. At June 30, 1999, TERI was required to have approximately $100.3 million in reserves (consisting of loan loss reserves, deferred revenue and unrestricted and/or board designated unrestricted net assets) available as security for TERI's performance as guarantor.

         As of the end of each of the five calendar years and the six-month period referred to below, TERI had available the following funds and reserves to meet its loan guarantee commitments; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller, the Master Servicer, any of the Underwriters or any of their respective affiliates:

                                                                                                                AS OF
                                                                 AS OF DECEMBER 31,                            JUNE 30,
                                                       -------------------------------------                  -----------
                                                         (DOLLARS IN THOUSANDS) (UNAUDITED)
                                             1994         1995          1996          1997         1998          1999
                                          ----------   ----------    ---------    ----------    -----------   -----------

Deferred Guarantee Fees                   $    5,269   $    5,234    $    5,140    $    5,032   $     4,899   $     4,337
Loan Loss Reserve                             29,629       29,092        57,006        56,999        54,186        52,853
Unrestricted--Board Designated                33,151       46,063        31,169        33,951        33,929        33,858
Unrestricted--Undesignated                     5,579        3,548         3,047         6,219        11,156        12,897
                                          ----------   ----------    ----------    ----------     ---------      --------
Total Amounts Available To Meet
    Guarantee Commitments                 $   73,624   $   83,937    $   96,362    $  102,201      $104,170      $103,945
                                          ==========   ==========    ==========    ==========      ========      ========

         Subject to the minimum restrictions imposed by lending institutions and the segregated reserves discussed below under "Segregated Reserves for Private Loans Under the Programs Guaranteed by TERI," TERI establishes its loan loss reserve based on its management's estimates of probable losses arising from its guarantee commitments, based on the historical experience of TERI and those of other lending institutions and programs, and based on the results of a semi-annual actuarial study provided by an independent third party. TERI has advised the Seller that it is currently in compliance with all operating reserves requirements contained in guarantee agreements TERI has in place with other student loan lenders and other trustees under prior securitizations of student loans. However, there can be no assurance that such compliance will continue.

         Recovery Rate. Unlike the Federal Guarantors' calculation of recovery rates discussed above, which consists of an annual measure of recoveries as compared to default claims, the recovery rate for TERI is determined by dividing the cumulative amount recovered from borrowers by the cumulative amount of default claims paid by TERI as a guarantor for the year when the loan defaulted. Consequently, the recovery rate information provided above for the Federal Guarantors is not comparable to that provided for TERI below. TERI's recovery rates as of June 30, 1999, with respect to loans defaulting in each of the five calendar years and the six-month period referred to below are as follows; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller, the Master Servicer, any of the Underwriters or any of their respective affiliates:


PERIOD OF DEFAULT            CUMULATIVE CASH RECOVERY RATE (UNAUDITED)
-----------------            -----------------------------------------

1994                            49% (January 1, 1994--June 30, 1999)
1995                            46% (January 1, 1995--June 30, 1999)
1996                            37% (January 1, 1996--June 30, 1999)
1997                            36% (January 1, 1997--June 30, 1999)
1998                            25% (January 1, 1998--June 30, 1999)
1999*                            6% (January 1, 1999--June 30, 1999)

----------

*  For the six-month period ending June 30, 1999

         The appearance of a declining trend in the foregoing recovery rates can largely be attributed to the fact that each succeeding default year listed above includes one fewer year in which to obtain recoveries for the amounts paid out on guarantee claims in the default year.

         Claims Rate. Unlike the Federal Guarantors' calculation of claims rates discussed above, which consists of an annual measure of claims made to outstanding loan balances guaranteed at the start of that year, the claims rate for TERI set forth below is based on the aggregate amount of claims, whenever paid, on loans guaranteed by TERI in a particular year or period. The "Cohort Default Rate" refers to the total principal amount of defaulted loans for which guarantee payments were made by TERI (net of any subsequent recoveries by TERI) for the cohort year (or period) as a percentage of the aggregate principal amount of loans guaranteed by TERI for the cohort year (or period). As a result, the claims rate information provided above for the Federal Guarantors is not comparable to that provided for TERI below. The following table sets forth the total loans guaranteed, total defaults paid (net of recoveries) and the net cohort default rate as of December 31, for each of the five calendar years and the six-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller, the Master Servicer, any of the Underwriters or any of their respective affiliates:


                                      TOTAL NET DEFAULTS PAID
             TOTAL LOANS GUARANTEED  FOR  LOANS GUARANTEED IN      NET COHORT
COHORT YEAR      IN COHORT YEAR            COHORT YEAR            DEFAULT RATE
-----------  ----------------------  ------------------------     ------------
                           (DOLLARS IN THOUSANDS) (UNAUDITED)
1994             $    292,289              $     15,030               5.14%
1995                  303,369                    12,810               4.22%
1996                  339,675                     6,693               1.97%
1997                  332,530                     1,717               0.52%
1998                  380,357                       223               0.06%
1999*                 181,907                         0               0.00%

-------------

*  For the six-month period ending June 30, 1999

         The declining trend reflected above in the claims rates experienced by TERI can largely be attributed to the fact that in each succeeding cohort year fewer loans guaranteed by TERI were in repayment. As the number of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase. There can be no assurance that the claims rate experience of TERI for any future year will be similar to the historical claims rate experience set forth above.

         Segregated Reserves for Private Loans Under the Programs Guaranteed by TERI. A portion of the reserves described above that are maintained by TERI have been segregated solely to support its guarantee obligations under the Programs. These segregated reserves, which are not available to cover TERI guaranteed loans outside of the Programs, are equally available to all holders of TERI guaranteed Private Loans made under the Programs since 1990-1991, which include both the Seller and third-party purchasers of the Seller's TERI guaranteed Private Loans under the Programs, including but not limited to the Eligible Lender Trustee on behalf of the Trust. Draws on such segregated reserves will be paid in the order received, to the extent of amounts remaining in the segregated reserve account. Consequently, there may be one or more owners of such Private Loans for which a claim could, in the event of a default by a student borrower, be filed against such segregated reserves. As a result, there can be no assurance that amounts in these segregated reserves will be available to support Guarantee Payments by TERI owing in respect of the Guaranteed Private Loans made under the aforementioned Programs, or that such amounts, if available, will be sufficient to satisfy all existing Guarantee Payments due with respect to Guaranteed Private Loans. The Seller will assign the portion of its rights under the agreement implementing these segregated reserves that is attributable to such Guaranteed Private Loans to the Trust.

         TERI has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to its Chief Financial Officer, 330 Stuart Street, Suite 500, Boston, Massachusetts 02116.

HICA

         The Eligible Lender Trustee will take an assignment of Surety Bonds by which HICA has insured certain Guaranteed Private Loans. HICA was incorporated in 1986 to provide insurance coverage to lenders against credit losses on education-related, non-federally insured loans to students attending post-secondary educational institutions. HICA is a licensed, regulated insurance company incorporated in South Dakota and headquartered in Sioux Falls, and employs approximately 29 people as of June 30, 1999. HICA is an indirect subsidiary of SLM Holding Corporation.

         Insurance Volume. The following table sets forth the amount of loans that have first become insured by HICA in each of the five calendar years and the six-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller, the Master Servicer, any of the Underwriters or any of their respective affiliates:

CALENDAR YEAR                          PRIVATE LOANS INSURED BY YEAR
-------------                          -----------------------------
                                           (DOLLARS IN MILLIONS)

1994                                           $     161
1995                                                 173
1996                                                 256
1997                                                 286
1998                                                 267
1999*                                                113

*        For six-month period ending June 30, 1999.

         HICA has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to Mr. Mark Bielen, Treasurer, 3900 West Technology Circle, Suite 7, Sioux Falls, South Dakota 57106.

NON-GUARANTEED PRIVATE LOANS

         As of the Statistical Cutoff Date, approximately 25.45% of the Initial Financed Student Loans are, approximately 0% of the Subsequent Pool 1 Student Loans and approximately 4.15% of the Subsequent Pool 2 Student Loans will be, Non-Guaranteed Private Loans. The Non-Guaranteed Private Loans were originated in accordance with the criteria set forth in the Prospectus under "The Student Loan Financing Business--Description of the Private Loans Under the Programs." See also the discussion of the Key Alternative Loan Program in the Prospectus under "The Student Loan Financing Business--Description of the Private Loans Under the Programs."

                          DESCRIPTION OF THE SECURITIES

         Terms used in this section and not previously defined and not defined herein are defined under "Description of the Transfer and Servicing Agreements --Distributions" herein.

GENERAL

         The Notes will be issued pursuant to the terms of the Indenture, dated as of September 1, 1999, between the Trust and the Indenture Trustee (the "Indenture"). The Class A-1 Notes and the Class A-2 Notes will collectively possess the controlling rights granted to the specified senior classes of Notes under the Indenture. (See, "Description of the Notes--The Indenture" and "Description of the Transfer and Servicing Agreements" in the Prospectus) . The Certificates will be issued pursuant to the terms of the Trust Agreement. The following information supplements the summary of the material terms of the Notes, the Certificates, the Indenture and the Trust Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Certificates, the Indenture and the Trust Agreement.

         The Class A-1 Notes, the Class A-2 Notes, the Class M Notes and the Certificates (each a "Class" and collectively, the "Securities") will initially be represented by one or more Notes and Certificates, respectively, in each case registered in the name of the nominee of the Depository Trust Company ("DTC") (together with any successor depository selected by the Administrator, the "Depository"), except as set forth below. The Securities will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Securities. Unless and until Definitive Notes or Definitive Certificates are issued under the limited circumstances described herein, no Noteholder or Certificateholder will be entitled to receive a physical certificate representing a Note or Certificate. All references herein to actions by Noteholders or Certificateholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders or Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes or the Certificates, as the case may be, for distribution to Noteholders or Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" in the Prospectus.

THE NOTES

         Distributions of Interest. Interest will accrue on the principal balance of each Class of Notes at a rate per annum equal to the lesser of the Formula Rate for such Notes and the Student Loan Rate (each such interest rate being a "Note Interest Rate"). Interest will accrue from and including the Closing Date or from the most recent Distribution Date on which interest has been paid to but excluding the current Distribution Date (each, an "Interest Period") and will be payable to the Noteholders on each Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date together with an amount equal to interest on such amount at the applicable Note Interest Rate. Interest payments on the Notes for any Distribution Date will generally be funded from Available Funds and amounts on deposit in the Reserve Account and, under certain limited circumstances, the Pre-Funding Account remaining after the distribution of the Master Servicing Fee for each of the two immediately preceding Monthly Servicing Payment Dates and of the Master Servicing Fee, the Administration Fee and, in the case of the Class M Notes, distribution of interest on the Class A Notes for each Distribution Date. See "Description of the Transfer and Servicing Agreements -- Distributions" and "--Credit Enhancement" herein. If such sources are insufficient to pay the Noteholders' Interest Distribution Amount with respect to the Class A Notes for such Distribution Date, such shortfall will be allocated pro rata to the Class A Noteholders (based upon the total amount of interest then due on each Class of Class A Notes).

         "Collection Period" means each period of three calendar months from and including the date following the end of the preceding Collection Period (or, with respect to the first Collection Period, the period beginning on September 1, 1999 and ending on January 31, 2000).

         "Formula Rate" means for any Class of Securities, the applicable Investor Index plus the applicable Margin.

         "Investor Index" means (x) in the case of the Treasury Bill Indexed Securities, the daily weighted average of the 91-day Treasury Bill Rates within such Interest Period (determined as described under "--Determination of the 91-day Treasury Bill Rate" below) or (y) in the case of the LIBOR Indexed Securities, Three Month LIBOR (determined as described under "--Determination of LIBOR" below).

         In the case of any LIBOR Indexed Securities and the initial Interest Period, interest will accrue for the period from the Closing Date to but excluding November 26, 1999 based on Three Month LIBOR as determined on the initial LIBOR Determination Date and for the period from November 26, 1999 to but excluding February 25, 2000 based on Three Month LIBOR as determined on the second Business Day prior to November 26, 1999. See "--Determination of LIBOR" below.

         The "Margin" for each Class of Securities is 0.28% for the Class A-1 Notes, 0.43% for the Class A-2 Notes, 0.70% for the Class M Notes and 0.90% for the Certificates.

         The "Student Loan Rate" for any Class of Securities for any Interest Period will equal the product of (a) the quotient obtained by dividing (x) 365 (or 366 in a leap year) by (y) the actual number of days elapsed in such Interest Period and (b) the percentage equivalent of a fraction, the numerator of which is equal to Expected Interest Collections for the Collection Period relating to such Interest Period less the Master Servicing Fees and the Administration Fee payable on the related Distribution Date and any Master Servicing Fees paid on the two preceding Monthly Servicing Payment Dates during the related Collection Period and the denominator of which is the outstanding principal balance of the Securities as of the first day of such Interest Period.

"Expected Interest Collections" means, with respect to any Collection Period, the sum of

                    - the amount of interest accrued, net of amounts required
                      by the Higher Education Act to be paid to the Department or to be repaid to borrowers, with respect to the Financed Student Loans for such Collection Period (whether or not such interest is actually paid),

                    - all Interest Subsidy Payments and Special Allowance
                      Payments expected to be received by the Eligible Lender Trustee for such Collection Period (whether or not actually received) with respect to the Financed Federal Loans and

                    - Investment Earnings for such Collection Period.

         To the extent for any Interest Period the rate for any Class of Notes calculated on the basis of the Formula Rate exceeds the Student Loan Rate, the Cap Provider will be obligated under the Cap Agreement to pay the amount of the excess (the "Noteholder's Interest Index Carryover"). If the Cap Provider defaults on its obligation under the Cap Agreement or the Cap Agreement is terminated in accordance with its terms, any Noteholders' Interest Index Carryover (together with the unpaid portion of any such Noteholders' Interest Index Carryover from prior Distribution Dates and interest accrued thereon at
(1) in the case of the Class A Notes, the weighted average of the Formula Rate for the Class A Notes and (2) in the case of the Class M Notes, the Formula Rate for the Class M Notes) will be paid on such Distribution Date or any subsequent Distribution Date on a subordinated basis only to the extent funds are allocated and available therefor after making all required prior allocations and distributions on such Distribution Date, as described under "Description of the Transfer and Servicing Agreements-- Distributions" herein. Any Noteholders' Interest Index Carryover due with respect to the Class A Notes as a result of such default or termination, as the case may be, that may exist on any Distribution Date following a default by the Cap Provider or a termination of the Cap Agreement, as applicable, will be payable to holders of the Class A Notes on that Distribution Date on a pro rata basis, based on the amount of the Noteholders' Interest Index Carryover then owing with respect to the Class A Notes, and on any succeeding Distribution Dates, solely out of the amount of Available Funds remaining on any such Distribution Date after distribution of the amounts having a more senior payment priority as described under "Description of the Transfer and Servicing Agreements--Distributions" herein. Any Noteholders' Interest Index Carryover due on the Class M Notes that may exist on any Distribution Date following a default by the Cap Provider or termination of the Cap Agreement, as applicable, will be payable to the holders of the Class M Notes on that Distribution Date and on any succeeding Distribution Dates, solely out of the amount of Available Funds remaining on any such Distribution Date after distribution of any Noteholders' Interest Index Carryover on the Class A Notes on such Distribution Date. No amounts on deposit in the Reserve Account or the Pre-Funding Account will be available to pay any Noteholders' Interest Index Carryover. Any amount of Noteholders' Interest Index Carryover due with respect to the Notes remaining after distribution of all Available Funds on the applicable Final Maturity Date will never become due and payable and will be discharged on such date.

         Distributions of Principal. Principal payments will be made to the holders of the Notes on each Distribution Date in an amount generally equal to the Principal Distribution Amount for such Distribution Date, until the principal balance of the Notes is reduced to zero. Principal payments on the Notes will generally be derived from Available Funds remaining after the distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein. However, on the second consecutive Distribution Date that the principal balance of the Notes has exceeded the Note Collateralization Amount, an amount equal to the Noteholders' Priority Principal Distribution Amount will be distributed to Noteholders prior to any payments to Certificateholders. Any such amounts will be distributed to the Noteholders in the same order of priority as principal (i.e., first to the Class A-1 Noteholders, second, to the Class A-2 Noteholders and third, to the Class M Noteholders, in each case until the outstanding principal balance of such Notes has been reduced to zero). Moreover, on the second consecutive Distribution Date that the aggregate principal balance of the Class A Notes has exceeded the Note Collateralization Amount, an amount equal to the Noteholders' Priority Distribution Amount will be distributed to the Class A Noteholders prior to any payments to the Class M Noteholders. Any such amounts will be distributed first, to the Class A-1 Noteholders and then to the Class A-2 Noteholders until the outstanding principal balance of such Class of Notes have been reduced to zero. If the remaining amount of Available Funds is insufficient to pay the Noteholders' Priority Principal Distribution Amount for any Distribution Date, the remaining shortfall will be distributable to the applicable Noteholders on subsequent Distribution Dates and (except with respect to the Final Maturity Date for such Classes of Notes), the remaining shortfall will not constitute an Event of Default (as defined in the Prospectus). In addition, in the event the Financed Student Loans are not sold pursuant to the auction process described under "Description of the Transfer and Servicing Agreements--Termination," with respect to any Distribution Date occurring on or after the November, 2009 Distribution Date, the Specified Collateral Balance will be reduced to zero and all amounts on deposit in the Collection Account (after giving effect to all prior distributions on such Distribution Date including the reinstatement of the balance of the Reserve Account to the Specified Reserve Account Balance on such Distribution Date) will be distributed first, to the Class A-1 Noteholders, second, to the Class A-2 Noteholders, third, to the Class M Noteholders and fourth to the Certificateholders as principal until the outstanding principal balance of the Notes and Certificates has been reduced to zero. See "Description of the Transfer and Servicing Agreements--Termination" herein.

         Principal payments on the Notes will be applied on each Distribution Date, first, to the principal balance of the Class A-1 Notes until the principal balance is reduced to zero, then to the principal balance of the Class A-2 Notes until the principal balance is reduced to zero and then to the Class M Notes until the principal balance is reduced to zero. The aggregate outstanding principal amount of each Class of Notes will be payable in full on the Final Maturity Date for that Class of Notes. The dates on which the Final Maturity Dates occur for each Class of Notes are set forth on the cover page. On the Final Maturity Date for each Class of Notes, amounts on deposit in the Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of the Notes to zero. Although the maturity of many of the Financed Student Loans will extend well beyond the Final Maturity Dates, the actual date on which the aggregate outstanding principal and accrued interest of any Class of Notes are paid may be earlier than the Final Maturity Date for the related Class of Notes, based on a variety of factors. See "The Financed Student Loan Pool--Maturity and Prepayment Assumptions" herein. In addition, prior to the Distribution Date on which the principal balance of the Notes and Certificates equals the sum of the Pool Balance and amounts on deposit in the Pre-Funding Account as of the last day of the related Collection Period (the "Parity Date"), the amount on deposit in the Reserve Account will be used to pay principal on the Notes only to the extent the amount by which the Pool Balance as of the last day of the second preceding Collection Period (or in the case of the first Distribution Date as of the Cutoff Date) minus the Pool Balance as of the last day of the related Collection Period exceeds the Available Funds remaining to be distributed on the Notes as principal as set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein. On and after the Parity Date, amounts on deposit in the Reserve Account will be used to pay principal to the extent that any Available Funds remaining to be distributed on the Notes as principal as set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein is less than the Noteholders' Principal Distribution Amount for such Distribution Date.

         Mandatory Redemption. If, as of the Special Determination Date, the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Subsequent Pool Pre-Funded Amount, if greater than $10,000,000 will be distributed on the first Distribution Date thereafter to redeem each Class of Notes and prepay the Certificates on a pro rata basis, based on the initial principal amount of each Class of Notes and the initial Certificate Balance of the Certificates. If the remaining Subsequent Pool Pre-Funded Amount is $10,000,000 or less, it will be distributed on the first Distribution Date thereafter only to holders of the Class A-1 Notes.

         Subordination of the Class M Notes. The rights of the holders of the Class M Notes to receive payments of interest are subordinated to the rights of the holders of the Class A Notes to receive payments of interest (and in certain circumstances, principal) and the rights of the holders of the Class M Notes to receive payments of principal are subordinated to the rights of the holders of the Class A Notes to receive payments of interest and principal. Consequently, amounts on deposit in the Collection Account and to the extent necessary, the Reserve Account and, during the Funding Period, the Other Additional Pre-Funding Subaccount, will be applied to the payment of interest on the Class A Notes before payment of interest on the Class M Notes. Moreover, the holders of the Class M Notes will not be entitled to any payments of principal until the Class A Notes are paid in full. Additionally, on the second consecutive Distribution Date that the outstanding principal balance of the Class A Notes (prior to giving effect to distributions on such Distribution Date) is in excess of the Note Collateralization Amount, principal will be payable to the holders of the Class A Notes in the amount of such excess to the extent of funds available before any amounts are payable to the holders of the Class M Notes. If amounts otherwise allocable to the Class M Notes are used to fund payments of interest or principal on the Class A Notes, distributions with respect to the Class M Notes may be delayed or reduced.

         The Indenture Trustee. Bankers Trust Company, a New York banking corporation, will be the Indenture Trustee under the Indenture. The Seller maintains normal commercial banking relations with the Indenture Trustee.

THE CERTIFICATES

         Distributions of Interest. Interest will accrue on the Certificate Balance at a rate per annum equal to the lesser of the Formula Rate for the Certificates and the Student Loan Rate (such interest rate being the "Certificate Rate"). Interest on the Certificates will be distributable quarterly on each Distribution Date. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date, increased by an amount equal to interest on such amount at the Certificate Rate. Interest distributions with respect to the Certificates for any Distribution Date will generally be funded from the portion of the Available Funds and the amounts on deposit in the Reserve Account and, under certain limited circumstances, the Pre-Funding Account remaining after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein for such Distribution Date. See "Description of the Transfer and Servicing Agreements--Distributions, " Credit Enhancement--Reserve Account" and "--Additional Fundings" herein.

         To the extent that for any Interest Period the rate for the Certificates calculated on the basis of the Formula Rate exceeds the Student Loan Rate, the Cap Provider will be obligated under the Cap Agreement to pay the amount of the excess (the "Certificateholders' Interest Index Carryover"). If the Cap Provider defaults on its obligation under the Cap Agreement or the Cap Agreement terminates in accordance with its terms, any Certificateholders' Interest Index Carryover (together with the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the Formula Rate for the Certificates) will be paid on such Distribution Date or any subsequent Distribution Date on a subordinated basis to the extent funds are allocated and available therefor after making all required prior allocations and distributions on such Distribution Dates, as described under "Description of the Transfer and Servicing Agreements -- Distributions" herein. To the extent funds are available therefor, the Certificateholders' Interest Index Carryover may be paid prior to the time that the outstanding principal balance of the Notes is paid in full. No amounts on deposit in the Reserve Account or Pre-Funding Account will be available to pay any Certificateholders' Interest Index Carryover. Any amount of Certificateholders' Interest Index Carryover due on the Certificates remaining after distribution of all Available Funds on the Final Maturity Date for the Certificates will never become due and payable and will be discharged on such date.

         Distributions of Principal. The Certificates will be entitled to distributions on each Distribution Date on and after which the Notes are paid in full in an amount generally equal to the Principal Distribution Amount for such Distribution Date. Distributions with respect to principal payments on the Certificates for such Distribution Date will generally be funded from the portion of Available Funds remaining after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" herein.

         The outstanding Certificate Balance will be payable in full on the Final Maturity Date for the Certificates. The Final Maturity Date for the Certificates is set forth on the cover page. On the Final Maturity Date for the Certificates, amounts on deposit in the Reserve Account, if any, will be available, if necessary, to be applied to reduce the Certificate Balance to zero. The actual date on which the aggregate outstanding Certificate Balance and accrued interest of the Certificates will be paid may be earlier than the Final Maturity Date for the Certificates, however, based on a variety of factors. See "The Financed Student Loan Pool--Maturity and Prepayment Assumptions" herein. In addition, prior to the Parity Date, amounts in deposit in the Reserve Account will be used to pay principal on the Certificates only if the outstanding principal balances of the Notes have been reduced to zero and only to the extent the amount by which the Pool Balance as of the last day of the second preceding Collection Period (or, in the case of the first Distribution Date, as of the Cutoff Date) minus the Pool Balance as of the last day of the related Collection Period exceeds Available Funds remaining to be distributed on the Certificates as principal as set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein. On and after the Parity Date and the date on which the Notes have been paid in full, amounts on deposit in the Reserve Account will be used to pay principal of the Certificates to the extent Available Funds remaining to be distributed on the Certificates as principal as set forth in "Description of the Transfer and Servicing Agreements--Distributions" herein is less than the Certificateholders' Principal Distribution Amount for such Distribution Date.

         Subordination of the Certificates. The rights of the holders of the Certificates to receive payments of interest are subordinated to the rights of the holders of the Notes to receive payments of interest (and in certain circumstances, principal) and the rights of the holders of the Certificates to receive payments of principal are subordinated to the rights of the holders of the Notes to receive payments of interest and principal. Consequently, amounts on deposit in the Collection Account and to the extent necessary, the Reserve Account and, during the Funding Period, the Other Additional Pre-Funding Subaccount, will be applied to the payment of interest on the Notes before payment of interest on the Certificates. Moreover, the holders of the Certificates will not be entitled to any payments of principal until the Notes are paid in full. In addition, upon the occurrence and during the continuation of certain Events of Default under the Indenture and the Notes have been accelerated, all amounts due on the Notes will be payable before any amounts are payable on the Certificates. Additionally, on the second consecutive Distribution Date that the outstanding principal balance of the Notes (prior to giving effect to distributions on such Distribution Date) is in excess of the Note Collateralization Amount, principal will be payable to the holders of the Notes in the amount of such excess to the extent of funds available before any amounts are payable to the holders of the Certificates. If amounts otherwise allocable to the Certificates are used to fund payments of interest or principal on the Notes, distributions with respect to the Certificates may be delayed or reduced.

INDENTURE

         Events of Default; Rights upon Event of Default. Subject to the following paragraph, upon an Event of Default under the Indenture, the Noteholders will have the rights set forth in the Prospectus under "Description of the Notes--The Indenture--Events of Default; Rights Upon Event of Default." The Indenture Trustee may sell the Financed Student Loans subject to certain conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal when due of or a default for five days or more in the payment of any interest on any Note (to the extent described in the following paragraph). (See "Description of the Notes--The Indenture--Events of Default; Rights Upon Event of Default" in the Prospectus).

         Notwithstanding the description of Events of Default and resulting rights of Noteholders in the Prospectus under the caption "Description of the Notes--The Indenture--Events of Default; Rights Upon Event of Default," until the Class A Notes have been paid in full, the failure to pay interest due on the Class M Notes will not be an Event of Default. Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes or the Class M Notes, as the case may be, if a default occurs under the Indenture. In these circumstances, the Indenture will provide for one or more successor indenture trustees to be appointed for the Class A Notes or the Class M Notes, in order that there be separate indenture trustees for each such Class of Notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A Noteholders will have the right to exercise remedies under the Indenture (but the Class M Noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class M to the Class A Notes as described herein), and only the Class A Noteholders will have the right to waive Events of Default, Master Servicer Defaults or Administrator Defaults or direct or consent to any action to be taken, including sale of the Financed Student Loans, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the Indenture will transfer to the indenture trustee for the Class M Notes and the Class M Noteholders will have the right to waive Events of Default, Master Servicer Defaults or Administrator Defaults or direct or consent to any action to be taken, including sale of the Financed Student Loans until the Class M Notes are paid in full. Any resignation of the original Indenture Trustee as described above with respect to any Class of Notes will become effective only upon the appointment of a successor indenture trustee for such Class of Notes and such successor's acceptance of such appointment.

         Each Class M Noteholder, by accepting its respective interest in a Class M Note, will be deemed to have consented to any such delay in payment of interest on the Class M Notes and to have waived its right to institute suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

         IN ADDITION, THE FAILURE TO PAY THE NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT ON ANY DISTRIBUTION DATE SHALL NOT RESULT IN THE OCCURRENCE OF AN EVENT OF DEFAULT UNTIL THE CLASS A-1 FINAL MATURITY DATE, IN THE CASE OF THE CLASS A-1 NOTES, THE CLASS A-2 FINAL MATURITY DATE, IN THE CASE OF THE CLASS A-2 NOTES OR THE CLASS M FINAL MATURITY DATE, IN THE CASE OF THE CLASS M NOTES (EACH AS SET FORTH ON THE COVER PAGE HERETO). FURTHERMORE, THE FAILURE TO PAY THE NOTEHOLDERS' INTEREST INDEX CARRYOVER OR THE CERTIFICATEHOLDERS' INTEREST INDEX CARRYOVER AS A RESULT OF INSUFFICIENT AVAILABLE FUNDS WILL NOT RESULT IN THE OCCURRENCE OF AN EVENT OF DEFAULT.

DETERMINATION OF THE TREASURY BILL RATE

         "91-day Treasury Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to such date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no such auction is held in a particular week, then the

91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills shall again be reported or such an auction is held, as the case may be. The 91-day Treasury Bill Rate will be subject to a Lock-In Period of six business days.

         "Lock-In Period" means the number of days preceding any Distribution Date during which the Note Interest Rate or Certificate Rate, as applicable, in effect on the first day of such period will remain in effect until the end of the accrual period related to such Distribution Date.

         Accrued interest on any Class of Notes (and the Certificates) which are Treasury Bill Indexed Securities from and including the Closing Date or the preceding Distribution Date, as applicable, to but excluding the current Distribution Date is calculated by multiplying the principal amount of the Notes (or the Certificate Balance) by an "accrued interest factor." This factor is calculated by adding the interest rates applicable to each day on which each Note has been outstanding since the Closing Date or the preceding Distribution Date, as applicable, and dividing the sum by 365 (or by 366 in the case of accrued interest which is payable on a Distribution Date in a leap year) and rounding the resulting number to nine decimal places.

         The following table sets forth the accrued interest factors that would have been applicable to any Notes which are Treasury Bill Indexed Securities bearing interest at the indicated rates, assuming a 365-day year:

                                                     ASSUMED INTEREST
                                     -------------------------------------------
SETTLEMENT DATE  DAYS OUTSTANDING    RATE ON THE NOTES         INTEREST FACTOR
--------------- ------------------  --------------------------------------------
1st                                    5.00000%                  0.000000000
2nd                   1                5.00000                   0.000136986
3rd                   2                5.00000                   0.000273973
4th                   3                5.00000                   0.000410959
5th*                  4                5.15000                   0.000547945
6th                   5                5.15000                   0.000689041
7th                   6                5.15000                   0.000830137
8th                   7                5.15000                   0.000971233
9th                   8                5.15000                   0.001112329
10th                  9                5.15000                   0.001253425

* First interest rate adjustment (91-day Treasury Bills are generally auctioned weekly).

         The numbers in this table are examples given for information purposes only and are in no way a prediction of interest rates on any Notes which are Treasury Bill Indexed Securities. A similar factor calculated in the same manner is applicable to the return on Certificates which are Treasury Bill Indexed Securities.

         The Administrator makes information concerning the current 91-day Treasury Bill Rate and the accrued interest factor available through Bloomberg L.P.

DETERMINATION OF LIBOR

         Pursuant to the Sale and Servicing Agreement, the Administrator, in its capacity as calculation agent, will determine Three-Month LIBOR for purposes of calculating the interest due on the Notes and Certificates which are LIBOR Indexed Securities and the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover, in each case, for each given Interest Period on (x) the second business day prior to the commencement of each Interest Period and (y) with respect to the initial Interest Period, as determined pursuant to clause (x) for the period from the Closing Date to but excluding November 26, 1999 and as determined on the second business day prior to November 26, 1999 for the period from November 26, 1999 to but excluding February 25, 2000 (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a business day is any day on which banks in London and New York City are open for the transaction of business. Interest due for any Interest Period will be determined based on the actual number of days in such Interest Period over a 360-day year.

         "Three-Month LIBOR" means the London interbank offered rate ("LIBOR") for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable reset period will be Three-Month LIBOR in effect for the previous reset period.

         "Telerate Page 3750" means the display page so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) or such comparable page on a comparable service.

         "Reference Bank" means a leading bank (a) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (b) not controlling, controlled by or under common control with the Administrator and
(c) having an established place of business in London.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

         The following information supplements the summary set forth in the Prospectus of the material terms of the Sale and Servicing Agreement, pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase, the Master Servicer will service (or will cause the Sub-Servicers to service) and the Administrator will perform certain administrative functions with respect to the Financed Student Loans; the Administration Agreement, dated as of September 1, 1999 among the Administrator, the Trust and the Indenture Trustee (the "Administration Agreement"), pursuant to which the Administrator will undertake certain other administrative duties with respect to the Trust and the Financed Student Loans; and the Trust Agreement, pursuant to which the Trust will be created and the Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). However, the summary does not purport to be complete and is qualified in its entirety by reference to the provisions of such Transfer and Servicing Agreements.

SALE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

         On or prior to the Closing Date, the Seller will sell and assign to the Eligible Lender Trustee on behalf of the Trust, without recourse, its entire interest in the Initial Financed Student Loans, all collections received and to be received with respect thereto for the period on and after the Cutoff Date and all the Assigned Rights pursuant to the Sale and Servicing Agreement. Each Initial Financed Student Loan will be identified in schedules appearing as an exhibit to the Sale and Servicing Agreement. The Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Notes. The net proceeds received from the sale of the Notes and the Certificates will be applied to the purchase of the Financed Student Loans and the Assigned Rights and to the deposit of the Pre-Funded Amount in the Pre-Funding Account and the Reserve Account Initial Deposit to the Reserve Account. See "--Additional Fundings" below for a description of the application of funds on deposit in the Pre-Funding Account during the Funding Period.

         In the Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to the Financed Student Loans to the Trust for the benefit of the Certificateholders and the Noteholders and will have certain cure, repurchase and reimbursement obligations with respect to any breaches. See "Description of the Transfer and Servicing Agreements" in the Prospectus.

         The "Purchase Price" of any Financed Student Loan will be (1) in the case of Initial Financed Student Loans, an amount equal to 100% of the aggregate principal balance of such Initial Financed Student Loan as of the Statistical Cutoff Date, (2) in the case of Subsequent Pool 1 Student Loans, an amount equal to 100% of the aggregate principal balance thereof as of the related Subsequent Cutoff Date, (3) in the case of Subsequent Pool 2 Student Loans 100% of the aggregate principal balance thereof as of the Subsequent Cutoff Date and (4) in the case of Other Subsequent Student Loans, an amount equal to 100% of the aggregate principal balance thereof as of its Subsequent Cutoff Date. For purposes of the foregoing calculations, the aggregate principal balance of each Financed Student Loan includes accrued interest thereon from the date of origination to, with respect to each Initial Financed Student Loan, the Cutoff Date, and to, with respect to each Additional Student Loan, the related Subsequent Cutoff Date, in each case expected to be capitalized upon entry into repayment and any lost Interest Subsidy Payments and Special Allowance Payments with respect thereto.

         To assure uniform quality in servicing and to reduce administrative costs, each Sub-Servicer will be appointed custodian of the promissory notes representing the Financed Student Loans which such Sub-Servicer is servicing on behalf of the Master Servicer and with respect to the Trust. The Seller's, the Master Servicer's and the each Sub-Servicers' accounting and other records will reflect the sale and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust, and Uniform Commercial Code financing statements reflecting such sale and assignment will be filed.

ACCOUNTS

         The Administrator will establish and maintain four separate segregated accounts as follows: the "Collection Account", the "Pre-Funding Account", the "Escrow Account" and the "Reserve Account." Each such account will be established in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

         Funds in the Collection Account, the Pre-Funding Account, the Escrow Account and the Reserve Account (collectively, the "Trust Accounts") will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by the Seller or its affiliates, or trusts originated by the Seller or its affiliates, or shares of investment companies for which the Seller or its affiliates may serve as the investment advisor. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the Financed Student Loans.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such accounts may be maintained with the Seller or any of its affiliates, if such accounts meet the requirements described in clause (a) of the preceding sentence. "Eligible Institution" means a depository institution (which may be, without limitation, the Seller or an affiliate thereof, the Eligible Lender Trustee, or an affiliate thereof, or the Indenture Trustee or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which has a long-term unsecured debt rating and/or a short-term unsecured debt rating acceptable to the two nationally recognized rating agencies rating the Securities and the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC").

ADDITIONAL FUNDINGS

         The Trust may make expenditures (each, an "Additional Funding") from the Pre-Funding Account and the Escrow Account on Transfer Dates during the Funding Period consisting of amounts paid to the Seller to acquire Subsequent Pool Student Loans and Other Subsequent Student Loans as of the applicable Subsequent Cutoff Dates, to pay capitalized interest on the Financed Student Loans and to pay Fee Advances as provided in the Sale and Servicing Agreement.

         On the Closing Date, the Seller will deposit approximately $235,202,525 (the "Initial Pre-Funded Amount") into the Pre-Funding Account from the proceeds of the sale of the Securities. For administrative convenience, a portion of the Initial Pre-Funded Amount equal to approximately $175,202,525 (the "Subsequent Pool Pre-Funded Amount") will be allocated to an administrative subaccount of the Pre-Funding Account (the "Subsequent Pool Pre-Funding Subaccount"). The remaining portion of the Initial Pre-Funded Amount equal to approximately $60,000,000 (the "Other Additional Pre-Funded Amount") will be allocated to an administrative subaccount of the Pre-Funding Account (the "Other Additional Pre-Funding Subaccount"). The Subsequent Pool Pre-Funded Amount may only be used by the Trust on or prior to the Special Determination Date to purchase from the Seller Subsequent Pool Student Loans. The Subsequent Pool Pre-Funded Amount will be reduced on each date Subsequent Pool Student Loans are transferred to the Trust by the aggregate Purchase Price of such Subsequent Pool Student Loans transferred on such date.

         The Trust intends to use funds on deposit in the Subsequent Pool Pre-Funding Subaccount on or prior to the Special Determination Date to acquire the Subsequent Pool Student Loans. In the event that the Subsequent Pool Pre-Funded Amount is insufficient to pay the Purchase Price of the Subsequent Pool Student Loans, then the amount of such deficiency may be withdrawn from the Other Additional Pre-Funding Subaccount.

         Pursuant to the Sale and Servicing Agreement, the Seller is obligated to sell, and the Eligible Lender Trustee on behalf of the Trust is obligated to purchase during the Funding Period, Other Subsequent Student Loans having an aggregate principal balance (net of the aggregate principal balance of the Financed Student Loans repaid by any Other Subsequent Student Loans that are Consolidation Loans) of not less than approximately $60,000,000 (less the amount thereof, if any, used by the Trust to fund shortfalls in the payment of interest and principal on the Securities as described herein) to the extent that such Other Subsequent Student Loans are available. Funds on deposit in the Other Additional Pre-Funding Subaccount will be used from time to time during the Funding Period, subject to certain limitations described below, together with any amounts on deposit in the Escrow Account, to purchase from the Seller, for an amount equal to 100% of the aggregate principal balance thereof plus accrued interest (to the extent capitalized or to be capitalized), Other Subsequent Student Loans made by the Seller to those eligible borrowers who have Student Loans that are part of the pool of Initial Financed Student Loans as of the Statistical Cutoff Date or Subsequent Pool Student Loans as of the related Subsequent Cutoff Date, to pay capitalized interest on any Financed Student Loan and to pay Fee Advances. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs--Federal Consolidation Loans" and "--Description of Private Loans Under the Programs--Private Consolidation Loans" in the Prospectus. In addition, funds on deposit in the Other Additional Pre-Funding Subaccount may be used prior to the Special Determination Date to fund the purchase by the Trust of Subsequent Pool Student Loans to the extent that amounts on deposit in the Subsequent Pool Pre-Funding Subaccount are insufficient for such purpose.

         The Seller expects that the total amount of Additional Fundings from the Pre-Funding Account will approximate 100% of the Initial Pre-Funded Amount by the last day of the Collection Period preceding the November 2001 Distribution Date; however, there can be no assurance that a sufficient amount of Additional Fundings will be made during such time. If, on the Special Determination Date, the Subsequent Pool Pre-Funded Amount has not been reduced to zero, then such amounts will be distributed to Securityholders as described in "Description of the Securities--The Notes--Mandatory Redemption" herein. If the Pre-Funded Amount has not been reduced to zero by the end of the Funding Period, any amounts remaining in the Pre-Funding Account will be deposited into the Collection Account for distribution on the immediately following Distribution Date. Such reduction in the Pre-Funded Amount will result in a corresponding increase in the amount of principal distributable to the Securities on such Distribution Date.

         The Other Additional Pre-Funded Amount will also be available on each Monthly Servicing Payment Date to cover any shortfalls in payments of the Master Servicing Fee and on each Distribution Date to fund Interest and Expense Draws and Realized Loss Draws to the extent funds on deposit in the Reserve Account are insufficient to cover such amounts; provided, however, that the Other Additional Pre-Funded Amount will only be available to cover shortfalls in payments on the Certificates to the extent that the Note Collateralization Amount (after giving effect to such reductions in the Other Additional Pre-Funded Amount) would not be less than the outstanding principal balance of the Notes and will only be available to cover shortfalls in interest payments on the Class M Notes to the extent that the Note Collateralization Amount (after giving effect to such reductions in the Other Additional Pre-Funded Amount) would not be less than the principal balance of the Class A Notes. Amounts withdrawn from the Pre-Funding Account for the purposes described in this paragraph will not be replenished with future available funds.

         In addition to the conditions set forth under "The Financed Student Loan Pool--General" herein, the obligation to purchase any Additional Student Loan (including a Subsequent Pool Student Loan) by the Eligible Lender Trustee on behalf of the Trust is subject to the following conditions, among others:

         (a) such Additional Student Loan must satisfy all applicable origination requirements and all other requirements specified in the Sale and Servicing Agreement or related agreements;

         (b) the Seller will not select such Additional Student Loan in a manner that it believes is adverse to the interests of the Securityholders; and

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         (c)      the Seller will deliver certain opinions of counsel to the
                  Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of such Additional Student Loan.

         In addition, (a) no Consolidation Loan will be transferred to the Trust unless at least one underlying Student Loan was held by the Eligible Lender Trustee on behalf of the Trust at the time of consolidation and (b) no Serial Loan will be transferred to the Trust unless the borrower of such loan is the borrower for one or more Financed Student Loans already owned by the Trust.

         On the fifteenth day (or, if such day is not a business day, the next succeeding business day) of each month or on certain other dates designated by the Seller during the Funding Period (each, a "Transfer Date"), the Seller will sell and assign, without recourse, to the Eligible Lender Trustee on behalf of the Trust, its entire interest in the Other Subsequent Student Loans made or, with respect to Subsequent Pool Student Loans, owned during the period preceding the applicable Transfer Date, in each case as of the date specified in the applicable Transfer Agreement to be delivered on such Transfer Date (each, a "Subsequent Cutoff Date"). Subject to the satisfaction of the foregoing conditions, the Seller will convey the Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust on each such Transfer Date pursuant to the Sale and Servicing Agreement and the applicable Transfer Agreement (a "Transfer Agreement") executed by the Seller, the applicable Servicer, the Eligible Lender Trustee and the Administrator on such Transfer Date. Each such Transfer Agreement will include as an exhibit a schedule identifying each Additional Student Loan transferred on such Transfer Date. Upon such conveyance of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the Pool Balance will increase in an amount equal to the aggregate principal balances of such Additional Student Loans (less any existing Financed Student Loans being repaid pursuant to any Consolidation Loans included within such Additional Student Loans) and an amount equal to the Purchase Price of such Additional Student Loans will be withdrawn first from the Escrow Account to the extent amounts are available therein and then with respect to Subsequent Pool Student Loans and Other Subsequent Student Loans, during the Funding Period, from the Pre-Funding Account on such date and transferred to the Seller. Amounts in the Escrow Account will not be available to purchase any Subsequent Pool Student Loan.

         With respect to any Consolidation Loan to be made by the Seller to a given borrower, the Eligible Lender Trustee on behalf of the Trust will convey to the Seller all Underlying Federal Loans and Underlying Private Loans, as applicable (each as defined under "The Student Loan Financing Business" in the Prospectus, the "Underlying Federal Loans" and the "Underlying Private Loans," respectively), held by it with respect to that borrower, as specified in a notice delivered by or on behalf of the Seller. In exchange for and simultaneously with such conveyance, the Seller will deposit into the Escrow Account an amount of cash equal to the principal balances of all such Underlying Federal Loans and Underlying Private Loans, plus accrued interest thereon to the date of such conveyance. Each purchase of a Serial Loan will be funded by means of a transfer during the Funding Period, from the Pre-Funding Account of an amount equal to the Purchase Price of such Serial Loan.

         Amounts on deposit in the Escrow Account will be invested in Eligible Investments (see "-Accounts" above) and will be used on the succeeding Transfer Date, as described above, to purchase Additional Student Loans from the Seller. Any of such amounts remaining in the Escrow

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Account on the Transfer Date after giving effect to the conveyance of all such
Additional Student Loans on such Transfer Date will be deposited into the Collection Account and distributed as Available Funds on the Distribution Date immediately following such Transfer Date.

         For purposes of the foregoing, the following terms have the respective meanings set forth below:

                  The "Funding Period" means the period from the Closing Date until the first to occur of:

         (1) an Event of Default occurring under the Indenture, a Master Servicer Default (as defined in the Prospectus) occurring under the Sale and Servicing Agreement or an Administrator Default occurring under the Sale and Servicing Agreement or the Administration Agreement;

         (2)      certain events of insolvency with respect to the Seller;

         (3) the date on which the amounts on deposit in the Pre-Funding Account would be reduced to zero after giving effect to purchases of Other Subsequent Student Loans on such date; or

         (4) the last day of the Collection Period preceding the November 2001 Distribution Date.

                  "Other Subsequent Student Loans means Consolidation Loans and Serial Loans made to a borrower which is also a borrower under at least one outstanding Financed Student Loan which the Trust is obligated to purchase from the Seller during the Funding Period with funds on deposit in the Escrow Account and funds on deposit in the Pre-Funding Account and allocated to the Other Additional Pre-Funding Subaccount.

                  "Serial Loans" constitute Student Loans which are made to a borrower who is also a borrower under at least one outstanding Initial Financed Student Loan or Subsequent Pool Student Loan.

                  "Subsequent Pool Student Loans" means the Student Loans included in the Subsequent Pools.

                  "Subsequent Pool 1" and "Subsequent Pool 2" means the pools of Student Loans currently owned by the Seller and having, as of the Statistical Cutoff Date, the characteristics described herein under "The Financed Student Loan Pool--Subsequent Pool Student Loans," to be purchased from funds on deposit in the Subsequent Pool Pre-Funding Subaccount.

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SERVICING PROCEDURES

         Pursuant to the Sale and Servicing Agreement, the Master Servicer has agreed to service and perform all other related tasks (or to cause the Sub-Servicers to service and perform all other related tasks) with respect to the Financed Student Loans acquired from time to time. So long as no claim is being made against a Guarantor for any Financed Student Loan, the Master Servicer (or a Sub-Servicer on its behalf) will hold, as custodian on behalf of the Trust, the notes evidencing, and other documents relating to, that Financed Student Loan. The Master Servicer is required pursuant to the Sale and Servicing Agreement (or shall cause a Sub-Servicer) to perform all services and duties customary to the servicing of Student Loans (including all collection practices) with reasonable care, and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements and all other applicable federal and state laws.

         Without limiting the foregoing, the responsibilities of the Master Servicer under the Sale and Servicing Agreement (or of a Sub-Servicer pursuant to a Sub-Servicing Agreement) include, but are not limited to, the following: collecting and depositing into the Collection Account (or, in the event that daily deposits into the Collection Account are not required, paying to the Administrator) all payments with respect to the Financed Student Loans the Master Servicer (or a Sub-Servicer) is servicing, including claiming and obtaining any Guarantee Payments (subject to the Maximum TERI Payments Amount) with respect thereto but excluding such tasks with respect to Interest Subsidy Payments and Special Allowance Payments (as to which the Administrator and the Eligible Lender Trustee have agreed to perform, see "--Administrator" below), responding to inquiries from borrowers on such Financed Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, the Master Servicer will (or will cause each Sub-Servicer to) keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish periodic statements to the Administrator with respect to such information, in accordance with the Master Servicer's (or such Sub-Servicer's) customary practices with respect to the Seller and as otherwise required in the Sale and Servicing Agreement. Without being released from its obligations under the Sale and the Servicing Agreement, the Master Servicer may cause the Sub-Servicers to perform some or all of its duties listed above on its behalf pursuant to the Sub-Servicing Agreements, and in the event that any such duties require consents, approvals or licenses under the Higher Education Act or otherwise, the Master Servicer shall appoint one or more Sub-Servicer that possesses such consents, approvals and licenses to act on its behalf; provided, however, that the Master Servicer shall remain responsible for the failure of any Sub-Servicer to perform these activities. In its capacity as a Sub-Servicer, PHEAA will from time to time be required on behalf of the Trust to file claims against, and pursue the receipt of Guarantee Payments from, itself as a Federal Guarantor.

PAYMENTS ON FINANCED STUDENT LOANS

         Except as provided below, the Master Servicer or a Sub-Servicer, as applicable, will deposit all payments on Financed Student Loans (from whatever source), and all proceeds of Financed Student Loans collected by it during each Collection Period into the Collection Account within two business days of receipt thereof. Except as provided below, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the

Financed Student Loans received by it during each Collection Period into the Collection Account within two business days of receipt thereof.

         However, in the event that KBUSA satisfies certain requirements for quarterly remittances and the rating agencies affirm their ratings of the Notes and the Certificates at the initial level, then so long as KBUSA is the Administrator and provided that (x) there exists no Administrator Default (as described below) and (y) each other condition to making quarterly deposits as may be specified by the rating agencies is satisfied, the Master Servicer, each Sub-Servicer and the Eligible Lender Trustee will pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the Collection Account to the Administrator, and the Administrator will not be required to deposit such amounts into the Collection Account until on or before the business day immediately preceding each Monthly Servicing Payment Date (to the extent of the Master Servicing Fee payable on such date) and on or before the business day immediately preceding each Distribution Date (to the extent of the remainder of such amounts). In such event, the Administrator will deposit the aggregate Purchase Amount of Financed Student Loans repurchased by the Seller and purchased by the Master Servicer into the Collection Account on or before the business day preceding each Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Administrator at its own risk and for its own benefit, and will not be segregated from funds of the Administrator.

MASTER SERVICER COVENANTS

        In the Sale and Servicing Agreement, the Master Servicer covenants that:

         (a) it will or will cause each Sub-Servicer to duly satisfy all obligations on its part to be fulfilled under or in connection with the Financed Student Loans the Master Servicer or a Sub-Servicer is servicing, maintain in effect all qualifications required in order to service such Financed Student Loans and comply in all material respects with all requirements of law in connection with servicing such Financed Student Loans, the failure to comply with which would have a materially adverse effect on the Certificateholders or the Noteholders;

         (b) it will not permit nor permit a Sub-Servicer to permit any rescission or cancellation of a Financed Student Loan the Master Servicer or a Sub-Servicer is servicing except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the Eligible Lender Trustee and the Indenture Trustee;

         (c) it will do nothing nor permit a Sub-Servicer to impair the rights of the Certificateholders and the Noteholders in such Financed Student Loans; and

         (d) it will not nor permit a Sub-Servicer to reschedule, revise, defer or otherwise compromise with respect to payments due on any such Financed Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable Programs requirements.

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

         Under the terms of the Sale and Servicing Agreement, if the Seller or the Master Servicer discovers, or receives written notice, that any covenant of the Master Servicer (or covenants made by the Master Servicer relating to either of the Sub-Servicers), set forth above has not been complied with by the Master Servicer (or a Sub-Servicer) in all material respects and such noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the Certificateholders or the Noteholders in any Financed Student Loan (it being understood that in the case of any Financed Federal Loan any such breach that does not affect any Guarantor's obligation to guarantee or insure payment of such Financed Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, the Master Servicer will purchase such Financed Student Loan as of the first day following the end of such 60-day period that is the last day of a Collection Period. In that event, the Master Servicer will be obligated to deposit into the Collection Account an amount equal to the Purchase Amount of such Financed Student Loan and the Trust's interest in any such purchased Financed Student Loan will be automatically assigned to the Master Servicer. In addition, the Master Servicer will reimburse the Trust with respect to any Financed Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such covenant of the Master Servicer.

INCENTIVE PROGRAMS

         Certain incentive programs currently or hereafter made available by the Seller to borrowers may also be made available by the Master Servicer or a Sub-Servicer to borrowers with Financed Student Loans. Except for Financed Student Loans eligible for the "Keys2Repay Program," which allows certain borrowers to choose repayment terms of 10, 15 or 25 years at interest rates that vary in accordance with the selected term, any incentive program that effectively reduces borrower payments on Financed Student Loans and, with respect to Financed Federal Loans, is not required by the Higher Education Act will be applicable to the Financed Student Loans only if and to the extent that the Master Servicer or a Sub-Servicer receives payment on behalf of the Trust from the Seller in an amount sufficient to offset such effective yield reductions. See "The Student Loan Financing Business -- Incentive Programs" in the Prospectus.

SERVICING COMPENSATION

         The Master Servicer will be entitled to receive, subject to the limitations set forth in the following paragraph, the Master Servicing Fee monthly in an amount equal to the Master Servicing Fee Percentage of the Pool Balance as of the last day of the immediately preceding calendar month together with applicable administrative fees, late fees and similar charges, as compensation for performing the functions as master servicer for the Trust described above. The Master Servicing Fee Percentage may be subject to reasonable increase agreed to by the Administrator, the Eligible Lender Trustee and the Master Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Master Servicer in providing the services to be provided under the Sale and Servicing Agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, United States Postal Service postal rates or some other identifiable cost increasing event with respect to the Master Servicer or a Sub-Servicer. The Master Servicing Fee (together with any portion of the Master Servicing Fee that remains unpaid from prior Distribution Dates) will be payable on each Monthly Servicing Payment Date and will be paid solely out of Available Funds and amounts on deposit in the Reserve Account on such Monthly Servicing Payment Date. In return for receiving the Master Servicing Fee, the Sub-Servicers will be paid solely by the Master Servicer, pursuant to the Sub-Servicing Agreements.

         The Master Servicing Fee will compensate the Master Servicer for performing (or for arranging the performance by the Sub-Servicers of) the functions of a third party servicer of student loans as agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, accounting for collections and furnishing monthly and annual statements to the Administrator. The Master Servicing Fee also will reimburse the Master Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

DISTRIBUTIONS

         Deposits to Collection Account. On or about the third business day prior to each Distribution Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with certain information with respect to the distributions to be made on such Distribution Date.

         On or before the business day preceding each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will cause (or will cause the Master Servicer and the Eligible Lender Trustee to cause) (x) any Guaranteed Payments made by TERI in excess of the Maximum TERI Payments Amount and (y) a portion of the amount of the Available Funds equal to the Master Servicing Fee, payable on such date to be deposited into the Collection Account for payment to the Seller in the case of such excess Guarantee Payments and to the Master Servicer in the case of the Master Servicing Fee. On or before the business day prior to each Distribution Date, the Administrator will cause (or will cause the Master Servicer and the Eligible Lender Trustee to cause) the amount of Available Funds to be deposited into the Collection Account.

         For purposes hereof, the term "Available Funds" means, with respect to a Distribution Date or any Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof) to the extent not previously distributed:

         (1) all collections received by Master Servicer (or the Sub-Servicers) on the Financed Student Loans (including any Guarantee Payments (subject to the Maximum TERI Payments Amount) received with respect to such Financed Student Loans) but net of (x) any Federal Origination Fee (as defined in the Prospectus) and Federal Consolidation Loan Rebate (as defined in the Prospectus) payable to the Department on Federal Consolidation Loans disbursed after October 1, 1993, (y) any applicable administrative fees, late fees or similar fees received from a borrower, and (z) any collections in respect of principal on the Financed Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements;

         (2) any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during the then elapsed portion of such Collection Period with respect to the Financed Federal Loans;

         (3) all proceeds of the Financed Student Loans which were liquidated ("Liquidated Student Loans") during the then elapsed portion of such Collection Period in accordance with the Master Servicer's (or the Sub-Servicers') respective customary servicing procedures, net of expenses incurred by the Master Servicer (or the Sub-Servicers) in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loans (and not including any Guarantee Payments received with respect thereto) ("Liquidation Proceeds"), and all Recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods or prior months of such Collection Period;

         (4) the aggregate Purchase Amounts received for those Financed Student Loans repurchased by the Seller or purchased by the Master Servicer under an obligation which arose during the elapsed portion of such Collection Period;

         (5) the aggregate amounts, if any, received from the Seller or the Master Servicer (or a Sub-Servicer), as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments;

         (6) amounts deposited by the Seller into the Collection Account in connection with the making of Consolidation Loans;

         (7) with respect to the first Distribution Date, the Closing Date Deposit;

         (8)      Investment Earnings for such Distribution Date;

         (9) amounts withdrawn from the Reserve Account in excess of the Specified Reserve Account Balance and deposited into the Collection Account;

         (10) amounts withdrawn from the Escrow Account and deposited into the Collection Account; and

         (11) with respect to the Distribution Date on or immediately after the end of the Funding Period, the amount transferred from the Pre-Funding Account to the Collection Account;

         Available Funds will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans, the Purchase Amount of which has been included in Available Funds for a prior Distribution Date. If on any Distribution Date there would not be sufficient funds, after application of Available Funds amounts available from the Reserve Account and the Pre-Funding Account (x) to pay any of the items specified in clauses (1) through (3), respectively, under "--Distributions from the Collection Account" below for such Distribution Date, (y) if the principal balance of the Class A Notes (after giving effect to any distributions thereon on such Distribution Date) is less than or equal to the Note Collateralization Amount, to pay the Noteholders' Interest

Distribution Amount with respect to the Class M Notes for such Distribution Date or (z) if the principal balance of the Notes (after giving effect to any distributions thereon on such Distribution Date) is less than or equal to the Note Collateralization Amount, to pay the Certificateholders' Interest Distribution Amount for such Distribution Date, then Available Funds for such Distribution Date will include, in addition to the Available Funds on deposit in the Collection Account on the Determination Date relating to such Distribution Date which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date up to the amount necessary to pay, (1) in the case of clause (x) above such items specified in clauses (1) through (3) respectively, (2) in the case of clause (y) above, the Noteholders' Interest Distribution Amount with respect to the Class M Notes and (3) in the case of clause (z) above, the Certificateholders' Interest Distribution Amount, and the Available Funds for such succeeding Distribution Date will be adjusted accordingly.

         In addition, if there is any Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover with respect to any Interest Period, the Cap Provider will be obligated under the Cap Agreement to pay to the Indenture Trustee an amount equal to such Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover for distribution to the applicable Notes and Certificates, respectively, on the related Distribution Date.

         Distributions from the Collection Account. On each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will instruct the Indenture Trustee to pay to (a) the Seller, any amounts on deposit in the Collection Account which consist of Guarantee Payments made by TERI in excess of the Maximum TERI Payments Amount and (b) the Master Servicer, the Master Servicing Fee due with respect to the period from and including the preceding Monthly Servicing Payment Date from amounts on deposit in the Collection Account.

         On each Distribution Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions, in the amounts and in the order of priority specified below, to the extent of Available Funds for the related Collection Period:

         (1) to the Seller, any amounts on deposit in the Collection Account which consist of Guarantee Payments made by TERI in excess of the Maximum TERI Payments Amount;

         (2) to the Master Servicer, the Master Servicing Fee due on such Distribution Date and all prior unpaid Master Servicing Fees;

         (3) to the Administrator, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

         (4) to the holders of the Class A Notes, the Noteholders' Interest Distribution Amount for the Class A Notes;

         (5) to the holders of the Class M Notes, the Noteholders' Interest Distribution Amount for the Class M Notes;

         (6) to the holders of the Certificates, the Certificateholders' Interest Distribution Amount;

         (7) to the Reserve Account, an amount, up to the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance;

         (8) to the holders of the Class A Notes, the applicable Noteholders' Principal Distribution Amount, first to the Class A-1 Notes, until their outstanding principal balance has been reduced to zero and then to the Class A-2 Notes, until their outstanding principal balance has been reduced to zero;

         (9) on each Distribution Date on and after which the Class A Notes have been paid in full, to the holders of the Class M Notes, the applicable Noteholders' Principal Distribution Amount;

         (10) on each Distribution Date on and after which the Notes have been paid in full, to the holders of the Certificates, the Certificateholders' Principal Distribution Amount;

         (11) to the holders of the Class A Notes on a pro rata basis, based on the amount of the Noteholders' Interest Index Carryover owing on each such Class of Notes, the aggregate unpaid amount of the Noteholders' Interest Index Carryover, if any, but only to the extent not paid by the Cap Provider under the Cap Agreement;

         (12) to the holders of the Class M Notes, the aggregate unpaid amount of the Noteholders' Interest Index Carryover relating to the Class M Notes, if any, but only to the extent not paid by the Cap Provider under the Cap Agreement;

         (13) to the holders of the Certificates, the aggregate unpaid amount of the Certificateholders' Interest Index Carryover, if any, but only to the extent not paid by the Cap Provider under the Cap Agreement;

         (14) to the Cap Provider, an amount sufficient to reimburse the Cap Provider for all previous payments under the Cap Agreement and any other amounts due to the Cap Provider under the Cap Agreement; and

         (15) to the Seller, any remaining amounts after application of clauses (1) through (14).

         Additionally, on the second consecutive Distribution Date that the outstanding principal balance of the Notes (after giving effect to distributions on such Distribution Date) is in excess of the Note Collateralization Amount, principal will be payable to the Noteholders in the amount of the Noteholders' Priority Principal Distribution Amount to the extent of funds available before any amounts are payable to the holders of the Certificates. On the second consecutive Distribution Date that the outstanding principal balance of the Class A Notes (after giving effect to distributions on such Distribution Date) is in excess of the Note Collateralization Amount, principal will be payable to the Class A Noteholders sequentially (i.e. first, to the Class A-1 Notes and then to the Class A-2 Notes) in the amount of the Noteholders' Priority Principal Distribution Amount to the extent of funds available before any amounts are payable to the holders of the Class M Notes.

         Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default and the acceleration of the Notes following the failure by the Trust to pay interest or principal on the Notes when due or the occurrence of certain events of insolvency relating to the Trust, no amounts will be distributed to the holders of the Certificates until the Noteholders have received all accrued and unpaid interest on the Notes (other than any Noteholders' Interest Index Carryover) and the outstanding principal balance of the Notes has been reduced to zero.

         Upon any distribution to the Seller of any amounts included as Available Funds, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

         For purposes hereof, the following terms have the following meanings:

                  "Certificate Balance" equals $65,000,000 as of the Closing Date and thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal subsequently distributed to the Certificateholders.

                  "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the Certificateholders' Interest Distribution Amount for such Distribution Date plus, for each Distribution Date on and after which the Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Distribution Date.

                  "Certificateholders' Interest Carryover Shortfall" means with respect to any Distribution Date, the excess of (x) the sum of the Certificateholders' Interest Distribution Amount on the preceding Distribution Date over (y) the amount of interest actually distributed to the holders of the Certificates on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of the Certificates, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date to the current Distribution Date.

                  "Certificateholders' Interest Distribution Amount" means with respect to any Distribution Date, the sum of (a) the amount of interest accrued at the Certificate Rate for the related Interest Period on the outstanding Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions of principal to holders of the Certificates on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and
         (b) the Certificateholders' Interest Carryover Shortfall for such Distribution Date; provided, that the Certificateholders' Interest Distribution Amount will not include any Certificateholders' Interest Index Carryover.

                  "Certificateholders' Principal Distribution Amount" means on each Distribution Date on and after which the principal balance of the Notes has been paid in full, the Principal Distribution Amount for such Distribution Date (or, in the case of the Distribution Date on which the principal balance of the Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to the holders of the Notes on such Distribution Date); provided that the Certificateholders' Principal Distribution Amount will in no event exceed the Certificate Balance. In addition, on the Final Maturity Date for the

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         Certificates, the principal required to be distributed to the holders of the Certificates will include the amount required to reduce the outstanding Certificate Balance to zero.

                  "Maximum TERI Payments Amount" means 19% of the Adjusted Initial Pool Balance.

                  "Monthly Servicing Payment Date" means the 25th day of each month (or if such day is not a Business Day, the next succeeding Business Day).

                  "Net Government Receivable" means, with respect to any Distribution Date, the sum of the amount of Interest Subsidy Payments and Special Allowance Payments due from the Department less the amount owed to the Department for Federal Origination Fee and Federal Consolidation Loan Rebate as of the end of the related Collection Period.

                  "Note Collateralization Amount" means, with respect to any Distribution Date, the sum of:

         (a)      the Pool Balance as of the end of the related Collection
                  Period;

         (b) the Pre-Funded Amount, as of the end of the related Collection Period; and

         (c)      the Net Government Receivable.

                  "Noteholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

                  "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and any Class of Notes, the excess of
         (x) the sum of the Noteholders' Interest Distribution Amount for such Class of Notes on the preceding Distribution Date over (y) the amount of interest actually distributed to the holders of such Class of Notes on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of such Class of Notes, to the extent permitted by law, at (1) the weighted average of the applicable
         Note Interest Rates, in the case of the Class A Notes and (2) the Note Interest Rate for the Class M Notes, in the case of the Class M Notes, in each case from such preceding Distribution Date to the current Distribution Date.

                  "Noteholders' Interest Distribution Amount" means, with respect to any Distribution Date and any Class of Notes, the sum of (a) the aggregate amount of interest accrued at the respective Note Interest Rate for the related Interest Period on the outstanding principal balance of such Class of the Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to such Noteholders on such date (or, in the case of the first Distribution Date, on the Closing Date) and (b) the Noteholders' Interest Carryover Shortfall for such Class and such Distribution Date; provided, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Index Carryover for such Class.

                  "Noteholders' Principal Distribution Amount" means, with respect to any Distribution Date, the Principal Distribution Amount for such Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the Notes. In addition, (a) on the Final Maturity Date for each Class of Notes, the principal required to be distributed to the Class of Notes will include the amount required to reduce the outstanding principal balance of such Class of Notes to zero, and (b) on the related Distribution Date following a sale of the Financed Student Loans in the manner described under "--Termination" below, the principal required to be distributed to the holders of Class A-2 Notes and Class M Notes will include the amount required to reduce the outstanding principal balance of such Class A-2 Notes and Class M Notes to zero. In the event that on two consecutive Distribution Dates the outstanding balance of the Notes is in excess of the Note Collateralization Amount, the Noteholders' Principal Distribution Amount for the Notes will be reduced by the amount of any Noteholders' Priority Principal Distribution Amount.

                  "Noteholders' Priority Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (x) the aggregate outstanding principal balance of such Notes (after giving effect to any distributions on such Distribution Date) over (y) the Note Collateralization Amount.

                  "Pool Balance" means, at any time, the aggregate principal balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment), after giving effect to the following without duplication:

         - all payments received by the Trust related to the Financed Student Loans during such Collection Period from or on behalf of borrowers, Guarantors (except with respect to any guarantee payments made by TERI in excess of the Maximum TERI Payments Amount) and, with respect to certain payments on certain Financed Federal Loans, the Department (collectively, "Obligors"),

         - all Purchase Amounts received by the Trust related to the Financed Student Loans for such Collection Period from the Seller, the Master Servicer or the Sub-Servicers,

         - all Additional Fundings made from the Escrow Account and the Pre-Funding Account with respect to such Collection Period, and

         - all losses realized on Financed Student Loans liquidated during such Collection Period.

                  "Principal Distribution Amount" means, with respect to any Distribution Date, the amount by which the sum of the outstanding principal balance of the Notes and the Certificate Balance exceeds the Specified Collateral Balance for such Distribution Date.

                  "Specified Collateral Balance" means, with respect to any Distribution Date, the sum of (a) the Pool Balance as of the last day of the related Collection Period plus (b) the Pre-Funded Amount as of the last day of the related Collection Period for such Distribution Date. In the event that (1) the Financed Student Loans are not sold pursuant to the auction process described under "--Termination" below, with respect to any Distribution Date occurring on or after the November 2009 Distribution Date, or (2) a Trigger Event has occurred and is continuing, the Specified Collateral Balance will be zero.

                  A "Trigger Event" shall occur, on any Distribution Date, when:
         (1) a Non-Guaranteed Private Undergraduate Loan Trigger Event has occurred, or (2) a Private Graduate Loan Trigger Event has occurred; provided, however, that if all three Ratings Agencies consent in writing, no Trigger Event shall have occurred with respect to such Distribution Date.

                  A "Non-Guaranteed Private Undergraduate Loan Trigger Event" shall have occurred, on any Distribution Date, when cumulative Realized Losses net of subsequent Recoveries with respect to the Non-Guaranteed Undergraduate Private Loans exceeds 15% of the Initial Financed Student Loan Pool Balance with respect to all Non-Guaranteed Undergraduate Private Loans.

                  "Non-Guaranteed Undergraduate Private Loans" are Non-Guaranteed Private Loans that have been made to undergraduate students.

                  "Initial Financed Student Loan Pool Balance" means at any time, the Pool Balance of the Financed Student Loans, or specified subset thereof, as of the related Cutoff Date (in the case of the Initial Financed Student Loans, or specified subset thereof) or the related Subsequent Cutoff Date (with respect to Additional Student Loans or specified subset thereof).

                  "Recoveries" means, with respect to any Liquidated Student Loan, moneys collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Financed Student Loan became a Liquidated Student Loan, net of the sum of any amounts expended by the Master Servicer (or any Sub-Servicer acting on its behalf) for the account of any related borrower on such Financed Student Loan and any amounts required by law to be remitted to such borrower on such Financed Student Loan.

                  A "Private Graduate Loan Trigger Event" shall have occurred, on any Distribution Date, when: (1) a TERI Trigger Event, (2) a HICA Trigger Event, or (3) a Non-Guaranteed Private Graduate Loan Trigger Event shall have occurred.

                  A "TERI Trigger Event" shall have occurred when, on any Distribution Date, the cumulative Realized Losses on any of the Guaranteed Private Loans that are guaranteed by TERI exceeds 20% of the Initial Financed Student Loan Pool Balance consisting of all Guaranteed Private Loans that are guaranteed by TERI; provided, however, that a TERI

         Trigger Event shall not have occurred if TERI is continuing to pay claims with respect to all Guaranteed Private Loans guaranteed by TERI.

                  A "HICA Trigger Event" shall have occurred when, on any Distribution Date, the cumulative Realized Losses on any of the Guaranteed Private Loans that are guaranteed by HICA exceeds 20% of the Initial Financed Student Loan Pool Balance consisting of all Guaranteed Private Loans that are guaranteed by HICA; provided, however, that a HICA Trigger Event shall not have occurred if HICA is continuing to pay claims with respect to all Guaranteed Private Loans guaranteed by HICA.

                  A "Non-Guaranteed Private Graduate Loan Trigger Event" shall have occurred on any Distribution Date when, the cumulative Realized Losses on the Non-Guaranteed Graduate Private Loans exceeds 20% of the Initial Financed Student Loan Pool Balance consisting of all Non-Guaranteed Graduate Private Loans.

                  "Non-Guaranteed Graduate Private Loans" are Non-Guaranteed Private Loans that have been made to graduate students.

CREDIT ENHANCEMENT

         Reserve Account. Pursuant to the Sale and Servicing Agreement, the Reserve Account will be created with an initial deposit by the Seller on the Closing Date of cash or Eligible Investments in an amount equal to approximately $17,500,000 (the "Reserve Account Initial Deposit"). On the Closing Date, the Reserve Account Initial Deposit will equal the Specified Reserve Account Balance as of the Closing Date. The amounts on deposit in the Reserve Account to the extent used will be replenished up to the Specified Reserve Account Balance on each Distribution Date by deposit therein of the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment of the prior amounts set forth under "--Distributions" above, all for such Distribution Date.

         "Specified Reserve Account Balance" means, with respect to any Distribution Date will be equal to the greater of (x) 1.75% of the aggregate outstanding principal amount of the Notes and the Certificate Balance on such Distribution Date before giving effect to any distribution on such Distribution Date, and (y) $2 million; provided, however, that in no event will such balance exceed the sum of the outstanding principal amount of the Notes and the outstanding principal balance of the Certificates. The Reserve Account may be used to fund Interest and Expense Draws and Realized Loss Draws.

         Funds will be withdrawn from the Reserve Account to the extent that the amount of available funds is insufficient to pay the Master Servicing Fee on any Monthly Servicing Payment Date and any of the items specified in clauses (2) through (6) under "--Distributions--Distributions from Collection Account" above on any Distribution Date (such amount, the "Interest and Expense Draw"); provided that amounts on deposit in the Reserve Account shall only be available to cover shortfalls in interest payments on (1) the Certificates to the extent that the Note Collateralization Amount (after giving effect to such withdrawals from the Reserve Account) is not less than the outstanding principal balance of the Notes and (2) the Class M Notes, to the extent that the Note Collateralization Amount (after giving effect to such withdrawal from the Reserve Account) is not less than the outstanding principal balance of the Class A Notes. Such funds will be paid from the Reserve Account to the Master Servicer on a Monthly Servicing Payment Date, and to the persons and in the order of priority specified for distributions out of the Collection Account in such clauses (2) through (6) on a Distribution Date. In addition, on the Final Maturity Dates for the Securities, amounts on deposit in the Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of the Securities to zero. Amounts on deposit in the Reserve Account will not be available to cover any reimbursement for Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover.

         In addition, if on any Distribution Date prior to the Parity Date to the extent the amount by which the Pool Balance as of the last day of the second preceding Collection Period (or in the case of the first Distribution Date, as of the Cutoff Date) minus the Pool Balance as of the last day of the related Collection Period exceeds the amount remaining to be distributed as Noteholders' Principal Distribution Amount or, after the Notes have been paid in full, the Certificateholders' Principal Distribution Amount will be withdrawn from the Reserve Account and deposited in the Collection Account and distributed by the Indenture Trustee as a payment in respect of the Noteholders' Principal Distribution Amount (and distributed among the Notes in the order of priority as set forth under "-- Distributions--Distributions from the Collection Account") or, if the Notes have been paid in full, the Certificateholders' Principal Distribution Amount. If on any Distribution Date on or after the Parity Date, the amount available to be distributed as Noteholders' Principal Distribution Amount or, after the Notes have been paid in full, the Certificateholders' Principal Distribution Amount, is less than the Noteholders' Principal Distribution Amount or Certificateholders' Principal Distribution Amount for such Distribution Date, such amount will be withdrawn from the Reserve Account and deposited in the Collection Account and distributed as a payment in respect of the Noteholders' Principal Distribution Amount (and distributed among the Notes in the order of priority as set forth under "-- Distributions--Distributions from the Collection Account") or, if the Notes have been paid in full, the Certificateholders' Principal Distribution Amount. Any amounts withdrawn from the Reserve Account and applied as a payment of principal of the Notes or Certificates is referred to herein as a "Realized Loss Draw."

         If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, subject to certain limitations, the Administrator will instruct the Indenture Trustee to deposit the amount of the excess into the Collection Account for distribution as Available Funds on such Distribution Date. Upon any distribution to the Seller of any amounts included as Available Funds, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. Subject to the limitation described in the preceding sentence, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust.

         The Reserve Account is intended to enhance the likelihood of timely receipt by the holders of Notes and the holders of Certificates of the full amount of interest due them and to decrease the likelihood that such holders will experience losses. In certain circumstances, however, the Reserve Account could be depleted.

         Subordination of the Class M Notes and the Certificates. The Class M Noteholders are generally subordinate in right of payment to the rights of the Class A Noteholders and the Certificateholders are generally subordinate in right of payment to the rights of the Class A and Class M Noteholders. See "Description of the Securities--The Notes--Subordination of the Class M Notes" and "--The Certificates--Subordination of the Certificates."

INTEREST RATE CAP AGREEMENT

         Payments Under the Cap Agreement. On the Closing Date, the Trust will enter into the Cap Agreement with Key Bank USA, as the Cap Provider. The Cap Agreement will be documented according to a 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Master Agreement"), modified to reflect the terms of the Notes, the Certificates, the Indenture, the Sale and Servicing Agreement and the Cap Agreement. The Cap Agreement will terminate on the date that is the earliest to occur of the Distribution Date in November 2009, the date on which the Notes and the Certificates have been paid in full, the occurrence and continuation of an Event of Default resulting in a liquidation of the Financed Student Loans and the date on which the Cap Agreement is terminated in accordance with its terms pursuant to an early termination.

         In accordance with the terms of the Cap Agreement, the Cap Provider will pay to the Trust on each Distribution Date, any Noteholders' Interest Index Carryover and/or Certificateholders' Interest Index Carryover created on such Distribution Date. In consideration for entering into the Cap Agreement, the Cap Provider will be entitled to an upfront fee on the Closing Date and to reimbursement for all sums paid to Noteholders as Noteholders' Interest Index Carryover and to Certificateholders as Certificateholders' Interest Index Carryover on each Distribution Date, but on a subordinated basis and only to the extent funds are available therefor on subsequent Distribution Dates after making all prior distributions on such Distribution Date in accordance with the payment priorities set forth above under "--Distributions--Distributions from the Collection Account."

         Defaults Under the Cap Agreement. "Events of Default" under the Cap Agreement are limited to: (i) failure of the Cap Provider or the Trust to pay any amount when due under the Cap Agreement; provided, however, that in the case of the Trust, the Trust has Available Funds remaining to pay such obligations on any Distribution Date after making all other required distributions with more senior payment priorities in accordance with the priorities set forth above under "--Distributions--Distributions from the Collection Account;" and (ii) certain events of insolvency or bankruptcy of the Cap Provider.

         Termination Event. A "Termination Event" under the Cap Agreement consists of the following event under the ISDA Master Agreement: "Illegality," which generally relates to changes in law causing it to become unlawful for a party to perform its obligations under the Cap Agreement.

         Payments Upon Termination. In the event the Cap Agreement is terminated due to a Termination Event or an Event of Default, the Cap Provider shall pay to the Trust as liquidated damages an amount equal to the fee it received on the Closing Date. The amount of liquidated damages is not expected to be sufficient to find a replacement interest rate cap and there is no obligation of the Trust, the Seller, the Indenture Trustee, the Administrator, the Cap Provider or any other person to find a replacement interest rate cap provider if the Cap Agreement is terminated. Prospective Noteholders and Certificateholders should note that the amount of such fee may be insufficient to offset any Noteholders' Interest Index Carryover and/or Certificateholders' Interest Index Carryover on future Distribution Dates. In the event that the Cap Agreement is terminated and the Cap Provider is owed any sums for amounts previously paid to the Trust under the Cap Agreement, the Cap Provider shall be entitled to reimbursement from the Trust for all such sums, but only to the extent Available Funds are available therefor on subsequent Distribution Dates after making all other required distributions with more senior priorities in accordance with the payment priorities set forth above under "--Distributions--Distributions from the Collection Account."

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

         Prior to each Distribution Date, the Administrator (based on the periodic statements and other information provided to it by the Master Servicer or the Sub-Servicers) will provide to the Indenture Trustee and the Trust, as of the close of business on the last day of the preceding Collection Period, a statement which will include the following information with respect to such Distribution Date or the preceding Collection Period as to the Notes and the Certificates, to the extent applicable:

         (1) the amount of the distribution allocable to principal of each Class of Securities;

         (2) the amount of the distribution allocable to interest on each Class of Securities, together with the interest rates applicable with respect thereto (indicating whether such interest rates are based on the Formula Rate or on the Student Loan Rate and specifying what each such interest rate would have been if it had been calculated using the alternate basis; provided that no such calculation of the Student Loan Rate will be required to be made unless the Investor Index for such Interest Period is 100 basis points greater than the Investor Index of the preceding Determination Date or, with respect to Treasury Bill Indexed Securities only, the 52-week Treasury Bill Rate is 100 basis points less than the 91-day Treasury Bill Rate as of such Determination Date);

         (3) the amount of the distribution, if any, allocable to any Noteholders' Interest Index Carryover and any
                  Certificateholders' Interest Index Carryover, together with the outstanding amount, if any, of each thereof after giving effect to any such distribution;

         (4) the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported as described in clause (1) above;

         (5) the aggregate outstanding principal balance of each Class of Notes, the Certificate Balance and each Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (1) above;

         (6) the amount of the Master Servicing Fee paid to the Master Servicer and the amount of the Administration Fee paid to the Administrator with respect to such Collection Period, and the amount, if any, of the Master Servicing Fee remaining unpaid after giving effect to any such payments;

         (7) the amount of the aggregate Realized Losses, if any, for such Collection Period and the balance of Financed Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

         (8) the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date;

         (9) the amount of any Interest and Expense Draw on such Distribution Date and the amount of any Realized Loss Draw on such Distribution Date;

         (10) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount on such Distribution Date, after giving effect to changes therein during the related Collection Period;

         (11) for the first Distribution Date, the amount, if any, of the Subsequent Pool Pre-Funded Amount remaining in the Subsequent Pool Pre-Funding Subaccount that has not been used to acquire Subsequent Pool Student Loans and is being paid out to the Noteholders and Certificateholders;

         (12) for the first Distribution Date on or following the end of the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to make Additional Fundings and is being paid out to the Noteholders;

         (13) the aggregate amount of TERI's Guarantee Payments deposited into the Collection Account (net of any amounts paid to the Seller under clause (1) of "--Distributions from the Collection Account" above) expressed as a percentage of the Adjusted Initial Pool Balance; and

         (14) the amount of any payments made under the Cap Agreement on such Distribution Date and the aggregate amount owing to the Cap Provider for previous payments under the Cap Agreement.

                  "Realized Losses" means, the excess of the principal balance of the Liquidated Student Loans over the Liquidation Proceeds to the extent allocable to principal.

                  "52-week Treasury Bill Rate" means, on any date of determination, the bond equivalent rate of 52-week Treasury Bills auctioned at the final auction held prior to the preceding June 1.

TERMINATION

         The obligations of the Master Servicer, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (a) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans and (b) the payment to the holders of Notes and the holders of Certificates of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements. In order to avoid excessive administrative expense, the Seller is permitted at its option to repurchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is 5% or less than the Adjusted Initial Pool Balance, all remaining Financed Student Loans at a price sufficient to retire the Certificates concurrently therewith. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to holders of Notes and holders of Certificates therefrom, will be conveyed and transferred to the Seller.

         Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the November 2009 Distribution Date will be offered for sale by the Indenture Trustee. KeyCorp, its affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on such Distribution Date. The Administrator shall, subject to the satisfaction of certain conditions set forth in and to assure compliance with the Sale and Servicing Agreement, direct the Indenture Trustee to auction the Financed Student Loans in the aggregate or in two separate pools. No assurance can be given that the method selected by the Administrator will result in the highest possible sale price for the Financed Student Loans or that one bid for all the Financed Student Loans, or a combination bids for two pools comprising the Financed Student Loans, will be equal to or in excess of the Minimum Purchase Amount. If at least two bids are received either for the whole pool or any separate pool of Financed Student Loans, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid for each such pool remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids (or the combination of the highest bid for each pool if two pools of Financed Student Loans are being sold separately), if any single bid (or the sum of the two highest bids) are equal to or in excess of an amount (the "Minimum Purchase Amount") equal to the greatest of

         (1)      the Auction Purchase Amount;

         (2) the fair market value of such Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date; and

         (3) the aggregate unpaid principal amount of the Notes and principal balance of the Certificates plus, in each case, accrued and unpaid interest thereon payable on such Distribution Date (other than any Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover).

         If at least two bids are not received or the highest bid for all the Financed Student Loans (or combination of the two highest bids for two separate pools of Financed Student Loans) after the resolicitation process is completed is not equal to or in excess of the Minimum Purchase Amount, the Indenture Trustee will not consummate such sale. In addition to the foregoing, the Indenture Trustee shall not accept any bid from a prospective purchaser, unless such prospective purchaser agrees to pay all, if any, deconversion fees owed to a Sub-Servicer if such purchaser's bid is accepted and it chooses to replace a Sub-Servicer as the servicer of the Financed Student Loans it is purchasing. In connection with the determination of the Minimum Purchase Amount, the Indenture Trustee may consult and, at the direction of the Seller, shall consult, with a financial advisor, including the Underwriters or the Administrator, to determine if the fair market value of the Financed Student Loans has been offered. The net proceeds of any such sale will be used to redeem any outstanding Notes and to retire any outstanding Certificates on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the November 2009 Distribution Date or any subsequent Distribution Date. In the event the Financed Student Loans are not sold in accordance with the foregoing, on each Distribution Date on and after the November 2009 Distribution Date the Specified Collateral Balance shall be reduced to zero and all Available Funds remaining after applying such amounts to pay the Master Servicing Fee, the Administration Fee, the Noteholders' Interest Distribution Amount, the Noteholders' Priority Principal Distribution Amount, if any, and the Certificateholders' Interest Distribution Amount will be paid as principal to the holders of Notes and then to the holders of Certificates until the outstanding principal balance of the Notes and the Certificates has been reduced to zero.

         "Auction Purchase Amount" with respect to the Financed Student Loans means the aggregate unpaid principal balance owed by the applicable borrowers thereon plus accrued interest thereon to the date of purchase less the amount on deposit in the Reserve Account as for such date.

ADMINISTRATOR

         The Seller, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Indenture Trustee, and the Sale and Servicing Agreement with the Trust, the Seller, the Master Servicer and the Eligible Lender Trustee. For a description of the Administrator's duties, see "Description of the Transfer and Servicing Agreements - Administrator" in the Prospectus.

         As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Sale and Servicing Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $3,000 per quarter (the "Administration Fee").

                             INCOME TAX CONSEQUENCES

         Thompson Hine & Flory LLP, federal tax counsel to the Trust ("Federal Tax Counsel"), is of the opinion that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and that the Notes will be characterized as debt for federal income tax purposes.

         Kirkpatrick & Lockhart LLP, Pennsylvania tax counsel ("Pennsylvania Tax Counsel") is of the opinion that the same characterizations of the Notes and the Trust would apply for Pennsylvania state income tax purposes as for federal income tax purposes.

         The Seller and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal, state and local income and franchise tax with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller both in its capacity as owner of Certificates and as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership.

         If the Trust were held to be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, rather than a partnership, the Trust would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be available to make payments on the Notes and the Certificates (and the Certificateholders could be liable for any such tax that is unpaid by the Trust).

         We recommend that investors carefully review the information under the caption "Income Tax Consequences" in the Prospectus.


                              ERISA CONSIDERATIONS

         Section 406 of ERISA, and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, and certain types of Keogh Plans, and other plans subject to Section 4975 of the Code (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

         Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Trustee or the Indenture Trustee, the Seller, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

         No Certificates may be purchased for, or on behalf of, any Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan.

         The purchaser of a Certificate is deemed to have represented that it is not acquiring the Certificates directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan. The purchaser of Notes is deemed to have represented that either: (A) the purchaser is not acquiring the Notes directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan, or (B) the acquisition and holding of the Notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the respective Underwriting Agreements relating to the Notes and the Certificates (the "Underwriting Agreements"), the Seller has agreed to cause the Trust to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class A-1 Notes and Class A-2 Notes set forth opposite its name:


                             PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
         UNDERWRITER        OF CLASS A-1 NOTES  OF CLASS A-2 NOTES    TOTAL
-------------------------   ------------------  ------------------  ------------
Credit Suisse First Boston  $184,800,000          $412,500,000      $597,300,000
    Corporation

McDonald Investments        $ 95,200,000          $212,500,000      $307,700,000


         In the respective Underwriting Agreements, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase (x) all the Notes offered hereby if any of the Notes are purchased and (y) all the Certificates offered hereby if any of the Certificates are purchased. The Seller has been advised by the Underwriters that the Underwriters propose initially to offer the Securities to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession not in excess of 0.1110% per Class A-1 Note and 0.2100% per Class A-2 Note. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of 0.0925% per Class A-1 Note and 0.1750% per Class A-2 Note. After the initial public offering, such public offering prices, concessions and reallowances may be changed.

         Credit Suisse First Boston Corporation will be the sole underwriter with respect to the Class M Notes and the Certificates. Credit Suisse First Boston Corporation initially proposes to offer the Class M Notes and the Certificates from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Credit Suisse First Boston Corporation expects to sell some or all of the Class M Notes and/or the Certificates to the Seller or an affiliate of the Seller, which then may be subsequently offered by the Seller or its affiliates from time to time directly or through underwriters or agents (either of which may include McDonald Investments, an affiliate of the Seller, the Administrator, and the Master Servicer) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class M Notes and the Certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and any profit on the sale of the Class M Notes or the Certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

         The representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bides in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

         The Seller does not intend to apply for listing of the Securities on a national securities exchange, but has been advised by Credit Suisse First Boston that it intends to, and by McDonald Investments Inc. ("McDonald Investments") that it may, make a market in the Securities. The Underwriters are not obligated, however, to make a market in the Securities and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Securities.

         The Underwriting Agreements provide that the Seller will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

         The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

         Credit Suisse First Boston Corporation is engaged from time to time by KeyCorp, the parent corporation of the Seller, to provide investment banking services.

         After the initial distribution of the Securities by the Underwriters, this Prospectus Supplement may be used by McDonald Investments, a wholly-owned subsidiary of KeyCorp and an affiliate of the Seller, the Administrator and the Master Servicer, or its successors, in connection with offers and sales relating to market-making transactions in the Securities. McDonald Investments may act as principal or agent in such transactions, but has no obligation to do so. McDonald Investments is a member of the New York Stock Exchange, Inc. Such transactions will be at prices related to prevailing market prices at the time of sale.

         Pursuant to an Agreement and Plan of Merger dated as of June 15, 1998 between KeyCorp and McDonald & Company Investment, Inc. ("McDonald"), a full-service investment banking and securities brokerage company headquartered in Cleveland, Ohio, on October 23, 1998, McDonald was merged with and into KeyCorp. On November 9, 1998, the merger of Key Capital Markets, Inc., a wholly-owned broker-dealer subsidiary of KeyCorp, into McDonald & Company Securities, Inc. (a wholly-owned subsidiary of the former McDonald) was completed and the surviving entity was renamed McDonald Investments Inc. McDonald Investments may engage in market-making transactions as described above.

         The Seller has also agreed to pay the Underwriters a structuring fee equal to $914,500.00.

                                     EXPERTS

         The balance sheet of KeyCorp Student Loan Trust 1999-B, as of September 28, 1999, has been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report appearing elsewhere in this Prospectus Supplement and incorporated by reference in the Registration Statement (as defined in the Prospectus), and has been included in reliance on their report given on their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

         Certain legal matters relating to the Securities will be passed upon for the Trust, the Seller and the Administrator by Forrest F. Stanley, Esq., General Counsel and Assistant Secretary of the Seller, as counsel for the Seller, and by Thompson Hine & Flory LLP, Cleveland, Ohio and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the Trust by Thompson Hine & Flory LLP. Certain Pennsylvania state income tax matters will be passed upon for the Trust by Kirkpatrick & Lockhart LLP.

                            INDEX OF PRINCIPAL TERMS

         Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

                                                              PAGE
52-week Treasury Bill Rate....................................S-97
91-day Treasury Bill Rate.....................................S-73
accrued interest factor.......................................S-74
Additional Funding............................................S-78
Additional Student Loans......................................S-25
Adjusted Initial Pool Balance.................................S-51
Administration Agreement......................................S-76
Administration Fee............................................S-99
ASA...........................................................S-22
Assigned Rights...............................................S-21
Auction Purchase Amount.......................................S-99
Available Funds...............................................S-85
Bankruptcy Code...............................................S-55
Benefit Plan.................................................S-100
Cap Agreement.................................................S-21
Cap Provider..................................................S-21
Cede..........................................................S-66
Certificate Balance...........................................S-89
Certificate Rate..............................................S-71
Certificateholders............................................S-50
Certificateholders' Distribution Amount.......................S-89
Certificateholders' Interest Carryover Shortfall..............S-89
Certificateholders' Interest Distribution Amount..............S-89
Certificateholders' Interest Index Carryover..................S-71
Certificateholders' Principal Distribution Amount.............S-89
Certificates..................................................S-20
Class.........................................................S-66
Class A Notes.................................................S-22
Class A-1 Notes...............................................S-22
Class A-2 Notes...............................................S-22
Class M Notes.................................................S-22
Closing Date..................................................S-20
Closing Date Deposit..........................................S-22
Code.........................................................S-100
Cohort Default Rate...........................................S-63
Collection Account............................................S-21
Collection Period.............................................S-67
CSAC..........................................................S-22
cumulative cash reserves......................................S-57

Cutoff Date...................................................S-25
Deferral Period...............................................S-27
Department....................................................S-20
Depository....................................................S-66
Determination Date............................................S-85
disqualified persons.........................................S-100
Distribution Dates.............................................S-3
DOE Data Book.................................................S-56
DTC...........................................................S-66
ECMC..........................................................S-22
Eligible Deposit Account......................................S-77
Eligible Institution..........................................S-77
Eligible Investments..........................................S-77
Eligible Lender Trustee.......................................S-20
Equity Interest..............................................S-100
ERISA..........................................................S-8
Escrow Account................................................S-21
Event of Default..............................................S-69
Exchange Act.................................................S-103
Expected Interest Collections.................................S-68
FDIC..........................................................S-78
Federal Assistance............................................S-22
Federal Consolidation Loan....................................S-50
Federal Consolidation Loan Rebate.............................S-85
Federal Direct Consolidation Loans............................S-50
Federal Guarantors............................................S-22
Federal Loans.................................................S-22
Federal Origination Fee.......................................S-85
Federal Tax Counsel..........................................S-100
Fee Advances..................................................S-27
Final Maturity Dates...........................................S-5
Financed Federal Loans........................................S-20
Financed Private Loans........................................S-20
Financed Student Loans........................................S-20
Forbearance Periods...........................................S-27
Formula Rate..................................................S-67
Funding Period................................................S-81
Grace Period..................................................S-51
Great Lakes...................................................S-24
Guarantee Agreement...........................................S-22
Guarantee Agreements..........................................S-22
Guarantee Payments............................................S-22
Guaranteed Private Loans......................................S-20
Guarantors.....................................................S-3
HESC..........................................................S-22

HICA..........................................................S-52
HICA Trigger Event............................................S-93
Higher Education Act..........................................S-22
Indenture.....................................................S-66
Indenture Trustee..............................................S-3
Index Maturity................................................S-75
Initial Financed Student Loan Pool Balance....................S-92
Initial Financed Student Loans................................S-20
Initial Pool 1 Student Loans..................................S-21
Initial Pool 2 Student Loans..................................S-21
Initial Pre-Funded Amount.....................................S-78
Interest and Expense Draw.....................................S-93
Interest Period...............................................S-66
Interest Subsidy Payments.....................................S-52
Investment Earnings...........................................S-77
Investor Index................................................S-67
KBUSA.........................................................S-23
Keys2Repay Program............................................S-84
LIBOR.........................................................S-75
LIBOR Determination Date......................................S-75
LIBOR Indexed Securities.......................................S-4
Liquidated Student Loans......................................S-86
Liquidation Proceeds..........................................S-86
Lock-In Period................................................S-74
Margin........................................................S-67
Master Servicer...............................................S-23
Master Servicer Default.......................................S-81
Master Servicing Fee Percentage...............................S-24
Maximum TERI Payments Amount..................................S-90
McDonald.....................................................S-103
McDonald Investments.........................................S-103
Minimum Purchase Amount.......................................S-98
Monthly Servicing Payment Date................................S-24
Net Government Receivable.....................................S-90
Non-Guaranteed Graduate Private Loans.........................S-93
Non-Guaranteed Private Graduate Loan Trigger Event............S-93
Non-Guaranteed Private Loans..................................S-20
Non-Guaranteed Private Undergraduate Loan Trigger Event.......S-92
Non-Guaranteed Undergraduate Private Loans....................S-92
Note Collateralization Amount.................................S-90
Note Interest Rate............................................S-66
Noteholders...................................................S-50
Noteholders' Distribution Amount..............................S-90
Noteholders' Interest Carryover Shortfall.....................S-90
Noteholders' Interest Distribution Amount.....................S-90

Noteholder's Interest Index Carryover.........................S-68
Noteholders' Principal Distribution Amount....................S-91
Noteholders' Priority Principal Distribution Amount...........S-91
Notes.........................................................S-22
NSLP..........................................................S-22
Obligors......................................................S-91
Other Additional Pre-Funded Amount............................S-78
Other Additional Pre-Funding Subaccount.......................S-78
Other Subsequent Student Loans................................S-25
Parity Date...................................................S-70
Participants..................................................S-66
parties in interest..........................................S-100
Pennsylvania Tax Counsel.....................................S-100
PHEAA.........................................................S-22
Plan Assets Regulation.......................................S-100
PLUS Loans....................................................S-23
Pool Balance..................................................S-91
Pre-Funded Amount.............................................S-20
Pre-Funding Account...........................................S-20
Principal Distribution Amount.................................S-91
Private Consolidation Loans...................................S-50
Private Graduate Loan Trigger Event...........................S-92
Private Guarantors............................................S-52
Private Loans.................................................S-22
Programs......................................................S-25
prohibited transaction.......................................S-100
Prospectus....................................................S-10
Prospectus Supplement.........................................S-10
PTCE ........................................................S-101
Purchase Price................................................S-76
Rating Agencies................................................S-9
Rating Agency..................................................S-9
Realized Loss Draw............................................S-94
Realized Losses...............................................S-97
Recoveries....................................................S-92
Reference Bank................................................S-75
Reserve Account................................................S-8
Reserve Account Initial Deposit...............................S-21
Sale and Servicing Agreement..................................S-20
Securities....................................................S-66
Securities Act...............................................S-102
Securityholders...............................................S-23
Seller........................................................S-20
Serial Loans..................................................S-81
SLS Loans.....................................................S-23

Special Allowance Payments....................................S-52
Special Determination Date....................................S-51
Specified Collateral Balance..................................S-92
Specified Reserve Account Balance.............................S-93
Stafford Loans................................................S-23
Statistical Cutoff Date.......................................S-21
Student Loan Rate.............................................S-67
Student Loans.................................................S-20
Subsequent Cutoff Date........................................S-80
Subsequent Pool 1.............................................S-81
Subsequent Pool 1 Student Loans...............................S-25
Subsequent Pool 2.............................................S-81
Subsequent Pool 2 Student Loans...............................S-25
Subsequent Pool Pre-Funded Amount.............................S-78
Subsequent Pool Pre-Funding Subaccount........................S-78
Subsequent Pool Student Loans.................................S-81
Sub-Servicer..................................................S-23
Sub-Servicers.................................................S-23
Sub-Servicing Agreement.......................................S-24
Telerate Page 3750............................................S-75
TERI..........................................................S-52
TERI Trigger Event............................................S-92
Three-Month LIBOR.............................................S-75
total loans outstanding.......................................S-61
Transfer Agreement............................................S-80
Transfer and Servicing Agreements.............................S-76
Transfer Date.................................................S-80
Treasury Bill Indexed Securities...............................S-4
Trigger Event.................................................S-92
Trust.........................................................S-20
Trust Accounts................................................S-77
Trust Agreement...............................................S-20
Underlying Federal Loans......................................S-50
Underlying Private Loans......................................S-80
Underwriters.................................................S-102
Underwriting Agreements......................................S-102
Unsubsidized Stafford Loan....................................S-52
USAF..........................................................S-22

                                                                      APPENDIX I


                         REPORT OF INDEPENDENT AUDITORS


Bank One, National Association, and
Bank One Delaware, Inc.
    as Trustees of the KeyCorp Student Loan Trust 1999-B


We have audited the accompanying balance sheet of KeyCorp Student Loan Trust 1999-B (the "Trust") as of September 28 1999. This balance sheet is the responsibility of the Trustees for the Trust. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by the Trustees on behalf of the Trust, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Trust at September 28, 1999, in conformity with generally accepted accounting principles.



ERNST & YOUNG LLP

Cleveland, Ohio
September 28, 1999

                        KEYCORP STUDENT LOAN TRUST 1999-B
                                  BALANCE SHEET
                               SEPTEMBER 28, 1999


                     ASSETS
                          Cash                     $           10
                                                    -------------

                          Total Assets             $           10
                                                    -------------

                     EQUITY
                          Equity of the Trust      $           10
                                                    -------------

                          Total Equity             $           10
                                                    -------------




See accompanying notes to the balance sheet

                        KEYCORP STUDENT LOAN TRUST 1999-B
                             NOTES TO BALANCE SHEET
                               SEPTEMBER 28, 1999


ORGANIZATION AND OPERATION

KeyCorp Student Loan Trust 1999-B (the "Trust"), is a Delaware statutory business trust formed on September 28, 1999, with Bank One, National Association as Eligible Lender Trustee and Bank One Delaware, Inc. as Delaware Trustee. The Trust was organized to exclusively acquire certain graduate and undergraduate student loans; to issue and sell securities collateralized by such loans; and to engage in other transactions, including entering agreements that are incidental and necessary, suitable and convenient to the foregoing and permitted under Delaware law.

At September 28, 1999, the Trust had not commenced operations except for the conduct of organizational matters and activities relating to the public offering of notes.

Key Bank USA, National Association, as Initial Beneficiary of the Trust, bears administrative expenses on its behalf.

ACCOUNTING POLICIES

Cash, the only asset of the Trust at September 28, 1999, is stated at the amount held on behalf of the Trust by Bank One, National Association.

PROSPECTUS


                           KEYCORP STUDENT LOAN TRUSTS
                                     Issuer

                       KEY BANK USA, NATIONAL ASSOCIATION
                           Seller and Master Servicer

                               Asset Backed Notes
                            Asset Backed Certificates



SECURITIES OFFERED                              --------------------------------
     - asset backed notes and asset backed       You should carefully consider
       certificates                              the risk factors beginning on
     - rated in one of four highest rating       page 6.
       categories by at least one
       nationally recognized rating              The securities are not bank
       organization                              deposits and are not insured
     - not listed on any trading exchange        by the Federal Deposit
     - obligations only of the related trust     Insurance Corporation.

ASSETS                                           This prospectus must be
     - student loans                             accompanied by a prospectus
     - may include one or more forms of          supplement for the particular
       credit enhancement                        series.
                                                --------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

The seller may offer securities through underwriters or by other methods described under the caption "Plan of Distribution."

                The date of this Prospectus is September 20, 1999

                                TABLE OF CONTENTS

RISK FACTORS .............................................................     6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ..........................    13
FORMATION OF THE TRUSTS ..................................................    13
      The Trusts .........................................................    13
      Eligible Lender Trustee ............................................    14
USE OF PROCEEDS ..........................................................    15
THE SELLER, THE ADMINISTRATOR, THE MASTER SERVICER AND THE SUB-SERVICERS .    15
      The Seller, Administrator and Master Servicer ......................    15
            General ......................................................    15
            Services and Fees of  Administrator ..........................    15
            Master Servicer ..............................................    15
      The Sub-Servicers ..................................................    17
THE STUDENT LOAN POOLS ...................................................    18
      General ............................................................    18
THE STUDENT LOAN FINANCING BUSINESS.19
      Programs Offered by the Seller.19
      Description of Federal Loans Under the Programs ....................    20
            General ......................................................    20
            Stafford Loan Program ........................................    21
            (1) Eligibility Requirements .................................    22
            (2) Loan Limits ..............................................    22
            (3) Interest .................................................    23
            (4) Repayment ................................................    24
            (5) Grace Periods, Deferral Periods, Forbearance Periods .....    25
            (6) Interest Subsidy Payments ................................    25
            (7) Special Allowance Payments ...............................    26
            SLS Loan Program .............................................    27
            PLUS Loan Program ............................................    28
            Federal Consolidation Loan Program ...........................    29
            Undergraduate Federal Loans ..................................    31
            Graduate Federal Loans .......................................    32
      Description of Private Loans Under the Programs ....................    33
            General ......................................................    33
            Private Undergraduate Loans ..................................    34
            Eligibility Requirements.34
            Loan Limits ..................................................    35

            Interest .....................................................    35
            Repayment ....................................................    35
            Grace Periods Deferral Periods, Forbearance Periods ..........    35
            Private Graduate Loans .......................................    35
            Payment Terms ................................................    37
            Private Consolidation Loans ..................................    39
      Insurance of Student Loans; Guarantors of Student Loans ............    40
            Federal Guarantors ...........................................    40
            Federal Insurance and Reinsurance of Federal Guarantors ......    41
            Private Guarantors ...........................................    44
      Claims and Recovery Rates ..........................................    44
      Origination Process ................................................    44
      Servicing and Collections Process ..................................    46
      Incentive Programs .................................................    47
WEIGHTED AVERAGE LIVES OF THE SECURITIES .................................    47
POOL FACTORS AND TRADING INFORMATION .....................................    50
DESCRIPTION OF THE NOTES .................................................    50
      General ............................................................    50
      Principal of and Interest on the Notes .............................    51
      The Indenture ......................................................    52
            Modification of Indenture ....................................    52
            Events of Default; Rights upon Event of Default ..............    53
            Certain Covenants ............................................    57
            Annual Compliance Statement ..................................    58
            Indenture Trustee's Annual Report ............................    58
            Satisfaction and Discharge of Indenture ......................    58
            The Indenture Trustee ........................................    58
DESCRIPTION OF THE CERTIFICATES ..........................................    59
      General ............................................................    59
      Principal and Interest in Respect of the Certificates ..............    60
CERTAIN INFORMATION REGARDING THE SECURITIES .............................    60
      Fixed Rate Securities ..............................................    60
      Floating Rate Securities ...........................................    61
      Book-Entry Registration ............................................    61
      Definitive Securities ..............................................    66
      List of Securityholders ............................................    67
      Reports to Securityholders .........................................    67
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS .....................    68
      General ............................................................    68
      Sale of Student Loans; Representations and Warranties ..............    69

      Additional Fundings ................................................    70
      Accounts ...........................................................    70
      Servicing Procedures ...............................................    71
      Payments on Student Loans ..........................................    72
      Master Servicer Covenants ..........................................    73
      Master Servicing Compensation ......................................    74
      Distributions ......................................................    75
      Credit and Cash Flow Enhancement ...................................    75
            General ......................................................    75
            Reserve Account ..............................................    76
      Statements to Indenture Trustee and Trust ..........................    76
      Evidence as to Compliance ..........................................    78
      Certain Matters Regarding the Master Servicer and
        the Sub-Servicers ................................................    79
      Master Servicer Default; Administrator Default .....................    80
      Rights Upon Master Servicer Default and Administrator Default ......    81
      Waiver of Past Defaults ............................................    82
      Insolvency Event ...................................................    82
      Amendment ..........................................................    83
      Payment of Notes ...................................................    84
      Seller Liability ...................................................    84
      Termination ........................................................    84
      Administrator ......................................................    85
CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS ...............................    87
      Transfer of Student Loans ..........................................    87
      Certain Matters Relating to Receivership ...........................    88
      Consumer Protection Laws ...........................................    89
      Loan Origination and Servicing Procedures Applicable to
        Student Loans ....................................................    89
      Failure to Comply with Third-Party Servicer Regulations
        May Adversely Affect Loan Servicing ..............................    90
      Bankruptcy Considerations ..........................................    91
      Recent Developments ................................................    91
            Emergency Student Loan Consolidation Act of 1997 .............    91
            FY 1998 Budget ...............................................    91
            1998 Amendment ...............................................    92
            1998 Reauthorization Bill ....................................    92
INCOME TAX CONSEQUENCES ..................................................    94
FEDERAL TAX CONSEQUENCES FOR TRUSTS FOR WHICH A PARTNERSHIP ELECTION
  IS MADE ................................................................    95
      Tax Characterization of the Trust ..................................    95
      Tax Consequences to Holders of the Notes ...........................    95
            Treatment of the Notes as Indebtedness .......................    95

            Original Issue Discount ......................................    95
            Interest Income on the Notes .................................    95
            Sale or Other Disposition ....................................    96
            Foreign Holders ..............................................    96
            Backup Withholding ...........................................    97
            Possible Alternative Treatments of the Notes .................    98
      FASITs .............................................................    98
      Tax Consequences to Holders of the Certificates ....................    98
      Classification as a Partnership ....................................    99
            Treatment of the Trust as a Partnership ......................    99
            Partnership Taxation .........................................    99
            Guaranteed Payments ..........................................    99
            Allocation of Tax Items ......................................   100
            Computation of Income ........................................   101
            Section 708 Termination ......................................   101
            Discount and Premium .........................................   101
            Disposition of Certificates ..................................   102
            Allocations Between Transferors and Transferees ..............   102
            Section 754 Election .........................................   103
            Administrative Matters .......................................   103
            Tax Consequences to Foreign Certificateholders ...............   104
            Backup Withholding ...........................................   105
FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL CERTIFICATES ARE
  RETAINED BY THE SELLER .................................................   105
      Tax Characterization of the Trust ..................................   105
      Tax Consequences to Holders of the Notes ...........................   105
            Treatment of the Notes as Indebtedness .......................   105
PENNSYLVANIA STATE TAX CONSEQUENCES ......................................   105
      Pennsylvania Income and Franchise Tax Consequences with
        Respect to the Notes .............................................   105
      Pennsylvania Income and Franchise Tax Consequences with
        Respect to the Certificates ......................................   106
ERISA CONSIDERATIONS .....................................................   106
      The Notes ..........................................................   107
      The Certificates ...................................................   108
PLAN OF DISTRIBUTION .....................................................   109
LEGAL MATTERS ............................................................   110
INDEX OF PRINCIPAL TERMS .................................................   111

                                  RISK FACTORS

         We recommend that you consider the following factors and the additional factors described under "Risk Factors" in the related prospectus supplement before purchasing the securities.

CREDIT ENHANCEMENT
  MAY NOT PROTECT YOU
  FROM ALL LOSSES          Although every trust will include some form of credit
                           enhancement, that credit enhancement may not cover every class of securities issued by a trust. In addition, every form of credit enhancement will have certain limitations on, and exclusions from coverage.
                           As a result, there is always a risk that you may not recover the full amount of your investment.

GUARANTEES OF STUDENT
  LOANS MAY NOT PREVENT
  LOSSES A significant number of the student loans in a trust will be guaranteed by either a federal or a private guarantor. However, those guarantees may not protect you against all losses for several reasons, including:

                           - federal guarantees are generally limited to 98% of the principal amount of the student loan;

                           - if Key Bank USA, National Association fails to follow prescribed origination procedures or if the master servicer or any sub-servicers fail to follow required servicing procedures, the applicable guarantors may refuse to make guarantee payments to the applicable trust and if the loans are federally insured, the Department may refuse to make reinsurance payments to the applicable federal guarantors or to make interest subsidy or special allowance payments to the trust; and

                           - private guarantors are not reinsured by or entitled to any assistance from the Department. If the loan loss reserves of a private guarantor are not sufficient, that private guarantor may not be able to honor its obligations to make guarantee payments.

DEFAULTS ON STUDENT
  LOANS WITHOUT
  GUARANTEES MAY
  RESULT IN LOSSES         A trust may include student loans that are not
                           guaranteed by any federal or private guarantor, or by any other party or governmental agency. Since all student loans, whether guaranteed or not, are unsecured, if a borrower under one of these student loans defaults, the applicable trust may suffer a loss.

THE FINANCIAL CONDITION
  OF FEDERAL GUARANTORS
  MAY BE ADVERSELY
  AFFECTED BY SEVERAL
  FACTORS The financial condition of the federal guarantors may be adversely affected by a number of factors including:

                           - the amount of claims made against such federal guarantor as a result of borrower defaults;

                           - the amount of claims reimbursed to such federal guarantor from the Department;

                           - changes in legislation that may reduce expenditures from the Department that support federal guarantors or that may require federal guarantors to pay more of their reserves to the Department;

                           - loss of reinsurance benefits due to the master servicer's or a sub-servicer's failure to follow required servicing procedures; and

                           - expansion of the federal direct student loan program.

                           If the financial status of the guarantors deteriorates, the guarantors may fail to make guarantee payments to the trustee. In such event, you may suffer delays in the payment of principal and interest on your securities.

REINSURANCE OF FEDERAL
  GUARANTORS MAY NOT
  PREVENT DELAYS OR
  LOSSES If a federal guarantor fails to make guarantee payments, the applicable trust may submit claims directly to the Department. However, the Department may determine that the federal guarantor is able to meet its obligations, and the Department will not make those payments. Even if the Department determines to make those payments, there may be delays in making the necessary determination. Loss or delay of any such guarantee payments, interest subsidy payments or special allowance payments could adversely affect the related trust's ability to pay timely interest and principal. In such event, you may suffer a loss on your investment.


THE TRUST IS DEPENDENT
  UPON THE PERFORMANCE
  BY VARIOUS PARTIES
  OF THEIR OBLIGATIONS     The trust is relying, and the performance of the
                           securities depends, on the performance of the seller, the master servicer and the sub-servicers of their respective obligations. Any failure to perform could have material adverse consequences as follows:

                           - FAILURE TO HONOR PURCHASE OBLIGATIONS MAY CAUSE LOSSES. Key Bank USA, National Association, as seller and master servicer, or the applicable sub-servicer, will be obligated to purchase student loans from a trust with respect to which it materially breaches representations, warranties or covenants. You can not be assured, however, that Key Bank USA, National Association, or the applicable sub-servicer, will have the financial resources to purchase such student loans. The failure to so purchase a student loan would not constitute an event of default under the related indenture or permit the exercise of remedies thereunder. However, the breach of such representations, warranties or covenants may cause you to suffer a loss on your investment.

                           - FAILURE TO COMPLY WITH THIRD-PARTY SERVICER REGULATIONS MAY ADVERSELY AFFECT LOAN SERVICING. The Department regulates each servicer of federal student loans. Under certain of these regulations, a third-party servicer (such as one of the sub-servicers) is jointly and severally liable with its client lenders for liabilities to the Department arising from the sub-servicer's violation of applicable requirements. In addition, if a sub-servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department may fine the sub-servicer and/or limit, suspend, or terminate such sub-servicer's eligibility to contract to service federal student loans. If a sub-servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the federal loans and to satisfy its obligation to purchase federal loans with respect to which it breaches its representations, warranties or covenants could be adversely affected. Moreover, if the Department terminates a sub-servicer's eligibility, a servicing transfer will take place and there will be delays in collections and temporary disruptions in servicing. Any servicing transfer will at least temporarily adversely affect payments to you.

                           - THE TRUST'S INTEREST IN ITS STUDENT LOANS COULD BE DEFEATED BY ACTIONS OF THE SUB-SERVICERS AS CUSTODIANS. The applicable sub-servicer, as custodian on behalf of the master servicer with respect to each trust, will have custody of the promissory notes evidencing the student loans it services. Although the accounts of the seller will be marked to indicate the sale and although the seller will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that such student loans have been sold to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were sold to another party, or a security interest therein were granted to another party that purchased (or took such security interest in) any of such student loans in the ordinary course of its business and took possession of such student loans, then the purchaser (or secured party) would acquire an interest in the student loans superior to the interest of the eligible lender trustee, if the purchaser (or secured party) acquired such student loans without knowledge of the eligible lender trustee's interest.

                           - INSOLVENCY OF THE MASTER SERVICER, A SUB-SERVICER OR THE ADMINISTRATOR MAY CAUSE LOSSES. In the event of default by the master servicer, a sub-servicer or the administrator resulting solely from certain events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor master servicer or administrator, or prevent the master servicer from appointing a new sub-servicer, as the case may be, and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay or reduce payments to you.

CHANGES IN LEGISLATION
  MAY ADVERSELY AFFECT
  STUDENT LOANS AND
  FEDERAL GUARANTORS       You can not be certain that the Higher Education Act
                           or other relevant federal or state laws, rules and regulations will not be amended or modified in the future in a manner that will adversely affect the federal student loan programs described in this prospectus, the student loans made thereunder or the financial condition of the federal guarantors.

                           In addition, if the direct student loan program expands, the sub-servicers may experience increased costs due to reduced economies of scale or other adverse effects on their business to the extent the volume of loans serviced by the sub-servicers is reduced. Such cost increases could reduce the ability of the sub-servicers to satisfy their obligations to service the student loans or to purchase student loans in the event of certain breaches of its covenants.

CERTAIN POLICIES OF THE
  DEPARTMENT MAY REDUCE
  AMOUNTS AVAILABLE
  FOR PAYMENTS ON
  YOUR SECURITIES          Each trust will be obligated to pay to the Department
                           a monthly rebate at an annualized rate of generally
                           1.05% of the outstanding principal balance on each federal consolidation loan which is a part of the related trust. This rebate will be payable prior to distributions made to you. In addition, the trust must pay to the Department a 0.50% origination fee on the initial principal balance of each student loan which is originated on its behalf by the eligible lender trustee after the applicable closing date.
                           This fee will be deducted by the Department out of interest subsidy payments and special allowance payments otherwise payable to the trust(s). In such event the amount available to be distributed to you will be reduced. Under certain circumstances, the related trust is obligated to pay any portion of the unpaid fee from other assets of that trust prior to making distributions to you. As a result, the payment of the rebate fee and origination fee to the

                           Department will affect the rate and timing of payments to you. Moreover, if the origination fee is deducted from interest subsidy payments and special allowance payments the interest rate payable on your securities may be capped at a lower rate. In such event, the value of your investment may be impaired.

                           Due to a Department policy limiting the granting of new lender identification numbers, all of the trusts established by the seller to securitize federal student loans may use a common Department lender identification number. The Department regards the eligible lender trustee as the party primarily responsible to the Department for any liabilities owed to the Department or federal guarantors resulting from the eligible lender trustee's activities in the federal student loan program. If the Department or a federal guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department or such federal guarantor may collect that liability or offset such liability from amounts due the eligible lender trustee under the shared lender identification number.

                           Because the servicing agreements for the trusts established by the seller, which share a lender identification number, will require the eligible lender trustee or the master servicer to allocate to the proper trust shortfalls or an offset by the Department or a federal guarantor arising from the student loans held by the eligible lender trustee on each trust's behalf, if the amount available for indemnification by one trust to another trust is insufficient, you may suffer a loss on your investment as a result of the performance of another trust.

NOTEHOLDERS' RIGHT TO
  CONTROL UPON CERTAIN
  DEFAULTS MAY ADVERSELY
  AFFECT
  CERTIFICATEHOLDERS       In the event of a default by the master servicer or
                           the administrator, the indenture trustee or the noteholders, may remove the master servicer or the administrator, as the case may be, without the consent of the eligible lender trustee or any of the certificateholders. In addition, the noteholders have the ability, with certain specified exceptions, to waive defaults by the master servicer or the administrator, including defaults that could materially adversely affect the certificateholders.

CONSUMER PROTECTION LAWS
  MAY AFFECT
  ENFORCEABILITY OF
  STUDENT LOANS            Numerous federal and state consumer protection laws
                           and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts such as the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Key Bank USA, National Association, as originator of each trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered pursuant to this prospectus. The Registration Statement, contains information which is not contained in this prospectus. Prospective investors may read the Registration Statement and make copies of it at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing registration statements and other information regarding registrants, including Key Bank USA, National Association, that file electronically with the Commission.

         All documents filed by Key Bank USA, National Association, as originator of any trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         Key Bank USA, National Association will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related prospectus supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Key Bank USA, National Association, Education Resources, 800 Superior Avenue, 4th Floor, Cleveland, Ohio 44114, Attention: Education Loan Trust Administrator (Telephone:
(800) 523-7248).

                             FORMATION OF THE TRUSTS

THE TRUSTS

         With respect to each series of Securities, the Seller will establish a separate trust (each a "Trust") pursuant to the respective trust agreement (each a "Trust Agreement"), for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will consist of

         (a) a pool of undergraduate loans and/or graduate school student loans (the "Student Loans"), legal title to which is held by the related eligible lender trustee (the "Eligible Lender Trustee") on behalf of each Trust,

         (b) all funds collected or to be collected in respect thereof (including any Guarantee Payments with respect thereto) on or after the applicable date specified in the related Prospectus Supplement (the "Cutoff Date"),

         (c) any other rights under certain collateral agreements with respect to certain Private Graduate Loans to the extent assigned to each Trust by the Seller, and

         (d) all moneys and investments on deposit in any Collection Account, any Pre-Funding Account, any Escrow Account, any Negative Carry Account, any Reserve Account and any other trust accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of such Securities. To the extent provided in the applicable Prospectus Supplement, the Notes will be collateralized by the property of the related Trust. To facilitate servicing and to minimize administrative burden and expense, the Master Servicer will be appointed by the Eligible Lender Trustee as the custodian, and the Master Servicer will then appoint the Sub-Servicers as the custodians on its behalf, of the promissory notes representing the Student Loans that each services.

         The principal offices of each Trust and the related Eligible Lender Trustee will be specified in the applicable Prospectus Supplement.

         If specified in a Prospectus Supplement, an election may be made to treat a Trust as a "financial asset securitization improvement trust" (a "FASIT") for federal income tax purposes. See "Federal Tax Consequences For Trusts For Which a Partnership Election is Made--FASITs" herein.

ELIGIBLE LENDER TRUSTEE

         The Eligible Lender Trustee for each Trust will be such entity as is specified in the related Prospectus Supplement. The Eligible Lender Trustee on behalf of the related Trust will acquire legal title to all the related Student Loans acquired pursuant to the related Sale and Servicing Agreement and will enter into a Guarantee Agreement or comparable arrangement, if applicable, with each of the Guarantors with respect to the Student Loans which are guaranteed or insured. Each Eligible Lender Trustee will qualify as an eligible lender and owner of all Federal Loans and Private Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Federal Loans to be owned by an eligible lender would result in the loss of any Federal Guarantee Payments from any Federal Guarantor and any Federal Assistance with respect to such Federal Loans. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs." An Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible

Lender Trustee as set forth in the related Trust Agreement and the related Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreements." The Seller plans to maintain normal commercial banking relations with the Eligible Lender Trustee.

                                 USE OF PROCEEDS

         The net proceeds from the sale of Securities of a given series will be used by the applicable Trust to purchase the related Student Loans on the Closing Date from the Seller and to make the initial deposit into the Reserve Account, Pre-Funding Account or Negative Carry Account, if any. The Seller will use such net proceeds paid to it with respect to any such Trust for general corporate purposes.


               THE SELLER, THE ADMINISTRATOR, THE MASTER SERVICER
                              AND THE SUB-SERVICERS

THE SELLER, ADMINISTRATOR AND MASTER SERVICER

         General. Key Bank USA, National Association ("KBUSA"), will act as seller (the "Seller") and as master servicer (the "Master Servicer"), pursuant to the related Sale and Servicing Agreement, and as administrator (the "Administrator") pursuant to the related Administration Agreement. KBUSA, a wholly owned subsidiary of KeyCorp, is a national banking association providing consumer financial services nationwide, including credit cards, student loans, home equity loans, and indirect automobile, marine and recreational vehicle loans.

         As of June 30, 1999, KBUSA had total assets of approximately $5.829 billion, total liabilities of approximately $4.788 billion and approximately $1.040 billion in stockholder's equity. The principal executive offices of KBUSA are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 689-6300.

         Services and Fees of Administrator. Pursuant to the related Administration Agreement, the Administrator will be responsible for preparing and filing claim forms on behalf of the Eligible Lender Trustee for Interest Subsidy Payments and Special Allowance Payments from the United States Department of Education (the "Department") and is required to provide notices and reports and to perform other administrative obligations required by the related Indenture, the Trust Agreement and the Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Administrator."

         Master Servicer. KBUSA, in its capacity as Master Servicer will be responsible for master servicing the Student Loans. The Master Servicer will arrange for and oversee the performance of each Sub-Servicer of its respective servicing obligations with respect to the Student Loans. In consideration for performing its obligations under the applicable Sale and Servicing Agreement, the Master Servicer will receive in the aggregate, subject to certain limitations described herein, a monthly fee payable by each Trust as specified in the related Prospectus Supplement and certain one-time fixed fees for each Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to certain adjustments, together with other administrative fees and similar charges. The Master Servicer will in turn be solely responsible for all compensation due to the Sub-Servicers for the performance of their respective obligations pursuant to the related Sub-Servicing Agreements. See "Description of Transfer and Servicing Agreements--Servicing Compensation."


         Year 2000. The Year 2000 ("Year 2000") issue refers to the fact that many computer systems were originally programmed using two digits rather than four digits to identify the applicable year. When the year 2000 occurs, these systems could interpret the year as 1900 rather than 2000. Unless hardware, system software and applications are corrected to be Year 2000 compliant, computers and the devices they control could generate miscalculations and create operational problems. Various systems could be affected ranging from complex computer systems to telephone systems, automatic teller machines ("ATMs") and elevators.

         To address this issue, KeyCorp ("KeyCorp"), the parent of KBUSA, for the operations of KBUSA, as well as its other operating subsidiaries, developed an extensive plan in 1995, including the formation of a team consisting of internal resources and third-party experts. The plan, has been in implementation since that time and consists of five major phases: awareness--ensuring a common understanding of the issue throughout KeyCorp; assessment--identifying and prioritizing the systems and third parties with whom KeyCorp has exposure to Year 2000 issues; renovation--enhancing, replacing or retiring hardware, software and systems applications; validation--testing modifications made; and implementation--certifying Year 2000 compliance and user understanding and acceptance. The awareness and assessment phases have been completed. The remaining phases are substantially complete. As of June 30, 1999, KeyCorp had completed all phases of Year 2000 readiness testing for its mission critical systems and is well along in completing the remaining steps for which regulatory deadlines have been established.

         As a financial institution, KeyCorp may experience increases in problem loans and credit losses in the event that borrowers fail to properly respond to this issue. In addition, financial institutions may incur higher funding costs if consumers react to publicity about the issue by withdrawing deposits. They also could be impacted if third parties they deal with in conducting their business, such as foreign banks, governmental agencies, clearing houses, telephone companies, and other service providers, fail to properly address this issue.

         Accordingly, KeyCorp has formed a separate internal team charged with the task of identifying critical business interfaces; assessing potential problems relating to credit, liquidity and counterparty risk; and where appropriate, developing contingency plans. This team has been surveying significant credit clients to determine their Year 2000 readiness and to evaluate the level of potential credit risk to KeyCorp. Based on the information obtained, specific follow-up programs have been established and the adequacy of the allowance for loan losses is being assessed on an ongoing basis. The results of the assessment will be reflected in the assignment of an appropriate risk rating in KeyCorp's loan grading system. On an ongoing basis, KeyCorp is also contacting other significant parties with which it conducts business to determine the status of their Year 2000 compliance efforts.

         Despite the actions taken by KeyCorp, there can be no assurance that significant clients or other critical parties will adequately address their Year 2000 issues. Consequently, KeyCorp has developed contingency plans to help mitigate the risks associated with potential delays in completing the renovation, validation and implementation phases of its Year 2000 plan, as well as the potential failure of external parties to adequately address their Year 2000 issues. In accordance with regulatory guidelines, these plans had been completed as of June 30, 1999 and address primarily contingency solutions for KeyCorp's core systems and the identification of alternative business partners. In addition, during the first half of 1999, KeyCorp increased its borrowing capacity with the Federal Reserve Bank to address the potential need for additional funding as the Year 2000 approaches. Because the Year 2000 issue has never occurred, it is not possible to foresee or quantify the possible overall financial and operational impact and/or to determine whether it will be material to the financial condition or operations of KeyCorp.

         As of June 30, 1999, KeyCorp has recognized approximately $47 million of its total estimated project cost of up to $50 million. It is currently expected that the estimated remaining cost of up to $3 million will be recognized in 1999 and the first half of 2000. The total cost of the project is being funded through operating cash flows of KeyCorp and its affiliates.

THE SUB-SERVICERS

         The sub-servicers (the "Sub-Servicers") under each Sale and Servicing Agreement will be the entity or entities specified in the related Prospectus Supplement.

         With respect to the Student Loans it is servicing on behalf of the Master Servicer and with respect to each Trust, each Sub-Servicer will be required by the related sub-servicing agreement between such Sub-Servicer and the Master Servicer (each a "Sub-Servicing Agreement") to perform the services and duties customary to the servicing of Student Loans it is required to service and to do so in the same manner as such Sub-Servicer has serviced Student Loans on behalf of the Seller and/or the Master Servicer and otherwise in compliance with all applicable standards and procedures. In addition, each Sub-Servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. See "Description of the Transfer and Servicing Agreements--Servicing Procedures." Each Sub-Servicer will be paid directly by the Master Servicer for its services rendered under each Sub-Servicing Agreement. The Trust will be an intended third-party beneficiary of each Sub-Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Master Servicer Default; Administrator Default."

                             THE STUDENT LOAN POOLS

GENERAL

         The Student Loans to be sold by the Seller to the Eligible Lender Trustee on behalf of a Trust pursuant to the related Sale and Servicing Agreement will be selected from the Seller's portfolio of Student Loans by several criteria, including that each Student Loan:

         - was originated in the United States or its territories or possessions under and in accordance with the Programs (including, in the case of borrowers of Federal Loans, a financial need analysis and, in the case of borrowers of Private Loans, a creditworthiness evaluation);

         - contains terms in accordance with those required by the Programs, the Guarantee Agreements (with respect to those Student Loans that are guaranteed or insured) and other applicable requirements;

         - no selection procedures believed by the Seller to be adverse to the Securityholders of any series will be used in selecting the related Student Loans; and

         - satisfies the other criteria, if any, set forth in the related Prospectus Supplement.


         The Student Loans that comprise assets of each Trust will be held by the related Eligible Lender Trustee, as trustee on behalf of such Trust. The Eligible Lender Trustee will also enter into, on behalf of such Trust (with respect to those Student Loans that are guaranteed or insured), Guarantee Agreements with the Guarantors pursuant to which each of such Student Loans will be guaranteed by one of such Guarantors. See "Formation of the Trusts--Eligible Lender Trustee."

         Information with respect to each pool of Student Loans for a given Trust will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by loan type, loan payment status, and states of borrowers' residence and the portion of such Student Loans guaranteed by the specified Guarantors.

         In the case of each series for which the related Trust may acquire Student Loans from the Seller after the related Cutoff Date ("Additional Fundings"), information with respect to the Student Loans eligible to be acquired by the related Trust will be set forth in the related Prospectus Supplement as will information regarding the duration and conditions of any related funding period (a "Funding Period") or revolving period (a "Revolving Period"), the circumstances under which Additional Fundings will be made during such period, and, if Additional Fundings may continue to be made after such period, the circumstances under which such Additional Fundings will be made.

         Each of the Student Loans provides or will provide for the amortization of the outstanding principal balance of such Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, a late fee, where applicable, will be assessed and the portion of the payment allocable to the late fee and interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of and any accrued but unpaid interest on such Student Loan.


                       THE STUDENT LOAN FINANCING BUSINESS

PROGRAMS OFFERED BY THE SELLER

         The Student Loans to be sold by the Seller to the Eligible Lender Trustee on behalf of a Trust pursuant to the related Sale and Servicing Agreement will be selected from Student Loans originated or acquired by the Seller under various loan programs (the "Programs"). The proceeds of the loans are used to finance a portion of the costs of

         (1)      undergraduate education ("Undergraduate Loans"),

         (2)      graduate education ("Graduate Loans") or

         (3) post-graduate activities such as studying for bar exams or participating in residency programs ("Post-Graduate Loans").

         Undergraduate Loans and Graduate Loans may be originated through the Federal Family Education Loan Program ("FFELP"). As described herein and in the related Prospectus Supplement, substantially all payments of principal and interest with respect to loans originated through FFELP (collectively, the "Federal Loans") will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by such borrower's school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between such federal guarantors specified in the related Prospectus Supplement (each a

"Federal Guarantor" and collectively, the "Federal Guarantors") and the applicable Eligible Lender Trustee (such agreements, each as amended or supplemented from time to time, the "Federal Guarantee Agreements"). Each of the Federal Guarantors is entitled, subject to certain conditions, to be reimbursed by the Department for 75% to 100% of all Guarantee Payments it makes pursuant to a program of federal reinsurance under the Higher Education Act of 1965, as amended (such act, together with all rules and regulations promulgated thereunder by the Department and/or the Federal Guarantors, the "Higher Education Act"). In addition, each Eligible Lender Trustee, as a holder of the Federal Loans on behalf of the related Trust, is entitled to receive from the Department certain Interest Subsidy Payments and Special Allowance Payments with respect to certain of such Federal Loans as described herein. See "--Description of Federal Loans Under the Programs" below.

         Payments of principal and interest with respect to the Private Loans may be (1) unguaranteed by any federal or private guarantor, or by any other party or governmental agency ("Private Unguaranteed Loans") or (2) guaranteed against default, death, bankruptcy or disability of the applicable borrower ("Private Guaranteed Loans") by certain private guarantors pursuant to a guarantee agreement to be entered into among private guarantors specified in the related Prospectus Supplement (each a "Private Guarantor" and collectively, "Private Guarantors," and together with the Federal Guarantors, the "Guarantors" or individually a "Guarantor"), the Seller and the Eligible Lender Trustee, or by Private Guarantors pursuant to surety bonds issued to the Seller and assigned to each Eligible Lender Trustee on behalf of the related Trust (such agreement and surety bonds, each as amended or supplemented from time to time, the "Private Guarantee Agreements" and, together with the Federal Guarantee Agreements, the "Guarantee Agreements"). Payments under the Private Guarantee Agreements are referred to as "Private Guarantee Payments" and payments under Federal Guarantee Agreements are referred to as "Federal Guarantee Payments." Private Guarantee Payments and Federal Guarantee Payments are together referred to as "Guarantee Payments." See "--Description of Private Loans Under the Programs" below.

DESCRIPTION OF FEDERAL LOANS UNDER THE PROGRAMS

         General. The following descriptions of Federal Stafford Loan Program (the "Stafford Loan Program"), Federal Supplemental Loans for Students Program (the "SLS Loan Program"), the Federal Parental Loans For Undergraduate Students Loan Program (the "PLUS Loan Program"), and Federal Consolidation Loan Program (the "Federal Consolidation Loan Program") (such programs being collectively referred to herein as the "Federal Programs") as authorized under the Higher Education Act are qualified in their entirety by reference to the Higher Education Act. Since its original enactment in 1965, the Higher Education Act has been amended and reauthorized several times, including by the Higher Education Amendments of 1992 (the "1992 Amendments") and the Higher Education Amendments of 1998 (the "1998 Amendments"). The 1992 Amendments extended the principal provisions of the Federal Programs to September 30, 1998 (or, in the case of borrowers who have received Federal Loans prior to that date, September 30, 2002), and the 1998 Amendments further extended the principal provisions of the Federal Programs through June 30, 2003.

         There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus, the related Prospectus Supplement and the student loans made thereunder, including the Student Loans, or the Guarantors. In addition, future measures to reduce any future federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance that future federal legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Federal Guarantors. For a discussion of each Federal Guarantor's claims-paying ability, see the related Prospectus Supplement.

         The Stafford Loan Program. "Stafford Loans" are loans made by eligible lenders in accordance with the Higher Education Act to Eligible Students, based on financial need, to finance a portion of the costs of attending an eligible institution of higher education or a vocational school. The Higher Education Act limits the amount of Stafford Loans that may be made to a student in any given academic year, the amount a student may have outstanding in the aggregate and specifies certain payment terms, including the interest rates that may be charged on Stafford Loans. Holders of Stafford Loans complying with these limitations and the other conditions specified in the Higher Education Act will be entitled to the benefits of:

                  1. a guarantee of the payment of principal and interest with respect to such Stafford Loans by a guarantee agency (the Federal Guarantors in the case of the Federal Loans), which guarantee will be supported by federal reinsurance of all or most of such guaranteed amounts as described herein;

                  2. federal interest subsidy payments equal to the interest payable on such Stafford Loans prior to the time the borrower begins repayment of such Stafford Loans and during any applicable Deferral Periods, together with interest on any such amounts not paid by the Department when due ("Interest Subsidy Payments"); and

                  3. federal special allowance payments, in varying amounts, during the term of such Stafford Loans to ensure that interest payable on such Stafford Loans approximates current market interest rates, together with interest on any such amounts not paid by the Department when due ("Special Allowance Payments"), (such federal reinsurance obligations, together with those obligations referred to in clauses (2) and (3) above, being collectively referred to herein as "Federal Assistance").

         Certain Stafford Loans do not qualify for Interest Subsidy Payments but otherwise qualify for all other forms of Federal Assistance ("Unsubsidized Stafford Loans"). These loans are identical to Stafford Loans in all material respects, except that interest accruing thereon during periods when the borrower is in school or in a Deferral Period or Grace Period is either paid periodically by the borrower during such periods or added periodically to the principal balance of the loan by the holder thereof. A borrower qualifies for an Unsubsidized Stafford Loan if, and to the extent that, the borrower's need for a Stafford Loan, as calculated pursuant to the Higher Education Act, is more than the maximum subsidized Stafford Loan authorized by statute.

         (1) Eligibility Requirements. Subject to the annual and aggregate limits on the amount of Stafford Loans that a student can borrow discussed below, Stafford Loans are available to Eligible Students in amounts not exceeding their unmet need for financing as determined in accordance with the provisions of the Higher Education Act. "Eligible Students" are students that are:

         1. enrolled in, or admitted for enrollment in, an approved or accredited undergraduate or graduate school;

         2. enrolled in, or admitted for enrollment in, an acceptable degree program;

         3.       attending at least half-time;

         4. making satisfactory progress toward the completion of that program according to the standards of the school;

         5.       U.S. citizens, U.S. nationals or eligible non-citizens;

         6. not borrowers under Federal Loans, including the requested loan, that exceed the applicable annual and aggregate limits; and

         7. not in default on any education loan or not required to refund an educational grant.

Each Stafford Loan:

         -        must be unsecured;

         - must provide for deferral of the obligation of the borrower to make (x) interest payments for as long as the Department makes Interest Subsidy Payments and (y) principal payments so long as the borrower remains an Eligible Student and thereafter during any applicable Grace Periods, Deferral Periods or Forbearance Periods; and

         - must provide for repayment over a period not to exceed 10 years (excluding any Deferral Periods or Forbearance Periods) from the date repayment commences.

         (2) Loan Limits. In order to qualify for assistance under the Stafford Loan Program, the Higher Education Act imposes an annual limit on the amount of Stafford Loans and other Federal Loans that may be made to any single student and an aggregate limit on the amount of such Federal Loans such student may have outstanding.

The following chart sets forth the current and historic loan limits.


                                                                 ALL STUDENTS (1)     INDEPENDENT STUDENTS(1)
                                                                 ----------------  -----------------------------
                                                                   BASE AMOUNT     ADDITIONAL
                                                   SUBSIDIZED     SUBSIDIZED AND   UNSUBSIDIZED        MAXIMUM
                                     SUBSIDIZED      ON OR       UNSUBSIDIZED ON   ONLY ON OR         AGGREGATE
                                       BEFORE        AFTER           OR AFTER         AFTER             TOTAL
BORROWER'S ACADEMIC LEVEL              1/1/87       1/1/87          10/1/93(2)      7/1/94(3)         AMOUNT IN
-------------------------            ----------    ----------    ----------------  ------------       ----------
Undergraduate (per year)
         1st year                      $ 2,500      $ 2,625          $ 2,625         $ 4,000           $ 6,625
         2nd year                      $ 2,500      $ 2,625          $ 3,500         $ 4,000           $ 7,500
         3rd year and above            $ 2,500      $ 4,000          $ 5,500         $ 5,000           $10,500
Graduate (per year)                    $ 5,000      $ 7,500          $ 8,500         $10,000           $18,500
Aggregate Limit;
         Undergraduate                 $12,500      $17,250          $23,000         $23,000           $46,000
         Graduate (including
            undergraduate)             $25,000      $54,750          $65,500         $73,000          $138,500

(1)      The loan limits are inclusive of both Stafford Loans and Student Loans.

(2) These amounts represent the combined maximum loan amount per year for Stafford Loans and unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Stafford Loan.

(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of such students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a PLUS Loan.

         The annual loan limits are reduced in some instances where the student is enrolled in a program that is less than one academic year or has less than a full academic year remaining in his or her program. The Department has discretion to raise these limits to accommodate highly specialized or exceptionally expensive course of study.

         (3) Interest. The borrower's interest rate on a Stafford Loan may be fixed or variable. Stafford Loan interest rates are summarized in the chart below.


TRIGGER DATE(1)                BORROWER RATE(2)              MAXIMUM RATE              INTEREST RATE MARGIN
--------------------      -------------------------       ------------------       ----------------------------
Prior to 01/01/81                    7%                           7%                           N/A
01/01/81-09/12/83                    9%                           9%                           N/A
09/13/83-06/30/88                    8%                           8%                           N/A
07/01/88-09/30/92             8% for 48 months;           8% for 48 months,                   3.25%
                             thereafter, 91-Day                then 10%
                          Treasury + Interest Rate
                                   Margin
10/01/92-06/30/94             91-Day Treasury +                   9%                          3.10%
                            Interest Rate Margin
07/01/94-06/30/95             91-Day Treasury +                 8.25%                         3.10%
                            Interest Rate Margin
07/01/95-06/30/98             91-Day Treasury +                 8.25%               2.50% (In-School, Grace or
                                  Interest                                            Deferment); 3.10% (in
                                 Rate Margin                                                repayment)
On or after 07/01/98          91-Day Treasury +                 8.25%               1.70% (In-School, Grace or
                            Interest Rate Margin                                      Deferment); 2.30% (in
                                                                                            repayment)

(1) The Trigger Date for Stafford Loans made before October 1, 1992 is the first day of enrollment period for which a borrower's first Stafford Loan in made and for Stafford Loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of a borrower's first Stafford Loan.

(2) The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of (i) the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction held prior to such June 1 and (ii) the applicable Interest Rate Margin.

         The 1992 Amendments provide that, for fixed rate loans made on or after July 23, 1992 and for certain loans made to new borrowers on or after July 1, 1988, the lender must have converted by January 1, 1995 the interest rate on such loans to an annual interest rate adjusted each July 1 equal to (a) for certain loans made between July 1, 1988 and July 23, 1992, the 91-day Treasury Bill rate at the final auction prior to the preceding June 1 plus 3.25%, (b) for loans made on or after July 23, 1992 and prior to July 1, 1998, the 91-day Treasury Bill rate at the final auction prior to the preceding June 1 plus 3.10%, and (c) for loans made on or after July 1, 1998, the 91-day Treasury Bill rate at the final auction prior to the preceding June 1 plus 2.2% (during-school, grace or deferment) or 2.8% (in repayment) in each case capped at the applicable interest rate for such loan existing prior to the conversion. The variable interest rate does not apply to loans made prior to July 23, 1992 during the first 48 months of repayment.

         Interest is payable on each Stafford Loan monthly in arrears until the principal amount thereof is paid in full. However, prior to the date the borrower begins repaying the principal of such Stafford Loan and during any applicable Deferral Period, the borrower has no obligation to make interest payments. Instead, the Department makes quarterly Interest Subsidy Payments to the holder of the Subsidized Stafford Loans on behalf of the borrower during such periods, in amounts equal to the accrued and unpaid interest for the previous quarter with respect to such Stafford Loan. During a Forbearance Period, the Department will not make any Interest Subsidy Payments; instead, at the borrower's option, interest on each Stafford Loan may be paid currently or capitalized and added to the outstanding principal balance of such Stafford Loan at the end of such Forbearance Period. See "--(6) Interest Subsidy Payments" below.

         "91-day Treasury Bill Rate" means, on any date of determination, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills at the most recent 91-day Treasury Bills auction prior to such date as published by the Board of Governors of the Federal Reserve System or as reported by the U.S. Treasury Department.

         (4) Repayment. No principal and/or interest payments with respect to a Stafford Loan are required to be made during the time a borrower remains an Eligible Student and during the existence of an applicable Grace Period, Deferral Period or Forbearance Period. In general, a borrower must repay each Stafford Loan in monthly installments over a period of not more than 10 years (excluding any Deferral Period or Forbearance Period) after commencement of repayment. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the Student Assistance General Provisions and FFELP totaling more than $30,000, are entitled to extended repayment schedules of up to 25 years subject to certain minimum repayment amounts. Any borrower may voluntarily prepay without premium or penalty any Federal Loan and in connection therewith may waive any Grace Period or Deferral Period. The Higher Education Act presently requires a minimum annual principal and interest payment with respect to a Stafford Loan of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For Stafford Loans and SLS Loans first disbursed on or after July 1, 1993 to a borrower who has no outstanding Federal Loans on the date such loan is made, the borrower must be offered the opportunity to repay the loan according to a graduated or income-sensitive repayment schedule established in accordance with Department regulations. For Stafford Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

         (5) Grace Periods, Deferral Periods, Forbearance Periods. Borrowers of Stafford Loans must generally commence repaying the loans following a period of (a) not less than 9 months nor more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is other than 7% per annum) (a "Grace Period") after the borrower ceases to be an Eligible Student. However, subject to certain conditions, no principal repayments need be made with respect to Stafford Loans during periods when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship program, during certain other periods (varying from six months to three years) when the borrower has joined the military or certain volunteer organizations (for all loans made prior to July 1, 1993, or loans made after such date to borrowers with loans already outstanding on such date), for periods when the borrower is unable to secure employment (up to three years) or for periods during which the borrower is experiencing economic hardship (for loans made after July 1, 1993, to borrowers with no outstanding loans on such date) (each, a "Deferral Period"). In addition, the lender may, and in some circumstances must, allow, in accordance with standards and guidelines approved by the applicable Federal Guarantor and the Department, periods of forbearance during which the borrower may defer principal and/or interest payments because of temporary financial hardship (a "Forbearance Period").

         (6) Interest Subsidy Payments. Interest Subsidy Payments are payments made quarterly to the holder of a subsidized Stafford Loan by the Department with respect to those Stafford Loans as to which the applicable conditions of the Higher Education Act have been satisfied, in an amount equal to the accrued and unpaid interest on the outstanding principal amount of each Stafford Loan for such quarter, commencing from the date such Stafford Loan is made until the end of the applicable Grace Period after the borrower ceases to be an Eligible Student and during any applicable Deferral Period. The Department will not make Interest Subsidy Payments during any Forbearance Period. The Higher Education Act provides that the holder of such a qualifying Stafford Loan has a contractual right against the United States, to receive Interest Subsidy Payments from the Department (including the right to receive interest on any Interest Subsidy Payments not timely paid). Receipt of Interest Subsidy Payments is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of the Stafford Loan for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreements. See "--(1) Eligibility Requirements"; "Formation of the Trusts--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The Seller expects that each of the subsidized Stafford Loans that are part of a pool of Student Loans will be eligible to receive Interest Subsidy Payments.

         (7) Special Allowance Payments. The Higher Education Act requires, subject to certain conditions, the Department to make quarterly Special Allowance Payments to holders of qualifying Federal Loans (including Stafford Loans), in an amount equal to a specified percentage of the average outstanding principal amount of each such Federal Loan during each quarter.

         The percentage or rate used to determine the Special Allowance Payments for a particular loan varies based on a number of factors, including when the loan was disbursed and the period of enrollment with respect to which it was made. Generally, the Special Allowance Payment with respect to a Federal Loan for a quarter will be equal to the excess, if any, of (1) the amount of interest that would be payable on such loan at a rate per annum equal to the average bond equivalent rates of (x) 91-day Treasury Bills auctioned for such quarter plus 3.25% (3.10% for loans first disbursed on or after October 1, 1992) or (y) for loans first disbursed on or after July 1, 1998, 91-day Treasury Bills auctioned for such quarter plus 2.2% while borrowers are in-school, grace or deferment status, or 2.8% while borrowers are in the repayment period, over (2) the stated amount of interest payable on such loan.

         The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive Special Allowance Payments has a contractual right against the United States to receive those Special Allowance Payments (including the right to receive interest on any Special Allowance Payments not timely paid). Receipt of Special Allowance Payments, however, is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement. See "--(1) Eligibility Requirements;" "Formation of the Trusts--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The Seller expects that each of the Stafford Loans that are part of a pool of Student Loans will be eligible to receive Special Allowance Payments, if any are payable from time to time.

         Interest Subsidy Payments and Special Allowance Payments are generally received within 45 to 60 days after submission to the Department of the applicable claims forms for any given calendar quarter, although there can be no assurance that such payments will in fact be received from the Department within that period. For each Trust, the related Administrator will agree to prepare and file with the Department all such claims forms and any other required documents or filings on behalf of the applicable Eligible Lender Trustee as owner of the related Federal Loans on behalf of such Trust. The Administrator will also agree to assist the Eligible Lender Trustee in monitoring, pursuing and obtaining such Interest Subsidy Payments and Special Allowance Payments, if any, with respect to such Federal Loans. Except under certain conditions described herein, each Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments it receives with respect to the Federal Loans within two business days of receipt thereof to the related Collection Account.

         The SLS Loan Program. In addition to the Stafford Loan Program, the Higher Education Act provides a separate program to facilitate additional loans to graduate and professional students and independent undergraduate students. This program is referred to as the "Supplemental Loans for Students Program" (the "SLS Loan Program"). As of July 1, 1994, the SLS Loan Program was discontinued and SLS Loans are no longer made. The basic framework and principal provisions of the Stafford Loan Program as described above are similar in many respects to those that are applicable to loans under the SLS Loan Program ("SLS Loans"). In particular, SLS Loans are subject to similar eligibility requirements and, provided that such requirements are satisfied, are entitled to the same guarantee and federal reinsurance arrangements. SLS Loans differ significantly from Stafford Loans, however, in the context of the Interest Subsidy Payments and Special Allowance Payments discussed above.

         The annual and aggregate limitations that are applicable to SLS Loans in the case of those constituting Student Loans are as follows: SLS Loans to a single borrower cannot exceed $4,000 per academic year (or $10,000 for loans first disbursed on or after July 1, 1993) and $20,000 in aggregate principal amount (or $73,000 for loans first disbursed on or after July 1, 1993) (exclusive of any capitalized interest) at any one time outstanding. SLS Loans are also limited, generally, to the cost of attendance minus other financial aid for which the borrower is eligible. A determination of a borrower's eligibility for the Stafford Loan Program, among other programs, is a condition to the making of an SLS Loan.

         As specified by the Higher Education Act, the applicable interest rate for an SLS Loan depends upon the date of issuance of the loan and the period of enrollment for which the loan is made. The interest rate per annum for SLS Loans made and disbursed on or after July 1, 1987 is fixed each July 1 for each succeeding 12-month period at a rate equal to the sum of

         (1) the bond equivalent rate of 52-week Treasury Bills auctioned at the final auction held prior to the preceding June 1; and

         (2) 3.25% (3.10% for loans first disbursed on and after October 1, 1992), with a maximum rate of 12% per annum (11% for loans first disbursed on or after October 1, 1992).

         Although holders of SLS Loans are not entitled to receive Interest Subsidy Payments, interest on such SLS Loans accrues from the date each such SLS Loan is made and may either be paid currently by a borrower or may be capitalized and added to the outstanding principal amount of such SLS Loan at the time the borrower begins repayment. SLS Loans are eligible for Special Allowance Payments only if and to the extent that the interest rate for such SLS Loans calculated based on the 52-week Treasury Bill rate referred to above would exceed the applicable maximum borrower interest rate. Because the basis for determining the amount, if any, of Special Allowance Payments due to lenders is based on the 91-day Treasury Bill Rate while the interest rate for SLS Loans is based on the 52-week Treasury Bill rate (which may differ from the 91-day Treasury Bill Rate), there can be no assurance that any Special Allowance Payments will be due and payable with respect to SLS Loans even though such SLS Loans are deemed to be eligible therefor. See "--(7) Special Allowance Payments" above.

         A borrower of an SLS Loan is required to begin repayment of the principal of such SLS Loan within 60 days after the date the last installment of such SLS Loan is advanced, subject to deferral so long as such borrower remains an Eligible Student or as a result of any applicable Deferral Period or Forbearance Period. In addition, any borrower of an SLS Loan made and advanced after July 23, 1992, who also has Stafford Loans outstanding may defer commencing repayment of such SLS Loan for the Grace Period applicable to such Stafford Loans. For SLS Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

         The PLUS Loan Program The Higher Education Act authorizes Federal Parental Loans For Undergraduate Students Loans ("PLUS Loans") to be made to parents of eligible dependent students (the "PLUS Loan Program"). After July 1, 1993, only parents who do not have an adverse credit history or who can secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to Federal PLUS Loans are similar to those of Stafford Loans with respect to the federal insurance and reinsurance on the loans. However, PLUS Loans differ from Stafford Loans, particularly because Interest Subsidy Payments are not available under the PLUS Loan Program and in some instances Special Allowance Payments are more restricted.

         PLUS Loans disbursed prior to July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The only limit on the annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 is the cost of the student's education less other financial aid received, including scholarship, grants and other student loans.

         The interest rate determination for a PLUS Loan is dependent on when the PLUS Loan was originally made and disbursed and the period of enrollment. The interest rates for PLUS Loans are summarized in the following chart.


                                                                                                    INTEREST
TRIGGER DATE(1)                             BORROWER RATE(2)                   MAXIMUM RATE        RATE MARGIN
--------------------------      ---------------------------------------        ------------        -----------
Prior to 10/01/81.........                         9%                                9%                N/A
10/01/81-10/30/82.........                        14%                               14%                N/A
11/01/82-06/30/87.........                        12%                               12%                N/A
07/01/87-09/30/92.........      52-Week Treasury + Interest Rate Margin             12%               3.25%
10/01/92-06/30/94.........      52-Week Treasury + Interest Rate Margin             10%               3.10%
07/01/94-06/30/98.........      52-Week Treasury + Interest Rate Margin              9%               3.10%
After 6/30/98.............      91-Day Treasury + Interest Rate  Margin              9%               3.10%

(1) The Trigger Date for PLUS Loans made before October 1, 1992 is the first day of enrollment period for which the PLUS Loan is made, and for PLUS Loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of the PLUS Loan, respectively.

(2) For PLUS Loans that carry a variable rate, the rate is set annually for 12-month periods beginning on July 1 and ending on June 30 on the preceding June 1 and is equal to the lesser of (a) the applicable maximum rate and (b) the sum of (i) the bond equivalent rate of 52-week Treasury Bills (or 91-day Treasury Bills in the case of loans made or disbursed on or after June 30, 1998) auctioned at the final auction held prior to such June 1 and (ii) the applicable Interest Rate Margin.

         A holder of a PLUS Loan is eligible to receive Special Allowance Payments during any quarter if (a) the sum of (i) the average of the bond equivalent rates of 91-day Treasury Bills auctioned during such quarter and (ii) the Interest Rate Margin exceeds (b) the Maximum Rate.

         Repayment of principal of a PLUS Loan is required to commence no later than 60 days after the date of disbursement of such loan, subject to certain deferral and forbearance provisions. The deferral provisions which apply are more limited than those which apply to Stafford Loans and although Interest Subsidy Payments are not available for such deferments, interest may be capitalized during such periods upon agreement of the lender and borrower during certain periods of educational enrollments and periods of unemployment or hardship as specified under the Higher Education Act. Maximum loan repayment periods and minimum payment amounts are the same as for Stafford Loans.

         A borrower may refinance all outstanding PLUS Loans under a single repayment schedule for principal and interest, with the new repayment period calculated from the date of repayment of the most recent included loan. The interest rate of such refinanced loan shall be the weighted average of the rates of all PLUS Loans being refinanced. A second type of refinancing enables an eligible lender to reissue a PLUS Loan which was initially originated at a fixed rate prior to July 1, 1987 in order to permit the borrower to obtain the variable interest rate available on PLUS Loans on and after July 1, 1987. If a lender is unwilling to refinance the original PLUS Loan, the borrower may obtain a loan from another lender for the purpose of discharging the loan and obtaining a variable interest rate.

         The Federal Consolidation Loan Program. The Higher Education Act established a program to facilitate the ability of eligible borrowers of Stafford Loans or SLS Loans (each, an "Underlying Federal Loan") to consolidate such Underlying Federal Loans, together with such borrowers' other education loans that are made or guaranteed by the federal government, into a single loan (a "Federal Consolidation Loan"). Subject to the satisfaction of certain conditions set forth in the Higher Education Act, including limitations on the timing and payment of principal and interest with respect to Federal Consolidation Loans and a requirement that the proceeds of Federal Consolidation Loans are to be used to repay the respective Underlying Federal Loans (and any other loans consolidated thereunder) of any borrower, each holder of a Federal Consolidation Loan will be entitled to substantially the same guarantee and federal reinsurance arrangements as are available on Stafford Loans and SLS Loans. Federal Consolidation Loans, like Stafford Loans, are also eligible for Interest Subsidy Payments and Special Allowance Payments. Under this program, an eligible borrower of Federal Consolidation Loans means a borrower (i) with outstanding Underlying Federal Loans and (ii) who has begun repaying, who is in a grace period preceding repayment of, or who is a delinquent or defaulted borrower who will, through such loan consolidation, recommence repayment of, such Underlying Federal Loans. A married couple, each of whom has outstanding Underlying Federal Loans, may apply for and obtain a single Federal Consolidation Loan so long as both individuals agree to be held jointly and severally liable on such Federal Consolidation Loan.

         Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding Underlying Federal Loan of the borrower or the borrower certifies that he or she has been unable to obtain a Federal Consolidation Loan from any of the holders of the outstanding Underlying Federal Loans of the borrower. The lender making any Federal Consolidation Loan will pay the amount thereof to the various lenders of the respective Underlying Federal Loans and other loans being consolidated thereby. The 1998 Amendments allows lenders to make Federal Consolidation Loans to borrowers with multiple holders even if the lender does not own an Underlying Federal Loan.

         The Federal Direct Consolidation Loan Program (the "Federal Direct Consolidation Loan Program") provides borrowers with the opportunity to consolidate outstanding student loans at interest rates below, and income-contingent repayment terms that some borrowers may find preferable to, those that would be available from the Seller on a loan originated by the Seller under the Federal Consolidation Loan Program. Borrowers generally make smaller payments based on their earnings than in the standard ten-year plan, and the government forgives loans that are not repaid in twenty-five years. For applications received after October 1, 1998 and before January 31, 1999, the Federal Direct Consolidation Loan Program established borrower rates at levels lower than the statutory rate established by the 1998 Reauthorization Bill under the Federal Family Education Loan Program. The 1998 Reauthorization Bill also reduced the lender paid monthly fee on Federal Consolidation Loans from 1.05% to 0.62% per annum for loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999. The lower rate applies only to borrowers who applied before February 1, 1999. The availability of such lower-rate, income-contingent loans may decrease the likelihood that the Seller would be the originator of a Federal Consolidation Loan, as well as increase the likelihood that a Federal Loan in a Trust will be prepaid through the issuance of a Federal Direct Consolidation Loan (a "Federal Direct Consolidation Loan").

         In accordance with the Higher Education Act, Federal Consolidation Loans may bear interest, as negotiated between the individual borrower and lender, at a rate per annum up to the weighted average of the interest rates on the Underlying Federal Loans (rounded up to the nearest whole percent) or, for loans made before July 1, 1994, 9%, whichever is greater. However, Federal Consolidation Loans made on or after November 13, 1997 through September 30, 1998 will bear interest at the annual variable rate applicable to Stafford Loans capped at 8.25%. Federal Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans consolidated, rounded up to the nearest one-eighth percent and capped at 8.25%. Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without Interest Subsidy Payments by the Department. For Federal Consolidation Loans received on or after January 1, 1993, all interest of the borrower is paid during all Deferral Periods. However, Federal Consolidation Loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were subsidized Stafford Loans; provided that, in the case of Federal Consolidation Loans made on or after November 13, 1997, that portion of the Federal Consolidation Loan that is comprised of subsidized Stafford Loans will retain its subsidy benefits during Deferral Periods. In general, a borrower must repay each Federal Consolidation Loan in scheduled monthly installments over a period of not more than 10 to 30 years (excluding any Deferral Period and any Forbearance Period), depending on the original principal amount of such Federal Consolidation Loan. Borrowers may voluntarily prepay all or a portion of any Federal Consolidation Loan without premium or penalty. Repayment of a Federal Consolidation Loan must commence within 60 days after all holders of Underlying Federal Loans have discharged the liability of the borrower thereon; provided, however, that such repayment obligation is deferred for as long as the borrower remains an Eligible Student and during any applicable Deferral Period and Forbearance Period. For Federal Consolidation Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods. Special Allowance Payments are made on Federal Consolidation Loans whenever the rate charged the borrower is limited by the applicable fixed percentage rate cap. However, for applications received on or after October 1, 1998, Special Allowance Payments are paid in order to afford the lender a yield equal to the 91-day Treasury Bill Rate plus 3.1% whenever that formula exceeds the borrower's interest rate.

         The Omnibus Budget Reconciliation Act of 1993 made a number of changes to the Federal Consolidation Loan Program, including (i) requiring holders of Federal Consolidation Loans made on or after October 1, 1993, to pay to the Department a monthly fee equal to 1.05% per annum on the outstanding balance of such loans (the "Federal Consolidation Loan Rebate"), (ii) requiring lenders of Federal Consolidation Loans made on or after July 1, 1994, to offer borrowers income-sensitive repayment schedules, (iii) repealing the $7,500 minimum indebtedness requirement, and (iv) removing the 9% interest rate floor for Federal Consolidation Loans made on or after July 1, 1994. In addition, with respect to any Federal Loan (including Federal Consolidation Loans) made on or after October 1, 1993, the lender must pay to the Department an origination fee equal to 0.50% on the initial principal balance of such loan (the "Federal Origination Fee"). With respect to any Federal Consolidation Loan originated by the Seller and purchased by the Eligible Lender Trustee on behalf of the related Trust, the related Trust must pay to the Department the Federal Origination Fee, which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy Payments and Special Allowance Payments are not due to the applicable Trust to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover such fee. If such amounts never accrue, the applicable Trust would be obligated to pay any remaining fee from other assets of that Trust prior to making distributions to Noteholders or Certificateholders.

         Undergraduate Federal Loans. The Seller originates or acquires Stafford Loans and Federal Consolidation Loans for students attending eligible schools.

         Eligible schools include institutions of higher education and proprietary institutions. Institutions of higher education must meet certain standards, which generally provide that the institution

         - only admits persons who have a high school diploma or its equivalent,

         -        is legally authorized to operate within a state,

         - provides not less than a two-year program with credit acceptable toward a bachelor's degree,

         -        is a public or non-profit institution and

         - is credited by a nationally recognized accrediting agency or is determined by the Department to meet the standards of an accredited institution.

         Eligible proprietary institutions of higher education include business, trade and vocational schools meeting standards which provide that the institution

         - only admits persons who have a high school diploma or its equivalent, or persons who are beyond the age of compulsory school attendance and have the ability to benefit from the training offered (as defined in the Higher Education Act),

         - is authorized by a state to provide a program of vocational education designed to fit individuals for useful employment in recognized occupations,

         -        has been in existence for at least two years,

         - provides at least a six-month training program to prepare students for gainful employment in a recognized occupation and

         - is accredited by a nationally recognized accrediting agency or is specially accredited by the Department.

         With specified exceptions, institutions are excluded from consideration as educational institutions if the institution

         -        offers more than 50 percent of its courses by correspondence,

         - enrolls 50 percent or more of its students in correspondence courses,

         - has a student enrollment in which more than 25 percent of the students are incarcerated or

         - has a student enrollment in which more than 50 percent of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation).

         Further, schools are specifically excluded from participation if

         -        the educational institution has filed for bankruptcy,

         - the owner, or its chief executive officer, has been convicted or pleaded "nolo contendere" or "guilty" to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program or

         - the educational institution has a cohort default rate in excess of the rate prescribed by the Act. In order to participate in the program, the eligibility of a school must be approved by the Department under standards established by regulation.

         Graduate Federal Loans. The Seller originates or acquires Federal Loans under loan programs (the "Federal Graduate Programs") to provide educational financing to graduate and professional students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools and other graduate schools. The Federal Graduate Programs originally targeted law school students but have been expanded over the years to include virtually all graduate level fields of study. The Seller (or its predecessors) has been originating loans under the Federal Graduate Programs since 1990.

         The following table sets forth the approved or accredited schools and the acceptable degree programs for each graduate field of study:


FIELD OF STUDY        APPROVED/ACCREDITED SCHOOLS                                  ACCEPTABLE DEGREE PROGRAMS
--------------        ---------------------------                                  --------------------------
Law                   American Bar Association approved law schools that are       Juris Doctor of Law or other
                      members of LSAC                                              joint degree program

Medical               Liaison Committee on Medical Education or American           Medical Doctor or Doctor of
                      Osteopathic Association accredited graduate medical schools  Osteopathy

Dental                American Dental Association accredited dental schools        Graduate dental program

Business              American Assembly of Collegiate Schools of Business          Graduate business program
                      ("AACSB") accredited graduate business schools; or AACSB
                      candidate schools accredited by the New England
                      Association of Schools and Colleges, the Middle States
                      Association of Colleges and Schools, the North Central
                      Association of Colleges and Schools, the Southern
                      Association of Colleges and Schools, the Western
                      Association of Schools and Colleges, or the North West
                      Association of Schools and Colleges

Graduate              Schools accredited by the New England Association of         Graduate level certificate or
                      Schools and Colleges, the Middle States Association of       degree program
                      Colleges and Schools, The North Central Association of
                      Colleges and Schools, the Southern Association of Colleges
                      and Schools, the Western Association of Schools and
                      Colleges, or the North West Association of Schools and
                      Colleges


DESCRIPTION OF PRIVATE LOANS UNDER THE PROGRAMS

         General. In addition to the Federal Loans originated under the Higher Education Act, the Seller has developed student loan programs that are not federally guaranteed for undergraduate students and/or their parents ("Private Undergraduate Loans") and graduate students ("Private Graduate Loans"), that can be used by borrowers to supplement their Federal Loans in situations where the Federal Loans do not cover the cost of education. In addition, a law student may also receive a bar examination loan (a "Bar Exam Loan") to finance the costs of preparing for and taking one or more state bar examinations if such student has applied for the loan within a limited period before or after graduation. A medical or dental student may also receive a residency loan (a "Residency Loan") to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period or after graduation.

         The Private Undergraduate Loans, Private Graduate Loans, Bar Exam Loans and Residency Loans are sometimes referred to collectively as the "Private Loans." The holders of Private Loans are not entitled to receive any Federal Assistance with respect thereto.

         Private Undergraduate Loans. The Seller originates Key Alternative Loans ("Key Alternative Loans"). Key Alternative Loans provide undergraduate students supplemental fundings that allows such students the opportunity to share the responsibility of education financing with or without a cosigner. Key Alternative Loans were introduced to students in 1995 and are serviced on behalf of the Seller by Great Lakes Educational Loan Services Inc. ("Great Lakes"). Key Alternative Loans are not guaranteed by any federal or private guarantor, or by any other party or governmental agency.

         (1) Eligibility Requirements. In order to qualify for a Key Alternative Loan, the borrower must meet the following eligibility requirements:

         - At least half-time undergraduate student at a Title IV eligible institution (Prior to the 1998-1999 program year, the borrower had to be a full-time student.)

         -        U.S. citizen/national or an eligible non-citizen

         -        Must meet the following credit criteria:

                  (a) No account has been 90 or more days delinquent in the past two years.

                  (b) No record of bankruptcy, foreclosure, repossession, skips or wages garnishment.

                  (c) No record of unpaid collections, charged-off accounts or written-off accounts.

                  (d) No record of an open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public record items in the past seven years.

                  (e) Applicant can be approved without cosigner if the applicant meets credit criteria, has acceptable credit bureau score and sufficient credit history.

                  (f) If applicant does not meet the criteria applicant will be declined.

                  (g) If applicant meets the criteria but has unacceptable credit bureau score, a creditworthy cosigner will be required for approval.

                  (h) Cosigner, if any, must pass the credit review process that considers the above criteria and must score well compared with other applicants.

                  (i) The credit bureau score requirements apply to both applicant and cosigner.

         A creditworthy cosigner may be required if the borrower has insufficient credit history and/or is not a US citizen.

         If a cosigner is required, the cosigner must also be a US citizen/national or permanent resident and meet minimum credit criteria. The cosigner does not have to be the borrower's parent or guardian.

         (2) Loan Limits. The minimum annual loan amount for a Key Alternative Loan is $1,000. The annual and aggregate maximum loan limits are as follows:

PROGRAM YEAR              YEAR IN SCHOOL                  ANNUAL MAXIMUM              AGGREGATE MAXIMUM
------------              --------------                  --------------              -----------------
1995-1996
through                   First year                           $5,000                      $35,000
1997-1998                 Second - Fifth years                 $7,500
1998-1999                 First year                           $7,500                      $47,500
                          Second - Fifth years                 $10,000

         (3) Interest. Interest is payable by on each Key Alternative Loan on a monthly basis until the principal amount is repaid in full. The interest rate is calculated based on the 52-week Treasury Bill rate plus a margin in the range of 2.85% to 3.10% during the interim period and a margin in the range of 3.25% to 3.50% during the repayment period. (The interest rate for the 1995-1996 program year was calculated based on the 91-Day Treasury Bill Rate plus 3.50% during the interim period and 3.65% during the repayment period). The rate varies quarterly and is determined based on the most recent Treasury Bill auction prior to each January, April, July, and October. Borrowers may defer interest payments during the interim period. The deferred interest will be capitalized once on the last day of the interim period. (For loans originated during the 1995-1996 program year, deferred interest was capitalized once annually every November 30th and once on the last day of the interim period.)

         (4) Repayment. In general, borrowers must repay each Key Alternative Loan in monthly installments until the loan is paid in full. The repayment term is 10 years if the balance at repayment is less than $15,000 or 15 years if the balance at repayment is $15,000 or more. There is a minimum payment amount of $50 per month and there is no prepayment penalty.

         (5) Grace Periods Deferral Periods, Forbearance Periods. The repayment period on a Key Alternative Loan generally begins after the Grace Period, defined as six months after the student graduates or ceases to be enrolled at least half-time at an accredited institution or five years from the date of the first Key Alternative Loan disbursement. In general, deferral periods are not permitted other than during the in school and grace periods, when the borrower is still responsible for the capitalization of the deferred interest. Borrowers may request periods of forbearance related to the following areas: unemployment, underemployment, hardship, practical and graduate school enrollment. Forbearances are generally granted in 6 month increments except for graduate school forbearance which is granted in 12 month increments.

         Private Graduate Loans. The Seller originates or acquires Private Graduate Loans to provide educational financing to help pay for the costs of:

         - attending law, medical, dental, graduate, business, or other graduate school,

         - taking/passing one or more state bar examinations upon graduation from law school, or

         - participating in one or more medical or dental residency programs upon graduating from medical or dental school.

         Private Graduate Loans consist of loans associated with the above-mentioned fields of study (including Bar Exam and Residency Loans) and Private Consolidation Loans. Subject to the satisfaction of the conditions imposed by the applicable Program and the applicable Guarantee Agreement, the Private Graduate Loans that are Private Guaranteed Loans are fully guaranteed against nonpayment of principal and interest as a result of a borrower's default, death, disability or bankruptcy by the Private Guarantors. These Private Guarantors are not reinsured by the Department or any other governmental entity. In order to qualify for the guarantee from the Private Guarantors, such Private Graduate Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan Program and may only be made to Eligible Students who qualify pursuant to credit underwriting standards established by the Seller and approved by the Private Guarantors. The following table summarizes the annual, aggregate and cumulative loan limits for each Private Graduate Loan:


                                                                     ANNUAL              AGGREGATE       CUMULATIVE
PROGRAM YEAR                       TYPE OF LOAN                     MAXIMUM               MAXIMUM        MAXIMUM(2)
------------                       ------------                     -------              ---------       ----------
1991-1992                          Law Loan                         $14,500               $43,500         $ 78,000
                                   Bar Exam Loan                    $ 5,000               $ 5,000         $ 83,000
1992-1993                          Law Loan                         $15,000               $45,000         $ 79,500
                                   Bar Exam Loan                    $ 5,000               $ 5,000         $ 84,500
1993-1994                          Law Loan                         $15,000               $45,000         $ 87,500
                                   Bar Exam Loan                    $ 5,000               $ 5,000         $ 87,500
1994-1995                          Law Loan                         $15,000               $45,000         $ 92,000
                                   Bar Exam Loan                    $ 5,000               $ 5,000         $ 92,000
1995-1996 through
1997-1998                          Law Loan             Up to the cost of attendance          N/A         $120,000
                                   Business Loan        Up to the cost of attendance(1)       N/A         $120,000
                                   Dental Loan          Up to the cost of attendance          N/A         $135,000
                                   Graduate Loan        Up to the cost of attendance          N/A         $120,000
                                   Medical Loan         Up to the cost of attendance          N/A         $165,000
                                   Bar Exam Loan                    $ 5,000               $ 5,000         $  5,000
                                   Residency Loan                   $ 8,000               $ 8,000         $  8,000
1998-1999                          Law Loan             Up to the cost of attendance          N/A         $130,000
                                   Business Loan        Up to the cost of attendance          N/A         $130,000
                                   Dental Loan          Up to the cost of attendance          N/A         $175,000;
                                                                                                          $200,000
                                                                                                         (post-doctoral)
                                   Graduate Loan        Up to the cost of attendance          N/A         $130,000
                                   Medical Loan         Up to the cost of attendance          N/A             None
                                   Bar Exam Loan                    $ 7,500               $ 7,500         $  7,500
                                   Residency Loan                   $ 8,000               $ 8,000         $  8,000

(1) Students enrolled less than half-time can borrow a maximum annual amount of the combined cost of tuition, fees, and a maximum of $500 for books and supplies.

(2)      Including graduate and undergraduate debt.

         Payment Terms. Each Private Graduate Loan earns interest at a rate per annum, reset quarterly, equal to the 91-day Treasury Bill Rate plus a margin, depending on the type of loan. The following table sets forth the applicable interest rate for each type of Private Graduate Loan:


                                                                                INTEREST MARGIN
                                                                                  OVER 91-DAY
PROGRAM YEAR                    TYPE OF LOAN                                    TREASURY BILL RATE
------------                    ------------                         -----------                 -------------
                                                                     Interim (1)                 Repayment (2)
1991-1992                       Law & Bar Exam Loans                    3.25%                        3.25%
1992-1993                       Law & Bar Exam Loans                    3.25%                        3.40%
1993-1994                       Law & Bar Exam Loans                    3.25%                        3.40%
1994-1995                       Law & Bar Exam Loans                    3.25%                        3.40%
1995-1996 through
1997-1998                       Law Loan                                3.25%                        3.40%
                                Medical Loan                            2.50%                        2.75%
                                Dental Loan                             2.50%                        3.00%
                                Business Loan                           3.25%                        3.40%
                                Graduate Loan                           3.25%                        3.40%
                                Bar Exam Loan                           3.25%                        3.40%
                                Residency Loan                          2.50%                        2.75%
1998-1999(3)                    Law Loan                             2.90%-3.25%                  2.50%-3.25%
                                Medical Loan                            2.50%                     2.25%-2.85%
                                Dental Loan                          2.50%-2.75%                  2.25%-3.00%
                                Business Loan                        3.25%-3.00%                  2.50%-3.25%
                                Graduate Loan                        3.25%-3.40%                  2.50%-3.40%
                                Bar Exam Loan                        2.90%-3.25%                  2.50%-3.25%
                                Residency Loan                          2.50%                     2.25%-2.85%
                                Dental Residency Loan                2.50%-2.75%                  2.25%-3.00%

(1) "Interim" represents any period while the borrower is attending school or during a specified grace period.

(2) "Repayment" represents the period after the specified grace period, in which the borrower is required to make payments or enter into some type of deferment or forbearance period.

(3) For 1998-1999, two separate loan programs apply. In one program, the margin is determined based on the borrower's choice of repayment terms, which range from 10 to 25 years (the "Keys2Repay Program"). The other program has one margin regardless of interim, repayment period, or repayment term.

         Interest accrues on the outstanding principal amount of each Private Graduate Loan from the date the lender makes such Private Graduate Loan and is payable monthly by each borrower commencing a certain number of months after the borrower graduates or otherwise ceases to be enrolled at least half-time in an approved institution (the "Private Loan Repayment Commencement Date"). In the case of Private Graduate Loans made during the 1990-1991 program year that period is approximately six months. For all other Private Graduate Loans, the period is approximately nine months, except that in the case of Medical or Residency Loans, the period, generally, is extended to nine months after the borrower completes any required residency (generally, up to a maximum of 57 months after graduation), subject to deferral or forbearance as discussed below. Subject to certain conditions, borrowers of Private Graduate Loans (other than Private Consolidation Loans) may receive the benefits of certain deferral periods (either prior to commencing repayment or thereafter) similar to those applicable to Stafford Loans, during which borrowers are permitted to defer principal payments and to capitalize the interest accruing on such Private Graduate Loans. In addition, borrowers of Private Graduate Loans (other than Private Consolidation Loans) may, subject to certain conditions, qualify, at the discretion of the lender (in accordance with standards and guidelines approved by the Private Guarantors if applicable), for periods of forbearance because of temporary financial hardship, during which borrowers may defer or make reduced principal payments on such Private Graduate Loans. Interest on each Private Graduate Loan that accrues prior to the Private Loan Repayment Commencement Date may, at the option of the borrower, be paid currently or be capitalized and added to the principal amount outstanding for such Private Graduate Loan on that date. Each student with outstanding Private Graduate Loans (other than Private Consolidation Loans) is obligated to make scheduled payments of principal at the same time that he or she makes interest payments in an amount sufficient to repay such Private Graduate Loan in full over a period not to exceed 15 years (or, with respect to each Private Graduate Loan made since the commencement of the 1990-1991 program year, 20 years, except with respect to Private Graduate Loans made under the Keys2Repay Program, where the repayment term can be 10, 15 or 25 years at the borrower's option) after the Private Loan Repayment Commencement Date with respect to such Private Graduate Loan. Repayment of principal and interest on Business Loans commences no later than 36 months after the date of the first disbursement of the first Business Loan to a specific borrower. Any student may at any time voluntarily prepay all or any portion of his or her outstanding Private Loans (including paying accrued interest prior to the Private Loan Repayment Commencement Date quarterly in lieu of capitalizing such amounts) without premium or penalty. Private Graduate Loans presently require a minimum annual principal and interest payment of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For Private Graduate Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

         With respect to each Private Loan (other than Private Consolidation Loans) made to a student since the commencement of the 1992-1993 program year, a fee equal to a percentage of the original principal amount of such Private Graduate Loan is charged to such student on the last day preceding the applicable Private Loan Repayment Commencement Date.

         Unless the student pays such fee, the Seller will make an additional loan (a "Fee Advance") to such student in an amount equal to such fee, which will be added to the principal balance of such Private Graduate Loan and repaid over the term thereof. See "Description of the Transfer and Servicing Agreements--Additional Fundings" for a discussion of the transfer of such Fee Advance to the related Trust.


PROGRAM YEAR                      TYPE OF LOAN                            SUPPLEMENTAL FEE
1990-1991 through
1995-1996                         Law Loan                                2%
                                  Bar Exam Loan                           2%
1996-1997                         Law Loan                                4%
                                  Medical Loan                            2%
                                  Dental Loan                             2%
                                  Business Loan                           2%
                                  Graduate Loan                           3%

                                  Bar Exam Loan                           3%
                                  Residency Loan                          2%
1997-1998                         Law Loan                                1.5%-6.9%
                                  Medical Loan                            1.5%-6.9%
                                  Dental Loan                             1.5%-6.9%
                                  Business Loan                           1.5%-6.9%
                                  Graduate Loan                           1.5%-6.9%
                                  Bar Exam Loan                           1.5%-6.9%
                                  Residency Loan                          1.5%-2.0%
1998-1999(1)                      Law Loan                                1.5%-6.9%
                                  Medical Loan                            1.5%-2.0%
                                  Dental Loan                             1.5%-6.9%
                                  Business Loan                           1.5%-6.9%
                                  Graduate Loan                           1.5%-6.9%
                                  Bar Exam Loan                           1.5%-6.9%
                                  Residency Loan                          1.5%-2.0%
                                  Dental Residency Loan                   1.5%-6.9%

(1) For 1998-1999, two separate loan programs apply. One program determines the fee based on the loan type. The other program determines the fee based on the borrower's past credit behavior, except the Medical and Residency Loans, which are 1.5%.

         Private Consolidation Loans. The Seller has established a private consolidation loan program (the "Private Consolidation Loan Program") to facilitate the ability of eligible borrowers of Private Graduate Loans ("Underlying Private Graduate Loans") to consolidate such Underlying Private Graduate Loans into a single loan (a "Private Consolidation Loan"; together with Federal Consolidation Loans, sometimes referred to herein as "Consolidation Loans"). The Private Consolidation Loan Program commenced in November, 1994. Subject to the satisfaction of certain conditions set forth in the programs relating to Private Graduate Loans, including limitations on the timing and payment of principal and interest with respect to Private Consolidation Loans and a requirement that the proceeds of a Private Consolidation Loan be used to repay the respective Underlying Private Graduate Loans of any borrower, each holder of a Private Consolidation Loan will be entitled to substantially the same guarantee arrangements, if any, as are available on the Underlying Private Graduate Loans. Currently, all of the Underlying Private Graduate Loans that are consolidated under the Private Consolidation Program are Private Graduate Loans that were guaranteed by TERI against default, death, bankruptcy or disability of the applicable borrower, and the resulting Private Consolidation Loan is similarly guaranteed by TERI. Under this program, an eligible borrower of a Private Consolidation Loan guaranteed by TERI means a borrower (i) with outstanding Underlying Private Graduate Loans of at least $7,500 and (ii) who has begun repaying and is not more than 45 days delinquent in required payments on any Underlying Private Graduate Loan. A borrower of a guaranteed Private Consolidation Loan must consolidate all of his or her eligible loans and in doing so will generally forgo all opportunities for deferment or forbearance.

         Private Consolidation Loans that are guaranteed will bear interest at the rate applicable to the type of Underlying Graduate Loan for which the greatest principal amount of Underlying Graduate Loans to be consolidated is outstanding. Such Private Consolidation Loans made prior to May 1, 1997 are repayable over a period of 15-25 years and such Private Consolidation Loans made on or after May 1, 1997 are or will be repayable over a period of 25 to 30 years, in each case, depending on the original principal amount of such Private Consolidation Loan. The Private Loan Repayment Commencement Date with respect to a Private Consolidation Loan will occur immediately upon disbursement, with no provision for deferment or forbearance. The borrower of a Private Consolidation Loan will be offered repayment options similar to those available for other Private Graduate Loans. With respect to each such Private Consolidation Loan, a fee equal to 1% of the amount paid to discharge the Underlying Private Graduate Loans will be charged to the borrower and included in the original principal amount of such Private Consolidation Loan (a "Private Consolidation Fee Advance").

         The Seller currently intends to expand the Private Consolidation Loan Program to allow the consolidation of unguaranteed Underlying Private Graduate Loans, and/or other unguaranteed private undergraduate and graduate student loan debt and any other education related debt (excluding credit card debt) used for education purposes, into a single Private Consolidation Loan that is similarly not guaranteed by any federal or private guarantor, or by any other party or governmental agency. The Seller anticipates that it will commence such expanded Program on or about January 1, 2000. Borrowers of such unguaranteed Private Consolidation Loans will be required to satisfy certain conditions, including limitations on the timing and payment of principal and interest with respect to such Private Consolidation Loans and a requirement that the proceeds of the Private Consolidation Loan be used to repay all the Underlying Private Graduate Loans and any other student or education loans of the borrower that were consolidated.

         To be eligible for an unguaranteed Private Consolidation Loan, the borrower must (i) have outstanding Underlying Private Graduate Loans or other private undergraduate and/or graduate student loan debt and/or other education related debt (excluding credit card debt) used for education purposes, (ii) have begun repaying and is not more than 45 days delinquent in required payments on any such student loan, and (iii) meet credit eligibility requirements similar to those applicable to Private Graduate Loans. A borrower of an unguaranteed Private Consolidation Loan must consolidate all of his or her eligible Underlying Private Graduate Loans and in doing so will generally forego all opportunities for deferment or forbearance.


INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

         Federal Guarantors. The Higher Education Act authorizes Federal Guarantors to support education financing and credit needs of students at post-secondary schools. The Higher Education Act encourages every state either to establish its own agency or to designate another Federal Guarantor in cooperation with the Secretary. Under various programs throughout the United States of America, Federal Guarantors insure and sometimes service guaranteed student loans. The Federal Guarantors are reinsured by the federal government for from 80% to 100% of each default claim paid, depending on their claims experience, for loans disbursed prior to October 1, 1993, from 78% to 98% of each default claim paid for loans disbursed on or after October 1, 1993 and prior to October 1, 1998, and from 75% to 95% of each default claim paid for loans disbursed on or after October 1, 1998. Federal Guarantors are reinsured by the federal government for 100% of death, disability, bankruptcy, closed school and false certification claims paid. Loans guaranteed under the lender of last resort provisions of the Higher Education Act are also 100% guaranteed and reinsured. See"--Federal Insurance and Reinsurance of Federal Guarantors" below.

         Federal Guarantors collect a one-time insurance premium ranging from 0% to 3% of the principal amount of each guaranteed loan, depending on the Federal Guarantor. Federal Guarantors are prohibited from charging insurance premiums on loans made under the Unsubsidized Stafford Loan Program (the "Unsubsidized Stafford Loan Program") prior to July 1, 1994. On such loans made prior to July 1, 1994, the Higher Education Act requires that a 6.5% combined loan origination fee and insurance premium be paid by the borrower on Unsubsidized Stafford Loans. This fee is passed through to the Department by the originating lender. Effective July 1, 1994, the maximum insurance premium and origination fee for Stafford Loans and Unsubsidized Stafford Loans are 1% and 3%, respectively.

         Each Federal Loan to be sold to an Eligible Lender Trustee on behalf of a Trust will be guaranteed as to principal and interest by a Federal Guarantor pursuant to a Federal Guarantee Agreement between such Federal Guarantor and the applicable Eligible Lender Trustee. The applicable Prospectus Supplement for each Trust will identify each related Federal Guarantor for the Federal Loans held by such Trust as of the applicable Closing Date and the amount of such Federal Loans it is guaranteeing for such Trust.

         Federal Insurance and Reinsurance of Federal Guarantors. A Federal Loan is considered to be in default for purposes of the Higher Education Act when the borrower fails to make an installment payment when due or to comply with other terms of the loan, and if the failure persists for 270 days in the case of a loan repayable in monthly installments or for 330 days in the case of a loan repayable in less frequent installments. Under certain circumstances a loan deemed ineligible for federal reinsurance may be restored to eligibility. Procedures for such restoration of eligibility are discussed below.

         If the loan in default is covered by federal loan insurance in accordance with the provisions of the Higher Education Act, the Department is to pay the applicable Federal Guarantor, as insurance beneficiary, the amount of the loss sustained thereby, upon notice and determination of such amount, within 90 days of such notification, subject to reduction as described below.

         If the loan is guaranteed by a Federal Guarantor, the eligible lender is reimbursed by the Federal Guarantor for 100% (or not less than 98% for loans disbursed on or after October 1, 1993) of the unpaid principal balance of the defaulted loan plus accrued and unpaid interest thereon so long as the eligible lender has properly originated and serviced such loan. Under the Higher Education Act, the Department enters into a guarantee agreement with each Federal Guarantor, which provides for federal reinsurance for amounts paid to eligible lenders by the Federal Guarantor with respect to defaulted loans.

         Pursuant to such agreements, the Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy, total and permanent disability of a borrower, the death of a student whose parent is the borrower of a PLUS Loan or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; such claims are not included in calculating a Federal Guarantor's claims rate experience for federal reinsurance purposes. The Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with claims on loans made under the lender of last resort provisions. The Department is also required to repay the unpaid balance of any loan if the borrower files for relief under Chapter 12 or 13 of the Bankruptcy Code or files for relief under Chapter 7 or 11 of the Bankruptcy Code and has been in repayment for more than 7 years or commences an action for a determination of dischargeability under Section 523(a)(8)(b) of the Bankruptcy Code, and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department. See, "Certain Legal Aspects of the Student Loans - Bankruptcy Considerations" herein.

         The amount of such reinsurance payment to the Federal Guarantor for default claims is subject to reduction based upon the annual default claims rate of the Federal Guarantor, calculated to equal the amount of federal reinsurance claims paid by the Department to the Federal Guarantor during any fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. The formula is summarized as follows:


CLAIMS RATE OF FEDERAL GUARANTORS                   REIMBURSEMENT BY THE DEPARTMENT OF EDUCATION (1)
---------------------------------                   ------------------------------------------------
0% to and including 5%                              98%
Greater than 5% to and including 9%                 98% of claims to and including 5%; 88% of claims greater than 5%
Greater than 9%                                     98% of claims to and including 5%; 88% of claims greater than 5% to and including 9%; and 78% of claims greater than 9%

(1) Each of the reimbursement percentages listed above is increased by two percentage points for a loan made prior to October 1, 1993 and decreased by three percentage points for a loan made on or after October 1, 1998.

         The claims experience for any Federal Guarantor is not accumulated from year to year for purposes of this test but is determined solely on the basis of claims filed in any one federal fiscal year. The Higher Education Act provides that, subject to compliance with the Higher Education Act, Federal Guarantors are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions.

         On August 10, 1993 President Clinton signed the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act"), which made a number of changes that may adversely affect the financial condition of the Federal Guarantors, including reducing to 98% the maximum percentage of Guarantee Payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Federal Guarantors are entitled to receive and/or retain and giving the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to serve the best interests of the student loan programs or to ensure the proper maintenance of such Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest. These various changes create a risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. Such changes could result in a reduction of a Trust's ability to pay principal and interest on the related Notes and Certificates, as a result of a reduction in the ability of the Federal Guarantors to make Guarantee Payments to the Eligible Lender Trustee with respect to the related Student Loans. In addition, this legislation sought to greatly expand the loan volume under the direct lending program (the "Federal Direct Student Loan Program") to a target of approximately 60% of student loan demand in academic year 1998-1999, although only about 35% of such loan demand is currently being met by the direct lending program. The expansion of this program in the future could result in increasing reductions in the volume of Federal Loans made by the Seller. Such changes could have an adverse effect on the financial condition of the Federal Guarantors and on the ability of a Federal Guarantor to satisfy its obligations under its Guarantee Agreement with respect to the Federal Loans. See "Risk Factors--Changes in Legislation May Adversely Affect Student Loans and Federal Guarantors." The 1998 Reauthorization Bill created additional risks that the resources available to the Federal Guarantors to meet their guarantee obligations will be further reduced in the future, by mandating additional recall of guarantor reserves and reducing reinsurance to guarantors from 98% to 95%.

         Pursuant to the 1992 Amendments and additional changes made in 1997 and 1998, each Federal Guarantor is required to maintain a current minimum reserve level of at least .25% of the aggregate principal amount of all outstanding Federal Loans guaranteed by such Federal Guarantor. Annually, the Department will collect information from each Federal Guarantor to determine the amount of such Federal Guarantor's reserves and other information regarding its solvency. If a Federal Guarantor's current reserve level falls below the required minimum for any two consecutive years, that Federal Guarantor's annual claims rate exceeds 5% or the Department determines that a Federal Guarantor's administrative or financial condition jeopardizes that Federal Guarantor's continued ability to perform its responsibilities, then that Federal Guarantor must submit and implement a management plan acceptable to the Department. The 1992 Amendments also provide that under certain circumstances the Department is authorized, on terms and conditions satisfactory to the Department, but is not obligated, to terminate its reimbursement agreement with any Federal Guarantor. In that event, however, the Department is required to assume the functions of such Federal Guarantor and in connection therewith is authorized to do one or more of the following: to assume the guarantee obligations of, to assign to other guarantors the guarantee obligations of, or to make advances to, a Federal Guarantor in order to assist such Federal Guarantor in meeting its immediate cash needs and to ensure uninterrupted payment of default claims to lenders or to take any other action the Department deems necessary to ensure the continued availability of student loans and the full honoring of guarantee claims thereunder. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its guarantee obligations, holders of Federal Loans covered thereby may submit guarantee claims directly to the Department until such time as such guarantee obligations are transferred to a new guarantor capable of meeting such obligations or until a successor guarantor assumes such obligations. There can be no assurance that the Department would under any given circumstances assume such obligation to ensure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that such Federal Guarantor is unable to meet its guarantee obligations.

         Private Guarantors. Private Loans are not entitled to any federal reinsurance or assistance from the Department or any other governmental entity. Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of such Private Guarantor over the term of the related Private Loans.

CLAIMS AND RECOVERY RATES

         Certain historical information concerning guarantee claims and recovery rates of the Guarantors for the Student Loans held by the related Trust as of the applicable Closing Date with respect to each series of Securities will be set forth in each Prospectus Supplement. There can be no assurance that the claim and recovery experience on any pool of Student Loans with respect to a given Trust will be comparable to prior experience or to any such information.

ORIGINATION PROCESS

         The Higher Education Act specifies rules regarding loan origination practices, which lenders must comply with in order for their Federal Loans to be guaranteed and to be eligible to receive Federal Assistance. Lenders are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantee agency or individual in order to secure loan applications, and no lender may conduct unsolicited mailings of student loan applications to students who have not previously received student loans from that lender.

         With respect to all Student Loans, whether Federal Loans or Private Loans (other than Consolidation Loans and Key Alternative Loans discussed below), the Seller forwards each application for such Student Loans (which should include an executed promissory note) to either a marketing agent or the Seller's origination department. On behalf of the Seller, either the marketing agent or the origination department reviews each application to confirm its completeness, to confirm that the applicant is an Eligible Student and that such loan complies with certain other conditions of the applicable Program. In addition, a credit report of each applicant for Private Graduate Loans is obtained from an authorized credit reporting service, which the Seller then uses to determine, in consultation with the Private Guarantors, if applicable, whether such applicant satisfies certain specified credit underwriting criteria. The credit-underwriting criteria for Private Guaranteed Loans are as follows:

         - No account that has been 90 or more days delinquent in the past two years, and no more than one account is currently more than 60 days delinquent.

         - No record of bankruptcy, foreclosure, repossession, skips or wages garnishment.

         - No record of unpaid collections, charged-off accounts or written-off accounts.

         - No record of an open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public record items in the past six years.

         -        No record of bankruptcy in the past seven years.

         - Credit criteria for the 1993-1994 program year also includes the requirement that no account has been delinquent 90 or more days in the past two years.

         - Credit criteria for the 1994-1995 and subsequent program years also include requirements that no account has been delinquent 90 or more days in the past five years (or two years with respect to any borrower who obtained a loan in 1993-1994), and there have been no more than three inquiries and none with respect to any previous borrower to an authorized credit reporting agency in the past six months.

         - Credit criteria for the 1995-1996 and subsequent program years include the additional requirement that no more than two accounts have been more than 60 days delinquent in the past two years.

The credit-underwriting criteria for Private Unguaranteed Loans are as follows:

         1. No more than 3 accounts rated 30 days are more delinquent in the past 2 years.

         2. No more than one account is currently rated 60 days or more delinquent.

         3. No more than 2 accounts rated 60 or more days delinquent in the past 2 years.

         4. No account more than 90 days delinquent in the past five years.

         5.       No record of bankruptcy discharge in the past 7 years.

         6. No record of foreclosure, repossession, open judgment or suit, unsatisfied tax lien, unpaid prior educational loan default or other negative public credit in the past 6 years.

         7. No record of unpaid collections, charged-off accounts or written-off accounts.

         8.       No more than 3 authorized inquiries in the past 6 months.

         9.       Applicants with no credit history will be approved.

         10. Applicants who meet the criteria 2-8, but do not meet the minimum credit score determined by the Seller must obtain a co-signer to be eligible.

         11. Applicants with credit card balances greater than $20,000 must have a credit worthy co-signer.

         12. No single or combination of paid charged-off or paid collection accounts totaling more than $100 reported within last 2 years.

         13. If revolving credit balances are greater than $8,000, total credit card usage cannot exceed 75% (a negative decision can be overridden if applicant has minimum credit bureau score).

         14. A credit bureau score may be used to enhance applicants position for all other criteria.

         The origination of Federal Loans must comply with the provisions of the Higher Education Act, and therefore does not consider the creditworthiness of borrowers applying for Stafford Loans.

         Any borrower inquiries concerning Federal Consolidation Loans or Private Consolidation Loans are forwarded to the appropriate Sub-Servicer, who contacts the borrower, prepares and sends to the borrower an application (which includes a promissory note) for a Consolidation Loan for the borrower's review and signature. Each Sub-Servicer is required to obtain certifications from the lenders of the loans to be consolidated and to review the loan application and the certifications to confirm that the borrower is eligible for a Federal Consolidation Loan or Private Consolidation Loan, as the case may be. Upon approval of an application for a Consolidation Loan, the applicable lender causes the proceeds of such Consolidation Loan to be disbursed to each lender of the loans being consolidated in amounts sufficient to retire each of such loans. For each Consolidation Loan that is made by the Seller, a Sub-Servicer retains the completed loan application and executed promissory note as custodian.

         Applications for Key Alternative Loans are entered into the processing system and are checked for completeness. If the borrower is ineligible for the loan due to a processing denial reason an ineligibility letter is sent to the borrower. Great Lakes sends an electronic transmission of applicant information on each complete application to the Seller's system for credit review. Approved applications are transmitted back to Great Lakes on a daily basis, where an approval letter is generated and sent to the applicant, cosigner and the school. Denied applicants are sent an adverse action letter from the credit department the day the application is denied. If an applicant feels they have been denied based on inaccurate or incomplete information contained in a credit report, they can request a review (within 60 days of initial denial). Denied applicants may have their loan reconsidered with a written request and supporting documentation. A credit representative will review denied loan applicants documentation and approve or deny the request. Each appeal is handled based on its individual merits.

SERVICING AND COLLECTIONS PROCESS

         The Higher Education Act, the programs relating to Private Loans and the applicable Guarantee Agreements require the holder of Student Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Student Loans that are designed to ensure that such Student Loans are repaid on a timely basis by or on behalf of borrowers. Each Sub-Servicer performs such procedures on behalf of the Seller and the Master Servicer and will agree, pursuant to the related Sub-Servicing Agreement, to perform specified and detailed servicing and collection procedures with respect to the Student Loans on behalf of the related Trust. Such procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with a written notice at the tenth day of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any such delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in each Sub-Servicer's loan file for the borrower. Each Sub-Servicer also will be required to perform skip tracing procedures on delinquent borrowers

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
whose current location is unknown, including contacting such borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of the applicable Eligible Lender Trustee, as holder of legal title to the applicable Student Loans on behalf of the related Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal Assistance from the Department with respect thereto. Failure to comply with certain of the established procedures with respect to a Federal Loan may also result in the denial of coverage under a Guarantee Agreement for certain accrued interest amounts, in circumstances where such failure has not caused the loss of the guarantee of the principal of such Federal Loan.

         At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Student Loan, each Sub-Servicer is required to notify the applicable Guarantor of the existence of such delinquency. These requests notify the Guarantors of seriously delinquent accounts and allow the Guarantors to make additional attempts to collect on such loans prior to the filing of claims. If a loan is delinquent for 180 days (in the case of Federal Loans made prior to the enactment date of the 1998 Reauthorization Bill), 270 days (in the case of Federal Loans made on or after October 7, 1998), or 150 days (in the case of Private Guaranteed Loans), the applicable Sub-Servicer may file a default claim with the respective Guarantor. Failure to file a claim within 270 days (in the case of Federal Loans made prior to the enactment date of the 1998 Reauthorization Bill), 360 days (in the case of Federal Loans made on or after October 7, 1998), or 180 days (in the case of Private Guaranteed Loans) of delinquency may result in denial of the guarantee claim with respect to such loan. A Sub-Servicer's failure to file a guarantee claim in a timely fashion would constitute a breach of its covenants and create an obligation of such Sub-Servicer to purchase the applicable Student Loan. See "Description of the Transfer and Servicing Agreements--Master Servicer Covenants."

INCENTIVE PROGRAMS

         The Seller has offered, and may continue to offer, incentive programs to certain Student Loan borrowers. If any incentive programs are applicable to the Student Loans in a Trust, such incentive programs will be described in the related Prospectus Supplement Any incentive program not in existence as of the date of such Prospectus Supplement, or not described in the related Prospectus Supplement, that effectively reduces borrower payments on Financed Student Loans and, with respect to Financed Federal Loans, is not required by the Higher Education Act, will be applicable to the Financed Student Loans only if and to the extent that the applicable Trust receives payment from the Seller (or the Seller deposits or causes a deposit to be made into the related Collection Account) in an amount sufficient to offset such effective yield reductions.


                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

         The rate of payment of principal of the Notes and the Certificates of any series and the yield on the Notes and the Certificates of any series will be affected by prepayments of the Student Loans that may occur as described below. All the Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Federal Consolidation Loans, Private Consolidation Loans or consolidation loans made under the Federal Direct Student Loan

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
Program as discussed below) or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Student Loans. However, because many of the Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Student Loans.

         To the extent borrowers of Student Loans elect to borrow Consolidation Loans with respect to such Student Loans:

         (1) from the Seller, after the Funding Period but not beyond the end of the Revolving Period, and collections on the Student Loans are not available to purchase such Consolidation Loans,

         (2)      from the Seller, after the end of the Revolving Period, or

         (3)      from another lender at any time,

Noteholders of a series (and after the Notes have been paid in full, Certificateholders of such series) will collectively receive as a prepayment of principal the aggregate principal amount of such Student Loans. Any such prepayments will result in a more rapid amortization of the Securities of a series then would otherwise be the case. The volume of existing loans that may be repaid in this fashion is not determinable at this time. However, if the Seller makes any such Consolidation Loan during a Funding Period or prior to the end of the Revolving Period (in which event the Seller will then sell that Consolidation Loan to the applicable Eligible Lender Trustee, to the extent that funds are available in the applicable Escrow Account and during the Funding Period, the Pre-Funding Account or following the Funding Period but prior to the end of the Revolving Period, the applicable Collection Account from amounts which constitute available loan purchase funds, for the purchase thereof), the aggregate outstanding principal balance of Student Loans (after giving effect to the addition of such Consolidation Loans) will be at least equal to and in most cases greater than such balance prior to such prepayment, although the portion of the loan guaranteed will be 98% with respect to any Federal Consolidation Loan made on or after October 1, 1993, even if the Underlying Federal Loans were 100% guaranteed. See "The Student Loan Financing Business--Description of Federal Loans Under the Programs--Federal Consolidation Loans." There can be no assurance that borrowers with Student Loans will not seek to obtain Consolidation Loans with respect to such Student Loans or, if they do so, that such Consolidation Loans will not be made by the Seller after the end of a Funding Period when collections on the Student Loans are not available to purchase such Consolidation Loans, on or after the end of the Revolving Period or by another lender at any time.

         In addition, the Seller will be obligated to repurchase any Student Loan pursuant to the applicable Sale and Servicing Agreement as a result of a breach of any of its representations and

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
warranties, and the Master Servicer will be obligated to purchase any Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of certain covenants with respect to such Student Loan, in each case where such breach materially adversely affects the interests of the Certificateholders or the Noteholders of a series in that Student Loan and is not cured within the applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants." See also "Description of the Transfer and Servicing Agreements---Additional Fundings" regarding the prepayment of principal to Noteholders and Certificateholders of a series if as of the date specified in the applicable Prospectus Supplement the amount on deposit in the related Pre-Funding Account has not been reduced to zero and the prepayment of principal to Noteholders of a series as a result of excess funds remaining on deposit in the Pre-Funding Account at the end of the Funding Period, "--Insolvency Event" regarding the sale of the Student Loans if a Seller Insolvency Event occurs and "--Termination" regarding the Seller's option to purchase the Student Loans when the aggregate Pool Balance is less than or equal to 5% of the initial Pool Balance of a series and the auction of the Student Loans occurs on or after the date specified in the related Prospectus Supplement.

         On the other hand, scheduled payments with respect to, and maturities of, the Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods prior to the end of the Revolving Period or of refinancings through Consolidation Loans to the extent such Consolidation Loans are sold to an Eligible Lender Trustee on behalf of a Trust as described above. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Student Loans they are replacing may lengthen the remaining term of the Student Loans and the average life of the Notes and the Certificates of a series. The rate of payment of principal of the Notes and the Certificates of a series and the yield on the Notes and the Certificates of a series may also be affected by the rate of defaults resulting in losses on defaulted Student Loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto. In addition, the maturity of many of the Student Loans will extend well beyond the final scheduled Distribution Dates of the Notes and the Certificates of a series.

         The rate of prepayment on the Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Student Loans will be borne entirely by the Securityholders of a series. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Securityholders of a series receive payments from the related Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

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
                      POOL FACTORS AND TRADING INFORMATION

         Each of the "Note Pool Factor" for each class of Notes and the "Certificate Pool Factor" for each class of Certificates (each, a "Pool Factor") will be a seven-digit decimal which the Administrator will compute for each Distribution Date indicating the remaining outstanding principal amount of such class of Notes or the remaining principal balance for such class of Certificates (the "Certificate Balance"), respectively, as of that Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial outstanding principal amount of such class of the Notes or the initial Certificate Balance for such class of Certificates, respectively. Each Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes or reductions of the Certificate Balance of the applicable class of Certificates, as applicable. A Securityholder's portion of the aggregate outstanding principal amount of the related class of Notes or of the aggregate outstanding Certificate Balance for the related class of Certificates, as applicable, is the product of (x) the original denomination of that Securityholder's Note or Certificate and (y) the applicable Pool Factor.

         Pursuant to the related Indenture and the related Trust Agreement, the Securityholders will receive reports on or about each Distribution Date concerning the payments received on the Student Loans, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), the applicable Pool Factor and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders."


                            DESCRIPTION OF THE NOTES

GENERAL

         With respect to each Trust, one or more classes of notes (the "Notes") of a given series will be issued pursuant to the terms of an indenture (an "Indenture") between the Trust and the trustee under such Indenture (the "Indenture Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus (this "Prospectus") is a part. The following summary describes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Notes and the Indenture.

         Unless otherwise specified in the related Prospectus Supplement (each a "Prospectus Supplement"), each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of The Depository Trust Company ("DTC") (together with any successor depository selected by the Administrator, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede & Co.

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
("Cede"), unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders of Notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Notes for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and"--Definitive Securities."

PRINCIPAL OF AND INTEREST ON THE NOTES

         The timing and priority of payment, seniority, allocations of losses, interest as a per annum interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Payments of interest on the Notes of such series will be made prior to payments of principal thereon. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". One or more classes of the Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the exercise by the Seller, or such other party as may be named in the related Prospectus Supplement, of its option to purchase the related Student Loans.

         Unless otherwise specified in the related Prospectus Supplement, Noteholders of all classes within a series will have the same priority with respect to payments of interest. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Distribution Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement."

         In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

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
         In the case of a series of Notes relating to a Trust having a Pre-Funding Account or Escrow Account, the Notes of such series will be redeemed in part on the Distribution Date on or immediately following the last day of the related Funding Period or Revolving Period, respectively, in the event that any amount remains on deposit in the applicable account after giving effect to all Additional Fundings on or prior to such date, in an aggregate principal amount described in the related Prospectus Supplement.

         See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement, the "Specified Reserve Account Balance").

THE INDENTURE

         Modification of Indenture. With respect to each Trust, with the consent of the holders of a majority of the specified senior class(es) of outstanding Notes of the related series, the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the related Noteholders.

         Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, however, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will:

         (1) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable,

         (2) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment,

         (3) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture,

         (4) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Seller, an affiliate of either of them or any obligor on such Notes,

         (5) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Eligible Lender

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
                  Trustee on behalf of the applicable Trust to sell or liquidate the Student Loans if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series,

         (6) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of such Notes necessary to amend the related Indenture or certain other related agreements, or

         (7) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes of such series or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of such Indenture.

         The applicable Trust and the related Indenture Trustee may also enter into supplemental indentures without obtaining the consent of Noteholders of such series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of Noteholders of such series so long as such action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee, materially and adversely affect the interest of any Noteholder of such series.

         Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, an "Event of Default" under the related Indenture will include the following:

         (a) a default for five days or more in the payment of any interest on any such Note after the same becomes due and payable;

         (b) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable;

         (c) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the applicable Trust by the applicable Indenture Trustee or to the applicable Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding;

         (d) any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes of such series then outstanding; or

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
         (e) certain events of bankruptcy, insolvency, receivership or liquidation of such Trust.

         However, the amount of principal required to be distributed to Noteholders of such series under the related Indenture on any Distribution Date will generally be limited to amounts available after payment of all prior obligations of such Trust. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes.

         If, with respect to any series of Notes, interest is paid at a variable rate based on an index, the related Prospectus Supplement may provide that, in the event that, for any Distribution Date, the Interest Rate as calculated based on the index is less than an alternate rate calculated for such Distribution Date based on interest collections on the Student Loans (the amount of such difference, the "Interest Index Carryover"), the Interest Rate for such Distribution Date will be such alternate rate and the Interest Index Carryover shall be payable as described in such Prospectus Supplement. Payment of the Interest Index Carryover generally will be lower in priority than payment of interest on the Notes at the Interest Rate (whether the Interest Rate is based on the index or such alternate rate) and, accordingly, the nonpayment of the Interest Index Carryover on any Distribution Date will not generally constitute a default in the payment of interest on such Notes.

         If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of the specified senior class(es) of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may be rescinded by the holders of a majority in principal amount of the specified senior class(es) of such Notes then outstanding if (x) the related Trust has paid or deposited with the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and (y) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or, under the circumstances described below, waived.

         If the Notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, exercise remedies as a secured party, require the related Eligible Lender Trustee to sell the Student Loans or elect to have the related Eligible Lender Trustee maintain possession of the Student Loans and continue to apply collections with respect to such Student Loans as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, the related Indenture Trustee is prohibited from directing the related Eligible Lender Trustee to sell the Student Loans following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note with respect to any series, unless:

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
         (1) the holders of all such outstanding Notes consent to such sale;

         (2) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or

         (3) the related Indenture Trustee determines that the collections on the Student Loans would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and the related Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of such Notes then outstanding;

provided, that the Indenture Trustee may not sell or otherwise liquidate the Student Loans following an Event of Default, other than a default in the payment of any principal on the final scheduled Distribution Date for a class of Notes or a default of five days or more on the payment of any interest on any Note when due, unless:

         (a) the proceeds of the sale or liquidation of the Student Loans distributable to the Certificateholders are sufficient to pay to the Certificateholders the outstanding Certificate Balance plus accrued and unpaid interest thereon; or

         (b) after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation distributable to the Certificateholders would not be sufficient to pay to the Certificateholders the outstanding Certificate Balance plus accrued and unpaid interest thereon, the Certificateholders of at least a majority of the outstanding Certificate Balance consent thereto;

provided, further that the Indenture Trustee may not sell or otherwise liquidate the Student Loans following an Event of Default, other than a default in the payment of any principal on the final scheduled Distribution Date for a class of Notes or a default of five days or more on the payment of any interest on any Note when due unless:

         (x) proceeds of the sale or liquidation of the Student Loans distributable from such sale are sufficient (1) to pay to Noteholders, the outstanding principal balance of the Notes (other than the Noteholders' Interest Carryover Shortfall (as defined in each Prospectus Supplement)) and (2) to pay to Certificateholders, the outstanding Certificate Balance plus accrued and unpaid interest thereon (other than the Certificateholders' Interest Carryover Shortfall (as defined in each Prospectus Supplement)); or

         (y) after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation would not be sufficient (1) to pay to Noteholders, the outstanding principal balance of the Notes (other than the Noteholders' Interest Carryover Shortfall) and (2) to pay to Certificateholders the outstanding

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
                  Certificate Balance plus accrued and unpaid interest thereon (other than the Certificateholders' Interest Carryover Shortfall).

If the proceeds of any such sale are insufficient to pay the then outstanding principal amount of the Notes and any accrued interest, such proceeds shall be distributed to the holders of Notes on a pro rata basis, based on the amount then owing on each class of Notes.

         Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default should occur and be continuing with respect to a series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the specified senior class(es) of outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to such Indenture Trustee and the holders of a majority in principal amount of the specified senior class(es) of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes or more junior class of Notes.

         Unless otherwise specified in the related Prospectus Supplement, no holder of Notes of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

         (a) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default,

         (b) the holders of not less than 25% in principal amount of such outstanding Notes have requested in writing that such Indenture Trustee institute such proceeding in its own name as Indenture Trustee,

         (c) such holder or holders have offered such Indenture Trustee reasonable indemnity,

         (d) such Indenture Trustee has for 60 days failed to institute such proceeding, and

         (e) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the specified senior class(es) of outstanding Notes of such outstanding Notes.

         In addition, each Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

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         With respect to any Trust, none of the related Indenture Trustee, the
Seller, the Administrator, the Master Servicer, the Sub-Servicers or the Eligible Lender Trustee in its individual capacity, or any holder of a Certificate representing an ownership interest in the applicable Trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

         Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless:

         (a) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia,

         (b) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the related Indenture,

         (c) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation,

         (d) such Trust has been advised that the ratings of the Notes and the Certificates of the related series would not be reduced or withdrawn by the Rating Agencies (as such term is defined in the related Prospectus Supplement, each a "Rating Agency" and collectively, the "Rating Agencies") as a result of such merger or consolidation, and

         (e) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or Pennsylvania state tax consequence to such Trust or to any Certificateholder or Noteholder of the related series.

         Each Trust will not, among other things:

- except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust,

- claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust,

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
- except as contemplated by the Related Documents, dissolve or liquidate in whole or in part,

- permit the validity or effectiveness of the applicable Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under the applicable Indenture except as may be expressly permitted thereby, or

- permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents.

         No Trust may engage in any activity other than financing, purchasing, owning, selling and managing Student Loans and the other assets of the Trust and making Additional Fundings, in each case in the manner contemplated by the Related Documents and activities incidental thereto. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes of the related series and the applicable Indenture or otherwise in accordance with the Related Documents.

         Annual Compliance Statement. Each Trust will be required to file annually with the applicable Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

         Indenture Trustee's Annual Report. Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as such Indenture Trustee under the applicable Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the applicable Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

         The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Trust will be obligated to appoint a successor trustee for such series. The Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Trust will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a

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
successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         With respect to each Trust, one or more classes of certificates ("Certificates" and together with the Notes, the "Securities") of a given series will, unless otherwise specified in the related Prospectus Supplement, be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes the material terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Certificates and the Trust Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates of a given series purchased by the Seller or an affiliate of the Seller specified in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Seller or an affiliate of the Seller. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Seller or an affiliate of the Seller) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders (other than the Seller or an affiliate of the Seller) refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders (other than the Seller or an affiliate of the Seller) refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities." Unless otherwise specified in the related Prospectus Supplement, Certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that, assuming that all Certificates of a given series are not all owned by the Seller and its affiliates, the Certificates owned by the Seller and its affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

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PRINCIPAL AND INTEREST IN RESPECT OF THE CERTIFICATES

         The timing and priority of distributions, seniority, allocations of losses, interest at a per annum interest rate (the "Pass-Through Rate") and amount of or method of determining distributions with respect to principal and interest of each class of Certificates of a given series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on each Distribution Date and will be made prior to distributions with respect to principal of such Certificates. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining such Pass-Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." Distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

         In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

         See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

         Each class of Securities may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal of and Interest on the Notes" and "Description of the Certificates--Principal and Interest in Respect of the Certificates."

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FLOATING RATE SECURITIES

         Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

         The applicable Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on the London interbank offered rate ("LIBOR"), commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate or rates as set forth in such Prospectus Supplement.

         As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (a) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (b) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be the Administrator, the Eligible Lender Trustee or the Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

BOOK-ENTRY REGISTRATION

         Persons acquiring beneficial ownership interests in the Notes may hold their interests through DTC in the United States or Cedelbank ("Cedel") or The Euroclear System ("Euroclear") in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Securities will be registered in the name of Cede as nominee for DTC.

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Cedel and Euroclear will hold omnibus positions with respect to the Notes on behalf of Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositaries (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. "Participants" include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Noteholders and Certificateholders (collectively, "Securityholders") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities held through DTC may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except for the Seller or an affiliate of the Seller with respect to any series of Securities, it is anticipated that the only "Securityholder," "Certificateholder" and "Noteholder" will be DTC's nominee. Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders, as such terms are used in each Indenture and each Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

         Transfers between DTC participants will occur in the ordinary way in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but

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will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

         Cross-market transfers between persons holding Notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         Management of DTC is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems" DTC has informed Participants and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("Depository Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Participants and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and

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third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         Appropriate to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to the Notes offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to the Notes offered hereby. Indirect access to the Euroclear System is also available to other firms that

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clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

         DTC has advised the Administrator that it will take any action permitted to be taken by a Securityholder under the related Indenture or the related Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         NONE OF THE TRUST, THE SELLER, THE MASTER SERVICER, ANY SUB-SERVICERS, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE NOR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS

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NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC,
CEDEL OR EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OF OR INTEREST ON THE SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SECURITYHOLDER.


DEFINITIVE SECURITIES

         Except with respect to the Certificates of a given series that may be purchased by the Seller or an affiliate of the Seller, the Notes and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

         (a) the related Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor,

         (b) the Administrator, at its option, elects to terminate the book-entry system through DTC, or

         (c) after the occurrence of an Event of Default or a Master Servicer Default, Securityholders representing at least a majority of the outstanding principal amount of the applicable class of Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes of such class or Certificates of such series is no longer in the best interest of the holders of such Securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Securities representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the

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applicable Record Date which will be the business day preceding each
Distribution Date, unless otherwise specified in the related Prospectus Supplement (the "Record Date") specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to applicable Securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

         Three or more holders of Notes or one or more holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of such series.

         Three or more Certificateholders of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

         With respect to each series of Securities, on each Distribution Date, the Applicable Trustee will provide to Securityholders of record as of the related Record Date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related Indenture Trustee and the related Trust described under "Description of the Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust". Such statements will be filed with the Commission during the period required by Rule 15d-1 under the Exchange Act and will not be filed with the Commission thereafter. The statements provided to Securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         Unless and until Definitive Notes or Definitive Certificates are issued, quarterly and annual unaudited reports containing information concerning the Student Loans will be prepared by Key

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Bank USA, National Association and sent on behalf of the related Trust only to
Cede, as nominee of DTC and registered holder of the Notes and the Certificates, but will not be sent to any beneficial holder of the Securities.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year was a Securityholder with respect to such Trust and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Income Tax Consequences."

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

         The following is a summary of the material terms of each Sale and Servicing Agreement (each a "Sale and Servicing Agreement"), pursuant to which the related Eligible Lender Trustee on behalf of a Trust will purchase Student Loans from the Seller and the Master Servicer will (or will cause the related Sub-Servicers to) service the same; each Administration Agreement, pursuant to which the Administrator will undertake certain administrative duties with respect to a Trust and the Student Loans; and each Trust Agreement, pursuant to which a Trust will be created and the related Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). Forms of each of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, this summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Transfer and Servicing Agreements.

         In addition, and if so provided in the related Prospectus Supplement, the Master Servicer may directly assume servicing responsibilities for some or all of a pool of Financed Student Loans without a sub-servicer, or the related Trust may contract directly with one or more Sub-Servicers, pursuant to the related Sale and Servicing Agreement, to perform all of the requisite servicing responsibilities with respect to the related pool of Financed Student Loans without the appointment of a master servicer, on the terms and conditions set forth herein and therein.

         Notwithstanding the foregoing, and if so provided in the related Prospectus Supplement, KBUSA may also choose not to act as Master Servicer with respect to a Trust. In such instance, the related Sub-Servicer (or Sub-Servicers) will enter into the Sale and Servicing Agreement, as servicer (or servicers), with the related Trust directly and will undertake to perform all of the obligations and responsibilities of the Master Servicer set forth herein and in the related Prospectus Supplement with respect to the Student Loans it is responsible for servicing on the terms and conditions set forth in the related Prospectus Supplement and such Sale and Servicing Agreement.

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
SALE OF STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

         On or prior to the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), the Seller will sell and assign to the related Eligible Lender Trustee on behalf of such Trust, without recourse, except as provided in the Sale and Servicing Agreement, its entire interest in the Student Loans, all collections received and to be received with respect thereto for the period on and after the Cutoff Date and all the Assigned Rights pursuant to the Sale and Servicing Agreement. Each Student Loan will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement. Each Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the related Certificates and Notes. The net proceeds received from the sale of the related Notes and Certificates will be applied to the purchase of the Student Loans.

         In each Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to the Student Loans to a Trust for the benefit of the Certificateholders and the Noteholders of a given series, including, among other things, that:

         - each Student Loan, on the date on which it is transferred to such Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

         - the information provided with respect to the Student Loans is true and correct as of the Cutoff Date; and

         - each Student Loan, at the time it was originated, complied and, at the Closing Date, complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act) and applicable restrictions imposed by the Programs or any Guarantee Agreement.

         Following the discovery by or notice to the Seller of a breach of any representation or warranty with respect to any Student Loan that materially and adversely affects the interests of the related Certificateholders or the Noteholders in such Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have such a material adverse effect), the Seller will, unless such breach is cured within 60 days, repurchase such Student Loan from the related Eligible Lender Trustee, as of the first day following the end of such 60-day period that is the last day of a Collection Period (as such term is defined in the related Prospectus Supplement, the "Collection Period") at a price equal to the unpaid principal balance owed by the applicable borrower plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). In addition, the Seller will reimburse the related Trust with respect to a Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such representation or warranty by the Seller. The repurchase and reimbursement obligations of the Seller will constitute the sole remedy available to or on behalf of the related Trust, the Certificateholders or the Noteholders for any


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
such uncured breach. The Seller's repurchase and reimbursement obligations are contractual obligations pursuant to the Sale and Servicing Agreement that may be enforced against the Seller, but the breach of which will not constitute an Event of Default.

         To assure uniform quality in servicing and to reduce administrative costs, the Master Servicer will appoint each Sub-Servicer the custodian of the promissory notes representing the Student Loans which such Sub-Servicer is servicing and any other related documents on behalf of the Master Servicer with respect to each Trust. The Seller's, the Master Servicer's and the Sub-Servicers' records and computer systems will reflect the sale and assignment by the Seller of the Student Loans to the related Eligible Lender Trustee on behalf of the related Trust, and UCC financing statements reflecting such sale and assignment will be filed.

ADDITIONAL FUNDINGS

         In the case of a Trust having a Pre-Funding Account or an Escrow Account, such Trust will use funds on deposit in such account from time to time during the related Funding Period or Revolving Period, respectively, (x) to make interest payments to Noteholders and Certificateholders in lieu of collections of interest on certain of the Student Loans to the extent such interest is not paid currently but is capitalized and added to the principal balance of such Student Loans and (y) to fund the addition of Student Loans to the Trust under the circumstances and having the characteristics described in the related Prospectus Supplement ("Additional Fundings"). Such additional Student Loans may be purchased by the Trust from the Seller or may be originated by the Trust, if and to the extent specified in the related Prospectus Supplement.

         There can be no assurance that substantially all of the amounts on deposit in any Pre-Funding Account or Escrow Account will be expended during the related Funding Period or Revolving Period, respectively. If the amount initially deposited into a Pre-Funding Account or an Escrow Account for a series has not been reduced to zero by the end of the related Funding Period or Revolving Period, respectively, the amounts remaining on deposit therein will be distributed to the related Securityholders in the amounts described in the related Prospectus Supplement.

         If and to the extent specified in the related Prospectus Supplement, the related Trust may use distributions on the Student Loans, or may exchange Student Loans with the Seller, in order to pay for Additional Fundings after any Funding Period or Revolving Period.

ACCOUNTS

         With respect to each Trust, and to the extent provided in the related Prospectus Supplement, the Administrator will establish and maintain one or more accounts entitled the "Collection Account", the "Pre-Funding Account", the "Escrow Account", the "Negative Carry Account" and the "Reserve Account" (collectively, the "Trust Accounts"), in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.


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
         For any series of Securities funds in the Trust Accounts will be invested as provided in the related Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the Rating Agencies as being consistent with the rating of the Securities. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by the Seller or its affiliates, or trusts originated by the Seller or its affiliates, or shares of investment companies for which the Seller or its affiliates may serve as the investment advisor. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the related Student Loans.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such accounts may be maintained with the Seller or any of its affiliates, if such accounts meet the requirements described in clause (a) of the preceding sentence. "Eligible Institution" means a depository institution (which may be, without limitation, the Seller or an affiliate thereof, or the Indenture Trustee or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has a long-term unsecured debt rating acceptable and/or a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, and the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

SERVICING PROCEDURES

         Pursuant to each Sale and Servicing Agreement, the Master Servicer will agree to service, and perform all other related tasks with respect to, all the Student Loans acquired from time to time on behalf of each Trust. So long as no claim is being made against a Guarantor for any Student Loan, the Master Servicer will designate the related Sub-Servicer to hold as custodian on its behalf and on behalf of the Trust, the notes evidencing, and other documents relating to, that Student Loan. Pursuant to the related Sale and Servicing Agreement, the Master Servicer is responsible for performing all services and duties customary to the servicing of Student Loans (including all collection practices), and to do so (or to cause the Sub-Servicers to do so) with reasonable care and in compliance with, and to otherwise comply with, all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements and all other applicable federal and state laws. Notwithstanding the foregoing, the Master Servicer may designate one or more Sub-Servicers to perform some or all of the requisite duties listed above; provided, however, that irrespective of the performance or non-performance by a Sub-Servicer,


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
the Master Servicer shall not be relieved of its responsibilities and obligations under the Sale and Servicing Agreement.

         Without limiting the foregoing, the duties of the Master Servicer (any or all of which may be delegated by the Master Servicer to a Sub-Servicer) with respect to each Trust under the related Sale and Servicing Agreement will include, but not be limited to, the following: collecting and depositing into the Collection Account (or in the event that daily deposits are not required, paying to the Administrator) all payments, including claiming and obtaining any Guarantee Payments, but excluding such tasks with respect to any Interest Subsidy Payments and Special Allowance Payments with respect to the Student Loans (as to which the Administrator and the Eligible Lender Trustee will perform, see "--Administrator" below, responding to inquiries from borrowers under the Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. Notwithstanding the foregoing, if any of the foregoing activities requires any consents, approvals or licenses under the Higher Education Act or otherwise, the Master Servicer shall designate one or more Sub-Servicers that possess such required consents, approvals and licenses to perform some or all of the requisite duties listed above; provided, however, that irrespective of the performance or non-performance by such Sub-Servicer, the Master Servicer shall be responsible for any failure of a Sub-Servicer to perform such activities. In addition, the Master Servicer will (or will cause each Sub-Servicer to) keep ongoing records with respect to such Student Loans and collections thereon and will furnish quarterly and annual statements with respect to such information to the Administrator, in accordance with the Master Servicer's or such Sub-Servicer's customary servicing practices, as applicable, with respect to Student Loans and as otherwise required in the related Sale and Servicing Agreement.

PAYMENTS ON STUDENT LOANS

         With respect to each Trust, except as provided below, the Master Servicer will (or will cause each Sub-Servicer to) deposit all payments on Student Loans (from whatever source), and all proceeds of Student Loans collected by it during each Collection Period into the Collection Account within two business days of receipt thereof. Except as provided below, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the Student Loans received by it during each Collection Period into the Collection Account within two business days of receipt thereof.

         However, in the event that KBUSA satisfies certain requirements for quarterly remittances and the Rating Agencies affirm their ratings of the Notes and the Certificates of each series at the initial level, then so long as KBUSA is the Administrator and provided that (x) there exists no Administrator Default and (y) each other condition to making quarterly deposits as may be specified by the Rating Agencies is satisfied, the Eligible Lender Trustee and the Master Servicer will (and the Master Servicer will cause each Sub-Servicer to) pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the Collection Account to the Administrator, and the Administrator will not be required to deposit such amounts into the Collection Account until on or before the business day immediately preceding each Monthly Servicing Payment Date (as such term is defined in the related Prospectus Supplement, the


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
"Monthly Servicing Payment Date") (to the extent of the Master Servicing Fee payable on such date) and on or before the business day immediately preceding each Distribution Date (to the extent of the remainder of such amounts). In such event, the Administrator will deposit the aggregate Purchase Amount of each Student Loans repurchased by the Seller and purchased by the Master Servicer (or a Sub-Servicer) into the Collection Account on or before the business day preceding each Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Administrator at its own risk and for its own benefit, and will not be segregated from funds of the Administrator.

MASTER SERVICER COVENANTS

         With respect to each Trust, the Master Servicer will covenant in the related Sale and Servicing Agreement that:

         (a) it will (or will cause each Sub-Servicer to) duly satisfy all obligations on its part to be fulfilled under or in connection with the Student Loans, maintain in effect all qualifications required in order to service the Student Loans and comply in all material respects with all requirements of law in connection with servicing the Student Loans, the failure to comply with which would have a materially adverse effect on the related Certificateholders or Noteholders;

         (b) it will not permit (nor will it allow any Sub-Servicer to permit) any rescission or cancellation of a Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related Eligible Lender Trustee and the related Indenture Trustee;

         (c) it will do nothing to (nor will it permit any Sub-Servicer to) impair the rights of the related Certificateholders and the related Noteholders in the Student Loans; and

         (d) it will not (nor will it permit any Sub-Servicer to) reschedule, revise, defer or otherwise compromise with respect to payments due on any Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable Program requirements.

         If specified in the related Prospectus Supplement, certain incentive programs currently or hereafter made available by the Seller to borrowers may also be made available by the Master Servicer (or a Sub-Servicer) to borrowers with Financed Student Loans and if an incentive program is not in existence as of the date of the related Prospectus Supplement or not described in such Prospectus Supplement, then any such incentive program that effectively reduces borrower payments on Financed Student Loans and, with respect to Financed Federal Loans, is not required by the Higher Education Act, will be applicable to the Financed Student Loans only if and to the extent that the Master Servicer (or a Sub-Servicer) receives payment on behalf of the Trust from the Seller in an amount sufficient to offset such effective yield reductions. See "The Student Loan Financing Business--Incentive Programs" herein.


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         Under the terms of the related Sale and Servicing Agreement, unless otherwise specified in the related Prospectus Supplement, if the Seller or the Master Servicer discovers, or receives written notice, that any covenant of Master Servicer set forth above has not been complied with by the Master Servicer in all material respects and such noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the related Certificateholders or Noteholders in any Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, the Master Servicer will purchase such Student Loan as of the first day following the end of such 60-day period that is the last day of a Collection Period. In that event, the Master Servicer will be obligated to deposit into the Collection Account an amount equal to the Purchase Amount of such Student Loan and the related Trust's interest in any such purchased Student Loan will be automatically assigned to the Master Servicer. In addition, the Master Servicer will reimburse the related Trust with respect to any Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such covenant of the Master Servicer.

MASTER SERVICING COMPENSATION

         With respect to any Trust, the Master Servicer will be entitled to receive a servicing fee monthly in an amount in the aggregate equal to a specified amount per annum of the Pool Balance as of the last day of the preceding calendar month as set forth in the related Prospectus Supplement and, if applicable, certain one-time fixed fees for each Student Loan, together with other administrative fees, late fees and similar charges specified in the related Prospectus Supplement as compensation for performing the functions as servicers for the related Trust described above (the "Master Servicing Fee"). The Master Servicing Fee (together with any portion of the Master Servicing Fee that remains unpaid from prior Distribution Dates) will be paid as specified in the applicable Prospectus Supplement.

         The Master Servicing Fee will compensate the Master Servicer for performing (or causing the Sub-Servicers to perform) the functions of third party servicers of student loans as agents for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, accounting for collections and furnishing monthly and annual statements to the Administrator. The Master Servicing Fee also will reimburse the Master Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred by the Master Servicer or the Sub-Servicers in connection with administering the Student Loans. The monthly fees of the Sub-Servicers will be paid solely by the Master Servicer pursuant to the terms of the applicable Sub-Servicing Agreement.

         If provided in the related Prospects Supplement, in the event of (x) any sale of the Student Loans on behalf of the Trust to any person (other than the Seller, the Master Servicer, the Administrator, or the Sub-Servicers) in which the purchaser elects to deconvert the Student Loans


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and not retain the applicable Sub-Servicer as the servicer of such Student
Loans, or (y) any termination of the applicable Sub-Servicer of the Student Loans, except for any termination for cause or as a result of any unremedied defaults by the applicable Sub-Servicer, the Trust shall pay to the Master Servicer, as a part of the Master Servicing Fee, a deconversion fee per loan based on the status of the loan at the time of deconversion, in the amount set forth in the related Prospectus Supplement, but only to the extent that the Master Servicer is so obligated to the applicable Sub-Servicer.

DISTRIBUTIONS

         With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest on each class of such Securities entitled thereto will be made by the applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

         With respect to each Trust, collections on the related Student Loans will be distributed from the Collection Account on each Distribution Date to Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit and cash flow enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal and/or interest of a class of Securities of a given series will be subordinate to distributions in respect of interest on one or more other classes of such series, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

CREDIT AND CASH FLOW ENHANCEMENT

         General. The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, interest rate swaps, interest rate caps, interest rate floors, currency swaps, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the


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Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities generally will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

         Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Seller will establish for a series or class of Securities a Reserve Account, as specified in the related Prospectus Supplement, which will be maintained in the name of the applicable Indenture Trustee. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance by the deposit therein of the amount of collections on the related Student Loans remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance will be distributed.

         The Reserve Account is intended to enhance the likelihood of timely receipt by the holders of Notes and the holders of Certificates of the full amount of interest due them and to decrease the likelihood that such holders will experience losses. In certain circumstances, however, the Reserve Account could be depleted.

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

         Prior to each Distribution Date with respect to each series of Securities, the Administrator (based on the periodic statements and other information provided to it by the Master Servicer or the Sub-Servicers) will provide to the Indenture Trustee and the Trust, as of the close of business on the last day of the preceding Collection Period, a statement which will include the following information (and any other information so specified in the related Prospectus Supplement) with respect to such Distribution Date or the preceding Collection Period as to the Notes and the Certificates of such series, to the extent applicable:

                  1. the amount of the distribution allocable to principal of each class of Securities;


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
                  2. the amount of the distribution allocable to interest on each class of Securities;

                  3. the amount of the distribution, if any, allocable to any Interest Index Carryover together with the outstanding amount, if any, thereof after giving effect to any such distribution;

                  4. the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported as described in clause (1.) above;

                  5. the aggregate outstanding principal balance of each class of Notes, the Certificate Balance and each Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (1.) above;

                  6. the amount of the Master Servicing Fee and any Excess Master Servicing Fee paid to the Master Servicer and the amount of the Administration Fee paid to the Administrator with respect to such Collection Period;

                  7. the Interest Rate or Pass-Through Rate applicable for any class of Notes or Certificates of such series with variable or adjustable rates;

                  8. the amount of the aggregate realized losses, if any, for such Collection Period and the balance of Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

                  9. the Certificateholders' Index Carryover Shortfall, the Noteholders' Index Carryover Shortfall, the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

                  10. the aggregate Purchase Amounts for Student Loans, if any, that were purchased in such Collection Period;

                  11. the balance of the Reserve Account (if any) on such Distribution Date, after giving effect to changes therein on such Distribution Date;

                  12. for Distribution Dates during the Funding Period (if any), the remaining Pre-Funded Amount (as such term is defined in the related Prospectus Supplement, the "Pre-Funded Amount") on such Distribution Date, after giving effect to changes therein during the related Collection Period or for each Distribution date during the Revolving Period (if any), the amount on deposit in the Escrow Account; and


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                  13. the aggregate amount of TERI Guarantee Payments deposited into the Collection Account (net of certain specified amounts) expressed as a percentage of the Initial Pool Balance.

Each amount set forth pursuant to subclauses (1), (2) (5) and (6) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of such Notes or the initial Certificate Balance of such Certificates, as applicable.

EVIDENCE AS TO COMPLIANCE

         Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Trust and the Indenture Trustee annually a statement (based on a limited examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Master Servicer and the Sub-Servicers during the preceding calendar year (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards under the related Sale and Servicing Agreement relating to the servicing of the Student Loans.

         Each Sale and Servicing Agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the Trust and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Administrator during the preceding calendar year (or, in the case of the first such certificate, the period from the applicable Closing Date) with all applicable standards under the related Sale and Servicing Agreement and the Administration Agreement relating to the administration of the Trust and the Student Loans.

         Each Sale and Servicing Agreement will also provide for delivery to the Trust and the Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Master Servicer or the Administrator, as the case may be, stating that, to his knowledge, the Master Servicer or the Administrator, as the case may be, has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding calendar year (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. Each of the Master Servicer, the Administrator and the Sub-Servicers will agree to give the Indenture Trustee and the Eligible Lender Trustee notice of certain Master Servicer Defaults and Administrator Defaults under the Sale and Servicing Agreement.

         Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.


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CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SUB-SERVICERS

         Each Sale and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer thereunder, except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed such Master Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

         Each Sub-Servicing Agreement will provide that the Sub-Servicer may not resign from its obligations and duties as Sub-Servicer thereunder without the consent of the Master Servicer, except upon determination that a Sub-Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Master Servicer, the related Indenture Trustee or a successor servicer has assumed such Sub-Servicer's servicing obligations and duties under the Sub-Servicing Agreement. The Master Servicer may remove a Sub-Servicer at its discretion and either may undertake such servicing responsibilities itself or substitute one or more new Sub-Servicers, with the consent, but only to the extent provided in the related Prospectus Supplement and required by the related Sale and Servicing Agreement, of the Eligible Lender Trustee and each Rating Agency; provided, however, the Master Servicer shall be solely responsible for any termination payments due to such removed Sub-Servicer.

         Each Sale and Servicing Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related Prospectus Supplement, neither the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Master Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each Sale and Servicing Agreement, any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Master Servicer, will be the successor of the Master Servicer under such Sale and Servicing Agreement; and under the circumstances specified in each Sub-Servicing Agreement, any entity into which a Sub-Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Sub-Servicer is a party, or any entity succeeding to the business of the Sub-Servicer, which corporation or other entity in each of the


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foregoing cases assumes the obligations of the Sub-Servicer, will be the successor of the Sub-Servicer under such Sub-Servicing Agreement.

MASTER SERVICER DEFAULT; ADMINISTRATOR DEFAULT

         Except as otherwise provided in the related Prospectus Supplement, a "Master Servicer Default" under each Sale and Servicing Agreement will consist of:

         (1) any failure by the Master Servicer to deliver (or to cause a Sub-Servicer to deliver) to the Indenture Trustee for deposit in any of the Trust Accounts (or, in the event that daily deposits into the Collection Account are not required, to the Administrator) any collections, Guarantee Payments or other amounts received with respect to the Student Loans, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by the Master Servicer or after discovery by the Master Servicer;

         (2) any failure by the Master Servicer to duly observe or perform in any material respect any other covenant or agreement in the related Sale and Servicing Agreement, which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (x) to the Master Servicer by the Indenture Trustee, the Eligible Lender Trustee, the Master Servicer or the Administrator or (y) to the Master Servicer and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates;

         (3) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer and certain actions by the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

         (4) failure by the Master Servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

         Except as otherwise provided in the related Prospectus Supplement, "Administrator Default" under each Sale and Servicing Agreement or each Administration Agreement will consist of

         (1) (A) in the event that daily deposits into the Collection Account are not required, any failure by the Administrator to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any monthly servicing payment date or Distribution Date, as applicable, or (B) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts on any monthly servicing


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
                  payment date or any Distribution Date, which failure in case of either clause (A) or (B) continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by the Administrator or after discovery by the Administrator;

         (2) any failure by the Administrator duly to observe or perform in any material respect any other covenant or agreement in each Administration Agreement or each Sale and Servicing Agreement which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (x) to the Administrator by the Indenture Trustee or the Eligible Lender Trustee or (y) to the Administrator, the Master Servicer and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates; and

         (3) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Administrator and certain actions by the Administrator indicating its insolvency or inability to pay its obligations.

RIGHTS UPON MASTER SERVICER DEFAULT AND ADMINISTRATOR DEFAULT

         As long as a Master Servicer Default under a Sale and Servicing Agreement or an Administrator Default under a Sale and Servicing Agreement or an Administration Agreement, as the case may be, remains unremedied, the Indenture Trustee or holders of the specified senior class(es) of Notes evidencing not less than 25% in aggregate outstanding principal amount of such specified senior class(es) of Notes may terminate all the rights and obligations of the Master Servicer under such Sale and Servicing Agreement and/or the Administrator under such Sale and Servicing Agreement or such Administration Agreement, as the case may be, whereupon a successor servicer or administrator appointed by the related Indenture Trustee, or such Indenture Trustee, will succeed to all of the responsibilities, duties and liabilities of the applicable Master Servicer under such Sale and Servicing Agreement or the Administrator under such Sale and Servicing Agreement and such Administration Agreement, as the case may be, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer or the Administrator, as applicable, and no Master Servicer Default or Administrator Default, as the case may be, other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the such specified senior Noteholders from effecting such a transfer. In the event that such Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer whose regular business includes the servicing of student loans or a successor administrator whose regular business includes administering trusts containing pools of loans or receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under such Sale and Servicing Agreement or the Administrator under such Sale and Servicing Agreement and such Administration Agreement, as


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the case may be, unless such compensation arrangements will result in a downgrading of any related class of Notes or Certificates by any Rating Agency. In the event a Master Servicer Default or an Administrator Default, as the case may be, occurs and is continuing, such Indenture Trustee or the holders of such specified senior class(es) of Notes, as described above, may cause the removal of the Master Servicer or the Administrator, as the case may be, without the consent of the related Eligible Lender Trustee or any of the holders of any other class(es) of Notes or Certificates. Moreover, only the Indenture Trustee or the holders of the specified senior class(es) of Notes, and not the Eligible Lender Trustee or the holders of any other class(es) of Notes or Certificates, have the ability to remove the Master Servicer or the Administrator, as the case may be, if a Master Servicer Default or an Administrator Default, as the case may be, occurs and is continuing.

WAIVER OF PAST DEFAULTS

         With respect to each Trust, the holders of Notes evidencing at least a majority in principal amount of the then specified senior class(es) of outstanding Notes (or the holders of a more junior class of Notes evidencing not less than a majority of the outstanding principal balance of such class of Notes, in the case of any Master Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders of each more senior class of Notes of the related series, or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Master Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders of any class of the related series), may, on behalf of all Noteholders and Certificateholders, waive any default by the Master Servicer, in the performance of its obligations under the related Sale and Servicing Agreement, or any default by the Administrator of its obligations under the related Sale and Servicing Agreement and the related Administration Agreement, as the case may be, and their respective consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or giving instructions regarding the same in accordance with such Sale and Servicing Agreement. Therefore, the Noteholders have the ability, except as noted above, to waive defaults by the Master Servicer or the Administrator, as the case may be, which could materially adversely affect the Certificateholders. No such waiver will impair the Noteholders' or the Certificateholders' rights with respect to subsequent defaults.

         Unless and until Definitive Securities are issued, holders of Notes and Certificates will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as "Noteholders" or "Certificateholders," as the case may be (as such terms are used in the Indenture and the Trust Agreement, respectively). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations.

INSOLVENCY EVENT

         If set forth in a related Prospectus Supplement, if any of certain events of insolvency or receivership, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Seller or a special purpose affiliate of the Seller or certain actions by the Seller or


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such affiliate indicating its insolvency or inability to pay its obligations
(each, a "Seller Insolvency Event") occurs, the Student Loans will be liquidated and the related Trust will be terminated 90 days after the date of such Seller Insolvency Event, unless, before the end of such 90-day period, the Eligible Lender Trustee shall have received written instructions from the holders of the Certificates (other than the Seller) representing more than 50% of the aggregate unpaid principal amount of the Certificates (not including the principal amount of Certificates held by the Seller) to the effect that such group disapproves of the liquidation of the Student Loans and termination of the related Trust. Promptly after the occurrence of any Seller Insolvency Event, notice thereof is required to be given to Noteholders and Certificateholders; provided that any failure to give such required notice will not prevent or delay termination of the related Trust. Upon termination of the related Trust, the Eligible Lender Trustee will direct the Indenture Trustee promptly to sell the assets of the related Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. Each of the Guarantors and certain other unrelated third parties will be given the opportunity, upon 30 days' prior notice of any such proposed sale, to bid to purchase the Student Loans and, if any such entity is the highest bidder, the Student Loans must be sold to that entity. The proceeds from any such sale, disposition or liquidation of the Student Loans will be treated as collections thereon and deposited in the Collection Account. If the proceeds from the liquidation of the Student Loans and any amounts on deposit in the Reserve Account (if any) are not sufficient to pay the Notes in full, the amount of principal returned to the holders of Notes will be delayed and the holders of Notes will incur a loss. If such amounts are not sufficient to pay the Notes and the Certificates in full, the amount of principal returned to the holders of Certificates will be delayed and the holders of Certificates will incur a loss.

         Each Trust Agreement will provide that the Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all holders of Certificates and the delivery to the Eligible Lender Trustee by each holder of Certificates of a certificate certifying that such holder reasonably believes that the related Trust is insolvent.

AMENDMENT

         Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Indenture Trustee and the related Eligible Lender Trustee, materially and adversely affect the interest of any such Noteholder or Certificateholder. Each of the Transfer and Servicing Agreements may also be amended by the Seller, the Administrator, the Master Servicer, the related Eligible Lender Trustee and the related Indenture Trustee, as applicable, with the consent of the holders of Notes of the related series evidencing at least a majority in principal amount of each class of then outstanding Notes rated in a similar category by the applicable Rating Agencies and the holders of Certificates of the related series evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the


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rights of the holders of Notes or the holders of Certificates; provided, that no such amendment may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the Student Loans or distributions that are required to be made for the benefit of the holders of Notes or the holders of Certificates or (y) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

PAYMENT OF NOTES

         Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

SELLER LIABILITY

         Under each Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a holder of Notes or a holder of Certificates in the capacity of an investor) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

TERMINATION

         With respect to each Trust, the obligations of the Seller, the Master Servicer, the Administrator, the related Eligible Lender Trustee and the related Indenture Trustee pursuant to the related Transfer and Servicing Agreements will terminate upon (x) the maturity or other liquidation of the last related Student Loan and the disposition of any amount received upon liquidation of any such remaining Student Loans and (y) the payment to the Noteholders and the Certificateholders of the related series of all amounts required to be paid to them pursuant to such Transfer and Servicing Agreements.

         If so specified in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Seller or another party will be permitted at its option to purchase from the related Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is less than the percentage specified in the related Prospectus Supplement of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of such Collection Period, which amounts will be used to retire the related Notes and Certificates concurrently therewith. Upon termination of a Trust, as more fully described in the related Prospectus Supplement, all right, title and interest in the Student Loans and other funds of such Trust, after giving effect to any final


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distributions to Noteholders and Certificateholders of the related series therefrom, will be conveyed and transferred to the Seller or such other party.

         If so provided in the related Prospectus Supplement, any Student Loans remaining in the related Trust as of the end of the Collection Period immediately preceding the Distribution Date which occurs immediately after the 10th anniversary of the Closing Date (the "Auction Date") will be offered for sale in one or more pools by the related Indenture Trustee. KeyCorp and its Affiliates and unrelated third parties may offer bids to purchase such Student Loans on such Distribution Date. If at least two bids are received, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids if it or they, if for separate pools, are equal to or in excess of an amount (the "Minimum Purchase Amount") equal to the greatest of:

         - the Auction Purchase Amount (as such term is defined in the related Prospectus Supplement, the "Auction Purchase Amount"),

         - the fair market value of such Student Loans as of the end of the Collection Period immediately preceding such Distribution Date, and

         - the aggregate unpaid principal amount of the related Notes and principal balance of the related Certificates plus, in each case, accrued and unpaid interest thereon payable on such Distribution Date (other than any Interest Index Carryover).

If at least two bids are not received or the highest bid or combination of bids after the resolicitation process is completed is not equal to or in excess of the Minimum Purchase Amount, the Indenture Trustee will not consummate such sale. In connection with the determination of the Minimum Purchase Amount, the Indenture Trustee may consult and, at the direction of the Seller, shall consult, with a financial advisor, including the Underwriters or the Administrator, to determine if the fair market value of the Student Loans has been offered. The net proceeds of any such sale will be used to redeem any outstanding Notes and to retire any outstanding Certificates on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Student Loans on either the Auction Date or any subsequent Distribution Date. The related Prospectus Supplement will specify what will happen in the event the Student Loans are not sold in accordance with the foregoing.

ADMINISTRATOR

         The Administrator will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust and the related Indenture Trustee and a Sale and Servicing Agreement with the related Trust, the Seller, the Master Servicer and the


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Eligible Lender Trustee, pursuant to which the Administrator will agree, to the extent provided therein,

         (a) in the event that daily deposits into the Collection Account are not required, to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any monthly servicing payment date or any Distribution Date, as applicable,

         (b) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each monthly servicing payment date and each Distribution Date,

         (c) to prepare and file with the Department all appropriate claim forms and other documents and filings on behalf of the Eligible Lender Trustee in order to claim any Interest Subsidy Payments and Special Allowance Payments that may be payable in respect of each Collection Period with respect to the Federal Loans,

         (d) to prepare (based on the periodic reports received from the Master Servicer or the Sub-Servicers) and provide periodic statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related federal income tax reporting information as required by the related Sale and Servicing Agreement, and

         (e) to provide the notices and to perform other administrative obligations required by the Indenture, the Trust Agreement and the Sale and Servicing Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Sale and Servicing Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount set forth in the related Prospectus Supplement (the "Administration Fee").


                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

TRANSFER OF STUDENT LOANS

         The Seller intends that the transfer of the Student Loans by it to the related Eligible Lender Trustee on behalf of each Trust will constitute a valid sale and assignment of such Student Loans. In addition, the Seller has taken and will take all actions that are required under applicable state law to perfect the Eligible Lender Trustee's ownership interest in the Financed Student Loans and the collection with respect thereto. Notwithstanding the foregoing, if the transfer of the Student Loans is deemed to be an assignment of collateral as security for the benefit of a Trust, a security interest in the Student Loans may, pursuant to the provisions of 20 U.S.C. Section 1087-2(d)(3), be perfected either through the taking of possession of such loans or by the filing of notice of such security interest in the manner provided by the applicable Uniform Commercial Code ("UCC") for perfection of security interests in accounts. A financing statement or


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statements covering the Student Loans will be filed under the UCC to protect the interest of the Eligible Lender Trustee in the event the transfer by the Seller is deemed to be an assignment of collateral as security for the benefit of the Trust.

         If the transfer of the Student Loans is deemed to be an assignment as security for the benefit of a Trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of Student Loans coming into existence after the Closing Date could have an interest in such Student Loans with priority over the related Eligible Lender Trustee's interest. A tax or other government lien on property of the Seller arising prior to the time a Student Loan comes into existence may also have priority over the interest of the related Eligible Lender Trustee in such Student Loan. Furthermore, if the FDIC were appointed as a receiver or conservator of the Seller, the FDIC's administrative expenses may also have priority over the interest of the Eligible Lender Trustee in such Student Loans. Under the related Sale and Servicing Agreement, however, the Seller will warrant that it has caused the Student Loans to be transferred to the related Eligible Lender Trustee on behalf of a Trust free and clear of the lien of any third party. In addition, the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Student Loan held by a Trust (or any interest therein) other than to the related Eligible Lender Trustee on behalf of a Trust, except as provided below.

         Pursuant to each Sale and Servicing Agreement, the Sub-Servicer as custodian on behalf of the Master Servicer and the related Trust will have custody of the promissory notes evidencing the Student Loans following the sale of the Student Loans to the related Eligible Lender Trustee. Although the accounts and computer records of the Seller and, the Master Servicer and the related Sub-Servicer will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Student Loans have been sold to such Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Student Loans in the ordinary course of its business and took possession of such Student Loans, then the purchaser (or secured party) might acquire an interest in the Student Loans superior to the interest of the Eligible Lender Trustee if the purchaser (or secured party) acquired (or took a security interest in) the Student Loans for new value and without actual knowledge of the related Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties."

         With respect to each Trust, in the event of a Master Servicer Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Seller, the Master Servicer, a court, trustee-in-bankruptcy, conservator, receiver or liquidator may have the power to prevent either the related Indenture Trustee or Noteholders of the related series from appointing a successor Master Servicer. See "Description of the Transfer and Servicing Agreements--Rights Upon Master Servicer Default; Administrator Default."


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CERTAIN MATTERS RELATING TO RECEIVERSHIP

         The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Seller.

         Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Seller, would not interfere with the timely transfer to the Trust of collections with respect to the Student Loans. To the extent that the transfer of the Student Loans is deemed to create a security interest, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance and payments to the Trust with respect to the Student Loans should not be subject to recovery by the FDIC as receiver or conservator of the Seller. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments on the Notes and the Certificates. In addition, if the FDIC were to require the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur.

         In the event of a Master Servicer Default or an Administrator Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Master Servicer or the Administrator, a court, conservator, receiver or liquidator may have the power to prevent either the Indenture Trustee or Noteholders from appointing a successor Master Servicer or Administrator, as the case may be. See "Description of the Transfer and Servicing Agreements--Rights Upon Master Servicer Default; Administrator Default."

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. These requirements are generally inapplicable to Federal Loans, but in certain circumstances, a Trust may be liable for certain violations of consumer protection laws that may apply to the Student Loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a Trust's rights if the Student Loans were not originated or serviced in compliance in all material respects with applicable laws, see "Description


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of the Transfer and Servicing Agreements--Sale of Student Loans; Representations
and Warranties" and " -- Master Servicer Covenants."

LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO STUDENT LOANS

         The Higher Education Act, including the implementing regulations thereunder, imposes specified requirements, guidelines and procedures with respect to originating and servicing student loans such as the Federal Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender or servicing agent must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Master Servicer has agreed pursuant to the related Sale and Servicing Agreement to perform (or to cause a Sub-Servicer to perform) collection and servicing procedures on behalf of the related Trust. However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any Federal Loans could result in adverse consequences. Any such failure could result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to such Federal Loans or in the Federal Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to such Federal Loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make Guarantee Payments to the related Eligible Lender Trustee with respect to such Federal Loans.

         Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds (as such term is defined in the related Prospectus Supplement, the "Available Funds") on any Distribution Date and the related Trust's ability to pay principal and interest on the Notes of the related series and to make distributions in respect of the Certificates of the related series. Under certain circumstances, unless otherwise specified in the related Prospectus Supplement, the related Trust has the right, pursuant to the related Sale and Servicing Agreement, to cause the Seller to repurchase any Student Loan, or to cause the Master Servicer to arrange for the purchase of any Student Loan, if a breach of the representations, warranties or covenants of the Seller or the Master Servicer, as the case may be, with respect to such Student Loan has a material adverse effect on the interest of the Trust therein and such breach is not cured within any applicable cure period. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants." The failure of the Seller to so purchase, or of the Master Servicer to arrange for the purchase of, a Student Loan, if so required, would constitute a breach of the related Sale and Servicing Agreement, enforceable by the related Eligible Lender Trustee on behalf of the related Trust or by the related Indenture Trustee on behalf of the


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Noteholders of the related series, but would not constitute an Event of Default under the Indenture.

FAILURE TO COMPLY WITH THIRD-PARTY SERVICER REGULATIONS MAY ADVERSELY AFFECT LOAN SERVICING

         On November 29, 1994, the Secretary of the Department of Education (the "Secretary") published final regulations amending FFELP. These regulations, among other things, establish requirements governing contracts between holders of federal loans and third-party servicers, establish standards of administrative and financial responsibility for third-party servicers that administer any aspect of a guarantee agency's or lender's participation in the FFELP and establish sanctions for third-party servicers.

         Under these regulations, a third-party servicer (such as one of the Sub-Servicers) is jointly and severally liable with its client lenders for liabilities to the Department arising from the servicer's violation of applicable requirements. In addition, if the servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other FFELP requirements, the regulations authorize the Department to fine the servicer and/or limit, suspend, or terminate the servicer's eligibility to contract to service FFELP loans. The effect of such a limitation or termination on the servicer's eligibility to service loans already on its system, or to accept new loans for servicing under existing contracts, is unclear. There can be no assurance that a Sub-Servicer will not be fined or held liable by the Department liabilities arising out of its FFELP activities for the Master Servicer or other client lenders, or that its eligibility will not be limited, suspended, or terminated in the future. If a Sub-Servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the federal loans and to satisfy its obligation to purchase federal loans with respect to which it breaches its representations, warranties or covenants under its related Sub-Servicing Agreement could be adversely affected. However, in the event of a termination of eligibility, each Sub-Servicing Agreement will provide for the removal of the applicable Sub-Servicer and the appointment of a successor sub-servicer.

BANKRUPTCY CONSIDERATIONS

         Effective for bankruptcy actions commenced on or after October 8, 1998, Federal Loans are generally not dischargeable by a borrower in bankruptcy pursuant to the United States Bankruptcy Code, as amended, as codified in 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"), unless excepting such debt from discharge will impose an undue hardship on the debtor and the debtor's dependents. However, Private Loans are generally dischargeable by a borrower in bankruptcy unless such Private Loan has been made under any program funded in whole or in part by a governmental unit or non-profit institution.


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RECENT DEVELOPMENTS

         Emergency Student Loan Consolidation Act of 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan Program. These changes include:

         (1) providing that federal direct student loans are eligible to be included in a Federal Consolidation Loan;

         (2) changing the borrower interest rate on new Federal Consolidation Loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25% per annum);

         (3) providing that the portion of a Federal Consolidated Loan that is comprised of subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and

         (4) establishing prohibitions against various forms of discrimination in the making of Federal Consolidation Loans.

Except for the last of the above changes, all such provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

         FY 1998 Budget. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Higher Education Act that impact the FFELP. These provisions include, among other things, requiring federal guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by federal guarantors and a continuation of the administrative cost allowance payable to federal guarantors (which is a fee paid to federal guarantors equal to 0.85% of new loans guaranteed).

         1998 Amendments. On May 22, 1998, Congress passed, and on June 9, 1998, the President signed into law, a temporary measure relating to the Higher Education Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency Act of 1998 that revised interest rate changes under the FFELP that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford Loans and Unsubsidized Stafford Loans is reduced to a rate of 91-day Treasury Bill Rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, The formula for Special Allowance Payments on Stafford Loans and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill Rate plus 2.80% (2.20% during school, grace and deferment).


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
         1998 Reauthorization Bill. On October 7, 1998, President Clinton signed into law the Higher Education Amendments of 1998 (the "1998 Reauthorization Bill"), which enacted significant reforms in FFELP. The major provisions of the 1998 Reauthorization Bill include the following:

         - All references to a "transition" to full implementation of the Federal Direct Student Loan Program were deleted from the FFELP statute.

         - Guarantor reserve funds were restructured so that federal guarantors are provided with additional flexibility in choosing how to spend certain funds they receive.

         - Additional recall of reserve funds by the Secretary was mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall.

         - The administrative cost allowance was replaced by two (2) new payments, a Student Loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed Student Loans.

         - The percentage of collections on defaulted Student Loans a federal guarantor is permitted to retain is reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender on the Student Loan.

         - Federal reinsurance provided to federal guarantors is reduced from 98% to 95% for Student Loans first disbursed on or after October 1, 1998.

         - The delinquency period required for a loan to be declared in default is increased from 180 days to 240 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

         - Interest rates charged to borrowers on Stafford Loans, and the yield for Stafford Loan holders established by the 1998 Amendments, were made permanent.

         - Federal Consolidation Loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill Rate plus 3.1% exceeds the borrower's interest rate, Special Allowance Payments are made to make up the difference.


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
         - The lender-paid offset fee on Federal Consolidation Loans of 1.05% is reduced to .62% for loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.

         - The Federal Consolidation Loan interest rate calculation was revised to reflect the rate for Federal Consolidation Loans, and will be effective for loans on which applications are received on or after February 1, 1999.

         - Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after such date outstanding loans under FFELP totaling more than $30,000, under these extended schedules the repayment period may extend up to 25 years subject to certain minimum repayment amounts.

         - The Secretary is authorized to enter into six (6) voluntary flexible agreements with federal guarantors under which various statutory and regulatory provisions can be waived.

         - Federal Consolidation Loan lending restrictions are revised to allow lenders who do not hold one of the borrower's Underlying Federal Loans to issue a Federal Consolidation Loan to a borrower whose Underlying Federal Loans are held by multiple holders.

         - Inducement restrictions were revised to permit federal guarantors and lenders to provide assistance to schools comparable to that provided to schools by the Secretary under the Federal Direct Student Loan Program.

         - The Secretary is now required to pay off Student Loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the Student Loan.

         - Discharge of FFELP and certain other Student Loans in bankruptcy is now limited to cases of undue hardship regardless of whether the Student Loan has been due for more than seven (7) years prior to the bankruptcy filing.

                             INCOME TAX CONSEQUENCES

         Set forth below is a general summary of the material federal and Pennsylvania state income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Thompson Hine & Flory LLP ("Federal Tax Counsel") has reviewed this summary with respect to federal income tax matters and is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to Noteholders and Certificateholders. Kirkpatrick & Lockhart LLP ("Pennsylvania Tax Counsel") has reviewed this summary with respect to Pennsylvania income and franchise tax matters and is


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of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the Pennsylvania income and franchise tax considerations that are likely to be material to Noteholders and Certificateholders. The summary is intended as an explanatory discussion of the possible effects of certain federal and Pennsylvania income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. In addition, any discussion regarding the Notes is limited to the federal and Pennsylvania income tax consequences of the initial Noteholders and not a purchaser in the secondary market. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

         With respect to federal tax matters, the following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel regarding certain federal income tax matters discussed below and an opinion of Pennsylvania Tax Counsel regarding certain Pennsylvania State income tax matters discussed below, which opinions will be filed with the Commission on a Form 8-K prior to the sale of the securities issued by such Trust. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES SPECIFIC TO SUCH PROSPECTIVE INVESTOR.


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                       FEDERAL TAX CONSEQUENCES FOR TRUSTS
                    FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with. There is, however, no specific authority with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes and the Certificates.

         Possible Alternative Treatment of the Trust. If, contrary to the opinion of Federal Tax Counsel, the Trust were taxable for federal income tax purposes as a corporation, the income from the Student Loans (reduced by deductions, possibly including interest on the Notes) would be subject to federal income tax at corporate rates, which could materially reduce or eliminate the cash that would otherwise be available to make payments on the Notes and the Certificates (and the Certificateholders could be liable for any such tax that is unpaid by the Trust).

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. Federal Tax Counsel will deliver an opinion to the Trust that the Notes will be classified as debt for federal income tax purposes. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         Original Issue Discount. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury Regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the stated redemption price at maturity of the Notes, generally the principal amount of the Notes, over their issue price) is less than a de minimis amount (i.e., 0.25% of their principal amount multiplied by the weighted number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

         Interest Income on the Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with the Noteholder's method of tax accounting. Based on the above assumptions, the Notes will not be considered issued with OID. However, because of limitations on the payment of interest on the Notes to the extent of the Trust's having insufficient Available Funds, the IRS may contend that the Notes should be treated as having been issued with OID. In such case, Noteholders (regardless of whether they otherwise use the cash or accrual method of accounting) would be required to include interest on the Notes in taxable income on a constant-yield accrual basis. However, until the IRS determines otherwise, the Trust intends to take the position that the Notes are not issued with OID.

         Under the OID Regulations, a holder of a Note that was issued with a de minimis amount of OID must include such OID generally in income, on a pro rata basis, as principal payments are made on the Note. Alternatively, a Noteholder may elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant-yield method. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such gain or loss would be long-term capital gain or loss if the Noteholder's holding period exceeded one year. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         Foreign Holders. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other person that is not a United States person as such term is defined in the Code and the Treasury Regulations thereunder (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, provided, that

         (a) the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person

         (b) the foreign person is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code, and

         (c) the foreign person provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8, new Form W-8BEN or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address.


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If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8, new Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that (x) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (y) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement on Form 4224 or new Form W-8ECI), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register in October 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. Generally, those persons currently required to file Form W-8 or Form 1001 (to claim tax treaty benefits) will be required to file new Form W-8BEN or W-8IMY (in the case of certain foreign intermediaries, partnerships and look-through entities), while those persons currently required to file Form 4224 will be required to file new Form W-8ECI. The New Withholding Regulations generally are effective for payments of interest due after December 31, 2000, subject to certain transition rules. PROSPECTIVE NOTEHOLDERS WHO ARE FOREIGN PERSONS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the related Trust will be required to withhold 31% of the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal


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income tax liability. As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules, and all Noteholders should consult their own tax advisors regarding the certifications, if any, that must be made in order to avoid backup withholding after such date.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, such class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership but it would not be taxable as a corporation because it would meet certain qualifying income tests.

         Nonetheless, even if the Trust were not taxable as a corporation, the treatment of Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders of such Notes. For example, income from certain classes of Notes to certain tax-exempt entities (including pension funds) might be "unrelated business taxable income," income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described above under "Federal Tax Consequences For Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Certificates" would generally apply to the holders of such Notes.

FASITs

         Sections 860H through 860L to the Code (the "FASIT Provisions") provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Many technical issues relating to the taxation of FASITs and the holders of FASIT interests are to be addressed in Treasury regulations yet to be issued. In general, the FASIT legislation enables trusts such as the Trust to elect to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. If a Trust is intended to qualify as a FASIT for federal income tax purposes, the Prospectus Supplement will so indicate and will describe the tax consequences of such election therein.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         The following discussion only applies to a Trust which issues one or more classes of Certificates and assumes that all payments on the Certificates are denominated in U.S. dollars, that a series of Securities includes a single class of Certificates and that the Certificates are sold to both the Seller and to persons other than the Seller. If these conditions are not satisfied with respect to any given series of Certificates, any additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.


                                       98
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CLASSIFICATION AS A PARTNERSHIP

         Treatment of the Trust as a Partnership. The Seller and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller both in its capacity as owner of Certificates and as recipient of distributions from the Reserve Account, if any), and the Notes being debt of the partnership. There is, however, no specific authority with respect to the proper characterization of the arrangement involving the Trust, the Certificateholders, the Noteholders, the Seller and the Master Servicer.

         Under the provisions of Subchapter K of the Code, a partnership is not considered a separate taxable entity. Instead, partnership income is taxed directly to the partners and each partner generally is viewed as owning a direct undivided interest in each partnership asset. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Student Loans (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related Trust Accounts and any gain upon collection or disposition of Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Student Loans.

         Guaranteed Payments. Under the Trust Agreement, payments on the Certificates at the Pass-Through Rate (including accruals on amounts previously due on the Certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the Certificateholders. The Trust will have a calendar year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar tax year are required to include the payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and the Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31st of the year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

         Allocation of Tax Items. The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury Regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that in


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addition to the guaranteed payments described above, the Certificateholders will be allocated the following tax items of the Trust for each Interest Period (as defined in the applicable Prospectus Supplement, an "Interest Period"):

         (a) any Trust income attributable to discount on the Student Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price;

         (b) any Trust expense attributable to the amortization by the Trust of premium on Student Loans that corresponds to any excess of the issue price of Certificates over their principal amount; and

         (c) all other amounts of income payable to the Certificateholders for such Interest Period.

All remaining taxable income of the Trust will be allocated to the Seller. Losses will generally be allocated in the manner in which they are borne. Based on the economic arrangement of the parties, this approach for allocating Trust tax items should be permissible under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire amount of interest accruing on the Certificates for an Interest Period, based on the Pass-Through Rate plus the other items described above, even though the Trust might not make (or have sufficient cash to make) current cash distributions of such amount. Thus, cash basis holders will, in effect, be required to report income from the Certificates on the accrual basis, and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         Additionally, all of the guaranteed payments and the taxable income allocated to a Certificateholder that is a tax-exempt entity may constitute "unrelated business taxable income," which, under the Code, is generally taxable to such a holder despite the holder's tax exempt status.

         An individual taxpayer's share of expenses of the Trust (including fees to the Master Servicer but not interest expenses) are miscellaneous itemized deductions which are deductible only to the extent they exceed two percent of the individual's adjusted gross income (and not at all for alternative minimum tax purposes). Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. These deductions may also be subject to reduction under Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds certain limits.


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
         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the Student Loans, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

         Computation of Income. Taxable income of the Trust will be computed at the Trust level and the portion allocated to the Certificateholders will be allocated to them pro rata. Consequently, the method of accounting for taxable income will be chosen by, and any elections (such as those described below with respect to the market discount rules) will be made by the Trust rather than the Certificateholders. The Trust intends, to the extent possible, to (x) have the taxable income of the Trust computed under the accrual method of accounting and
(y) adopt a calendar-year taxable year for computing the taxable income of the Trust. The tax year of the Trust, however, is generally determined by reference to the tax years of the Certificateholders. An owner of a Certificate is required to include its pro rata share of Trust income for a taxable year as determined by the Trust in such Certificateholder's gross income for its taxable year in which the taxable year of the Trust ends.

         Section 708 Termination. Under Section 708 of the Code, if 50% or more of the outstanding interests in the Trust are sold or exchanged within any 12-month period, the Trust will be deemed to terminate and then be reconstituted for federal income tax purposes. If a termination occurs, the Trust will be considered to contribute all of its assets and liabilities to the Trust, as a new partnership, for an interest in the new partnership; and immediately thereafter, the Trust, as the former partnership, will be considered to distribute interests in the new partnership to the Certificateholders in proportion to their respective interests in the former partnership in liquidation of the former partnership. If a sale of the Certificates terminates the Trust under Section 708 of the Code, a Certificateholder's basis in its ownership interest would not change. The Trust's taxable year would also terminate as a result of a constructive termination and, if the Certificateholder's taxable year is different from the Trust's, the termination could result in the "bunching" of more than 12 month's income or loss of the Trust in such Certificateholder's income tax return for the year in which the Trust was deemed to terminate. A liquidation of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule.

         The Trust will not comply with certain technical requirements that might apply if a constructive termination were to occur. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to a lack of data.

         Discount and Premium. To the extent that OID, if any, on the Student Loans exceeds a de minimis amount, the Trust would have OID income. As indicated above, a portion of such OID income may be allocated to the Certificateholders.

         Moreover, the purchase price paid by the Trust for the Student Loans may be greater or less than the remaining aggregate principal balances of the Student Loans at the time of purchase. If so, the Student Loans will have been acquired at a premium or discount, as the case may be.

(As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

         If the Trust acquires the Student Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Student Loans or to offset any such premium against interest income over the life of the Student Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any such gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in gross income) and decreased by any distributions received or losses allocated with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the Certificates and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Student Loans would generally be treated as ordinary income to the holder. Since the Trust will make an election to include market discount, if any, in income currently as it accrues over the life of the Student Loans, there may be little, if any, unrecognized accrued market discount at the time a Certificate is sold.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.

         The use of such a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between


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
transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

         Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and taxpayer identification number of such person,
(b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31st. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Seller will be designated as "tax matters partner" in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does


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
not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing such return for such year (determined without regard to extensions). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Accordingly, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on Form W-8, new Form W-8BEN, Form W-9 or the holder's certification of non-foreign status signed under penalty of perjury.

         As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. Under the New Withholding Regulations, generally, those persons currently required to file Form W-8 or Form 1001 (to claim tax treaty benefits) will be required to file new Form W-8BEN or W-8IMY (in the case of certain foreign intermediaries, partnerships and look-through entities), while those persons currently required to file Form 4224 will be required to file new Form W-8ECI. PROSPECTIVE CERTIFICATEHOLDERS WHO ARE FOREIGN PERSONS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

         Each foreign holder may be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. Each foreign holder will be subject to United States federal income tax and withholding tax at a rate of 30 percent on the holder's share of guaranteed payments, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust in excess of those that are withheld with respect to guaranteed payments, taking the position that those taxes were not due because the Trust was not engaged in a U.S. trade or business. EACH POTENTIAL FOREIGN CERTIFICATEHOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO WHETHER THE TAX CONSEQUENCES OF HOLDING A CERTIFICATE MAKE IT AN UNSUITABLE INVESTMENT.


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         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules and all Certificateholders should consult their own tax advisors regarding the certifications, if any, that must be made in order to avoid backup withholding after such date.

                FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL
                     CERTIFICATES ARE RETAINED BY THE SELLER


TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel will deliver its opinion that a Trust, which issues one or more classes of Notes to investors and all the Certificates of which are retained by the Seller, will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that no election will be made to treat the Trust as a corporation for federal income tax purposes. In such a case, the Seller and the Master Servicer will agree to treat the Trust as a division of the Seller for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income; consequently, the Trust will be disregarded as an entity separate from the Seller.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. As discussed above, Federal Tax Counsel will deliver an opinion to the Trust that the Notes will be classified as debt for federal income tax purposes. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Assuming such characterization of the Notes is correct, the federal income tax consequences to Noteholders described above under "Federal Tax Consequences For Trusts For Which a Partnership Election is Made--Tax Consequences to Holders of the Notes" would apply to the Noteholders.

                       PENNSYLVANIA STATE TAX CONSEQUENCES

PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH RESPECT TO THE NOTES

         If a majority of the Student Loans of a Trust are serviced by the Pennsylvania Higher Education Assistance Agency ("PHEAA"), it may be argued that the principal place of business of such Trust will be in the Commonwealth of Pennsylvania. There is no authority in Pennsylvania addressing the question of whether the Notes will be treated as debt or equity for Pennsylvania purposes. Furthermore, Pennsylvania does not necessarily adopt Federal income tax definitions in characterizing income for state tax purposes. Nonetheless, subject to the foregoing uncertainties, if a majority of the Student Loans of a Trust are serviced by PHEAA, Pennsylvania Tax Counsel


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will, prior to the issuance of the Notes and Certificates, deliver its opinion to the Trust that, assuming the Notes are treated as debt for Federal income tax purposes, the Notes will be treated as debt for Pennsylvania income tax purposes. Noteholders not otherwise subject to taxation in Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holder's ownership of Notes. However, for Pennsylvania resident Noteholders otherwise subject to Pennsylvania tax, the interest on the Notes will be included in Pennsylvania taxable income.

PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES

         Because state and local income and franchise tax laws vary greatly, it is impossible to predict the income and franchise tax consequences to the Certificateholders in all of the state and local taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own advisors with respect to state and local income and franchise taxes. However, Pennsylvania Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion that the Trust will not be subject to Pennsylvania corporate net income tax or capital stock franchise tax or any other Pennsylvania entity level income or franchise tax. There is no assurance, however, that this conclusion will not be challenged by the Pennsylvania taxing authorities or, if challenged, that the taxing authorities will not be successful. If the Trust were subject to an entity level tax in Pennsylvania, any such tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). Certificateholders not otherwise subject to taxation in Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holding ownership of Certificates. However, for Pennsylvania resident Certificateholders otherwise subject to Pennsylvania tax, the distributions on the Certificates will be included in Pennsylvania taxable income.

         THE FEDERAL AND PENNSYLVANIA TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL, PENNSYLVANIA OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets

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of such plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

THE NOTES

         Unless otherwise specified in the related Prospectus Supplement, the Notes of each series may be purchased by a Plan. The Trust, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Master Servicer, the Administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Note is acquired by a Plan with respect to which such persons are Parties in Interest unless such transactions are subject to one or more statutory or administrative exemptions, such as:

         - Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

         - PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

         - PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

         - PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

         - PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Accordingly, prior to making an investment in the Notes, investing Plans should determine whether the Trust, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Master Servicer, the Administrator, or any provider of credit support or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions.

         Any Plan fiduciary considering whether to invest in Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether such investment is permitted under the governing Plan instruments.

THE CERTIFICATES

         Unless otherwise specified in the Prospectus Supplement, the Certificates of each series may not be purchased by a Plan or by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). Such purchase of an equity interest in the Trust will result in the assets of the Trust being deemed assets of a Benefit Plan for the purposes of ERISA and the Code and certain transactions involving the Trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

         By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

         If a given series of Certificates may be acquired by a Benefit Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, such exception will be discussed in the related Prospectus Supplement.

                                      * * *

         A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

         In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

         Each Prospectus Supplement will either (x) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (y) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

         Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

         If an underwriter creates a short position in the Securities in connection with the offering (i.e., if it sells more Securities than are set forth on the cover page of the related Prospectus Supplement), the underwriter may reduce that short position by purchasing Securities in the open market.

         An underwriter may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriter purchases Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

         Neither the Seller nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the Seller nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

         Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other such classes subject to either thereof.

         This Prospectus may be used by McDonald Investments Inc. ("McDonald Investments"), a wholly-owned subsidiary of KeyCorp and an affiliate of the Seller and the Master Servicer, or its successors, in connection with offers and sales related to market-making transactions in the Securities in which McDonald Investments acts as a principal. McDonald Investments may also act as agent in such transactions. McDonald Investments is a member of the New York Stock Exchange, Inc. McDonald Investments is not a bank or thrift, is an entity separate from the Seller and the Master Servicer, and is solely responsible for its own contractual obligations and commitments.

         The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                  LEGAL MATTERS

         Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Administrator by Forrest
F. Stanley, Esq., General Counsel and Assistant Secretary of the Seller, as counsel for the Seller, and by Thompson Hine & Flory LLP, Cleveland, Ohio. Certain federal income tax and other matters will be passed upon for the Trust by Thompson Hine & Flory LLP. Certain Pennsylvania state income tax matters will be passed upon for each Trust by Kirkpatrick & Lockhart LLP.

                            INDEX OF PRINCIPAL TERMS

                                                                            Page


10 percent shareholder..................................................     96
1992 Amendments.........................................................     20
1993 Act................................................................     42
1998 Amendments.........................................................     20
1998 Reauthorization Bill...............................................     92
91-day Treasury Bill Rate...............................................     24
AACSB...................................................................     33
Additional Fundings.....................................................     18
Administration Agreement................................................     85
Administration Fee......................................................     86
Administrator...........................................................     15
Administrator Default...................................................     80
Applicable Trustee......................................................     62
Auction Date............................................................     85
Auction Purchase Amount.................................................     85
Available Funds.........................................................     89
Bankruptcy Code.........................................................     91
Bar Exam Loan...........................................................     33
Base Rate...............................................................     61
Benefit Plan............................................................    108
bunching................................................................    101
Calculation Agent.......................................................     61
Cede....................................................................     51
Cedel...................................................................     61
Cedel Participants......................................................     64
Certificate Balance.....................................................     50
Certificate Pool Factor.................................................     50
Certificateholder.......................................................     62
Certificates............................................................     59
Closing Date............................................................     69
Code....................................................................     94
Collection Account......................................................     70
Collection Period.......................................................     69
Commission..............................................................     13
Consolidation Loans.....................................................     39
controlled foreign corporation..........................................     96
Cooperative.............................................................     64
Cutoff Date.............................................................     14
Deferral Period.........................................................     25
Definitive Certificates.................................................     66
Definitive Notes........................................................     66

Definitive Securities...................................................     66
Department..............................................................     15
Depositories............................................................     62
Depository..............................................................     50
Depository Services.....................................................     63
Distribution Date.......................................................     51
DTC.....................................................................     50
effectively connected earnings and profits..............................     97
Eligible Deposit Account................................................     71
Eligible Institution....................................................     71
Eligible Investments....................................................     71
Eligible Lender Trustee.................................................     14
Eligible Students.......................................................     22
ERISA...................................................................    106
Escrow Account..........................................................     70
Euroclear...............................................................     61
Euroclear Operator......................................................     64
Euroclear Participants..................................................     64
Event of Default........................................................     53
Exchange Act............................................................     13
FASIT...................................................................     98
FDIA....................................................................     88
FDIC....................................................................     71
Federal Assistance......................................................     21
Federal Consolidation Loan..............................................     29
Federal Consolidation Loan Program......................................     20
Federal Consolidation Loan Rebate.......................................     31
Federal Direct Consolidation Loan.......................................     30
Federal Direct Consolidation Loan Program...............................     30
Federal Direct Student Loan Program.....................................     43
Federal Graduate Programs...............................................     32
Federal Guarantee Agreements............................................     20
Federal Guarantee Payments..............................................     20
Federal Guarantors......................................................     20
Federal Loans...........................................................     19
Federal Origination Fee.................................................     31
Federal Programs........................................................     20
Federal Tax Counsel.....................................................     94
Fee Advance.............................................................     38
FFELP...................................................................     24
FIRREA..................................................................     88
Fixed Rate Securities...................................................     60
Floating Rate Securities................................................     60
Forbearance Period......................................................     25
foreign person..........................................................     96

Funding Period..........................................................     18
Grace Period............................................................     25
Graduate Loans..........................................................     19
Great Lakes.............................................................     34
Guarantee Agreements....................................................     20
Guarantee Payments......................................................     20
Guarantors..............................................................     20
Higher Education Act....................................................     20
Indenture...............................................................     50
Indenture Trustee.......................................................     50
Indirect Participants...................................................     62
Industry................................................................     63
in-house asset manager..................................................    107
Initial Pool Balance....................................................     84
Interest Index Carryover................................................     54
Interest Period.........................................................    100
Interest Rate...........................................................     51
Interest Reset Period...................................................     61
Interest Subsidy Payments...............................................     21
Investment Earnings.....................................................     71
IRS.....................................................................     94
KBUSA...................................................................     15
Key Alternative Loan....................................................     34
KeyCorp.................................................................     16
Keys2Repay Program......................................................     37
LIBOR...................................................................     61
Master Servicer.........................................................     15
Master Servicer Default.................................................     80
Master Servicing Fee....................................................     74
Minimum Purchase Amount.................................................     85
Monthly Servicing Payment Date..........................................     73
Negative Carry Account..................................................     70
New Withholding Regulations.............................................     97
Note Pool Factor........................................................     50
Noteholder..............................................................     62
Notes...................................................................     50
OID.....................................................................     95
OID Regulations.........................................................     95
Participants............................................................     51
Parties in Interest.....................................................    107
Pass-Through Rate.......................................................     60
Pennsylvania Tax Counsel................................................     94
PHEAA...................................................................    105
Plans...................................................................    106
PLUS Loan...............................................................     42

PLUS Loan Program.......................................................     20
PLUS Loans..............................................................     28
Pool Balance............................................................     50
Pool Factor.............................................................     50
portfolio interest......................................................     96
Post-Graduate Loans.....................................................     19
Pre-Funded Amount.......................................................     78
Pre-Funding Account.....................................................     70
Private Consolidation Fee Advance.......................................     40
Private Consolidation Loan..............................................     39
Private Consolidation Loan Program......................................     39
Private Graduate Loans..................................................     33
Private Guarantee Agreements............................................     20
Private Guarantee Payments..............................................     20
Private Guaranteed Loans................................................     20
Private Guarantors......................................................     20
Private Loan Repayment Commencement Date................................     37
Private Loans...........................................................     34
Private Undergraduate Loans.............................................     33
Private Unguaranteed Loans..............................................     20
Programs................................................................     19
Prospectus..............................................................     50
Prospectus Supplement...................................................     50
PTCE....................................................................    107
Purchase Amount.........................................................     69
qualified professional asset manager....................................    108
Rating Agency...........................................................     57
Record Date.............................................................     67
Registration Statement..................................................     13
Related Documents.......................................................     57
related person..........................................................     96
Reserve Account.........................................................     70
Residency Loan..........................................................     33
Revolving Period........................................................     18
Rules...................................................................     63
Sale and Servicing Agreement............................................     68
Secretary...............................................................     90
Securities..............................................................     59
Securityholders.........................................................     62
Seller..................................................................     15
Seller Insolvency Event.................................................     83
SLS Loan Program........................................................     20
SLS Loans...............................................................     27
Special Allowance Payments..............................................     21
Specified Reserve Account Balance.......................................     52

Spread..................................................................     61
Spread Multiplier.......................................................     61
Stafford Loan Program...................................................     20
Stafford Loans..........................................................     21
Student Loans...........................................................     14
Sub-Servicers...........................................................     17
Sub-Servicing Agreement.................................................     17
Systems.................................................................     63
tax matters partner.....................................................    104
Terms and Conditions....................................................     65
Transfer and Servicing Agreements.......................................     68
Trust...................................................................     13
Trust Accounts..........................................................     70
Trust Agreement.........................................................     13
UCC.....................................................................     87
Undergraduate Loans.....................................................     19
Underlying Federal Loan.................................................     29
Underlying Private Graduate Loans.......................................     39
Underwriting Agreements.................................................    109
unrelated business taxable income.......................................     98
Unsubsidized Stafford Loan Program......................................     41
Unsubsidized Stafford Loans.............................................     21
YEAR 2000...............................................................     16
Year 2000 problems......................................................     63

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                       KEYCORP STUDENT LOAN TRUST 1999-B

                                  $280,000,000
                            CLASS A-1 FLOATING RATE
                               ASSET-BACKED NOTES

                                  $625,000,000
                            CLASS A-2 FLOATING RATE
                               ASSET-BACKED NOTES

                                  $30,000,000
                             CLASS M FLOATING RATE
                               ASSET-BACKED NOTES

                                  $65,000,000
                                 FLOATING RATE
                           ASSET-BACKED CERTIFICATES

                       KEY BANK USA, NATIONAL ASSOCIATION
                           SELLER AND MASTER SERVICER

                     -------------------------------------
                             PROSPECTUS SUPPLEMENT
                               SEPTEMBER 30, 1999

                        -------------------------------

                           CREDIT SUISSE FIRST BOSTON

                              MCDONALD INVESTMENTS
                               A KEYCORP COMPANY

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